Exhibit 99.4

                  Appraisal Report of RP Financial, LC.

                           CONVERSION APPRAISAL REPORT
                             RIVERVIEW BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR
                           RIVERVIEW SAVINGS BANK, FSB
                                CAMAS, WASHINGTON

                               STOCK PRICES AS OF:
                                  JUNE 6, 1997







                                  PREPARED BY:

                                RP FINANCIAL, LC.
                             1700 NORTH MOORE STREET
                                   SUITE 2210
                            ARLINGTON, VIRGINIA 22209

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants

                                                                   June 6, 1997



Boards of Directors
Riverview, M.H.C
Riverview Savings Bank, FSB
700 NE 4th Avenue
Camas, Washington  98607

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal of the estimated pro forma market value of the common stock which is to be issued by Riverview Bancorp, Inc., Camas, Washington ("Riverview Bancorp" or the "Holding Company"), in connection with the mutual-to-stock conversion of Riverview, M.H.C. (the "Mutual Holding Company"). The Mutual Holding Company currently has a majority ownership interest in, and its principal asset consists of, the common stock of Riverview Savings Bank, FSB, Camas, Washington ("Riverview" or the "Bank"). It is our understanding that the Holding Company will offer its stock in a Subscription and Community offering to the Bank's Eligible Account Holders, to the Bank's employee stock ownership plan ("ESOP"), to Supplemental Eligible Account Holders of the Bank, to Other Members of the Bank, to Public Stockholders, and to the community (the "Subscription and Community Offerings").

     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994, and applicable regulatory interpretations thereof.

Description of Reorganization

     On May 21, 1997, the Board of Directors of the Bank and the Mutual Holding Company adopted the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") pursuant to which the Mutual Holding Company will convert from a federally chartered mutual holding company to a Washington chartered stock corporation. In the reorganization process, to become effective concurrent with the completion of the stock sale, which is targeted for the third calendar quarter of 1997: (1) the Mutual Holding Company will convert to an interim federal stock savings bank ("Interim A") and simultaneously merge with and into the Bank, pursuant to which the Mutual Holding Company will cease to exist and the outstanding shares of Savings Bank Common Stock held by the Mutual Holding Company will be cancelled (52.87 percent of the outstanding Savings Bank Common Stock as of the date hereof), and (ii) an interim federal stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of the Holding Company and will merge with and into the Bank, resulting in the Bank becoming a wholly-owned subsidiary of the Holding Company and the outstanding Public Savings Bank Shares (41.73 percent of the outstanding Savings Bank Common Stock as of the date hereof) will be converted into the Exchange Shares pursuant to the Exchange Ratio. The Exchange Ratio will result in the holders of the outstanding Public Savings Bank Shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percent of Savings Bank Common Stock owned by


Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

RP Financial, L.C.
Boards of Directors
June 6, 1997
Page 2


them in the aggregate immediately before consummation of the Conversion and Reorganization, before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) shares of Conversion Shares purchased by the Savings Bank's stockholders in the Conversion Offerings or in the ESOP thereafter.

RP Financial, LC.

     RP Financial, LC. ("RP Financial") is a financial consulting firm that specializes in financial valuations and analyses of business enterprises and securities. The background and experience of RP Financial are detailed in
Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank, the Mutual Holding Company, the Holding Company and other parties engaged by the Bank to assist in the stock issuance process.

Valuation Methodology

     In preparing our appraisal, we have reviewed the Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the OTS and the Holding Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted an analysis of the Bank and the Mutual Holding Company (hereinafter, collectively referred to as "the Bank"), that has included due diligence related discussions with the Bank's management. All conclusions and assumptions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Bank operates, and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of the stock offering on the Bank's operating characteristics and financial performance as they relate to the pro forma market value of the Bank. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with selected publicly-traded thrift institutions in the State of Washington, the western U.S. and U.S. as a whole. We have reviewed conditions in the securities markets in general and for thrift stocks in particular, including the market for existing thrift issues, the market for initial public offerings and second step conversion offerings by thrifts and the market for the Public Savings Bank Shares.

     Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the individual assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of the Bank.

     Our appraised value is predicated on a continuation of the current operating environment for the Bank and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Bank's value alone. To the extent that such factors can be foreseen, they have been factored into our analysis.

RP Financial, L.C.
Boards of Directors
June 6, 1997
Page 3

     Pro forma market value is defined as the price at which the Holding Company's shares would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

         It is our opinion that, as of June 6, 1997, the aggregate pro forma market value of the Bank and the Mutual Holding Company, inclusive of the sale of an approximate 58.27 percent ownership interest in the Subscription and Community Offerings, was $41,187,575 at the midpoint. Based on this valuation and the approximate 58.27 percent ownership interest being sold in the Subscription and Community Offerings, the midpoint of the Holding Company's stock offering was $24,000,000, equal to 2,400,000 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum of $20,400,000 and a maximum of $27,600,000. Based on the $10.00 per share offering price, this range equates to an offering of 2,040,000 shares at the minimum to 2,760,000 shares at the maximum. The Holding Company's offering also includes a provision for a super range, which if exercised, would result in an offering size of $31,740,000, equal to 3,174,000 shares at the $10.00 per share offering price.

Exchange Ratio for Public Shares

         OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Bank's common stock for common stock of the Holding Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Bank represented by the Public Savings Bank Shares, which is an approximate 41.73 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community Offerings. Based upon this formula, and the valuation conclusion and offering range concluded herein, the Exchange Ratio would be
1.4488 shares, 1.7044 shares, 1.9601 shares and 2.2541 shares of Riverview Bancorp stock issued for each Public Savings Bank Share, at the minimum, midpoint, maximum and super range of the offering, respectively.

Limiting Factors and Considerations

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the initial offering will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value. The appraisal reflects only a valuation range as of this date for the pro forma market value of the Bank immediately upon issuance of the stock.

         RP Financial's valuation was determined based on the financial condition, operations and shares outstanding as of March 31, 1997, the date of the financial data included in the Prospectus. The proposed Exchange Ratio and the exchange of Public Shares for newly issued Holding Company shares was determined by the Boards of Directors of the Mutual Holding Company and the Bank. RP Financial expresses no opinion on the proposed Exchange Ratio and the exchange of Public Savings Bank Shares for newly issued Holding Company shares.

RP Financial, L.C.
Boards of Directors
June 6, 1997
Page 4


     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions. The valuation will be updated should market conditions or changes in Riverview's operating results warrant.

     The valuation will also be updated at the completion of the Holding Company's stock offering. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, current conditions in the equity markets for thrift shares, both existing issues and new issues, and the market for the Public Savings Bank Shares. Also, these updates will consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment (including changes in the appraisal guidelines), the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                        Respectfully submitted,

                                        RP FINANCIAL, LC.


                                        /s/ William E. Pommerening
                                        William E. Pommerening
                                        Chief Executive Officer



                                        /s/ James P. Hennessey
                                        James P. Hennessey
                                        Senior Vice President

RP FINANCIAL, LC.
                                TABLE OF CONTENTS
                             RIVERVIEW BANCORP, INC.
                      RIVERVIEW SAVINGS BANK, FSB OF CAMAS


                                                                      PAGE
     DESCRIPTION                                                     NUMBER


CHAPTER ONE        OVERVIEW AND FINANCIAL ANALYSIS

     Introduction                                                      1.1
     Plan of Conversion and Holding Company Reorganization             1.1
     Strategic Discussion                                              1.3
     Balance Sheet Trends                                              1.5
     Income and Expense Trends                                         1.8
     Interest Rate Risk Management                                     1.11
     Lending Activities and Strategy                                   1.12
     Asset Quality                                                     1.15
     Funding Composition and Strategy                                  1.16
     Subsidiary                                                        1.17
     Legal Proceedings                                                 1.17



CHAPTER TWO                     MARKET AREA

     Introduction                                                      2.1
     Market Area Demographics                                          2.2
     Economy                                                           2.3
     Residential Real Estate Market                                    2.4
     Unemployment                                                      2.5
     Competition                                                       2.6



CHAPTER THREE                   PEER GROUP ANALYSIS

     Selection of Peer Group                                           3.1
     Financial Condition                                               3.4
     Income and Expense Components                                     3.7
     Loan Composition                                                  3.10
     Credit Risk                                                       3.12
     Interest Rate Risk                                                3.12
     Summary                                                           3.15

RP Financial, LC.

                                TABLE OF CONTENTS
                             RIVERVIEW BANCORP, INC.
                      RIVERVIEW SAVINGS BANK, FSB OF CAMAS
                                   (CONTINUED)


                                                                      PAGE
     DESCRIPTION                                                     NUMBER

CHAPTER FOUR                    VALUATION ANALYSIS

     Introduction                                                      4.1
     Appraisal Guidelines                                              4.1
     Valuation Analysis                                                4.2
         1.   Financial Condition                                      4.2
         2.   Profitability, Growth and Viability of Earnings          4.3
         3.   Asset Growth                                             4.4
         4.   Primary Market Area                                      4.4
         5.   Dividends                                                4.5
         6.   Liquidity of the Shares                                  4.7
         7.   Marketing of the Issue                                   4.7
                  A.   The Public Market                               4.7
                  B.   The New Issue Market                            4.11
                  C.   The Acquisition Market                          4.12
                  D.   Acquisition Market                              4.17
                  E.   Market for Riverview Stock                      4.17
         8.   Management                                               4.18
         9.   Effect of Government Regulation and Regulatory Reform    4.18
     Summary of Adjustments                                            4.18
     Valuation Approaches                                              4.19
         1.   Price-to-Book ("P/B")                                    4.20
         2.   Price-to-Earnings ("P/E")                                4.21
         3.   Price-to-Assets ("P/A")                                  4.21
     Valuation Conclusion                                              4.22
     Establishment of Exchange Ratio                                   4.22

RP FINANCIAL, LC.

                                 LIST OF TABLES
                      RIVERVIEW SAVINGS BANK OF WASHINGTON
                                CAMAS, WASHINGTON


TABLE
NUMBER           DESCRIPTION                                               PAGE


 1.1    Historical Balance Sheets                                          1.6
 1.2    Historical Income Statements                                       1.9


 2.1    Major Employers in the Camas/Washington Area                       2.4
 2.2    Clark County Single Family Residence                               2.5
 2.3    Market Area Unemployment Trends                                    2.6
 2.4    Deposit Summary                                                    2.7


 3.1    Peer Group of Publicly-Traded Thrifts                              3.3
 3.2    Balance Sheet Composition and Growth Rates                         3.5
 3.3    Income as a Percent of Average Assets and Yields, Costs, Spreads   3.8
 3.4    Loan Portfolio Composition Comparative Analysis                    3.11
 3.5    Credit Risk Measures and Related Information                       3.13
 3.6    Interest Rate Risk Comparative Analysis                            3.14


 4.1    Market Area Unemployment Rates                                     4.5
 4.2    Conversion Pricing Characteristics                                 4.13
 4.3    Market Pricing Comparatives                                        4.14
 4.4    Completed Second Step Conversion                                   4.15
 4.5    Inplied Pricing Ratios Full Conversion Basis                       4.16
 4.6    Public Market Pricing                                              4.23
 4.7    Calculation of Exchange Ratio                                      4.24

RP FINANCIAL, LC.
PAGE 1.1

                       I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

         Riverview Savings Bank, F.S.B. ("Riverview" or the "Bank") is a federally chartered stock savings bank headquartered in Camas, Washington. Camas is located in Clark County, which is situated on the Columbia River in southwest Washington at the head of the navigable portion of the Columbia River, approximately 70 miles from the Pacific Ocean. Clark County is located within the Portland metropolitan area, situated on the opposite bank of the Columbia River from Portland, and Clark County is benefitting from the significant growth in the greater Portland metropolitan area.

         Riverview was organized in 1923 and has a long history of service to its primary market. Currently, Riverview is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund ("SAIF"). The Bank's primary federal regulator is the Office of Thrift Supervision ("OTS"). At March 31, 1997, Riverview had total assets of $224.4 million, total deposits of $169.4 million, and stockholders' equity of $25.0 million equal to 11.2 percent of total assets. For the fiscal year ended March 31, 1997, the Bank reported net income of $2.0 million for a return of
0.92 percent of average assets.

         On October 22, 1993, the Bank completed a reorganization from a mutual savings bank to a stock savings bank through the formation of a federal mutual holding company. Pursuant to the reorganization, Riverview transferred substantially all of its assets and liabilities to a newly-formed stock bank in exchange for 1,007,400 shares of stock issued to Riverview, M.H.C. (the "Mutual Holding Company"). Simultaneously, the Bank sold 690,000 shares of stock to the public in a subscription and community offering. As of March 31, 1997, after taking into account stock dividends and the exercise of options, there were 2,416,301 total shares of the Bank common stock issued and outstanding, of which 1,407,891 shares, or 58.27 percent, are owned by the Mutual Holding Company and 1,008,410 shares, or 41.73 percent, are owned by the public. Since the mutual holding company reorganization, Riverview has declared a five percent stock dividend (fiscal 1994) and three ten percent stock dividends (fiscal years 1995 through 1997), all of which have been paid to both the Mutual Holding Company and the public shareholders. In addition, Riverview has periodically declared and paid cash dividends, which have been waived by the Mutual Holding Company.

RP FINANCIAL, LC.
PAGE 1.2


Plan of Conversion and Holding Company Reorganization

         On May 21, 1997, the Board of Directors of the Bank and the Mutual Holding Company adopted the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") pursuant to which the Mutual Holding Company will convert from a federally chartered mutual holding company to a Washington chartered stock corporation. In the reorganization process, to become effective concurrent with the completion of the stock sale, which is targeted for the third calendar quarter of 1997: (1) the Mutual Holding Company will convert to an interim federal stock savings bank ("Interim A") and simultaneously merge with and into the Bank, pursuant to which the Mutual Holding Company will cease to exist and the outstanding shares of Savings Bank Common Stock held by the Mutual Holding Company will be cancelled (52.87 percent of the outstanding Savings Bank Common Stock as of the date hereof), and (ii) an interim federal stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of the Holding Company and will merge with and into the Bank, resulting in the Bank becoming a wholly-owned subsidiary of the Holding Company and the outstanding Public Savings Bank Shares (41.73 percent of the outstanding Savings Bank Common Stock as of the date hereof) will be converted into the Exchange Shares pursuant to the Exchange Ratio. The Exchange Ratio will result in the holders of the outstanding Public Savings Bank Shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percent of Savings Bank Common Stock owned by them in the aggregate immediately before consummation of the Conversion and Reorganization, before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) shares of Conversion Shares purchased by the Savings Bank's stockholders in the Conversion Offerings or in the ESOP thereafter. Other than shares of the Bank, the only material asset of the Mutual Holding Company is approximately $94,292 of cash that will be merged with the Bank's assets upon completion of the reorganization.

         Going forward, Riverview Bancorp will own 100 percent of the Bank's stock, and the Bank will be Riverview Bancorp's sole subsidiary. Up to 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for Riverview Bancorp other than the ownership of the Bank, a loan to the employee stock ownership plan ("ESOP"), the payment of quarterly dividends to shareholders, and investment of the cash retained at the Holding Company in investment securities and mortgage-backed securities ("MBS") consistent with the Bank's current investment practices and procedures. In the future, Riverview Bancorp may repurchase shares, diversify its business possibly through existing or newly-formed subsidiaries, through acquisitions or mergers of other insured financial institutions as well as other related companies. There are currently no arrangements, understandings or agreements regarding any such acquisitions or mergers.

RP FINANCIAL, LC.
PAGE 1.3

Strategic Discussion

         Riverview has historically pursued a residential lending strategy typical of a thrift institution. To this day, the Bank retains its traditional thrift balance sheet, with assets dominated by residential loans and liabilities comprised primarily of retail deposits. In addition to the residential portfolio lending activity typical of most thrifts, however, the Bank has pursued several strategies designed to take advantage of the strong growth in the Clark County market. For example, the Bank has successfully implemented an aggressive construction lending program (construction loans comprised 53 percent of total lending volume in fiscal 1997) including both speculative and construction-permanent lending. The Bank has also successfully implemented a brokered loan program, with three loan brokers working out of Bank facilities to originate loans for third party lenders. And, the Bank has successfully accessed the growth in its primary market area to increase its retail deposit base with core deposits. The construction lending strategy has supported asset yields. The brokered loan program has generated non-interest fee income. And the deposit growth has leveraged capital and stabilized funding costs.

         More recently, the Bank has adopted strategies designed to further its objectives of becoming a community bank. Such strategies have included diversifying the loan portfolio with increased consumer lending, primarily home equity loans, increased multi-family and commercial real estate lending, and beginning to originate commercial business loans. On the liability side, the Bank has successfully sought to increase non-interest demand deposits. The Bank continues to pursue deposit growth in its local markets, with an emphasis on retail core deposits and, wherever possible, demand deposits of the retail and commercial variety.

         Following the mutual holding company reorganization in 1993, the Bank embarked on a growth and expansion strategy with the objectives of building the franchise and leveraging capital. For example, in May 1994, Riverview acquired branch offices and $42 million of customer deposits in Longview and Hazel Dell, Washington, from the RTC. This transaction resulted in significant balance sheet growth and the creation of a $3.2 million core deposit intangible ("CDI") which is being amortized over a period of approximately 10 years. The Bank also opened a branch in the Orchards area of Vancouver, Washington in December 1994 and relocated to a new full-service office in Battle Ground. During the time period, Riverview also expanded its loan portfolio considerably and in particular, its residential construction loan portfolio.

         Riverview has achieved significant progress in implementing its business plan to date as core earnings are strong, the Bank's capital levels have increased over the last several years, and the Bank has achieved significant growth. The future business plan of the Bank is largely a continuation of the current lending and deposit strategies, with the additional capital raised in the second step conversion being utilized to fund further

RP FINANCIAL, LC.
PAGE 1.4


growth and investment in fast growing Clark County and to be positioned well to take advantage of anticipated future growth in Cowlitz County.

         Riverview's Board of Directors has determined that a full conversion to stock form is an attractive business strategy at this time for several reasons. First, it will provide the capital necessary to improve the overall competitive position of the Bank in its market area, as the additional capital will enhance the Bank's flexibility with regard to rates and services. Second, the conversion will provide the opportunity for expanded local stock ownership which could enhance the financial success of the Bank as local shareholders consolidate their banking business with Riverview and promote the Bank's products and services to other local residents, thereby contributing to growth in the Bank's loans, deposits, and earnings. Third, the conversion is expected to provide the Bank with greater flexibility to expand its franchise via internal growth, branch purchases and de novo branching. The additional capital will also provide additional capital for future acquisitions although there are presently no specific plans for such activities.

         The proceeds from the conversion are expected to be deployed as follows:

         o Holding Company. Approximately 50 percent of the net conversion proceeds will be retained by Riverview Bancorp. Such funds will be invested initially into short term liquidity investments consistent with the Bank's current portfolio composition, and a loan to the Bank's Employee Stock Ownership Plan ("ESOP") to fund stock purchases in the conversion. Going forward, the Holding Company funds will be utilized for various corporate purposes, including the payment of regular dividends and possibly special dividends, possible repurchase of common stock consistent with OTS limitations and time frames, and possible diversification through the purchase of other operating entities or financial institutions.

         o Riverview. The remaining 50 percent of the net proceeds of the conversion will be infused into the Bank in exchange for all of the Bank's newly issued stock. Proceeds infused into the Bank will initially be held in short-term cash and investments until the Bank is able to redeploy the funds into loans receivable or MBS pursuant to the underlying lending objectives of the Bank.

         On a pro forma basis, Riverview will be in an overcapitalized position. The Board of Directors has determined to pursue a strategy of controlled growth in the greater Portland metropolitan area in order to leverage capital and, over time, to diversify Riverview's product lines in conjunction with changing market demand. Asset growth is expected to be funded through internal deposit growth, branching and borrowings. The Board recognizes that asset growth is a long term strategy, however, and that the Bank will operate in the near term in an overcapitalized position.

RP FINANCIAL, LC.
PAGE 1.5




Balance Sheet Trends

         After the minority stock offering in 1994, Riverview embarked on a growth and expansion strategy which included internal growth, acquisition of branches from the RTC and de novo branching. The impact of this strategy is evidenced in the summary balance sheet data set forth in Table 1.1 which shows that Riverview's total assets increased from $117.0 million at the end of fiscal 1993 to $224.4 million at the end of fiscal 1997, which reflects a strong 17.7 percent annual increase. Riverview's capital ratio increased significantly from
8.4 percent of assets as of the end of fiscal 1993 to 14.0 percent as of the end of fiscal 1994, through the retention of earnings and the completion of the stock offering in conjunction with the formation of the mutual holding company. Riverview's reported and tangible capital ratios were reduced in fiscal 1995 with the acquisition of two RTC branches and approximately $42 million of deposit liabilities, which also resulted in the creation of approximately $3.2 million of core deposit intangible. Since fiscal 1995, Riverview's reported and tangible capital have increased significantly in dollar terms as a result of the Bank's strong earnings but only modestly as a percent of assets as a result of interim growth of assets. As of March 31, 1997, stockholders' equity equaled $25.0 million, or 11.2 percent of assets. Tangible equity equaled $22.7 million, equal to 10.1 percent of assets.

         Although Riverview has undertaken significant balance sheet growth since the end of fiscal 1993, the mixture of Riverview's interest-earning assets has remained generally unchanged. Loans receivable comprise the largest segment of interest-earning assets, totaling $151.8 million or 67.6 percent of total assets as of March 31, 1997. The balance of loans receivable reflects steady growth over the last five fiscal years, with compounded annual growth equal to
16.1 percent. The ratio of loans to assets has fluctuated, decreasing in fiscal 1995 following the acquisition of the two RTC branches and increasing thereafter as a result of the Bank's strong lending activity. Residential construction and permanent loans are the predominant loan types in the portfolio comprising approximately 62.5 percent and 32.3 percent of loans receivable, respectively. Management generally seeks to maximize the amount of assets deployed into higher yielding loans while maintaining adequate levels of liquidity so as to improve the Bank's asset yields and overall earnings.

         As a result of Riverview's strengthened capital position since 1994, the Bank has utilized MBS as a means to increase the level of interest-earning assets, as an avenue to deploy excess liquidity, and as an investment vehicle to leverage the balance sheet. MBS equaled $29.4 million, or 13.1 percent of assets as of March 31, 1997, which is comparable to the level of MBS reported as of the prior two fiscal year ends. At March 31, 1997, approximately $20 million of MBS were considered to be deployed in leverage transactions, with such securities funded by FHLB advances of comparable maturities. MBS consist primarily of straight agency pass-through securities and, to a lesser extent, CMOs collateralized by FHLMC/FNMA securities. The Bank views MBS as an adjunct to its loan portfolio, deploying funds into MBS when demand for whole loans is low or, at various times, in conjunction with leverage transactions. Due to interest rate risk considerations, the

                                    Table 1.1
                          Riverview Savings Bank, FSB
                            Historical Balance Sheets
                         (Amount and Percent of Assets)


                                                                       For the Fiscal Year Ended March 31,
                                            ----------------------------------------------------------------------------------------
                                                     1993                  1994                   1995                   1996
                                            --------------------- --------------------- ---------------------- ---------------------
                                              Amount       Pct       Amount       Pct       Amount       Pct      Amount    Pct
                                              ($000)       (%)       ($000)       (%)       ($000)       (%)      ($000)    (%)
Total Amount of:
Assets                                      $117,023      100.0%  $131,511       100.0%  $190,609       100.0% $209,506   100.0%
Loans Receivable (net)                        83,554       71.4%    90,860        69.1%   103,772        54.4%  128,169    61.2%
Mortgage-Backed Securities                    11,097        9.5%    17,196        13.1%    31,922        16.7%   30,379    14.5%
Cash and Interest Bearing Deposits             7,772        6.6%     7,363         5.6%     6,449         3.4%    5,585     2.7%
Investment Securities Held to Maturity        10,167        8.7%    12,294         9.3%    38,049        20.0%   31,356    15.0%
Investment Securities Available for Sale           0        0.0%         0         0.0%         0         0.0%    3,932     1.9%
Core Deposit Intangible                            0        0.0%         0         0.0%     2,983         1.6%    2,656     1.3%
Deposits                                     105,953       90.5%   106,478        81.0%   145,449        76.3%  158,159    75.5%
Borrowings                                         0        0.0%     5,000         3.8%    23,000        12.1%   26,050    12.4%
Stockholders' Equity                           9,803        8.4%    18,359        14.0%    20,533        10.8%   23,086    11.0%
Tangible Stockholders' Equity                  9,803        8.4%    18,359        14.0%    17,550         9.2%   20,430     9.8%

                                                                        Annual
                                                                        Growth
                                                             1997        Rate
                                              Amount          Pct         Pct
                                              ($000)          (%)         (%)
                                             ---------------------     -------
Assets                                       $224,384       100.0%      17.67%
Loans Receivable (net)                        151,774        67.6%      16.09%
Mortgage-Backed Securities                     29,392        13.1%      27.57%
Cash and Interest Bearing Deposits              6,951         3.1%      -2.75%
Investment Securities Held to Maturity         20,456         9.1%      19.10%
Investment Securities Available for Sale        3,899         1.7%      NA
Core Deposit Intangible                         2,329         1.0%      NA
Deposits                                      169,416        75.5%      12.45%
Borrowings                                     27,417        12.2%      NA
Stockholders' Equity                           25,025        11.2%      26.40%
Tangible Stockholders' Equity                  22,696        10.1%      23.35%

(1)   Ratios are as a percent of ending assets.

Source: Riverview's audited financial reports.  RP Financial calculations.

RP FINANCIAL, LC.
PAGE 1.7


substantial majority of Riverview's MBS carry either adjustable rates or are shorter term securities (five to seven year maturities) or, in the case of CMOs, have relatively short durations with limited extension risk. As of March 31, 1997, $3.0 million of MBS were classified as available for sale. In the future, Riverview anticipates continuing to invest in MBS for leveraging purposes or during periods of heavy cash flow or weak loan demand. Should MBS be utilized for leveraging purposes, management expects that such wholesale funding transactions will be undertaken in increments in the range of $3 million to $10 million.

         The balance of interest-earning assets have been invested in cash, interest-earning assets and investment securities which totaled $31.3 million, equal to 14.0 percent of total assets. As described above, the balance of cash and investments increased substantially following the RTC branch acquisition (the RTC transferred cash to the Bank along with the deposit liabilities). Cash and investments gradually declined subsequent to the branch purchase, as the Bank redeployed funds into MBS and whole loans in an orderly investment strategy. Riverview anticipates the level of cash and investments will initially increase following the completion of the second step conversion and stock offering and be gradually reduced as the Bank redeploys such funds into loans, which is its long-term use of proceeds. Riverview's investment policy is relatively conservative with investment securities limited to U.S. Treasury and agency issues with a maximum remaining maturity of ten years, though the Bank does not typically purchase securities with maturities greater than five years. The largest segment of the cash and investment portfolio is comprised of securities classified as "held to maturity", which equaled $20.5 million or 9.1 percent of total assets. New securities purchased are primarily held as "available for sale" securities.

         As of March 31, 1997, intangible assets consisted of the remaining unamortized CDI equal to $2.3 million, or 1.0 percent of total assets. The CDI was created in the acquisition of RTC branches in fiscal 1995, which was accounted for as a purchase. The original CDI balance of $3.2 million is being amortized into expense over approximately ten years on a straight-line basis.

         Over the last five years, Riverview has primarily relied on retail deposits raised through the branches, internal cash flows and retained earnings to fund operations. Deposit balances have realized relatively strong growth equal to 12.4 percent compounded annually with most growth attributable to the aforementioned RTC branch acquisition. In the future, the Bank will be seeking to continue to increase retail deposits by offering a competitive array of products and services, with the objective of growing the deposit base in conjunction with the overall growth in the greater Portland market.

         The utilization of borrowed funds, primarily consisting of FHLB advances, increased significantly in fiscal 1995 in conjunction with implementation of a leverage strategy entailing wholesale funding and investments. Since 1994, the outstanding balance of FHLB advances has increased from $5.0 million to $27.4

RP FINANCIAL, LC.
PAGE 1.8


million as of March 31, 1997. Riverview has utilized advances from the FHLB of Seattle primarily as a means of funding investments in MBS for the purpose of leveraging capital and enhancing earnings. Approximately $20 million of the advances are currently employed in such leverage transactions. Additionally, the Bank utilizes term advances as a means of lengthening the duration of liabilities and minimizing interest rate risk exposure.

Income and Expense Trends

         Riverview's earnings have been relatively strong over the last five fiscal years. As detailed in Table 1.2, Riverview's profitability has fluctuated from a high of $2.6 million, equal to 1.31 percent of average assets, in fiscal 1996 to a low of $2.1 million, equal to 0.93 percent of average assets, in fiscal 1997. Fiscal earnings in 1997 reflected the one time SAIF assessment incurred in September 1996. Core earnings (i.e., earnings adjusted for one-time non-recurring events such as the SAIF assessment) reflect a more favorable trend with core earnings increasing to $2.5 million, equal to 1.17 percent of average assets in the most recent fiscal year.

         Riverview's strong pre-conversion earnings may be largely attributed to its three prong lending strategy which focuses on (1) construction lending which provides high yielding, short-term assets; (2) ARM lending for portfolio which is done without deep teaser rates; and (3) mortgage broker operations where the Bank originates loans for others (generating fee income) and secondary market sales of in-house originations to generate fee income and build earnings from an off-balance sheet servicing portfolio. The foregoing operating strategies have been particularly successful for the Bank due to management's residential lending expertise. Additionally, the Bank's lending operations have been supported by strong population growth being realized in Riverview's primary market and Clark County in particular

         The impact of the Bank's operating strategy is evidenced in the summary statement of operations for the last five fiscal periods set forth in Table 1.2. Net interest income earned by Riverview reached a recent historical high in fiscal 1997, totaling $8.6 million or 3.94 percent of average assets. The Bank generates a favorable net interest margin, due both to strong asset yields and interest earnings and a comparatively low cost of funds (see Exhibit I-3 for detail regarding the Bank's yield-cost spreads).

         While net interest income has expanded rapidly in dollar terms, net interest income as a percent of average assets has declined relative to peak levels of 5.22 percent of average assets reported in fiscal 1994. The factors leading to the decline include the consummation of the branch acquisition in 1995, which led to an influx of low yielding cash, and more recently to competitive pressures which have squeezed asset yields. Additionally, Riverview's deposit costs have escalated owing to a general increase in market interest rate levels

                                    Table 1.2
                          Riverview Savings Bank, FSB
                           Historical Income Statement
                     (Amount and Percent of Average Assets)

                                                             For the Fiscal Year Ended March 31,
                                                   --------------------------------------------------------
                                                          1993                1994             1995
                                                   ---------------- ------------------ --------------------
                                                   Amount      Pct    Amount      Pct     Amount      Pct
                                                   ($000)      (%)    ($000)      (%)     ($000)      (%)

Interest Income                                  $ 10,230     8.81   $ 10,305    8.32   $ 13,232     7.63%
Interest Expense                                   (4,625)   -3.98%    (3,840)  -3.10%    (5,927)   -3.42%
                                                  --------   ------  --------  ------   ---------   ------
Net Interest Income                              $  5,605     4.83   $  6,465    5.22   $  7,305     4.21%
Provision for Loan Losses                            (187)   -0.16%      (200)  -0.16%         0     0.00%
                                                  --------   ------  --------  ------   ---------   ------
 Net Interest Income after Provisions            $  5,418     4.66   $  6,265    5.06   $  7,305     4.21%

Other Non-Interest Income                           1,185     1.02      1,064    0.86      1,139     0.66%
Operating Expense                                  (3,890)   -3.35%    (3,936)  -3.18%    (4,889)   -2.82%
                                                  --------   ------  --------  ------   ---------   ------
 Net Operating Income                            $  2,713     2.34   $  3,393    2.74   $  3,555     2.05%

Gain on Loans Held for Sale                      $    640     0.55   $    303    0.24   $     85     0.05%
Gain on Sale of REO                                     4     0.00         34    0.03          0     0.00%
Trading Activity Gains                                 47     0.04          5    0.00         26     0.01%
Gains on Sale of MBS and Other Sec. Held for Sale     327     0.28          0    0.00          0     0.00%
Special SAIF Assessment                                 0     0.00          0    0.00          0     0.00%
                                                  --------   ------  --------  ------   ---------   ------
   Gains and Net Non-Operating Income            $  1,018     0.88   $    342    0.28   $    111     0.06%

 Net Income Before Tax                           $  3,731     3.21   $  3,735    3.02   $  3,666     2.11%
 Income Taxes                                      (1,350)   -1.16%    (1,355)  -1.09%    (1,220)   -0.70%
                                                  --------   ------  --------  ------   ---------   ------
 Net Income (Loss) Before Extraordinary Items    $  2,381     2.05   $  2,380    1.92   $  2,446     1.41%
Extraordinary Items                                     0     0.00        170    0.14          0     0.00%
                                                  --------   ------  --------  ------   ---------   ------
 Net Income (Loss) After Extraordinary Items     $  2,381     2.05   $  2,550    2.06   $  2,446     1.41%

Estimated Core Net Income Calculations
 Net Income (Loss) Bef. Extra. Items             $  2,381     2.05   $  2,380    1.92   $  2,446     1.41%
Adjust. for Net Non-Oper. Income                   (1,018)   -0.88%      (342)  -0.28%      (111)   -0.06%
Taxes on Adjustments(2)                               346     0.33        116    0.10         38     0.02%
                                                  --------   ------  --------  ------   ---------   ------
Estimated Core Net Income                        $  1,750     1.51%   $  2,168    1.75%   $  2,377     1.37%



                                                                 --------------------------  ------------------------
                                                                           1996                      1997
                                                                 --------------------------  ------------------------
                                                                  Amount            Pct      Amount           Pct
                                                                  ($000)            (%)      ($000)           (%)

 Interest Income                                                 $15,996           8.02%   $17,476           8.01%
 Interest Expense                                                 (8,416)         -4.22%    (8,923)         -4.09%
                                                                 --------         ------   --------         ------
 Net Interest Income                                              $7,580           3.80%    $8,553           3.92%
 Net Interest Income                                                   0           0.00%      (180)         -0.08%
 Provision for Loan Losses                                      --------         ------   --------         ------
  Net Interest Income after Provisions                            $7,580           3.80%    $8,373           3.84%

 Other Non-Interest Income                                         1,624           0.81%     1,767           0.81%
 Operating Expense                                                (5,607)         -2.81%    (6,257)         -2.87%
                                                                  --------         ------   --------         ------
  Net Operating Income                                            $3,597           1.80%    $3,883           1.78%

Gain on Loans Held for Sale                                         $180           0.09%        69           0.03%
Gain on Sale of REO                                                    0           0.00%         0           0.00%
Trading Activity Gains                                                (5)         -0.00%         0           0.00%
Gains on Sale of MBS and Other Sec. Held for Sale                    216           0.11%        37           0.02%
Special SAIF Assessment                                                0           0.00%      (947)         -0.43%
                                                                 --------         ------   --------         ------
 Gains and Net Non-Operating Income                                 $391           0.20%     ($840)         -0.38%

 Net Income Before Tax                                            $3,988           2.00%    $3,043           1.39%
 Income Taxes                                                     (1,375)         -0.69%    (1,035)         -0.47%
                                                                 --------         ------   --------         ------
 Net Income (Loss) Before Extraordinary Items                     $2,613           1.31%    $2,008           0.92%
Extraordinary Items                                                    0           0.00%         0           0.00%
                                                                 --------         ------   --------         ------
 Net Income (Loss) After Extraordinary Items                      $2,613           1.31%    $2,008           0.92%

Estimated Core Net Income Calculations
 Net Income (Loss) Bef. Extra. Items                              $2,613           1.31%    $2,008           0.92%
Adjust. for Net Non-Oper. Income                                    (391)         -0.20%       840           0.38%
Taxes on Adjustments(2)                                              133           0.07%      (286)         -0.15%
                                                                 --------         ------   --------         ------
Estimated Core Net Income                                         $2,371           1.19%    $2,529           1.16%

(1) Ratios are as a percent of average assets.
(2) Assumes tax rate of 34 percent throughout periods shown.
Source: Riverview's prospectus and audited financial reports.
RP Financial calculations.

RP FINANCIAL, LC.
PAGE 1.10



since fiscal 1994 and due to competitive pressures. In the future, we anticipate that net interest income generated by Riverview may likely improve as the Bank reinvests the proceeds from the second step conversion offering.

         The Bank's diversified lending operations, including heavy construction loan origination volumes, mortgage broker operations, and loan servicing activities, provide Riverview with strong non-interest revenues. Non-interest income including fees on loan sales have exceeded 60 basis points on assets over the last five fiscal periods and for the twelve months ended March 31, 1997, non-interest income totaled $1.8 million or 0.81 percent of assets, which primarily consists of fees earned through the mortgage broker operations, various fees and service charges on deposits and various other products as well as fees earned on loans serviced for others. As of March 31, 1997, Riverview was servicing loans for others with a principal balance of $99 million. It is management's long term objective to continue to build the servicing portfolio in order to maintain its customer relationships and increase non-interest sensitive fee income.

         Similar to non-interest income discussed above, Riverview's operating expenses are inflated by its diversification into construction lending and mortgage banking activities, thereby offsetting their earnings benefits to an extent. For the twelve months ended March 31, 1997, operating expenses totaled $6.3 million, equal to 2.88 percent of average assets. In addition to the normal costs of maintaining traditional thrift operations (branch operations, financial reporting and portfolio lending), Riverview's operations also include the costs of the Bank's mortgage broker activity, secondary market operations (i,.e., marketing, originating, and selling loans), as well as servicing loans for others. Construction lending also entails significant expense as such lending is relatively labor intensive in relation to residential mortgage lending. No material increases to the Bank's expenses are anticipated by management in the future although Riverview may likely experience upward pressures on expense levels due to inflation and the cost of stock based benefit plans resulting from the second step conversion.

         Non-operating gains have significantly diminished over the last several years relative to the levels reported in fiscal 1993. The reduction is primarily the result of a decline in the level of mortgage banking activity and the related gains on the sale of loans. During fiscal 1997, Riverview also recorded a $0.9 million expense related the replenishment of the SAIF insurance fund. Only partially offsetting the loss were gains on the sale of mortgage loans equal to $69,000 and gains on the sale of MBS and securities held for sale equal to $37,000. One advantage of the recent BIF/SAIF legislation is the resulting reduction in Riverview's deposit insurance premium.

         Overall, Riverview's asset quality is relatively good and credit related losses have been low, particularly given the level of construction lending. As of March 31, 1997, the Bank maintained valuation allowances of

RP FINANCIAL, LC.
PAGE 1.11

$831,000, equal to 0.50 percent of net loans receivable and 372.6 percent of non-performing assets ("NPAs"). It is anticipated that valuation allowances will be established in future periods per the Bank's adopted general reserve policy, and management will continue to assess the adequacy of valuation allowances relative to the performance of its loan portfolio on an ongoing basis. The Bank's current policy is to accrue $45,000 per quarter in valuation allowances.

Interest Rate Risk Management

         Riverview's March 31, 1997 NPV analysis shows that the Bank's NPV would decline by approximately $5.6 million, or 17 percent, relative to base case levels (i.e., no change in market interest rates) pursuant to a 200 basis point instantaneous and permanent increase in interest rates, while the NPV would increase by $3.3 million, or 10 percent assuming a 200 basis point decrease in rates. Assuming a 400 basis point instantaneous and sustained increase in interest rates, the Bank's NPV is estimated to diminish by $11.8 million or 37 percent relative to base case levels.

         The foregoing NPV values indicates a liability sensitive position, notwithstanding management's efforts to match the repricing of assets and liabilities. The Bank's interest rate risk exposure has resulted primarily from the presence of fixed rate loans in the portfolio, some of which remaining from past lending practices and other which are the result of retaining shorter term fixed rate loans in portfolio (the Bank retains fixed rate loans with maturities of less than 15 years as portfolio loans). As of March 31, 1997, fixed rate loans comprised $69.6 million, equal to 94 percent of loans with maturities of one year or more carrying fixed rates (see Exhibit I-8). Riverview manages interest rate risk primarily from the asset side of the balance sheet, with the intent of maintaining a certain degree of interest rate risk that will provide for enhanced profitability during periods of low and declining interest rates. Strategies implemented by the Bank to support control of interest rate risk include limiting the maturities of the investment portfolio to five years or less, originating ARM loans for portfolio (and utilizing prepayment penalties on ARM loans to ensure they do not prepay), selling longer term fixed rate loans into the secondary market, avoiding completely the interest rate risk of 30 year fixed lending by offering mortgage broker services (i.e., 30 year fixed loans never hit the books of the Bank), diversifying into loans with relatively short terms to maturity such as construction loans and consumer loans, and maintaining a strong capital position. Riverview also maintains an off-balance sheet portfolio of loans serviced for others (principal balance of $99 million) which enhances non-interest fee income and which is a macro-hedge against the long term fixed rate financial assets on the Bank's balance sheet.

RP FINANCIAL, LC.
PAGE 1.12


Lending Activities and Strategy

         Riverview's lending strategy has been adapted to take advantage of the rapid growth in the Clark County market north of Portland. The lending strategy includes a focus on residential permanent and construction loans, with a secondary emphasis on land loans, consumer loans and commercial business loans consistent with the Bank's stated community bank strategy. The strategic focus of Riverview's lending strategy is evidenced in the Bank's loan portfolio composition (see Exhibits I-9 and I-10, loan composition and lending activity, respectively). As of March 31, 1997, permanent mortgage loans secured by 1-4 family properties totaled $94.8 million, or 57.2 percent of gross loans, and 1-4 family construction loans totaled $32.3 million, or 19.5 percent of gross loans. Together, 1-4 family construction and permanent loans comprised a dominant 76.7 percent of Riverview's total loan portfolio.

         Consistent with the Bank's community banking strategy, the Bank offers a wide array of products and services and has diversified its loan portfolio with consumer loans including home equity lines (8.6 percent of gross loans), commercial real estate loans (5.4 percent), land loans (4.8 percent), and multi-family loans (3.3 percent). In the future, Riverview will seek further diversification consistent with community bank operations, including efforts to originate and service small business lending and deposit relationships. Management's strategy will be to employ experienced commercial bankers that can assist the Bank in developing the plans and programs to profitably originate and service these relationships. Likewise, the Bank will be seeking to more fully develop its consumer lending ability. It is management's belief that the development of non-mortgage commercial and consumer lending will enhance the Bank's profitability and consistency of earnings.

         The Bank's residential lending efforts include a mortgage broker operation, where loans are originated for third party lenders, and an in-house lending operation in which the Bank originates both fixed rate and adjustable rate mortgages secured by 1-4 family properties. In the mortgage broker operation, Riverview currently employs three (3) commissioned loan brokers who originate fixed rate loans for third party lenders. Loans originated by the mortgage brokers are generally fixed rate, conforming loans originated to third party specifications. Broker loans are generally made at rates that would be unprofitable to Riverview, but are profitable to the third party lenders by virtue of their significant lending volume. These loans are originated by the brokers, but are underwritten and funded by the "end lender" and are never recorded on the Bank's financial statements. Riverview works with over 15 end lenders in this program. Loans originated through the mortgage broker operation are a source of non-interest income (i.e., loan fees) and non-interest expense (i.e., commissions for the brokers). During fiscal 1997, the brokers originated approximately $35 million of broker loans, generating approximately $188,000 of net fee income for Riverview.

         Although Riverview originates considerable loan volume through the brokers, Riverview's preference

RP FINANCIAL, LC.
PAGE 1.13


is to originate in-house loans where the Bank retains servicing (and the customer) and benefits from the interest yield or servicing income from the loans. Riverview's in-house residential lending includes fixed and adjustable rate loans. Fixed rate loans are originated generally in accordance with the guidelines of the various secondary market agencies. Riverview generally retains fixed rate loans with maturities of less than 15 years and balloon loans. Fixed rate loans with maturities of 15 years or over are generally sold into the secondary market on a servicing retained basis. Non-conforming fixed rate loans are retained in portfolio but are generally originated at a premium to the prevailing secondary market rate to compensate for the greater illiquidity of the loans and the additional interest rate risk incurred in holding such assets. The Bank offers a wide array of fixed rate loans, including loans with maturities ranging from 10 to 30 years and balloon loans (5/25 and 7/23 loans).

         Although not presently in great demand by borrowers, the Bank also stresses adjustable rate mortgage loans ("ARMs") whenever possible. Riverview's ARMs have annual repricing terms and are indexed to the one year Treasury Bill. In the past, the Bank offered ARMs indexed to the 11th District Cost of Funds Index, and the portfolio continues to retain some of these COFI indexed ARMs. The Bank originates ARMs under a variety of terms, including for owner-occupied loans, an adjustment margin of 2.75 percent and annual and lifetime adjustment caps of 2.00 percent and 5.00 percent, and for non-owner occupied loans, and adjustment margin of 3.75 percent and annual and lifetime caps of 2.00 percent and 6.00 percent. All ARMs are retained in portfolio. The Bank originates ARM loans with prepayment penalties to discourage prepayments within the first three years.

         Construction lending is a key aspect of Riverview's overall operating strategy and has enabled the Bank to more actively participate in the growth occurring in its market, shorten the average duration of assets, and has helped to support the Bank's yields albeit at the expense of accepting a somewhat higher level of credit risk. Approximately 90 percent of the Bank's construction lending is in Clark County. The Bank's preference is to make construction loans for pre-sold homes, but it also provides financing on "spec" houses as well (approximately [35 TO 40] percent of 1-4 family construction loans are "spec" loans). For pre-sold homes, the Bank makes either fixed rate or ARM construction loans at terms comparable to its permanent loan products with a few exceptions: loans are interest-only for the construction period; for fixed rate construction loans, the rate is set at an approximate 5/8 percent premium to the permanent fixed rate loan rate; and, non-owner occupied loans require a 75 percent loan to value ratio. The Bank has had good historical experience with the credit quality of its pre-sold construction loans.

         Spec construction loans are made to local builders approved by the Loan Committee. There are approximately 45 to 50 builders on the approved list at any point in time. Spec construction loans are generally fixed rate loans with rates of Prime plus either 1.5 or 2.0 percent at origination, made with a term of twelve

RP FINANCIAL, LC.
PAGE 1.14

months which may be extended in exchange for a fee. Riverview has taken a number of steps to minimize the risks inherent in construction lending. Spec loans are secured by individual houses (i.e., no line of credit loans). Funding of construction loan draws is carefully controlled, construction loan officers are carefully trained, and the Bank has a contract inspector responsible for all Clark and Cowlitz County construction loans. Additionally, construction lending is subject to the following limitations pursuant to the Bank's loan underwriting guidelines: (1) spec construction loans are limited to 75 percent of capital;
(2) total construction loans are limited to 30 percent of total assets. The risk in spec construction lending is further minimized by limiting the maximum exposure to any one builder to 5 houses. Riverview does not finance large tract developments but will finance small ($2 million or less) projects for lot development. In the past, the Bank has made a limited amount of multi-family and non-residential construction loans, but at present, is not actively engaged in such lending.

         In conjunction with its construction lending, the Bank has also made land loans, which totaled $7.9 million at March 31, 1997. Land loans are made to local developers with whom the Bank has established relationships for the purpose of developing residential subdivisions (i.e., installing roads, sewers, water and other utilities), as well as loans to individuals to build lots. At March 31, 1997, subdivision loans totaled $2.4 million and building lot loans totaled $5.5 million. Land loans are secured by a lien on the property and made with a variety of fixed and adjustable terms with maturities ranging up to 10 years and are made with maximum loan-to-value ratios of 60%. All of the Bank's land loans are secured by property in the primary market area, and the Bank seeks to obtain personal guarantees from the principals of its corporate borrowers.

         As part of its efforts to offer a broader line of products and services, Riverview offers home equity lines of credit. As of March 31, 1997, the balance of home equity lines of credit was $8.3 million, or 5.0 percent of gross loans receivable. The credit lines may be secured by first or second mortgages and have a floating rate tied to the three year U.S. Treasury rate, are adjustable quarterly, and are generally made with a 16 percent rate cap and also possess a rate floor. Home equity lines with an 80 percent LTV have a 2.0 percent adjustment margin and an 8.0 percent floor (lines with a 90 percent LTV have a 3.0 percent margin and a 9.0 percent floor). Home equity lines have a $75 annual fee.

         The balance of Riverview's loan portfolio is comprised of various types of multi-family and commercial real estate loans as well as consumer loans. Riverview's commercial real estate and multi-family loan portfolios are comprised of loans originated in-house and secured by properties in the primary market in southwest Washington state. At March 31, 1997, the balance of multi-family loans was $5.4 million (3.6 percent of gross loans) and commercial real estate loans was $9.0 million (5.4 percent of gross loans). Multi-family and commercial real estate lending is conducted on a case-by-case basis. The Bank has been a relatively active multi-family lender, mostly apartment buildings in Washougal and Clark County. Multi-family loans are

RP FINANCIAL, LC.
PAGE 1.15


generally in the range of $0.2 million to $0.4 million in principal balance, are generally made as one year ARMs, indexed to the one year Treasury rate plus a
3.75 percent adjustment margin, with 25 year amortization. The Bank underwrites such loans with a 75 percent LTV ratio and considers debt service coverage ratios in its credit decision. Commercial real estate loans are generally in the $0.3 million to $0.5 million principal balance range, generally originated with the same terms and underwriting as multi-family loans. Consistent with the broad product line appropriate for a community bank, Riverview's lending activity is expected to continue to include multi-family and commercial real estate lending.

         Non-mortgage loans consist primarily of consumer loans ($6.0 million at March 31, 1997) including automobile loans, loans on deposits and credit card loans, and secondarily of commercial business loans ($0.8 million at March 31, 1997). Riverview intends to continue to increase consumer loans in the future as the Bank continues to implement its community bank operating strategy. Commercial business loans also are targeted for growth as the Bank seeks to increase its community bank orientation.

         The Bank's historical loan origination, purchase and sale information is shown in Exhibit I-11. Residential mortgage lending, and specifically construction lending, predominates the Bank's loan originations. During fiscal 1997, Riverview originated $85.3 million of loans, of which permanent 1-4 family mortgage loans totaling $23.7 million and construction 1-4 family loans totaled $43.9 million. At maturity, a portion of the construction 1-4 family loans convert to permanent status but are not reflected in the above totals. Not shown in Exhibit I-11 are approximately $36 million of loans originated through the broker operation that never hit the books of Riverview. Since fiscal 1995, consistent with growth trends in the Clark County market, the Bank has originated generally increasing levels of residential loans (permanent and construction), home equity lines, land and non-residential loans, and consumer loans. Loan sales have diminished since peaking at $28.1 million in fiscal 1993 and equaled $6.6 million in fiscal 1997. Loan sales have diminished primarily because most conforming 30 year fixed rate loans (i.e., loans that the Bank would typically sell) are currently originated by the mortgage broker operation and do not appear on the Bank's books. The Bank's secondary market loan sales, along with selected purchases of loan servicing rights, have contributed to an off-balance sheet portfolio of loans serviced for others of approximately $99 million.

Asset Quality

         Riverview's asset quality reflects improvement since the early 1990s as a result of a strong local economy and the Bank's focus on lower risk residential lending activities. Specifically, as reflected in Exhibit I-12, the balance of NPAs in Riverview's portfolio has declined from $1.655 million or
1.41 percent of assets at the end of fiscal 1993 to $223,000 or 0.10 percent of assets as of March 31, 1997. As of March 31, 1997,

RP FINANCIAL, LC.
PAGE 1.16


Riverview's NPAs consisted of non-accrual loans with a principal balance of $88,000 and real estate owned with a net book value of $135,000. At that date, the Bank's loan loss reserves equaled $831,000 or 0.50 percent of the net loan portfolio and 372.65 percent of NPAs. These credit quality ratios, coupled with the strong local economy, reflect relatively good credit quality and low risk of credit losses at the Bank.

Funding Composition and Strategy

         Deposits have consistently been the Bank's primary source of funds, and as of March 31, 1997, totaled $169.4 million, which reflects 12.5 percent compounded annual growth since the end of fiscal 1993. As discussed previously, following the mutual holding company reorganization in 1993, Riverview embarked on a growth and expansion strategy with the objective of building the franchise and leveraging capital. Growth and entry into new markets has been facilitated by the acquisition of the Longview and Hazel Dell offices and the opening of a de novo branch office in Vancouver. Management believes that Riverview's deposit pricing places the Bank in the middle of the range of the local competition. Notwithstanding pricing deposits "at the market", Riverview has been successful in growing its deposit base as a result of economic and population growth in the local markets and attracting new customers as a result of consolidation in the local banking industry.

         As with most savings institutions, short-term CDs have been Riverview's primary source of deposits. As of March 31, 1997, the CD portfolio totaled $103.5 million, with $64.4 million or 62.2 percent of those CDs having remaining maturities of one year or less. Jumbo CDs, which tend to more rate sensitive than other types of CDs, amounted to $0.5 million or less than one percent of total CDs at March 31, 1997. The Bank does not utilize brokered CDs. Exhibits I-14 and I-15 provide further detail with respect to the Bank's deposit base.

         Lower costing savings and transaction accounts comprised the balance of Riverview's deposits, totaling $70.0 million or 38.9 percent of total deposits at March 31, 1997. Like most financial institutions, Riverview has cut rates paid on NOW and regular savings accounts, with those accounts paying nominal rates of 2.25 percent and 3.25 percent, respectively, at March 31, 1997. In comparison to the 38.9 percent ratio maintained at March 31, 1997, transaction and savings accounts comprised 47.3 percent of the Bank's total deposits at June 30, 1993. The increase in CDs is primarily attributable to two factors: (1) the acquisition of deposits at the Hazel Dell and Longview offices were primarily in CDs; and (2) a general rise in market interest rate levels since 1993 have caused deposits to shift into CDs to capture higher yields. In the future, the management of Riverview will be seeking to build the proportion of checking accounts including business checking accounts pursuant to the implementation of its retail bank strategy.

         Borrowed funds have become a more significant source of funds for the Bank over the last several fiscal years with the implementation of Riverview's leverage strategies in fiscal 1995. Borrowed funds,

RP FINANCIAL, LC.
PAGE 1.17


consisting primarily of FHLB advances equaled $27.4 million as of March 31, 1997. The Bank has attempted to match the repricing characteristics of its borrowings with those of the investments/MBS purchased. For this reason, a large component of the borrowed funds are short-term FHLB advances with 1 month floating rates tied to LIBOR (matching the monthly floating LIBOR securities purchased with the borrowings). The borrowings are primarily shorter-term advances. On a post-conversion basis, the Bank has indicated that it will consider use of additional borrowings in conjunction with its leverage strategy. The leverage strategy would be pursued in increments, with the repricing of borrowed funds matched with the repricing of assets.


Subsidiary

         Riverview currently has one wholly-owned subsidiary, Riverview Services, Inc., which had a net book value of $0.4 million as of March 31, 1997. The activities of Riverview Services, Inc., are twofold: (1) acting as trustee for deeds of trust on mortgage loans granted by the Bank and receives a reconveyance fee of $35 for each deed of trust; and (2) operating a courier service for the benefit of the Bank. The operations of Riverview Services are relatively small in relation to the Bank's equity and earnings.

Legal Proceedings

         Other than the routine legal proceedings that occur in the Bank's ordinary course of business, the Bank is not involved in litigation which is expected to have a material impact on the Bank's financial condition or operations.

RP FINANCIAL, LC.
PAGE 2.1

                                 II. MARKET AREA


         Riverview conducts operations out of its headquarters office in Camas, Washington. Camas is part of Clark County, which is located in the Columbia River Gorge in southwest Washington at the head of the navigable portion of the Columbia River, approximately 70 miles distant from the Pacific Ocean. Importantly, Camas and Clark County are located in the Portland metropolitan area and portions of Clark County are situated across the Columbia River from the City of Portland.

         In addition to its main office in Camas, the Bank operates a branch in Camas as well as three other offices in Clark County (Battle Ground, Hazel Dell, Vancouver and Washougal). The Bank has extended its market area eastward in areas along the Columbia River through branches located in Stevenson (Skamania County) as well as Goldendale and White Salmon (Klickitat County). Additionally, Riverview operates a branch office in Longview located north of Portland along the Columbia River.

         The market environment in Clark County is highly influenced by the trends prevailing within the Portland metropolitan area. Traditionally, the economy of Riverview's market has been dependent upon agriculture and natural resources including most importantly, timber and related manufactured products such as paper. Clark County's economy has become more diversified over the last several decades as electronics companies have found the Pacific Northwest an attractive area to operate -- Computer/electronics manufacturers such as Hewlett Packard, Wafertech and Sharp rank among the largest employers operating in Riverview's market. Outlying areas of the Bank's market including Skamania and Klickitat County have largely retained their rural character and continue to possess resource-based economies.

         While the Bank's four county market has experienced significant growth and development in recent years, Riverview's markets and Clark County in particular (i.e., Riverview's largest market) are substantially influenced by economic trends prevailing in the City of Portland and the surrounding metropolitan area. Importantly, given the proximity of Portland to Clark County, many of Clark County's residents commute to Portland daily. In this regard, the economic growth and development of Portland has supported both economic and demographic growth in Riverview's markets.

         Understanding the key characteristics and trends prevailing in Riverview's market is important to the valuation as they affect the relative risk level of an investment in the Bank's stock as well as its ability to generate future earnings and sustain earnings growth. Critical areas to be assessed included demographic statistics and the related growth trends, the nature and stability of the local economy including an analysis of major industries and/or employers and income and employment trends and the nature and intensity of the competitive environment. The focus of the analysis will be on the four counties where Riverview operates

RP FINANCIAL, LC.
PAGE 2.2


branch offices including Clark, Cowlitz, Klickitat and Skamania Counties, with particular emphasis on Clark County given the relatively large proportion of the Bank's overall business generated there (more than one-half of Riverview's total deposits are in the main office or the two Clark County branches).

Market Area Demographics

         The following section presents demographic details regarding Riverview's market area. Exhibit II-3 displays comparative demographic trends for all four counties where Riverview operates branch offices in addition to the Portland MSA. Data for the State of Washington and the United States has been provided for comparative purposes.

         Demographic data including that pertaining to total population and households provides evidence of several noteworthy trends. First, the population base of the Pacific Northwest region in general, including the State of Washington experienced relatively rapid growth through the 1980s, with compounded annual growth rates exceeding the national average by 81 percent. Relatively high growth rates for the region have resulted from a variety of factors including growth of trade with Japan and other Asian nations, a perceived attractive lifestyle, and a relatively moderate cost of living (particularly in comparison to California), among other factors.

         Such broad regional trends have influenced demographic trends in the Bank's market as well. Clark County, lying within the Portland metropolitan area, is suburban in character over large portions of the county with outlying areas being rural in nature. The total population of Clark County was estimated to equal approximately 303,000, which reflects a 27 percent increase from the beginning of the decade and a 4.0 percent compounded annual growth rate, which is well above the average for the nation and the State of Washington. As referenced earlier, Clark County's location across the Columbia River has been a principal factor leading to Clark County's relatively high rate of population growth since 1980. Furthermore, such trends appear to be intensifying and strong economic and population growth for Clark County is projected to continue through the end of the decade.

         In contrast to population and household figures and trends for Clark County, Cowlitz, Klickitat and Skamania Counties where Riverview operates a total of four offices are rural areas where population growth trends have been comparatively more modest. Cowlitz County is situated downriver from Clark County while Klickitat and Skamania Counties are situated east of the Bank's Camas headquarters. Based on 1996 estimates, Cowlitz County had a population of approximately 90,000 while Klickitat and Skamania Counties had estimated populations of approximately 19,000 and 9,000, residents, respectively and experienced comparatively low growth rates since 1980, as their distance from major population centers and economies based on logging and

RP FINANCIAL, LC.
PAGE 2.3


the manufacture of wood-related products, agriculture, and aluminum smelting has not supported higher growth levels.

         Income levels including median household income and per capita income reflect the relatively strong population and economic growth prevailing in Clark County and the rural nature and comparatively modest economic and demographic growth trends experienced in outlying areas. Specifically, median household income for Clark County in 1996 equaled $34,880, which was comparable to the state and national average. Income levels for Cowlitz, Klickitat and Skamania Counties was somewhat lower reflecting their rural nature including the lower cost of living.

Economy

         Historically, the economy of Riverview's markets have been based on agriculture and timber. Agriculture has been supported by the relatively mild climate and resultant long growing season, and ample rainfall which the area receives. Logging and ancillary industries have also provided a substantial portion of earnings with the area's renowned forests providing a large supply of relatively inexpensive and accessible wood. While these sectors continue to remain important, their role has diminished with the growth of the Portland metropolitan area, development of transportation routes, among other factors. In this regard, Portland has evolved into a major west coast city with a large port, airport and major highway and rail links to other regions of the country. Supported by a relatively good educational system and an attractive living environment, the economy of the Portland area has diversified and has become a major financial and trade center. Many of these same factors have led to the growth of electronic research and manufacturing in the Bank's market.

         Table 2.1 provides a list of the major employers in Clark County and evidences the mixture of new and old-line industries (the largest employer is a paper manufacturer and the next two largest employers with over 1,000 employees are involved in electronics-related industries).

RP FINANCIAL, LC.
PAGE 2.4



                                    Table 2.1
                             Riverview Savings Bank
                   Major Employers in the Camas/Washougal Area


Company                    Product                  Employees

Hewlett-Packard          Computer Printers            2,700
James River              Pulp and Paper               1,650
Wafertech                Silicon Wafers                 800
Sharp Microelectronics   Liquid Crystal Displays        600
Pendleton Woolen Mills   Woolen Fabrics                 330
Fiberweb North America   Non-woven materials            169

Source:  Camas Washougal Chamber of Commerce

         The Cowlitz, Klickitat and Skamania County economy's reflect little change from their historical roots. Logging and lumber milling continue to provide the largest source of employment while agriculture is also present (wheat, alfalfa hay and livestock are the primary products raised). Additionally, government employment is also significant in these areas owing to the presence of the national forests and hydroelectric generating stations on the Columbia River. This latter characteristic, which provides the area with relatively inexpensive electric power has fostered growth in the aluminum smelting industry.

         In contrast to the economy of Clark County, which has been realizing relatively strong growth, Klickitat and Skamania Counties remain relatively depressed as a result of a number of factors including generally tightened restrictions on logging. Over the long term, the prospects for economic growth as tourism and recreational businesses develop along the Columbia River Gorge scenic area however, near term improvements are anticipated to be limited.

Residential Real Estate Market

         Strong population growth trends prevailing in Clark County have supported residential real estate market and loan demand. Strong demand for housing has supported an escalation in housing prices over the last decade, increasing the underlying value of the collateral securing the majority of the Bank's loan portfolio. Evidence of the overall strength of the Clark County housing market is set forth in Table 2.2, which details the number and dollar value of residential building permits issued from 1982 to 1996. The data reflects that the number and value of building permits issued increased rapidly from 1982 to 1990 before falling off somewhat in 1991. Building permits issued reflect an increasing trend through the early 1990s but have declined over the last several years from the extraorinarily high levels posted in 1993 and 1994. For 1997 thus far, developers have received permits for 1,075 single family houses, 56 permits for 2 unit, 42 permits for 3-4 unit and 106 permits for 5+ unit residential buildings.

RP FINANCIAL, LC.
PAGE 2.5


                                    Table 2.2
                             Riverview Savings Bank
                      Clark County Single Family Residence
                        Permit Number and Value 1982-1997


Year                              No.                       $ Value

1982                               387                    $23,515,504
1983                               707                     44,985,649
1984                               756                     53,276,078
1985                               813                     60,747,831
1986                             1,015                     77,897,892
1987                             1,230                    105,785,140
1988                             1,417                    123,239,888
1989                             1,811                    160,548,881
1990                             2,481                    222,484,626
1991                             1,949                    178,700,091
1992                             2,924                    277,082,341
1993                             3,361                    307,910,562
1994                             3,681                    367,026,467
1995                             3,048                    343,797,392
1996                             2,375                    237,149,113
April 97 YTD                     1,075                    117,862,675

Unemployment

         Notwithstanding the relatively high population growth rates prevailing in Clark County, unemployment levels are above the state average and equal to the national average as of the latest available date. Unemployment rates are very high in Klickitat and Skamania counties although management believes that many of those counted as unemployed in these areas are able to earn income on a contract or day basis in logging or from other sources.

RP FINANCIAL, LC.
PAGE 2.6



                                    Table 2.3
                             Riverview Savings Bank
                       Market Area Unemployment Trends(1)


                                      February 1996             February 1997
Region                                Unemployment              Unemployment

United States                              6.0%                      5.7%
Washington                                 7.7                       6.2
Portland MSA                               4.8                       4.8
Clark County                               4.8                       4.5
Cowlitz County                             9.7                       8.1
Klickitat County                          16.8                      14.4
Skamania County                           16.4                      14.1

(1)      Unemployment rates are not seasonally adjusted.

Source: Bureau of Labor Statistics.

Competition

         Forecasts of increases in population, households and median household income should support deposit growth by financial institutions operating in the market area. Table 2.4 display deposit trends for savings institutions and commercial banks in the markets served by Riverview. The data indicates that since 1994 for Washington overall, commercial bank deposits grew at the expense of thrift deposits, with commercial bank deposits increasing at a 4.1 percent annual rate while deposits at savings institutions declined slightly. Overall, the thrift institution market share declined from 31.7 percent as of June 30, 1994, to 29.7 percent as of June 30, 1996. The deposit markets in the counties encompassing Riverview's markets parallel trends observed for Washington as a whole, with growth of commercial bank deposits generally exceeding deposit growth for savings institutions.

         Overall, the market area is extremely competitive due to the number and size of financial institutions that operate within it. Additionally, not only does Riverview face substantial competition from large banks and savings institutions such as Washington Mutual Savings Bank, and U.S. Bancorp. Since 1994, Riverview has been seeking to actively grow both through internal growth through existing branches and by acquiring or building new branches. Most growth achieved over the last several years has been realized through acquisition but business volumes at existing branches have increased as well. Overall, the growth realized at Riverview's branches is in line with the broader market averages.

RP FINANCIAL, LC.
PAGE 2.7
                                    Table 2.4
                             Riverview Savings Bank
                                 Deposit Summary

                                                      As of June 30,
                          --------------------------------------------------------------------------
                                       1994                                    1996
                          ----------------------------------   -------------------------------------          Deposit
                                           Market   Number of                       Market    No. of        Growth Rate
                             Deposits       Share    Branches        Deposits       Share    Branches        1994-1996
                                                     (Dollars In Thousands)                                     (%)
A. Deposit Summary
   State of Washington     $50,224,072       100.0%   1,528        $52,893,344      100.0%    1,663             2.6%
       Commercial Banks     34,312,879        68.3%   1,147         37,163,437       70.3%    1,280             4.1%
       Savings and Loans    15,911,193        31.7%     381         15,729,907       29.7%      383            -0.6%

    Clark County            $1,818,898       100.0%      71         $1,971,431      100.0%       70             4.1%
      Commercial Banks       1,189,356        65.4%      49          1,318,529       66.9%       50             5.3%
      Savings and Loans        629,542        34.6%      22            652,902       33.1%       20             1.8%
        Riverview SB (1)        94,099        14.9%       4            103,044       15.8%        5             4.6%
        Riverview SB (2)                       5.2%                                   5.2%

    Cowlitz County            $443,536       100.0%      22           $539,838      100.0%       19            10.3%
      Commercial Banks         395,447        89.2%      18            459,007       85.0%       17             7.7%
      Savings and Loans         48,089        10.8%       4             80,831       15.0%        2            29.6%
        Riverview SB (1)        11,974        24.9%       1             11,795       14.6%        1            -0.8%
        Riverview SB (2)                       2.7%                                   2.2%

    Klickitat County          $143,589       100.0%       7           $152,714      100.0%        8             3.1%
      Commercial Banks         122,014        85.0%       5            128,984       84.5%        6             2.8%
      Savings and Loans         21,575        15.0%       2             23,730       15.5%        2             4.9%
        Riverview SB (1)        21,575       100.0%       2             23,730      100.0%        2             4.9%
        Riverview SB (2)                      15.0%                                  15.5%

    Skamania County            $41,127       100.0%       2            $37,573      100.0%        3            -4.4%
      Commercial Banks          22,340        54.3%       1             16,535       44.0%        2           -14.0%
      Savings and Loans         18,787        45.7%       1             21,038       56.0%        1             5.8%
        Riverview SB (1)        18,787       100.0%       1             21,038      100.0%        1             5.8%
        Riverview SB (2)                      45.7%                                  56.0%

 (1) Percent of S&L deposits.
 (2) Percent of total deposits.

 Source: FDIC; OTS.

RP FINANCIAL, LC.
PAGE 3.1
                            III. PEER GROUP ANALYSIS

         This chapter presents an analysis of Bank's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of the Bank is provided by these institutions. Factors affecting the Bank's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Bank and the Peer Group, will then be used as a basis for the pro forma valuation of Bank's to-be-issued common stock.

Selection of Peer Group

         We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history. We have considered only "fully converted" institutions, i.e., no mutual holding company subsidiaries, because on a pro forma basis after the second step conversion Riverview will be a fully converted institution.

         From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Bank. In the selection process, we applied two primary "screens" to the universe of all public companies:

         o SCREEN #1. NORTHWESTERN AND WESTERN INSTITUTIONS, WITH ASSETS OF $100 MILLION TO $2 BILLION, EQUITY-TO-ASSETS RATIOS BETWEEN 10.0 PERCENT AND 25.0 PERCENT, AND POSITIVE CORE EARNINGS. Six companies met the criteria for Screen #1 and were included in the Peer Group including First Colorado Bancorp, First Savings Bank of Washington, Klamath First Bancorp of Oregon, WesterFed Financial Corp. of Montana, Horizon Financial Corp. of Washington and United Financial Corp. of Montana. Exhibit III-2 details the financial characteristics of all publicly-traded Northwestern and Western institutions.

         o SCREEN #2. MID-WEST INSTITUTIONS WITH ASSETS OF $125 TO $500 MILLION, EQUITY-TO-ASSETS RATIOS IN EXCESS OF 12 PERCENT AND CONSTRUCTION LOAN PORTFOLIOS IN EXCESS OF 10 PERCENT OF TOTAL LOANS. Five institutions met the selection criteria for Screen #2 (see Exhibit III-3), and four were included as part of Bank's Peer Group: FSF Financial Corp., Enterprise Federal Bancorp, Cameron Financial Corp. and Bank West Financial Corp. Guaranty Federal Savings and Loan Association was excluded based on its mutual holding company form of organization which

RP FINANCIAL, LC.
PAGE 3.2


           renders its pricing ratios less meaningful in the pricing of a company with 100 percent of its shares issued and outstanding.


         Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Table 4.1 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and Bank, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Bank and, thus, will provide a good basis for valuation. The following sections present a comparison of Bank's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Bank, is detailed below.


o First Colorado Bancorp of Colorado. Selected based on its location in a healthy expanding market which has facilitated growth as well as strong earnings and asset quality. Moreover, First Colorado is primarily a residential mortgage lender although it does not undertake construction lending to the same extent as Riverview. Additionally, like Riverview, First Colorado operated in mutual holding company form until completing its second step conversion in January 1996.


o First Savings Bancorp of Washington. Selected based on its location in the State of Washington and overall similarity of operations including a focus on residential lending supplemented by construction and other high risk weight loans. First Savings Bancorp also generates strong earnings, has a modest loan servicing portfolio, and maintains a high capital ratio; all the foregoing characteristics are similar to Riverview on a pro forma basis.


o Klamath First Bancorp of OR. Selected due to its Northwest market area, comparable size of branch network, strong capital and earnings levels and similar interest-earning asset composition, including a focus on residential mortgage lending.


o WesterFed Financial Corp. Included in the Peer Group given its location in the West, maintenance of a modestly sized loan servicing portfolio and strong capital position. WesterFed Financial Corp. was included in the Peer Group notwithstanding its comparatively lower earnings levels.


o Horizon Financial Corp. of WA. Selected due to Horizon Financial's Northwest market area, strong capital position, similar interest-earning asset composition, strong net interest margin and a notable balance of loans serviced for others.


o FSF Financial Corp. of MN. Included in the Peer Group primarily based on its similar lending strategy including a significant investment in construction loans. FSF Financial Corp. also operates with a strong capital position, appears to possess good asset quality and maintains a modest portfolio of loans serviced for others.

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                       Table 3.1
                                         Peer Group of Publicly-Traded Thrifts
                                                   July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____   _____  ______  _______
                                                                                                                ($)   ($ Mil)
 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,514 D     26   12-31   01/96  18.00    298
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     977 D     16   03-31   11/95  21.50    227
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     932       20   06-30   01/94  20.37    113
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     684        7   09-30   10/95  18.94    189
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     515       12   03-31   08/86  15.37    114
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     367       11   09-30   10/94  16.62     51
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     246 D      5   09-30   10/94  19.00     38
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     198        3   09-30   04/95  16.75     45
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     147        2   06-30   03/95  13.87     25
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108        4   12-31   09/86  19.50     24

     NOTES: (1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift
             Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 07/14/97

RP FINANCIAL, LC.
PAGE 3.4

o Enterprise Federal Bancorp of Ohio. Like the other midwest companies, Enterprise Federal Bancorp is primarily a residential lender with a comparatively high level of construction loans. Enterprise Federal also maintains a comparable asset size and branch network in comparison to Riverview. Earnings however, are modestly lower than the earnings reported by Riverview.


o Cameron Financial Corp. of MO. Cameron Financial Corp. maintains a similar asset size and equity level relative to Riverview on a pro forma basis. Cameron Financial also deploys a significant portion of interest-earning assets into construction loans (in excess of 30 percent of loans and MBS) which enhances its comparability relative to Riverview. Cameron Financial's strong earnings are an additional factor warranting its inclusion in the Peer Group.


o Bank West Financial Corp. of MI. Selected based on the similarity of lending operations including a relatively large investment in construction loans. Other factors considered in including Bank West Financial Corp. in the Peer Group were its strong capital levels, maintenance of portfolio of loans serviced for others and its relatively comparable operating expense ratio.


o United Financial Corp. of MT. Selected due to Western market area, strong capital and earnings levels and relatively good credit quality.

         In aggregate, the Peer Group companies are more highly capitalized than the industry average (16.14 percent of assets versus 12.85 percent for the all SAIF average), generate higher earnings as a percent of average assets (1.06 percent core ROAA versus 0.84 percent for the all SAIF average), and generate a lower ROE (6.01 percent core ROE versus 7.35 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio was slightly lower than, and the core P/E multiple was slightly higher than, the respective comparable SAIF averages (see Table 4.6 in Chapter IV for a summary pricing analysis). We reviewed this pricing differential with two conclusions: first, the slightly lower P/B of the Peer Group is consistent with the Peer Group's higher equity-to-assets ratio and lower ROE relative to the all SAIF average; and second, the pricing discount reflected in the Peer Group versus the all SAIF average is muted by the Peer Group's geographic location in the Northwest U.S., a market that has traditionally enjoyed a pricing premium versus the rest of the U.S. In general, the companies selected for the Peer Group were fairly comparable to Bank, as will be highlighted in the following comparative analysis.

Financial Condition

         Table 3.2 shows comparative balance sheet measures for Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Bank's ratios reflect balances as of March 31, 1997, while the Peer Group's ratios reflect balances as of December 31, 1996 or March 31, 1997. The Bank's stockholders' equity equal to 11.2 percent was below the Peer Group's average net worth ratio of 17.1 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position

     RP FINANCIAL, LC.
     __________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                             As of December 31, 1996

                                                                     Balance Sheet as a Percent of Assets
                                        -----------------------------------------------------------------------------------------
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                        ------------  -----  ----  -------- --------  -----   -----   --------  ------ ----------
     Riverview SB, FSB
     -----------------
       March 31, 1997                          14.7   67.6   13.1     75.5     12.1     0.0     11.2      0.0    10.1       0.0

     SAIF-Insured Thrifts                      17.9   66.1   11.8     71.6     13.9     0.1     12.7      0.2    12.5       0.0
     State of WA                               12.2   68.5   15.3     64.8     23.6     0.1      9.3      0.4     8.9       0.2
     Comparable Group Average                  20.7   66.4    9.7     65.5     15.5     0.0     17.1      0.0    17.1       0.0
       Mid-West Companies                      21.7   69.9    5.1     61.6     21.2     0.0     16.4      0.0    16.4       0.0
       North-West Companies                    13.8   71.8   11.9     65.6     12.9     0.0     17.8      0.0    17.8       0.0
       Western Companies (Excl CA)             26.3   56.3   13.7     70.6     10.5     0.0     17.3      0.1    17.2       0.0

     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     BWFC  Bank West Fin. Corp. of MI          24.7   68.6    1.4     68.1     15.4     0.0     15.8      0.0    15.8       0.0
     CMRN  Cameron Fin. Corp. of MO            13.5   83.0    0.0     64.7      9.5     0.0     24.7      0.0    24.7       0.0
     EFBI  Enterprise Fed. Bancorp of OH       13.5   65.6   18.8     58.1     28.4     0.0     12.7      0.0    12.7       0.0
     FFHH  FSF Financial Corp. of MN           35.1   62.4    0.0     55.4     31.6     0.0     12.4      0.0    12.4       0.0

     North-West Companies
     --------------------
     FWWB  First Savings Bancorp of WA         16.7   61.6   18.2     54.5     22.5     0.0     15.1      0.0    15.1       0.0
     HRZB  Horizon Financial Corp. of WA       10.3   81.4    6.0     82.7      0.0     0.0     15.5      0.0    15.5       0.0
     KFBI  Klamath First Bancorp of OR         14.3   72.6   11.5     59.7     16.2     0.0     22.7      0.0    22.7       0.0

     Western Companies (Excl CA)
     ---------------------------
     FFBA  First Colorado Bancorp of Co        22.5   70.1    4.8     75.0      8.4     0.0     14.3      0.2    14.1       0.0
     UBMT  United Fin. Corp. of MT             39.9   33.9   22.0     75.8      0.0     0.0     23.5      0.0    23.5       0.0
     WSTR  WesterFed Fin. Corp. of MT          16.4   64.8   14.4     61.0     23.2     0.0     14.1      0.0    14.1       0.0



                                                   Balance Sheet Annual Growth Rates                          Regulatory Capital
                                         -------------------------------------------------------------    --------------------------
                                                  Cash and   Loans           Borrows.   Net    Tng Net
                                          Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                         ------- ----------- -----  -------- --------  -----   -------    --------   -----  --------
     Riverview SB, FSB
     -----------------
      March 31, 1997                        7.10   -19.11    14.27      7.12     4.34    8.39   11.09        10.26  10.26    20.89

     SAIF-Insured Thrifts                   11.95     6.97    13.06      6.87    16.68   -2.24   -2.90        10.89  10.94    22.94
     State of WA                            20.12    16.88    11.51     17.54    25.79    7.55    7.43         8.29   9.48    19.07
     Comparable Group Average               11.75     1.31     7.66      9.08    -0.88   -5.75   -5.74        13.25  13.54    26.81
       Mid-West Companies                   11.41     1.90    16.29      8.00    36.16   -9.56   -9.54        13.31  13.31    23.88
       North-West Companies                 27.50   -23.62    18.04     18.49       NM   -3.95   -3.95        17.92  15.72    31.76
       Western Companies (Excl CA)          -3.55    25.46   -10.79      1.11   -37.92   -2.48   -2.48        11.61  11.66    25.76

     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     BWFC  Bank West Fin. Corp. of MI        3.38    68.18   -11.42     10.69     0.09  -17.43  -17.43        13.30  13.30    26.46
     CMRN  Cameron Fin. Corp. of MO         10.19   -25.92    18.05      2.24       NM   -3.60   -3.60        17.95  17.95    26.76
     EFBI  Enterprise Fed. Bancorp of OH    18.64   -34.04    35.41      7.23    75.00   -3.55   -3.46        11.40  11.40    21.30
     FFHH  FSF Financial Corp. of MN        13.45    -0.64    23.14     11.83    33.40  -13.66  -13.66        10.60  10.60    21.00

     North-West Companies
     --------------------
     FWWB  First Savings Bancorp of WA      64.24   -22.49       NM     44.65       NM   -3.64   -3.64           NM  14.01    26.72
     HRZB  Horizon Financial Corp. of WA     5.01   -17.64     9.09      5.67       NM    0.37    0.37           NM  15.22    30.43
     KFBI  Klamath First Bancorp of OR      13.26   -30.73    26.99      5.15       NM   -8.57   -8.57        17.92  17.92    38.14

     Western Companies (Excl CA)
     ---------------------------
     FFBA  First Colorado Bancorp of Co      2.29    68.93    -8.67      5.14    -2.81   -9.26   -9.26        11.11  11.27    21.92
     UBMT  United Fin. Corp. of MT          -9.27     4.07   -17.78      0.52  -100.00   -1.10   -1.10        15.20  15.20    40.40
     WSTR  WesterFed Fin. Corp. of MT       -3.67     3.37    -5.90     -2.32   -10.96    2.92    2.92         8.51   8.51    14.96


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.6

(consolidated with the holding company) can be expected to be comparable to or exceed the Peer Group's ratio. Intangibles equaled 1.1 percent of assets for Riverview while intangible assets were nominal for the Peer Group on average (0.4 percent of assets). Factoring in intangible assets, Riverview's tangible capital equaled 10.1 percent versus an average of 15.8 percent for the Peer Group. Both the Bank's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios currently indicating slightly greater capital surpluses. On a pro forma basis, the Bank's capital surpluses will be more comparable to the Peer Group's ratios.

         The interest-earning asset compositions for the Bank and the Peer Group were broadly similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for Bank and the Peer Group. The Bank's combined level of loans and mortgage-backed securities was slightly higher than the Peer Group's ratio (80.7 percent versus 76.1 percent for the Peer Group), with the difference attributable to Riverview modestly greater investment in MBS (the proportion of loans to assets was relatively comparable). Comparatively, the Bank's cash and investments to assets ratio was lower than the comparable ratio for the Peer Group (14.7 percent versus 20.7 percent for the Bank). A more detailed analysis of the respective loan portfolios of Riverview and the Peer Group will be detailed in a following section and will show that; (1) both Riverview and the Peer Group are primarily mortgage lenders; and (2) Riverview has a greater proportion of its portfolio invested in residential construction loans while conversely, the Peer Group has diversified its portfolio to include a higher proportion of income producing property loans including commercial real estate and multi-family mortgage loans. Overall, Bank's interest-earning assets amounted to 95.4 percent of assets, which was below the comparable Peer Group ratio of 96.8 percent.

         The Bank's funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition, with retail deposits constituting the major source of interest-bearing funds utilized by the Bank and the Peer Group. The Bank's deposits equaled 75.5 percent of assets, which was higher than the Peer Group average of 65.5 percent. Partially offsetting Bank's higher ratio of deposits was its slightly lower level of borrowings, as indicated by borrowings-to-assets ratios of 12.1 percent and 15.5 percent for the Bank and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 87.7 percent and
81.0 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position, a situation which will largely be addressed with the completion of the conversion of the mutual holding company and the second step stock offering.

         A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Bank's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 108.9 percent and 119.5 percent. The additional capital realized from stock proceeds should serve to partially address the lower IEA/IBL ratio currently maintained by the Bank, as the interest free capital realized in Bank's stock offering

RP Financial, LC.
Page 3.7


will be deployed into interest-earning assets.

         The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Bank's growth rates are based on annual growth for the twelve months ended March 31, 1997, while the Peer Group's growth rates are based on annual growth for the most recent twelve month period available. Asset growth rates of positive 7.1 percent and 11.8 percent were posted by the Bank and the Peer Group, respectively. The Bank's asset growth measures reflect that strong loan growth was recorded during the period (positive growth rate of 14.3 percent), with funding for the loan portfolio being largely provided by the cash and investments portfolio (shrinkage of 19.1 percent). The Peer Group's stronger asset growth was skewed upward by the strong growth posted by First Savings Bancorp of Washington which completed an acquisition during the year. (The median growth rate for the Peer Group equaled 7.6 percent which closely approximated the average for the Bank.) Paralleling growth trends observed with respect to Riverview's operations, the Peer Group's growth was primarily realized in the loan and MBS portfolio with such growth funded partially with a reduction in cash and investments.

         Riverview's operations were funded both through growth of deposits, which increased by 7.1 percent in the most recent fiscal year and by increasing borrowings, which grew by 4.3 percent. The Peer Group's deposit growth was skewed somewhat by the aforementioned institution that completed an acquisition, but the average deposit growth nonetheless compared closely to the Bank. Despite recording a modestly lower return on average assets ratio, Bank posted a stronger capital growth rate than the Peer Group (positive 8.4 percent versus negative 5.8 percent for the Peer Group). Higher dividend payments and stock repurchases (the Peer Group is comprised of full stock companies), as well as possible negative SFAS 115 adjustments, were likely factors that accounted for the Peer Group's slightly negative capital growth rate. Following the increase in capital realized from conversion proceeds, the Bank's capital growth rate will be depressed by (1) a higher pro forma capital position and comparatively lower marginal returns, (2) dividends which will be paid on all outstanding shares (dividends on shares owned by the mutual holding company have been waived to date) and (3) potentially stock repurchases.

Income and Expense Components

         The Bank and the Peer Group reported net income to average assets ratios of 0.92 percent and 0.95 percent, respectively, based on earnings for the twelve months ended March 31, 1997 or the most recent twelve month period reported (see Table 3.3). Both the Bank's and most of the Peer Group's earnings were depressed by the one time assessment to recapitalize the SAIF, which is shown as a non-operating item under

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1996

                                                        Net Interest Income                   Other Income
                                           -------------------------------------           --------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ -------  ----- ------   -------  ----   -----  ------  ------
Riverview SB, FSB
-----------------
  March 31, 1997                             0.92    8.01    4.09   3.92   0.08    3.84    0.63   0.00    0.18     0.81

SAIF-Insured Thrifts                         0.58    7.16    4.01   3.15   0.13    3.00    0.11   0.01    0.28     0.40
State of WA                                  0.85    7.59    4.40   3.19   0.17    3.02    0.13   0.00    0.29     0.43
Comparable Group Average                     0.93    7.23    3.94   3.29   0.08    3.21    0.14   0.00    0.15     0.30
  Mid-West Companies                         0.78    7.32    4.09   3.23   0.10    3.12    0.07   0.00    0.15     0.23
  North-West Companies                       1.16    7.50    4.00   3.50   0.08    3.43    0.10   0.00    0.09     0.19
  Western Companies (Excl CA)                0.91    6.85    3.68   3.17   0.06    3.12    0.27   0.00    0.21     0.49

Comparable Group
----------------

Mid-West Companies
------------------
BWFC  Bank West Fin. Corp. of MI             0.76    7.12    4.13   2.99   0.05    2.94    0.15   0.00    0.23     0.39
CMRN  Cameron Fin. Corp. of MO               1.12    7.77    3.73   4.03   0.28    3.75    0.07   0.00    0.02     0.09
EFBI  Enterprise Fed. Bancorp of OH          0.68    7.40    4.41   3.00   0.05    2.94    0.00   0.00    0.05     0.05
FFHH  FSF Financial Corp. of MN              0.57    6.98    4.10   2.88   0.02    2.86    0.07   0.00    0.32     0.39

North-West Companies
--------------------
FWWB  First Savings Bancorp of WA            1.06    7.56    4.07   3.49   0.17    3.32    0.10   0.00    0.16     0.26
HRZB  Horizon Financial Corp. of WA          1.53    7.69    4.15   3.54   0.04    3.50    0.21   0.00    0.05     0.26
KFBI  Klamath First Bancorp of OR            0.89    7.25    3.77   3.48   0.02    3.46    0.00   0.01    0.06     0.07

Western Companies (Excl CA)
---------------------------
FFBA  First Colorado Bancorp of Co(3)        1.13    7.05    3.90   3.15   0.16    2.99    0.00   0.01    0.33     0.34
UBMT  United Fin. Corp. of MT                1.04    6.86    3.37   3.49   0.00    3.49    0.42   0.00    0.23     0.65
WSTR  WesterFed Fin. Corp. of MT             0.55    6.64    3.76   2.88   0.01    2.87    0.40   0.00    0.07     0.47


                                             G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                            ---------------    -------------     ---------------------------
                                                                                                                 MEMO:     MEMO:
                                              G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                            Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                            ------- -------     ----- ------      --------- -------- --------  -------- ---------
Riverview SB, FSB
-----------------
  March 31, 1997                              2.72    0.15      -0.38   0.00        8.57      4.85     3.72     2,640      34.01

SAIF-Insured Thrifts                          2.17    0.02      -0.33   0.00        7.34      4.63     2.71     9,075      36.13
State of WA                                   1.87    0.06      -0.22   0.00        8.14      5.19     2.96     3,824      38.09
Comparable Group Average                      1.90    0.00      -0.16   0.00        6.88      4.60     2.28     3,753      35.79
  Mid-West Companies                          2.04    0.00      -0.09   0.00        7.65      5.16     2.49     4,239      35.74
  North-West Companies                        1.67    0.00      -0.17   0.00        7.79      5.31     2.47     3,660      35.59
  Western Companies (Excl CA)                 1.92    0.01      -0.23   0.00        4.94      3.12     1.82     2,921      36.18

Comparable Group
----------------

Mid-West Companies
------------------
BWFC  Bank West Fin. Corp. of MI              2.60    0.00       0.42   0.00        7.50      5.17     2.33     2,652      33.99
CMRN  Cameron Fin. Corp. of MO                1.68    0.00      -0.40   0.00        8.21      5.30     2.91     3,620      36.56
EFBI  Enterprise Fed. Bancorp of OH           1.87    0.01      -0.10   0.00        7.55      5.22     2.34     6,659      32.83
FFHH  FSF Financial Corp. of MN               2.03    0.00      -0.28   0.00        7.35      4.96     2.39     4,026      39.58

North-West Companies
--------------------
FWWB  First Savings Bancorp of WA             2.17    0.00       0.08   0.00        7.79      5.54     2.25         2      29.04
HRZB  Horizon Financial Corp. of WA           1.50    0.00       0.05   0.00        7.99      5.11     2.88     4,312      33.76
KFBI  Klamath First Bancorp of OR             1.36    0.00      -0.65   0.00        7.58      5.29     2.29     6,664      43.98

Western Companies (Excl CA)
---------------------------
FFBA  First Colorado Bancorp of Co(3)         1.47    0.02       0.02   0.00        0.00      0.00     0.00     4,277         NM
UBMT  United Fin. Corp. of MT                 2.10    0.00      -0.38   0.00        7.06      4.38     2.68        NM      37.04
WSTR  WesterFed Fin. Corp. of MT              2.19    0.00      -0.33   0.00        7.76      4.99     2.77     1,566      35.32

(3) Income and expense information has been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.9


net gains in Table 3.3. The Bank's operations compared favorably to the Peer Group with respect to net interest income and non-interest income, which is partially reflective of the high yields and fee income generated by Riverview's construction lending operations. The benefits of the Bank's higher revenues however, are offset by its higher operating expenses.

         Riverview's net interest income equaled 3.92 percent of average assets versus an average of 3.29 percent reported by the Peer Group. A number of factors contribute to Riverview's favorable level of net interest income including a strong spread supported by high yields and modestly lower cost of funds. Asset yields are supported by Riverview's greater proportionate investment in higher yielding loans and the composition of the loan portfolio which is heavily weighted toward comparatively higher yielding construction loans. The yield on the loan portfolio is further enhanced as many of the Bank's residential loans were originated as construction/permanent loans wherein the Bank is typically able to charge a modest rate premium.

         In another key area of core earnings strength, the Bank maintained a considerably higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group recorded operating expense to average assets ratios of 2.72 percent and 1.90 percent, respectively. The Bank's higher operating expense ratio can in part be explained by its construction lending operations, which are personnel intensive but which also generate notably higher yields and fee revenues. Additionally, the Bank's mortgage broker activities generate fee income and compensation expense without any corresponding assets reflected on the books, the Bank has been an active seller of loans to the secondary market, and the Bank currently maintains and services an off-balance sheet portfolio of loans serviced for others equal to $99 million. The Bank also maintains a relatively large number of branches for its asset size. Overall, the relatively high level of personnel maintained by the Bank is indicated by an assets per full time equivalent employee measure of $2.7 million, which was well below the Peer Group average of $4.5 million.

         Sources of non-interest operating income, which does not include gains realized from the Bank's secondary market loan sales and other sources of non-operating income, made a higher contribution to the Bank's earnings than the Peer Group's, based on comparative non-interest operating income to average assets ratios of 0.81 percent and 0.30 percent, respectively. The higher non-interest income is attributable to many of the same factors which tend to increase Riverview's expenses relative to the Peer Group - including fee income from loans serviced for others, loan fees from the mortgage broker operation, loan fees related to construction lending and other retail banking fees.

         Given the high level of non-interest income generated by Riverview, the Bank's expense coverage ratio provides a less meaningful indication of core earnings strength compared to the expense coverage ratios of the

RP Financial, LC.
Page 3.10

Peer Group companies, which in general maintain a lower level of diversification and less significant off-balance sheet operations than Bank. The Bank maintained a less favorable expense coverage than the Peer Group, reporting expense coverage ratios of 1.20 percent and 1.41 percent of average assets, respectively. Even after taking non-interest income into account (but not gains on sale), however, the Bank's efficiency ratio of 58.6 percent compares more closely (but remains less favorable) to the Peer Group's average efficiency ratio of 52.9 percent.

         On a post-conversion basis, the Bank's operating expenses can be expected to increase with the addition of the expenses related to the stock benefit plans and continued efforts at diversifying operations consistent with the community banking strategy. However, at the same time, the infusion of interest-earning assets following the completion of the stock offering will enhance overall earnings levels.

         Loss provisions had a comparable impact on Riverview's and the Peer Group's earnings with both reporting loan loss provisions equal to 0.08 percent of assets on average. The modest level of loan loss provisions reported by Riverview and the Peer Group is reflective of their generally good asset quality and reserve coverage ratios to date. Going forward, Riverview may be required to increase the provision for loan losses as it seeks to diversify it loan portfolio to include a higher ratio of non-mortgage consumer and commercial loans.

         Non-operating losses had a more significant impact on Riverview's earnings than the earnings of the Peer Group, totaling 0.38 percent of assets and 0.16 percent of assets. Non-operating losses for Riverview and the Peer Group were primarily attributable to expenses related to the recapitalization of the SAIF insurance fund. Both the Bank and the Peer Group companies were in a fully taxable position with effective tax rates in the range of 34 to 36 percent.

Loan Composition

         Table 3.4 presents data related to the loan composition of Bank and the Peer Group. An emphasis on mortgage lending for both Riverview and the Peer Group is apparent as non-mortgage loans (i.e., consumer and commercial business loans) totaled only 8.33 percent and 5.85 percent, respectively. 1-4 family mortgage loans and MBS comprised 68.5 percent for Riverview and averaged 78.9 percent for the Peer Group.

         Riverview's loan portfolio reflects a modestly greater level of diversification into high risk-weight assets, with the Bank more heavily invested in construction loans and the Peer Group more active in the areas of commercial and multi-family mortgage lending. Based on the most recent available data, Riverview's construction loan portfolio equaled approximately 27.8 percent of loans and MBS which is well in excess of the

     RP FINANCIAL, LC.
     __________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                             As of December 31, 1996

                                        Portfolio Composition as a Percent of MBS and Loans
                                       ----------------------------------------------------
                                                 1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced       Servicing
Institution                            MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others     Assets
-----------                            -----   ------    -------   -------   --------  --------  ------    ----------     ---------
                                       (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)     ($000)
Riverview SB, FSB                      16.22     52.23     27.79      3.00      0.44      7.89     49.04       98,800        469

SAIF-Insured Thrifts                   15.13     61.71      5.55     11.64      6.52      1.68     51.04      340,525      2,490
State of WA                            15.26     55.49     11.31     15.16      2.88      2.30     48.76    3,186,219     20,193
Comparable Group Average               11.03     67.90      9.84      9.21      4.96      0.89     51.79       63,533         81

Comparable Group
----------------

BWFC  Bank West Fin. Corp. of MI        2.15     87.45     13.28      1.53      0.73      1.04     49.67       27,519        144
CMRN  Cameron Fin. Corp. of MO          0.01     71.13     32.92      4.64      3.98      0.36     65.61            0          0
EFBI  Enterprise Fed. Bancorp of OH    15.39     59.90     10.40     16.17      3.60      0.58     56.41            0          0
FFHH  FSF Financial Corp. of MN         0.04     68.10     12.73      6.58     15.53      2.79     51.14       40,099         26
FFBA  First Colorado Bancorp of Co      9.80     71.27      3.23     11.72      5.36      0.03     51.87           22        468
FWWB  First Savings Bancorp of WA       6.05     59.08      8.56     16.32      3.57      2.87     54.28      213,000         26
HRZB  Horizon Financial Corp. of WA     5.59     82.29      2.45     11.11      0.08      0.00     51.61       83,742          0
KFBI  Klamath First Bancorp of OR      11.33     83.53      2.88      4.15      0.73      0.01     44.48        1,089          0
UBMT  United Fin. Corp. of MT          40.95     36.06      9.53     11.65      4.84      1.18     34.34            0          0
WSTR  WesterFed Fin. Corp. of MT       18.95     60.18      2.47      8.21     11.15      0.00     58.44      269,860        142


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.12


Peer Group average of 9.8 percent. Conversely, the Peer Group's ratio of multi-family and commercial mortgage loans averaged 9.2 percent as compared to
3.0 percent for Riverview.

         Notwithstanding the Bank's diversification into higher risk types of lending, the Bank maintained a slightly lower risk weighted assets-to-assets ratio than the Peer Group (48.98 percent versus 50.83 percent for the Peer Group). Overall, while there is higher credit risk and yield potential associated with the Bank's loan portfolio composition, the overall balance sheet structure of Riverview is relatively comparable in terms of credit risk relative to the Peer Group. In addition, some of the credit risk of the construction loan portfolio may be diminished by the relative strength and growth trends prevailing in the markets served by Riverview.

Credit Risk

         Table 3.5 reflects the relative credit risk factors of Riverview and the Peer Group companies. In the financial analysis of the Bank included in Section One, we noted that Riverview's asset quality reflects a general improving trend since 1993 and loan losses and chargeoffs over this time period have been low. The Peer Group's asset quality is also relatively favorable and their asset quality ratios are generally comparable to the levels reported by the Bank. As shown in Table 3.5, Bank's ratio of non-performing assets and accruing loans that are more than 90 days past due equaled 0.10 percent of assets, versus a comparative ratio of 0.19 percent for the Peer Group. Similarly, the Bank and the Peer Group's ratio of non-performing loans to total loans was similarly low, equal to 0.06 percent and 0.15 percent of loans, respectively. Coverage ratios for the Bank and the Peer Group were also similar as the ratio of valuation allowances to total loans equaled 0.55 percent and
0.53 percent for the Bank and the Peer Group, respectively. Valuation allowances as a percent of non-performing assets equaled 372.65 percent and 203.51 percent for the Bank and the Peer Group, respectively.

Interest Rate Risk

         Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, Bank's interest rate risk characteristics were considered to be less favorable than the Peer Group's. In particular, Bank's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. Likewise, Bank's higher level of non-interest earning assets results in a lower capacity to generate interest income in comparison to the Peer Group. However, on a pro forma basis, the infusion of stock proceeds should serve to address the Bank's lower equity-to-assets ratio, while Bank's IEA/IBL ratio and level of non-interest earning assets will likely remain less favorable than the Peer Group's ratios.

RP FINANCIAL, LC.
__________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.5
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available

                                                         NPAs &                                   Rsrves/
                                                REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
  Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
  -----------                                  ------    -------    -----    ------    -------    -------  ---------       ------
                                                 (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)

  Riverview SB, FSB                               0.06      0.10      0.06      0.55    944.32    372.65            2        0.00

  SAIF-Insured Thrifts                            0.29      0.78      0.85      0.83    181.45    129.32          272        0.10
  State of WA                                     0.27      0.49      0.48      0.90    337.18    157.81           91        0.03
  Comparable Group Average                        0.06      0.19      0.15      0.53    358.64    203.51           13        0.01


  Comparable Group
  ----------------

  BWFC  Bank West Fin. Corp. of MI                0.03      0.03        NA      0.20        NA    458.70            0        0.00
  CMRN  Cameron Fin. Corp. of MO                  0.00      0.60      0.33      0.95    288.53    135.41            8        0.02
  EFBI  Enterprise Fed. Bancorp of OH             0.00      0.01      0.02      0.28        NA        NA            0        0.00
  FFHH  FSF Financial Corp. of MN                 0.03      0.10      0.12      0.34    285.51    216.04           19        0.03
  FFBA  First Colorado Bancorp of Co              0.11      0.19      0.12      0.37    305.71    136.49           52        0.02
  FWWB  First Savings Bancorp of WA               0.09      0.25      0.22      1.07    492.49    261.72            5        0.00
  HRZB  Horizon Financial Corp. of WA             0.00      0.01        NA      0.85        NA        NA            0        0.00
  KFBI  Klamath First Bancorp of OR               0.00      0.10      0.13      0.24    176.70    176.70            0        0.00
  UBMT  United Fin. Corp. of MT                   0.39      0.42        NA      0.21        NA     16.41            0        0.00
  WSTR  WesterFed Fin. Corp. of MT                0.00      0.22      0.13      0.76    602.90    226.57           47        0.04

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
__________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 3.6
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available


                                       Balance Sheet Measures
                                     --------------------------
                                                      Non-Earn.            Quarterly Change in Net Interest Income
                                     Equity/     IEA/   Assets/  ----------------------------------------------------------
Institution                          Assets      IBL     Assets  03/31/97  12/31/96  09/30/96  06/30/96  03/31/96  12/31/95
-----------                          -------    ----- ---------  --------  --------  --------  --------  --------  --------
                                       (%)       (%)       (%)   (change in net interest income is annualized in basis points)

Riverview SB, FSB                      10.1     108.9       4.6      -25        11         4        11       -12        23

SAIF-Insured Thrifts                   12.2     111.8       4.2        0        -1        -2         8         4         6
State of WA                             8.9     108.8       4.1        6       -12         4        11        13        16
Comparable Group Average               15.9     118.6       3.4      -12         0         0         9         6         9

Comparable Group
----------------

BWFC  Bank West Fin. Corp. of MI       15.3     114.3       4.0       -7        -4        -8         2        15         0
CMRN  Cameron Fin. Corp. of MO         23.0     126.1       4.4      -24         4        -6         6         9         6
EFBI  Enterprise Fed. Bancorp of OH    12.7     113.3       2.0       NA         9       -35        40         0        18
FFHH  FSF Financial Corp. of MN        11.8     111.7       2.2       -1       -10         8        22       -13       -19
FFBA  First Colorado Bancorp of Co     14.1     116.7       2.6       NA        NA        NA        16        48         9
FWWB  First Savings Bancorp of WA      15.1     125.2       3.6       NA        -5        27       -17       -25        87
HRZB  Horizon Financial Corp. of WA    15.2     118.5       2.3      -16        13        -3         2        19        -1
KFBI  Klamath First Bancorp of OR      20.4     125.5       1.9       -7       -20        -8        -1        23        NA
UBMT  United Fin. Corp. of MT          22.6     126.5       3.6        6         7        16         9       -16       -24
WSTR  WesterFed Fin. Corp. of MT        8.7     107.7       7.2      -32         6         7        15         1         8

NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.15

         To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Bank and the Peer Group. Based on the greater fluctuation exhibited in the Bank's net interest margin during the five quarters ended March 31, 1997, the data indicates that there is greater interest rate risk associated with the Bank's net interest margin compared to the net margins of the Peer Group companies on average. However, the relative fluctuations in both the Bank's and the Peer Group's net interest income to average assets ratios were considered to be fairly limited and, thus, neither Bank or the Peer Group were viewed as having significant interest rate risk exposure in their respective net interest margins. It is expected that the infusion of stock proceeds will serve to enhance the stability of the Bank's net interest margin, as interest-sensitive liabilities will be funding a lower proportion of Bank's assets.

Summary

         Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Bank. Such general characteristics as regional market area, asset size, capital position, interest-earning asset composition, funding composition, core earnings measures and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

RP FINANCIAL, LC.
PAGE 4.1
                             IV. VALUATION ANALYSIS
Introduction

      This chapter presents the valuation analysis, consistent with current valuation methodology promulgated by the OTS, and key valuation factors and assumptions considered in estimating pro forma market value of the common stock to be issued in conjunction with the conversion of the MHC. The MHC is converting to a Washington stock corporation pursuant to the Plan. The valuation has been prepared utilizing the same general pro forma valuation methodology that has been used in the valuation of standard conversions since 1983. The pro forma valuation methodology has been modified to reflect the unique characteristics of the conversion of the MHC, specifically the fact that the MHC will be selling only a partial ownership interest in the Subscription and Community Offerings, instead of a 100 percent ownership interest as would be the case in a standard conversion.


Appraisal Guidelines

      The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology included: (1) selection of a peer group of comparable seasoned publicly-traded institutions whose pricing is not distorted due to a variety of factors; (2) a fundamental analysis of the subject company to the peer group; and (3) a pro forma valuation analysis of the subject company based on the market pricing of the peer group as of the date of valuation. The amended valuation guidelines also limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.


      RP Financial's valuation analysis complies with the October 1983 OTS appraisal guidelines as revised on October 21, 1994, incorporating a "fundamental analysis" relative to the Peer Group and a "technical analysis" of final conversion pricing and trading levels of recently completed conversions (given the emphasis of limiting after-market appreciation). It should be noted that such analysis cannot possibly fully account for all the market forces which impact after-market trading activity and pricing characteristics of a stock on a given day.

      The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment,

RP Financial, LC.
Page 4.2

including he market for thrift stocks; and (4) monitor pending initial and second step cnversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

      The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all thrift stocks, including Riverview, or Riverview's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

      A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize such differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, including second step conversions, to assess the impact on value of Riverview coming to market at this time.


1.       Financial Condition

      The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's financial strength can be summarized as follows:

         o Overall A/L Composition. Residential mortgage loans and MBS funded by retail deposits were the primary components of both Riverview's and the Peer Group's balance sheets. The Bank maintains a higher proportion overall of loans receivable than the Peer Group, offset by a lower level of cash and investments. Riverview also reported a higher level of diversification

RP Financial, LC.
Page 4.3

                  into higher risk weight loans relative to the Peer Group, indicating higher yield potential but greater potential credit risk. The Peer Group relied on borrowed funds to a greater extent than the Bank, although retail deposits comprised the major portion of the respective funding needs.

         o Credit Risk. Riverview maintains comparatively lower NPAs/assets and NPLs/loans ratios, despite a higher credit risk profile. The Bank's reserves-to-loans ratio is comparable to the Peer Group, and reserve coverage is superior. Neither the Bank nor the Peer Group appears to be exposed to material credit risk based on traditional asset quality measures. However, the high concentration of construction loans in the Bank's loan portfolio makes the Bank's credit quality highly sensitive to changes in local market demographics.

         o Liquidity. Riverview maintained a lower level of cash and investments than the Peer Group and a higher proportion of MBS. The Bank's proportion of cash and investments is likely to initially increase on a pro forma basis. Borrowings were utilized to a slightly higher degree by the Peer Group, and both maintain ample borrowings capacity. Overall, Riverview appears to have comparable balance sheet liquidity relative to the Peer Group.

         o Capital. While the Bank maintains a lower capital position in relation to the Peer Group, following the infusion of conversion proceeds, the Bank's capital position is expected to slightly exceed the Peer Group average. As a result, the Bank will have comparable or slightly greater leverage capacity than the Peer Group.

      On balance, RP Financial applied a slight downward adjustment for financial condition primarily due to the perceived credit risk concerns from construction lending.


2.       Profitability, Growth and Viability of Earnings

      Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Riverview and the Peer Group were generally reflective of traditional thrift operating strategies, with net interest income and operating expenses being the major determinants of their respective core earnings. The specific factors considered in the valuation include:

         o        Reported Earnings. The Bank reported comparable net income of
                  0.92 percent of average assets for the most recent twelve month period versus earnings of 0.95 percent for the Peer Group, with both reflecting the special SAIF assessment.

         o Core Earnings. The Bank maintains a favorable core earnings posture relative to the Peer Group. The Bank operated with greater net interest income (3.92 percent of average assets versus 3.34 percent for the Peer Group), more favorable non-interest operating income (0.81 percent versus 0.31 percent for the Peer Group), but less favorable operating expenses than the Peer Group (2.87 percent of average assets versus 1.93 percent for the Peer Group). Redeployment of conversion proceeds into interest-earning assets should enhance Riverview's net interest income, while operating expenses for the Bank are expected to increase as well.

RP Financial, LC.
Page 4.4


                  On a pro forma basis, Riverview's core profitability is expected to exceed that of the Peer Group.

         o Interest Rate Risk. Riverview's NPV measures indicated relatively low exposure to rising interest rates. Although gap and NPV data was not available for the Peer Group, other analyses indicated that interest rate risk between the Bank and the Peer Group is comparable. The pro forma increase in the IEA/IBL ratio can be expected to reduce the Bank's interest rate risk exposure further.

         o Credit Risk. Loss provisions had a lower impact on the earnings of the Bank in comparison to the Peer Group. In terms of credit quality, the Bank maintained comparable levels of reserves-to-loans and higher reserve coverage ratios as a percent of non-accruing loans and total NPAs. Notwithstanding these ratios, the Bank's higher risk loan portfolio and concentration of construction loans exposes it to potentially greater credit risk than the Peer Group, which adds a higher risk of earnings volatility relative to the Peer Group.

         o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. Riverview's recent loan demand has been strong, the surrounding market area is growing rapidly, deposit growth has been healthy, and the Bank will have excess capital to leverage. In light of these factors, the Bank's earnings appear to have superior upside potential than the Peer Group.

         o Return on Equity. On a pro forma basis the Bank's pro forma return on equity will be similar to the Peer Group average, as the Bank's pro forma profitability is measured against a comparatively higher capital position.

                Overall, after considering the strengths of the Bank's current earnings and future earnings potential and the risk of earnings volatility inherent in construction lending, RP Financial made no adjustment to the valuation for profitability, growth and viability of earnings.


3.       Asset Growth

                The Bank's asset growth in recent periods has been slower than the Peer Group's. However, growth in the key balance sheet components of loans and MBS and deposits has been relatively consistent between the Bank and the median figures for the Peer Group. Since both the Bank and the Peer Group companies operate in healthy growing markets and key growth rates are comparable on a median basis, we concluded that no adjustment was warranted relative to the Peer Group for the Bank's asset growth potential.


4.       Primary Market Area

                The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Summary

                                    Table 4.1
          Peer Group Primary Market Area Demographic/Competition Trends

                                                                          Proj.
                                                      Population           Pop.        1990-97      1997-2002
Institution                         County          1990       1997        2002       % Change      % Change     Median Age
                                                    (000)      (000)
Bank West Fin. Corp. of MI          Kent             501        541        569           8.1%          5.2%        32.7
Cameron Fin. Corp. of MO            Clinton           17         18         20          10.8%          6.7%        36.8
Enterprise Fed. Bancorp of OH       Butler           291        328.263    354          12.6%          7.7%        33.5
FSF Financial Corp. of MN           McLeod            32         34         35           6.0%          3.9%        34.1
First Colorado Bancorp of CO        Jefferson        438        500        543          14.1%          8.5%        35.9
First Savings Bancorp of WA         Walla Walla       48         54         58          11.2%          6.9%        35.0
Horizon Financial Corp. of WA       Whatcom          128        156        175          21.9%         12.4%        34.5
Klamath First Bancorp of OR         Klamath           58         63         67          10.0%          6.3%        36.7
United Fin. Corp. of MT             Cascade           78         81         84           4.6%          3.1%        34.9
WesterFed Fin. Corp. of MT          Missoula          79         90         97          14.1%          8.5%        34.0

                                    Averages:        166.9464   186.6224   200.1905     11.4%          6.9%        34.8
                                    Medians:          78.189     85.543     90.616      11.0%          6.8%        34.7

Riverview SB of WA                  Clark            238        316        371          32.9%         17.1%        34.6


                                  Per Capita Income      Deposit    Unempl.
                                              % State     Market     Rate
Institution                       Amount      Average    Share(1)    04/97

Bank West Fin. Corp. of MI        21,033      108.9%       1.2%       2.9%
Cameron Fin. Corp. of MO          15,721       89.0%      39.4%       5.1%
Enterprise Fed. Bancorp of OH     18,051      104.7%       1.7%       3.4%
FSF Financial Corp. of MN         19,509       93.7%      22.1%       3.3%
First Colorado Bancorp of CO      28,823      114.4%       7.1%       2.3%
First Savings Bancorp of WA       14,165       81.2%      21.9%       6.5%
Horizon Financial Corp. of WA     16,204       92.9%      16.1%       5.7%
Klamath First Bancorp of OR       13,879       81.9%      35.5%       9.8%
United Fin. Corp. of MT           14,055      102.5%       7.0%       5.1%
WesterFed Fin. Corp. of MT        14,021      102.3%      14.7%       4.3%

                                  17,546       97.2%      16.7%       4.8%
                                  15,963       98.0%      15.4%       4.7%

Riverview SB of WA                16,249       93.2%       4.1%       4.0%




(1) Total institution deposits in headquarters county as percent of total co deposits.

Sources: CACI, Inc; SNL Securities, LP, Bureau of Labor Statistics

RP Financial, LC.
Page 4.6


demographic and deposit market share data for the Bank and the Peer Group is included in Table 4.1. The Bank's primary market area of Clark County, Washington is a rapidly growing, healthy market area with an influx of new employers and a healthy construction industry. The Bank's primary market is growing at a faster rate than the Peer Group primary market areas (17.1 percent projected growth for Clark County projected through 2002 versus 6.9 percent growth on average for the Peer Group). The counties adjacent to Clark County are slower growth markets that provide the Bank with funds to support lending in Clark County market. Offsetting the advantage provided by faster population growth in Clark County, the Bank's competitive position is less attractive than the Peer Group (the Bank's deposit market share is 4.1 percent versus and average of 16.7 percent for the Peer Group on average). The per capita income in the Bank's market falls within the range indicated by the Peer Group ($16,249 in per capita income for Clark County versus an average and median of $17,546 and $15,963, respectively for the Peer Group). Based on comparative demographic figures and the generally healthy market areas of the Bank and the Peer Group, on average, we concluded that the Bank benefits to a comparable extent from its market area as the Peer Group and, on balance, RP Financial concluded that no valuation adjustment was warranted for market area.


5.       Dividends

      The Holding Company has indicated its intentions to pay an annual cash dividend at a yield ranging from 0.98 percent to 1.52 percent dependent upon the total shares sold in the offering) based on the initial offering price of $10.00 per share. As publicly-traded thrifts' capital levels and profitability have improved and as weak institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.30 percent to 5.26 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.63 percent as of June 6, 1997, representing an average earnings payout ratio of 42.54 percent. As of June 6, 1997, approximately 83 percent of all publicly-traded SAIF-insured thrifts have adopted cash dividend policies (see Exhibit IV-2), exhibiting an average yield of 2.14 percent and an average payout ratio of 42.82 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts. Riverview's planned initial dividend yield is lower than the Peer Group's average dividend yield which suggests a valuation discount; however, Riverview has the earnings strength to support a cash dividend at a level more comparable to the Peer Group (i.e., comparable dividend paying capacity) and we thus concluded that the Bank's dividend policy warrants just a slight downward adjustment in the valuation.

RP Financial, LC.
Page 4.7


6.       Liquidity of the Shares

      The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $24 million to $298 million as of June 6, 1997, with an average market value of $112 million. The shares outstanding of the Peer Group members ranged from 1.2 million to 16.6 million, with average shares outstanding of approximately 6.0 million. The Bank's pro forma market value will be materially lower than the Peer Group average, and pro forma shares outstanding will be lower than the Peer Group average -- both factors which would suggest lower liquidity in the shares of Riverview stock. At the same time, it is anticipated that Riverview's stock will be traded on the NASDAQ National Market System, which will provide adequate liquidity to the shares. Accordingly, in general, we anticipate that there will be a relatively liquid trading market for the Bank's stock, which will be similar but slightly less attractive than the stock liquidity characteristics of the Peer Group companies on average. We applied a slight downward adjustment for this factor.


7.       Marketing of the Issue

      We believe that several separate markets exist for thrift stocks coming to market such as Riverview: (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; (C) the market for second step conversions by MHCs; (D) the acquisition market for thrift franchises in Washington state; and (E) the market for the public stock of Riverview. All of these markets were considered in the valuation of the Bank's second step conversion.

         A.       Public Market

      The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

RP Financial, LC.
Page 4.8

      In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Earnings reports dominated the stock market in mid-April 1996, with day-to-day fluctuations in the market reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable fourth quarter earnings among technology issues pushed the NASDAQ Composite Index to new highs in late-April and early-May, while blue chip stocks lagged the overall market. Stronger than expected first quarter GDP growth reported in early-May stirred major sell-offs in stocks and bonds, resulting in the 30-year bond edging above
7.0 percent and a one day drop in the DJIA of almost 77 points. Inflation concerns receded somewhat following a mid-May report by the Federal Reserve, which indicated that inflation remained in check and near term interest rate increases were not likely. The positive reading on inflation by the Federal Reserve, along with the Federal Reserve's decision to leave interest rates unchanged at its late-May meeting, served to strengthen bond and stock prices, with the DJIA posting new highs in late-May and the 30-year bond dropping below
7.0 percent. However, signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May. Stronger than expected job growth in May further depressed bond prices in early-June, which served to stall the stock market as well.

      Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield moved back below 7.0 percent. The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point one-day decline in the DJIA and an increase in the 30-year bond yield to
7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that the economy was slowing down and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

RP Financial, LC.
Page 4.9


      The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

      The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

      Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago. Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April. In late-April, the release of economic data

RP Financial, LC.
Page 4.10


which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and an improving interest-rate outlook sustained a positive trend in the stock market through mid-June. On June 6, 1997, the DJIA closed at 7435.78, translating into an increase of 30.5 percent from a year ago.

      Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. A bullish outlook on the financial institution sector in general served to bolster prices in early-April 1996, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996. However, thrift prices declined following the release of the March employment report, as interest-rate sensitive stocks were pulled lower by the unfavorable interest rate outlook. The downturn was abbreviated by the generally strong first quarter earnings posted by bank and thrift issues, which provided for a mild upward trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early-May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and through mid-June, uncertainty over future interest rate trends provided for a flat thrift stock market.

      The Supreme Court's ruling in favor of thrifts seeking damages for goodwill served to boost thrift prices in the beginning of July 1996, but the upturn was abbreviated by a sharp increase in interest rates. The sharp rise in interest rates, which was prompted by the stronger than expected June unemployment report, pushed interest-rate sensitive issues in general lower. Generally favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August. Thrift stocks settled into a narrow trading range in late-August and early-September, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

      Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured

Rp Financial, LC.
Page 4.11

thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

      Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahamanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March, with the SNL Index posting a new high of 579.1 on March 11, 1997. Like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by a decline in interest rates. Thrift stocks continued to edge high through mid-May, based on the improved interest-rate outlook. The SNL Index for all publicly-traded thrifts closed at 590.8 on June 6, 1997, an increase of 53.4 percent from one year ago.

         B.       The New Issue Market

      In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. Interest in converting thrift issues receded somewhat in the second quarter of 1996, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. However, interest returned to converting issues during the second half of 1996, as most offerings experienced healthy oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. The favorable market environment for converting thrift issues has generally been sustained during the first two quarters of 1997, with most offerings experiencing oversubscriptions and trading higher in initial post-

RP Financial, LC.
Page 4.12


conversion trading activity. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive
27.8 percent.

      In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/TB ratio of the conversions completed in the most recent three month period of
93.40 percent reflects a discount of 29.0 percent from the average P/TB ratio of all publicly-traded SAIF-insured thrifts (equal to 131.47 percent), and the average core P/E ratio of 22.16 times reflects a premium of 25.1 percent from the all SAIF-insured public average core P/E ratio of 17.72 times. The pricing ratios of the better capitalized but lower earning recently converted thrifts (based on return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

      In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

         C.       Second Step Conversion Market

      There is a pronounced difference in the pricing of second step conversions relative to full conversion offerings in which 100 percent of the shares are issued. As noted in Table 4.4, during the past 12 months, the median pro forma price/tangible book ratios of second step conversions exceeded 81 percent, as compared to the median price/tangible book of conversions over the last three months which just exceeds 71 percent, perhaps reflecting the smaller offering and some seasoning as a public company for second steps. Furthermore, as shown in Table 4.5, assuming the publicly-traded MHCs completed second step conversions (utilizing standard assumptions for each MHC) at their current market prices, the implied median price/tangible book is computed at approximately 86 percent -- apparently the investment community is factoring in the potential impact of a second step conversion into the market price of MHCs today. Accordingly, before adjusting Riverview's value for fundamental differences, it would be expected that the pro forma price/tangible book would share more pricing similarity with the second step transactions than the standard stock conversion offerings.

RP Financial, LC.





                                    Table 4.2
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically


    Institutional Information Pre-Conversion Data Insider Purchases



                                                         Financial Info.  Asset Quality   Offering Information    Benefit Plans
                                    Conversion                   Equity/  NPAs/    Res.   Gross   % of   Exp./        Recog.  Mgmt.
Institution                  State     Date    Ticker    Assets  Assets  Assets    Cov.   Proc.   Mid.   Proc. ESOP   Plans  & Dirs.
                                                         ($Mil)   (%)    (%)(2)    (%)   ($Mil)   (%)    (%)    (%)    (%)   (%)(3)
SFB Bancorp                   TN     05/30/97   SFBK      $47    10.04%   0.80%    82%    $7.7    132%   3.2%   8.0%   4.0%   5.3%
Rocky Ford Financial          CO     05/22/97  P.Sheet     21    13.92%   0.00%    NA      4.2    132%   8.3%   8.0%   4.0%  23.6%
HCB Bancshares                AR     05/07/97   HCBB      176     7.81%   0.21%   110%    26.5    132%   2.8%   8.0%   4.0%   4.3%
Peoples Sidney Fin. Corp.     OH     04/28/97   PSFC       92    10.08%   1.11%    33%    17.9    132%   3.2%   8.0%   4.0%   9.8%
NewSouth Bancorp(1)           NC     04/08/97   NSBC      199     9.52%   0.41%   299%    43.6    132%   2.9%   8.0%   4.0%   0.8%
Hemlock Fed. Fin. Corp.       IL     04/02/97   HMLK      146     7.86%   0.44%   117%    20.8    132%   3.1%   8.0%   4.0%   6.0%
Cumberland Mtn. Bncshrs.(8)   KY     04/01/97   P./Sheet   92     5.14%   1.31%    19%     4.4    132%   8.0%   6.2%   4.0%   4.5%
GS Financial Corp.            LA     04/01/97   GSLA       88    28.30%   0.29%   107%    34.4    132%   2.4%   8.0%   4.0%   5.3%
Market Fin. Corp.             OH     03/27/97   MRKF       46    16.73%   0.99%    11%    13.4    132%   3.5%   8.0%   4.0%   7.8%
Vermilion Bancorp(1)          IL     03/26/97  P.Sheet     36     6.63%   0.97%    39%     4.0    132%   7.2%   8.0%   4.0%  16.4%

                                              Averages:   $94    11.60%   0.65%    91%   $17.7    132%   4.5%   7.8%   4.0%   8.4%
                                               Medians:    90     9.78%   0.62%    82%   $15.6    132%   3.2%   8.0%   4.0%   5.6%

                         Averages, Excluding 2nd Steps    $95    12.32%   0.58%   100%   $19.1    132%   4.1%   8.0%   4.0%   8.8%
                         Medians, Excluding 2nd Steps     $88    10.04%   0.44%    94%   $17.9    132%   3.2%   8.0%   4.0%   6.0%



                                                          -------------------------------------------------------------------
                                                                                   Pro Forma Data
                                                          -------------------------------------------------------------------
                                                             Pricing Ratios(4)          Fin. Characteristics
                                                          -------------------------------------------------------------------
                                                                                    First           After           After
                                     Conversion                                                        IPO     Trading   %
                              State     Date    Ticker    P/TB     P/E(5)   P/A     ROA   TE/A   ROE   Price      Day    Chg.
                                                           (%)       (x)    (%)     (%)    (%)   (%)    ($)       ($)     (%)
                              -----------------------------------------------------------------------------------------------
SFB Bancorp                    TN     05/30/97   SFBK      70.1%   13.9    14.5%    1.0%  20.7%  5.1%  $10.00   $13.81  38.1%
Rocky Ford Financial           CO     05/22/97  P.Sheet    67.9%   14.6    17.7%    1.2%  26.1%  4.6%   10.00    13.00  30.0%
HCB Bancshares                 AR     05/07/97   HCBB      72.9%   34.4    13.3%    0.4%  18.2%  2.1%   10.00    12.63  26.3%
Peoples Sidney Fin. Corp.      OH     04/28/97   PSFC      71.0%   13.7    16.5%    1.2%  23.3%  5.2%   10.00    12.56  25.6%
NewSouth Bancorp(1)            NC     04/08/97   NSBC      77.8%   20.7    18.5%    0.9%  23.7%  3.8%   15.00    20.25  35.0%
Hemlock Fed. Fin. Corp.        IL     04/02/97   HMLK      72.8%   20.3    12.7%    0.6%  17.4%  3.6%   10.00    12.88  28.8%
Cumberland Mtn. Bncshrs.(8)    KY     04/01/97   P./Sheet  81.2%   13.8     7.1%    0.5%   8.8%  5.9%   10.00    11.88  18.8%
GS Financial Corp.             LA     04/01/97   GSLA      63.4%   25.9    29.4%    1.1%  46.3%  2.4%   10.00    13.38  33.8%
Market Fin. Corp.              OH     03/27/97   MRKF      70.6%   20.0    23.4%    1.2%  33.2%  3.5%   10.00    12.94  29.4%
Vermilion Bancorp(1)           IL     03/26/97  P.Sheet    71.0%   18.7    10.1%    0.5%  14.2%  3.8%   10.00    12.38  23.7%

                                          Averages:        71.9%   19.6    16.3%    0.9%  23.2%  4.0%  $10.50   $13.57  28.9%
                                           Medians:        71.0%   19.3    15.5%    1.0%  22.0%  3.8%  $10.00   $12.91  29.1%

                             Averages, Excluding 2nd Steps 70.8%   20.2    17.3%    0.9%  24.8%  3.8%  $10.56   $13.76  30.1%
                              Medians, Excluding 2nd Steps 71.0%   20.0    16.5%    1.0%  23.3%  3.8%   10.00    12.94  29.4%


                                                            ----------------------------------
                                                               Post-IPO Pricing Trends
                                                            -----------------------------------
                                                                   Closing Price:
                                                            -----------------------------------
                                     Conversion             First      %     First        %
                              State     Date    Ticker      Week(6)   Chg.   Month(7)    Chg.
                                                             ($)      (%)     ($)       (%)
                              -----------------------------------------------------------------
SFB Bancorp                    TN     05/30/97   SFBK          NA       NA       NA     NA
Rocky Ford Financial           CO     05/22/97  P.Sheet        13.25    32.5%    NA     NA
HCB Bancshares                 AR     05/07/97   HCBB          12.69    26.9%    13.13  31.3%
Peoples Sidney Fin. Corp.      OH     04/28/97   PSFC          13.25    32.5%    12.88  28.8%
NewSouth Bancorp(1)            NC     04/08/97   NSBC          22.00    46.7%    23.50  56.7%
Hemlock Fed. Fin. Corp.        IL     04/02/97   HMLK          12.88    28.8%    13.00  30.0%
Cumberland Mtn. Bncshrs.(8)    KY     04/01/97   P./Sheet      12.25    22.5%    12.63  26.3%
GS Financial Corp.             LA     04/01/97   GSLA          13.63    36.3%    14.00  40.0%
Market Fin. Corp.              OH     03/27/97   MRKF          12.50    25.0%    12.63  26.3%
Vermilion Bancorp(1)           IL     03/26/97  P.Sheet        12.25    22.5%    11.75  17.5%

                                          Averages:           $13.85    30.4%   $14.19  32.1%
                                           Medians:           $12.78    29.1%   $12.75  27.5%

                             Averages, Excluding 2nd Steps    $14.05    31.4%   $11.11  32.9%
                              Medians, Excluding 2nd Steps     12.88    28.8%    12.88  28.8%







Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                    Table 4.3
                           Market Pricing Comparatives
                            Prices As of June 6, 1997




                                          Market        Per Share Data
                                      Capitalization   _______________             Pricing Ratios(3)                  Dividends(4)
                                      ---------------   Core    Book   ------------------------------------ ----------------------
                                      Price/   Market   12-Mth  Value/                                      Amount/     Payout
                                      Share(1)  Value   EPS(2)  Share   P/E     P/B    P/A     P/TB  P/CORE Share    Yield Ratio(5)
                                      ------- ------- ------- ------- ------- ------- ------- ------- ------------ ------ --------
     Financial Institution
     ---------------------              ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x) ($)     (%)     (%)





     SAIF-Insured Thrifts              19.97   132.40   1.14   15.56   20.14  128.40   15.64  131.47   17.72 0.37   1.87   29.08
       Grouping(8)                     13.25    26.85   0.50   14.29   24.71   92.72   24.47   93.40   22.16 0.05   0.37    6.94
     State of WA                       25.59   963.46   1.42   12.93   19.55  178.35   16.31  187.66   18.79 0.39   1.40   22.99


     Comparable Group
     ----------------


     Special Comparative Group(8)
     ----------------------------
     GSLA  GS Financial Corp. of LA    14.37    49.42   0.29   15.77      NM   91.12   42.23   91.12      NM 0.00   0.00    0.00
     HCBB  HCB Bancshares of AR        12.87    34.04   0.29   13.73      NM   93.74   17.11   97.80      NM 0.00   0.00    0.00
     HMLK  Hemlock Fed. Fin. Corp.
            of IL                      13.00    26.99   0.49   13.74      NM   94.61   16.46   94.61   26.53 0.00   0.00    0.00
     MRKF  Market Fin. Corp. of OH     12.87    17.19   0.50   14.17      NM   90.83   30.15   90.83   25.74 0.00   0.00    0.00
     PSFC  Peoples Sidney Fin. Corp
            of OH                      13.00    23.21   0.73   14.09   23.21   92.26   21.46   92.26   17.81 0.00   0.00    0.00
     SFBK  SFB Bancorp, Inc. of TN     13.37    10.25   0.72   14.26   26.22   93.76   19.41   93.76   18.57 0.30   2.24   41.67


                                              Financial Characteristics(6)
                                  --- --------------------------------------------------
                                  Total  Equity/  NPAs/     Reported         Core
                                                         --------------- ---------------
                                  Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                  ------  ------ ------- ------- ------- ------- --------

                                 ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)





 SAIF-Insured Thrifts             1,117   12.85    0.78    0.62    5.28    0.84    7.35
 Special Selection\
   Grouping(8)                      116   26.52    0.67    0.59    2.15    0.88    3.55
 State of WA                      6,406    9.06    0.49    0.87    8.82    1.03   11.55


 Comparable Group
 ----------------


 Special Comparative Group(8)
 ----------------------------


 GSLA  GS Financial Corp. of LA     117   46.34    0.13    0.85    1.84    0.85    1.84
 HCBB  HCB Bancshares of AR         199   18.25      NA   -0.11   -0.58    0.39    2.11
 HMLK  Hemlock Fed. Fin. Corp.
         of IL                      164   17.39      NA    0.24    1.38    0.62    3.57
 MRKF  Market Fin. Corp. of OH       57   33.20    0.89    0.89    2.68    1.17    3.53
 PSFC  Peoples Sidney Fin. Corp
        of OH                       108   23.26    1.00    0.92    3.97    1.21    5.18
 SFBK  SFB Bancorp, Inc. of TN       53   20.70      NA    0.74    3.58    1.05    5.05

(1)  Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)  Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.




Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700



                                                                           Table 4.5
                                                   MHC INSTITUTIONS -- IMPLIED PRICING RATIOS FULL CONVERSION BASIS
                                                                  Riverview MHC and the Comparables
                                                                        As of June 6, 1997

                                                   Fully Converted
                                                   Implied Value     Per Share (8)
                                                  ----------------   --------------
                                                             Implied   Core     Book                  Pricing Ratios (3)
                                                    Price/    Market   12-Mth   Value/      ---------------------------------------
                                                   Share(1)   Val(8)   EPS(2)  Share       P/E     P/B     P/A     P/TB     P/CORE
                                                   --------  -------   ------  ------      ---     ---     ---     ----     ------
                                                     ($)     ($Mil)     ($)     ($)        (X)     (%)     (%)      (%)       (X)



SAIF-Insured Thrifts(7)
-----------------------
 Averages                                            19.97    132.40    1.14   15.56      20.14   128.40   15.64    131.47    17.72
 Medians                                                --        --      --      --      20.41   123.11   14.25    125.24    16.85

All Non-MHC State of WA(7)
--------------------------
 Averages                                            24.58    414.15    1.56   12.68      19.94   190.90   13.69    204.77    17.20
 Medians                                                --        --      --      --      17.72   180.35   15.04    187.81    17.36

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
 Averges                                             19.81    153.90    1.23   22.54      20.95    87.09   16.53     88.31    17.52
 Medians                                                --        --      --      --      20.50    86.00   15.54     85.91    16.74

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CMSV Commty. Svgs, MHC of FL (48.5)                  21.75    107.03    1.52   25.06      19.95    86.79   14.68     86.79    14.31
FFFL Fidelity FSB, MHC of FL (47.4)                  18.75    126.86    1.01   20.41      26.04    91.87   12.90     92.32    18.56
SKBO First Carnegie, MHC of PA (45.0)                13.44     30.91    0.52   16.42         NM    81.85   18.81     81.85    25.85
FFSX First FS&LA. MHC of IA (46.0)                   23.00     65.02    1.53   26.72      22.12    86.08   12.99     86.47    15.03
FSLA First SB SLA MHC of NJ (47.5)                   24.75    179.36    1.52   24.02      25.00   103.04   16.24    109.80    16.28
GDVS Greater DV SB, MHC of PA (19.9)                 12.87     42.11    0.47   17.03         NM    75.57   15.77     75.57    27.38
GFED Guarnty FS&LA, MHC of MO (31.0)                 17.00     53.13    0.76   18.53      29.82    91.74   23.42     91.74    22.37
HARB Harbor FSB, MHC of FL (46.0)                    36.62    181.71    2.99   34.99      15.39   104.66   15.30    106.76    12.25
HARS Harris SB, MHC of PA (24.2)                     20.75    232.84    1.24   26.92      28.82    77.08   11.13     82.87    16.73
JXSB Jcksnville SB, MHC of IL (44.6)                 16.25     20.67    0.97   20.83         NM    78.01   11.92     78.01    16.75
LFED Leeds FSB, MHC of MD (36.2)                     18.00     62.19    1.16   22.86      20.22    78.74   19.73     78.74    15.52
NWSB Northwest SB, MHC of PA (29.9)                  14.37    335.91    1.04   16.76      18.19    85.74   15.30     88.38    13.82
PBCT Peoples Bank, MHC of CT (37.4)                  24.37   1486.98    1.48   25.78      13.93    94.53   17.54     94.57    16.47
PERT Perpetual of SC, MHC (46.8)                     27.62     41.57    1.74   32.02      20.77    86.26   17.21     86.26    15.87
PFSL Pocahnts Fed, MHC of AR (46.4)                  19.50     31.77    2.11   23.41      12.34    83.30    8.20     83.30     9.24
PULB Pulaski SB, MHC of MO (29.0)                    17.62     36.90    0.96   21.31      24.82    82.68   18.36     82.68    18.35
PLSK Pulaski SB, MHC of NJ (46.0)                    12.75     26.39    0.68   15.61         NM    81.68   14.55     81.68    18.75
RVSB Rvrview SB, FSB MHC of WA (41.7)                19.00     45.90    1.33   20.27      17.27    93.73   18.49     98.45    14.29
SBFL SB Fngr Lakes MHC of NY (33.1)                  16.25     29.01    0.79   20.41         NM    79.62   12.66     79.62    20.57
TSBS Trenton SB, FSB MHC of NJ (35.0)                19.75    178.48    1.03   22.41      17.48    88.13   24.63     92.20    19.17
WAYN Wayne S&L Co. MHC of OH (47.8)                  26.75     40.10    1.39   26.96         NM    99.22   14.98     99.22    19.24
WCFB Wbstr Cty FSB MHC of IA (45.2)                  14.75     30.98    0.79   17.24      23.05    85.56   28.84     85.56    18.67





                                                    Dividends(4)                               Financial Characteristics(6)
                                               -------------------------  -----------------------------------------------------
                                               Amount/           Payout    Total    Equity/    NPAs/    Reported        Core
                                               Share    Yield   Ratio(5)   Assets   Assets    Assets   -----------   ----------
                                               ------   -----    --------  ------   ------    ------   ROA     ROE   ROA    ROE
                                                                                                       ---      ---  ---    ---
                                                ($)      (%)       (%)     ($Mil)    (%)       (%)     (%)      (%)  (%)    (%)



SAIF-Insured Thrifts(7)
-----------------------
 Averages                                       0.37     1.87     29.08     1,117    12.85     0.78    0.62     5.28  0.84   7.35
 Medians                                          --       --        --        --       --       --      --       --    --     --

All Non-MHC State of WA(7)
--------------------------
 Averages                                       0.36     1.25     16.66     2,368     7.11     0.65    0.75     8.94  0.97  12.58
 Medians                                          --       --        --        --       --       --      --       --    --     --

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
 Averages                                       0.63     3.08     41.49       955    19.05     0.63    0.76     3.97  1.01   5.37
 Medians                                          --       --        --        --       --       --      --       --    --     --

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CMSV Cmmty. Svgs, MHC of FL (48.5)              0.90     4.14     59.21       729    16.92     0.57    0.77     4.39  1.07   6.12
FFFL Fidelity FSB, MHC of FL (47.4)             0.80     4.27        NM       983    14.04     0.30    0.54     3.55  0.75   4.97
SKBO First Carnegie, MHC of PA (45.0)           0.00     0.00      0.00       164    22.98     0.74    0.57     2.50  0.73   3.17
FFSX First FS&LA. MHC of IA (46.0)              0.48     2.09     31.37       501    15.09     0.14    0.60     3.92  0.88   5.77
FSLA First SB SLA MHC of NJ (47.5)              0.48     1.94     31.58     1,105    15.76     0.58    0.68     4.18  1.04   6.41
GDVS Greater DV SB, MHC of PA (19.9)            0.36     2.80        NM       267    20.87     2.78    0.30     1.40  0.58   2.73
GFED Giarmtu FS&LA, MHC of MO (31.0)            0.40     2.35     52.63       227    25.53     0.54    0.81     3.09  1.08   4.12
HARB Harbor FSB, MHC of FL (46.0)               1.40     3.82     46.82     1,188    14.62     0.47    1.06     6.99  1.33   8.78
HARS Harris SB, MHC of PA (24.2)                0.58     2.80     46.77     2,092    14.44     0.70    0.45     2.70  0.78   4.65
JXSB Jcksnville SB, MHC of IL (44.6)            0.40     2.46     41.24       173    15.27     0.39    0.43     2.55  0.79   4.67
LFED Leeds FSB, MHC of MD (36.2)                0.76     4.22     65.52       315    25.05     0.02    1.00     3.95  1.30   5.14
NWSB Northwest SB, MHC of PA (29.9)             0.32     2.23     30.77     2,195    17.85     0.84    0.88     4.76  1.16   6.27
PBCT Peoples Bank, MHC of CT (37.4)             0.67     2.75     45.27     8,477    18.56     0.91    1.29     6.96  1.09   5.88
PERT Perpetual of SC, MHC (46.8)                1.40     5.07        NM       242    19.95       NA    0.92     4.79  1.20   6.27
PFSL Pocahnts Fed, MHC of AR (46.4)             0.90     4.62     42.65       388     9.84     0.28    0.66     6.93  0.88   9.25
PULB Pulaski SB, MHC of MO (29.0)               1.00     5.68        NM       201    22.21       NA    0.74     3.33  1.00   4.51
PLSK Pulaski SB, MHC of NJ (46.0)               0.30     2.35     44.12       181    17.82     0.68    0.45     2.50  0.78   4.36
RVSB Rvrview SB, FSB MHC of WA (41.7)           0.22     1.16     16.54       248    19.72     0.10    1.10     5.55  1.33   6.71
SBFL SB Fngr Lakes MHC of NY (33.1)             0.40     2.46     50.63       229    15.90     0.78    0.28     1.61  0.66   3.86
TSBS Trenton SB, FSB MHC of NJ (35.0)           0.35     1.77     33.98       725    27.95     0.77    1.56     5.11  1.42   4.66
WAYN Wayne S&L Co. MHC of OH (47.8)             0.92     3.44     66.19       268    15.10     0.71    0.43     2.86  0.78   5.16
WCFB Wbstr Cty FSB MHC of IA (45.2)             0.80     5.42        NM       107    33.70     0.27    1.23     3.73  1.52   4.61

(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses (including the SAIF assessment) on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets;
    P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (C) 1997 by RP Financial, LC.

RP Financials, LC.
Page 4.17



         D.       Acquisition Market

                   Also considered in the valuation was the potential impact on Riverview's stock price of recently completed and pending acquisitions of other thrifts operating in Riverview's market area. As shown in Exhibit IV-4, there was one Northwest U.S. (Washington, Oregon, Idaho) thrift acquired in 1996 and 1997, but the Northwest U.S. market is home to several highly acquisitive financial institutions and Northwest U.S. based institutions typically trade with some acquisition speculation built into their stock prices. The acquisition speculation involving Northwest U.S. thrifts may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting primarily Northwest U.S. thrifts. E. Market for Riverview Stock
         E.       Market for Riverview Stock

                  Since Riverview's minority stock currently trades under the symbol "RVSB" on the NASDAQ National Market system, RP Financial also considered the recent trading activity in its valuation analysis. Riverview had a total of 2,416,301 shares issued and outstanding at March 31, 1997, of which 1,008,410 were held by Public Stockholders and were traded as public securities. As of June 6, 1997, the Bank's stock price was $20.25 per share (the closing price from June 4, 1997 after which there were not subsequent trades). Prior to the announcement of the second step conversion, the shares were trading in the range of $18.00 to $22.00 per share. Immediately after the second step was announced, the shares increased to between $20.00 and $24.00. We attribute the price increase to some speculation, and the current pricing has placed it at a premium to other MHCs. There are significant differences between the Bank's minority stock (currently being traded) and the conversion stock that will be issued by the Holding Company. Such differences include different liquidity characteristics (the new conversion stock will be significantly more liquid owing to greater public shares available to trade), and a lower return on equity for the Company's conversion stock, and the anticipated difference in dividend policy (versus a $0.24 per share annual cash dividend and regular stock dividends currently) for the conversion stock. Since the pro forma impact has not been publicly disseminated to date, it is appropriate to discount the current trading level. As the pro forma impact is made known publicly, the trading level will become more informative.

                              * * * * * * * * * * *

                  Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, recent trends in the acquisition market, and the trading level of Public Savings Bank Shares, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

RP Financials, LC.
Page 4.18

8. Management

         Riverview's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 lists Riverview's Board of Directors and executive management with summary resumes. The Bank's operations to date indicates that Riverview's management team, in conjunction with the Board, has developed and implemented an effective operating philosophy. Riverview has no apparent senior management or Board vacancies and there appears to be a well-defined organizational structure. Similarly, the financial results of the Peer Group companies indicate that they have been effectively managed, as all of the Peer Group companies maintained healthy capital positions, solid core earnings and favorable credit quality measures. We have therefore concluded that, in general, Riverview is currently being operated at least as effectively as the Peer Group companies and no adjustment for this factor was necessary.


9. Effect of Government Regulation and Regulatory Reform

     The Bank and most of the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as the affected institutions are SAIF-insured and subject to the same one time assessment and their deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings bank, Riverview will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions.
Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Bank's value was warranted for this factor.

Summary of Adjustments

     Overall, we believe the Bank's pro forma market value should take intoaccount the valuation adjustments relative to the Peer Group:


         Key Valuation Parameters:                                    Valuation Adjustment

         Financial Condition                                          Slight Downward
         Profitability, Growth and Viability of Earnings              No Adjustment
         Asset Growth                                                 No Adjustment
         Primary Market Area                                          No Adjustment
         Dividends                                                    Slight Downward
         Liquidity of the Shares                                      Slight Downward
         Marketing of the Issue                                       No Adjustment
         Management                                                   No Adjustment
         Effect of Government Regulations and Regulatory Reform       No Adjustment

RP Financial, LC.
Page 4.19


Valuation Approaches

         In applying the accepted valuation methodology promulgated by the OTS, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Riverview's to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds from selling the MHC's interest to the public. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the assumptions disclosed in Riverview's prospectus for offering expenses, and the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). We have utilized the reinvestment rate set forth in the prospectus, derived from the OTS's suggested formula equal to the arithmetic average of the yield on interest earning assets and the cost of deposits (6.55 percent). We compared this assumption to the blended rate reflected the Bank's business plan, and concluded it to be appropriate. With regard to the employee stock ownership plan and stock reward plans, we have performed the valuation assuming the ESOP purchases an amount equal to 8.0 percent of the second step offering (10 year amortization) and the MRP acquires 4.0 percent of the second step offering. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

         RP Financial's valuation placed emphasis on the following:


         o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Since the Bank and the Peer Group reported pro forma core profitability, the P/E approach was considered in this valuation. In applying this approach, we took into account primarily estimated core earnings.

         o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). RP Financial considered the P/TB approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions, which often exhibit a willingness to pay premium P/E multiples in the expectation that such institutions will implement leveraging strategies to promote earnings growth. At the same time, with lower ROE ratios, new conversions are typically discounted on a book value basis relative to the market at least until there is partial realization of leveraging strategies.

         o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place exclusive weight simply on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value and, in the case of a highly capitalized institution, a high P/A ratio limits the investment community's willingness to pay average market multiples for earnings and book value when ROE is low.

RP Financial, LC.
Page 4.20

         o Trading of RVSB Stock. Converting institutions generally do not have stock outstanding. Riverview, however, has public shares outstanding due to the mutual holding company form of ownership. Because RVSB stock is currently traded in the markets, it is an indicator of investor interest in the Bank's conversion stock and therefore received some weight in our valuation. Based on the June 6, 1997 stock price of $20.25 per share and the 2,416,301 shares of Bank stock issued and outstanding, the implied value of $48.9 million was considered in the valuation process. However, since the conversion stock will have different characteristics than the minority shares and since pro forma information has not been publicly disseminated to date, the current trading price of RVSB stock was somewhat discounted herein but will become more important towards the closing of the offering.

         The Bank intends to adopt Statement of Position ("SOP" 93-6), which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Bank in the determination of the Bank's pro forma value.

         Based on the application of the OTS valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/TB and P/E approaches, considering the recent trading in RVSB stock, and followed by the P/A approach, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $41,187,575 at the midpoint at this time (please note this valuation figure reflects the rounding of the stock offering amount).


         1. Price-to-Tangible Book ("P/TB"). The application of the P/TB valuation method requires calculating the Bank's pro forma market value by applying a valuation P/TB ratio to Riverview's pro forma tangible book value. The pre-conversion book value for Riverview of $25,119,000 was equal to the Bank's reported capital at March 31, 1997, plus the $94,000 of mutual holding company assets which will be consolidated with the Holding Company as a result of the conversion. Tangible capital, inclusive of mutual holder company assets, was $22,790,000. Based on the $41,187,575 midpoint valuation, Riverview's pro forma P/TB ratio was 95.90 percent. In comparison to the average P/TB ratio for the Peer Group of 126.09 percent, Riverview's valuation reflected a discount of
23.9 percent. RP Financial considered the discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously. Given the historically high P/TB pricing for thrifts in today's market, a valuation discount under the P/TB approach could only be expected and is consistent with the aftermarket trading of new conversion issues.

         Given the emphasis on limiting near term aftermarket trading in the revised appraisal guidelines, RP Financial also considered the pro forma P/TB ratios of recent conversions in its valuation analysis. It is these

RP Financial, LC.
Page 4.21

companies that provide a proxy for aftermarket trading for new thrift issues. At the midpoint value of $41,187,575, Riverview's pro forma P/TB ratio of 95.90 percent represented a premium of 2.7 percent from the 93.40 percent average P/TB ratio of the recently converted thrifts (see Table 4.3).

         2. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. As shown below, the Bank recorded several non-operating items during the twelve month period which were all deemed non-operating and not included in the core earnings base. The Bank's core earnings were calculated to equal the following (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit IV-9, including the SAIF assessment):


                                                                     Amount
                                                                     ($000)

                  Net Income                                        $2,008
                  Less: Gains of Loans HFS                             (69)
                  Less: Gains on MBS & Investments                     (37)
                  Plus: SAIF Assessment                                947
                  Tax-Effect Adjustments @ 34%                        (320)
                                                                      -----

                  Adjusted (Core) Income After Tax                  $2,529

         Based on Riverview's trailing twelve month core earnings, and incorporating the impact of the pro forma assumptions previously discussed, the Bank's pro forma core P/E multiple at the $41,187,575 midpoint value equaled
13.09 times. Comparatively, the Peer Group posted an average core P/E multiple of 20.02 times, which indicates a discount of 34.6 percent in the Bank's pro forma earnings multiple. In reaching the valuation conclusion, we also evaluated the Bank's price/earnings multiple on the basis of projected earnings as reflected in the business plan.


         3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Riverview's value equaled 16.84 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average

RP Financial, LC.

                               (State/Fed.)                    ($Mil)    (%)   %)(2)     (%)  ($000)       (%)             (%)
                                                                                                       ----------
-----------------------------------------------------------------------------------------------------------------------------------


Cumberland Mntn. Bncshrs.    KY  *    F     04/01/97  P. Sheet    92   5.14%   1.31%    19%   4,397     132.3%            8.0%
Kenwood Bancorp              OH  *    F     07/01/96  P. Sheet    48   6.88%   0.00%    NM    1,577     101.7%           22.2%
Commonwealth Bancorp         PA  *    F     06/17/96  CMSB     2,054   6.71%   0.51%   109%  98,721     109.7%            1.9%
Westwood Financial Corp.     NJ       F     06/07/96  WWFC        85   7.05%   0.00%    NM    3,853      99.4%            9.9%
Jacksonville Bancorp         TX       F     04/01/96  JXVL       198  10.47%   1.41%    36%  16,184     106.4%            4.4%
North Central Bancshares     IA       F     03/21/96  FFFD       180  16.47%   0.17%   562%  26,255     105.6%            3.5%
Fidelity Financial of Ohio   OH  *    F     02/04/96  FFOH       227  13.23%   0.50%    69%  22,781     132.1%            3.2%
First Colorado Bancorp       CO  *    F     01/02/96  FFBA     1,400  12.71%   0.31%    20% 134,076     105.3%            1.9%
Charter Financial            IL  *    F     12/29/95  CBSB       293  12.17%   0.27%   281%  29,205     115.7%            3.4%
American National Bancorp    MD  *    F     11/03/95  ANBK       426   6.80%   2.23%    67%  21,821     132.3%            3.3%
First Defiance Fin. Corp.    OH  *    F     10/02/95  FDEF       476  15.27%   0.24%   135%  64,769     132.3%            2.3%
Community Bank Shares        IN  *    F     04/10/95  CBIN       205   7.00%   0.33%    80%  10,117     132.3%            4.4%
Fed One Bancorp              WV  *    F     01/19/95  FOBC       305   9.25%   0.32%   142%  16,124      85.0%            7.7%
Home Financial Corp.         FL  *    F     10/25/94  HOFL     1,005  13.43%   0.91%    44% 175,580     111.6%            3.1%
Jefferson Bancorp            LA  *    F     08/18/94  JEBC       257   6.26%   0.91%    25%  16,116     107.4%            3.9%

                                                AVERAGES:       $483   9.92%   0.63%   122% $42,772     113.9%            5.5%
                                                 MEDIANS:        257   9.25%   0.33%    69%  21,821     109.7%            3.5%
--------------------------------------------------------------------------------------------------------------------


Note: An asterisk (*) signifies conversion appraisals performed by RP Financial.
(1) Includes only those companies who offered stock when the MHC was formed.
(2) As indicated in prospectus.
(3) As indicated in prospectus.  Does not include stock options.
(4) Does not account for the adoption of SOP 93-6.


                                 Completed Second Step Conversions (1)


                                                              --------------------------------------------------------------------
                                                                INSIDER PURCHASES                PRO FORMA DATA
                                                              --------------------------------------------------------------------
                                                                                       PRICING RATIOS(4)      FIN. CHARACTERISTICS
                                                             ---------------------------------------------------------------------
                                                                  BENEFIT PLANS
                                                             --------------------------
                                         Conversion                 RECOG.  MGMT.
                            State Charter Date   Ticket      ESOP   PLANS   & DIRS.  P/TB   P/E    P/A      ROA     TE/A     ROE
                           ----  ------   -----  ------      ----   -----   -------  ----   ---    ---      ---     ----     ---
                                  (State/Fed.)                (%)    (%)     (%)(3)  (%)    (%)     (%)      (%)    (%)      (%)


Cumberland Mntn. Bncshrs.    KY  *    F   04/01/97  P. Sheet   6.2%   4.0%   4.5%   81.2%    13.8    7.1%     0.5%     8.8%    5.9%
Kenwood Bancorp              OH  *    F   07/01/96  P. Sheet   8.0%   4.0%   6.4%   67.6%    NM      6.0%     0.1%     8.8%    1.7%
Commonwealth Bancorp         PA  *    F   06/17/96  CMSB       8.0%   4.0%   0.1%  109.3%    12.1    8.4%     0.7%     6.7%   10.4%
Westwood Financial Corp.     NJ       F   06/07/96  WWFC       0.0%   0.0%   2.5%   80.0%    10.1    7.3%     0.7%     9.2%    7.9%
Jacksonville Bancorp         TX       F   04/01/96  JXVL       8.0%   4.0%   2.0%   77.7%    14.9   12.6%     0.8%    16.2%    5.2%
North Central Bancshares     IA       F   03/21/96  FFFD       3.2%   0.0%   0.5%   74.2%    12.1   19.7%     1.6%    26.5%    6.1%
Fidelity Financial of Ohio   OH  *    F   02/04/96  FFOH       8.0%   4.0%   5.6%   82.6%    18.1   16.6%     0.9%    20.0%    4.6%
First Colorado Bancorp       CO  *    F   01/02/96  FFBA      10.0%   2.0%   2.0%   87.0%    12.7   13.2%     1.0%    15.2%    6.9%
Charter Financial            IL  *    F   12/29/95  CBSB       3.3%   0.0%   0.1%   81.4%    12.3   15.5%     1.3%    19.1%    6.6%
American National Bancorp    MD  *    F   11/03/95  ANBK       8.0%   4.0%   0.6%   83.9%    17.7    9.0%     0.5%    10.7%    4.7%
First Defiance Fin. Corp.    OH  *    F   10/02/95  FDEF       8.0%   4.0%   0.9%   85.6%    18.2   20.6%     1.1%    24.1%    4.7%
Community Bank Shares        IN  *    F   04/10/95  CBIN       8.0%   0.0%  17.9%   85.5%    10.3    9.3%     0.9%    10.9%    8.3%
Fed One Bancorp              WV  *    F   01/19/95  FOBC       7.0%   4.0%   0.9%   67.9%     9.0    8.8%     1.0%    13.0%    7.6%
Home Financial Corp.         FL  *    F   10/25/94  HOFL       8.0%   4.0%   0.6%   86.4%    10.6   21.3%     2.0%    24.6%    8.2%
Jefferson Bancorp            LA  *    F   08/18/94  JEBC       7.0%   3.0%   1.5%   71.7%    10.2    7.9%     0.8%    11.1%    7.0%

  AVERAGES:                                                    6.7%   2.7%    3.1%  81.5%    13.0   12.2%     0.9%    15.0%    6.4%
   MEDIANS:                                                    8.0%   4.0%    1.5%  81.4%     2.2    9.3%     0.9%    13.0%    6.6%

-------------------------------------------------------------------------------------------------------------------------------

                                                          JUNE 6, 1997


Note: An asterisk (*) signifies conversion appraisals performed by RP Financial.
(1) Includes only those companies who offered stock when the MHC was formed.
(2) As indicated in prospectus.
(3) As indicated in prospectus.  Does not include stock options.
(4) Does not account for the adoption of SOP 93-6.





RP Financial, LC.
Page 4.22




P/A ratio of 19.59 percent, which implies a 14.0 percent discount being applied to the Bank's pro forma P/A ratio.

Valuation Conclusion

         It is our opinion that, as of June 6, 1997, the aggregate pro forma market value of the Bank, inclusive of the sale of the MHC's ownership interest in the Subscription and Community Offering was $41,187,575 at the midpoint. Based on this valuation and the approximate 58.27 percent ownership interest being sold in the Subscription and Community Offerings, the midpoint value of the Holding Company's stock offering was $24,000,000 (i.e., 0.5827 x $41,187,575), equal to 2,400,000 shares at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum offering value of $20,400,000 and a maximum value of $27,600,000. Based on the $10.00 per share offering price, this range equates to an offering of 2,040,000 shares at the minimum to 2,760,000 shares at the maximum. The Holding Company's offering also includes a provision for a superrange, which if exercised, would result in an offering size of $31,740,000, equal to 3,174,000 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.6, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

Establishment of Exchange Ratio

         OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Bank's common stock for common stock of the Holding Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Bank represented by the Public Savings Bank Shares, which is an approximate 41.73 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be
1.4488 shares, 1.7044 shares, 1.9601 shares and 2.2541 shares of Riverview Bancorp stock issued for each Public Savings Bank Share, at the minimum, midpoint, maximum and supermaximum of the offering, respectively.

         The Exchange Ratio formula and share exchange procedures were determined independently by the Board of Directors. RP Financial expresses no opinion on the proposed exchange of Holding Company shares for the Public Savings Bank Shares or on the proposed Exchange Ratio.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700



                                                                             Table 4.6
                                                                        Public Market Pricing
                                                                Riverview SB, FSB and the Comparables
                                                                         As of June 6, 1997

                                                    Market           Per Share Data
                                                 Capitalization      --------------
                                                ----------------     Core      Book                   Pricing Ratios(3)
                                                Price/     Market   12-Mth    Value/   -------------------------------------------
                                               Share(1)    Value    EPS(2)    Share    P/E      P/B      P/A       P/TB     P/CORE
                                               --------    -----    ------    -----    ---      ---      ---       ----     ------
                                                  ($)      ($Mil)     ($)      ($)     (X)      (%)      (%)       (%)       (X)



Riverview SB, FSB
-----------------
 Superrange                                      10.00     54.47     0.52     9.51    19.28   105.19     21.70     110.15     16.28
 Range Maximum                                   10.00     47.37     0.57    10.20    17.43    98.06     19.13     103.03     14.62
 Range Midpoint                                  10.00     41.19     0.64    10.99    15.69    90.96     16.84      95.90     13.09
 Range Minimum                                   10.00     35.01     0.72    12.07    13.82    82.85     14.50      87.69     11.46


SAIF-Insured Thrifts(7)
-----------------------
 Averages                                        19.97    132.40     1.14    15.56    20.14   128.40     15.64     131.47     17.72
 Medians                                            --        --       --       --    20.41   123.11     14.25     125.24     16.85

All Non-MHC State of WA(7)
--------------------------
 Averages                                        26.41   1081.72     1.46    13.25    19.00   177.63     15.79     185.56     18.89
 Medians                                            --        --       --       --    17.72   180.35     15.04     187.81     17.36

Comparable Group Averages
-------------------------
 Averages                                        17.99    112.39     0.89    14.91    21.68   122.97     19.59     126.09     20.02
 Medians                                            --        --       --       --    22.42   120.70     20.87     128.79     17.87

State of WA
-----------
CASB Cascade SB of Everett WA                    19.00     39.03     0.96    10.59    25.00   179.41     11.08     179.41     19.79
FMSB First Mutual SB of Bellevue WA              20.25     49.67     1.54    11.17    12.66   181.29     11.92     181.29     13.15
FWWB First Savings Bancorp of WA                 21.50    227.23     0.77    13.99    26.88   153.68     23.26     153.68     27.92
HRZB Horizon Financial Corp. of WA               15.37    113.72     1.03    10.61    14.64   144.86     22.07     144.86     14.92
IWBK Interwest SB of Oak Harbor WA               34.75    278.63     2.34    14.82    20.81   234.48     15.73     240.15     14.85
STSA Sterling Financial Corp. of WA              18.50    102.55     0.86    11.22       NM   164.88      6.59     194.33     21.51
WFSL Washington FS&LA of Seattle WA              26.06   1236.39     2.06    14.10    14.01   184.82     21.36     205.20     12.65
WAMU Washington Mutual Inc. of WA                55.87   6606.52     2.12    19.53       NM       NM     14.35         NM     26.35

Comparable Group
----------------
BWFC Bank West Fin. Corp. of MI                  13.87     24.73     0.42    12.62    23.51   109.90     16.82     109.90        NM
CMRN Cameron Fin. Corp. of MO                    16.75     44.92     0.96    16.92    21.75    99.00     22.72      99.00     17.45
EFBI Enterprise Fed. Bancorp of OH               19.00     38.21     0.82    15.52    25.33   122.42     15.51     122.58     23.17
FFHH FSF Financial Corp. of MN                   16.62     51.44     0.93    13.97    23.08   118.97     14.00     118.97     17.87
FFBA First Colorado Bancorp of Co                18.00    297.99     1.02    13.08    17.48   137.61     19.68     139.32     17.65
FWWB First Savings Bancorp of WA                 21.50    227.23     0.77    13.99    26.88   153.68     23.26     153.68     27.92
HRZB Horizon Financial Corp. of WA               15.37    113.72     1.03    10.61    14.64   144.86     22.07     144.86     14.92
KFBI Klamath First Bancorp of OR                 18.94    188.68     0.87    14.03       NM   135.00     27.59     135.00     21.77
UBMI United Fin. Corp. of MT                     19.50     23.85     1.16    19.95    20.74    97.74     22.14      97.74     16.81
WSTR WesterFed Fin. Corp. of MT                  20.37    113.07     0.90    18.44       NM   110.47     12.13     139.81     22.63






                                            Dividends(4)               Financial Characteristics(6)
                                      -----------------------  ----------------------------------------------     MEMO:
                                       Amount/        Payout   Total   Equity/  NPAs/   Reported       Core      Exchange    MEMO:
                                       Share   Yield  Ratio(5) Assets  Assets  Assets  ----------   ----------    Ratio    Offering
                                      ------   -----  -------  ------  ------  ------  ROA    ROE   ROA    ROE
                                                                                       ---    ---   ---    ---
                                      ($)     (%)     (%)    ($Mil)    (%)     (%)     (%)    (%)   (%)    (%)              ($Mil)



Riverview SB, FSB
-----------------
 Superrange                            0.10    0.98   18.82      251    20.63   0.09  1.13   5.46  1.33   6.46   2.2541    31.7
 Range Maximum                         0.11    1.12   19.56      248    19.51   0.09  1.10   5.63  1.31   6.71   1.9601    27.6
 Range Midpoint                        0.13    1.29   20.25      245    18.52   0.09  1.07   5.80  1.29   6.95   1.7044    24.0
 Range Minimum                         0.15    1.52   20.99      242    17.50   0.09  1.05   5.99  1.26   7.23   1.4488    20.4


SAIF-Insured Thrifts(7)
-----------------------
 Averages                              0.37    1.87   29.08    1,117    12.85   0.78  0.62   5.28  0.84   7.35
 Medians                                 --      --      --       --       --     --    --     --    --     --

All Non-MHC State of WA(7)
--------------------------
 Averages                              0.41    1.43   24.88    7,179     8.80   0.54  0.86   8.88  1.01  11.66
 Medians                                 --      --      --       --       --     --    --     --    --     --

Comparable Group Averages
-------------------------
 Averages                              0.48    2.63   42.54      569    16.14   0.19  0.95   5.43  1.06   6.01
 Medians                                 --      --      --       --       --     --    --     --    --     --

State of WA
-----------
CASB Cascade SB of Everett WA          0.00    0.00    0.00      352     6.17   0.59  0.46   7.46  0.58   9.42
FMSB First Mutual SB of Bellevue WA    0.20    0.99   12.99      417     6.57     NA  1.01  15.36  0.98  14.78
FWWB First Savings Bancorp of WA       0.28    1.30   36.36      977    15.13   0.25  1.05   5.61  1.01   5.40
HRZB Horizon Financial Corp. of WA     0.35    2.28   33.98      515    15.23   0.01  1.55   9.82  1.52   9.64
IWBK Interwest SB of Oak Harbor WA     0.56    1.61   23.93    1,771     6.71   0.69  0.84  12.48  1.18  17.49
STSA Sterling Financial Corp. of WA    0.00    0.00    0.00    1,557     3.99   0.43  0.07   1.61  0.31   7.68
WFSL Washington FS&LA of Seattle WA    0.88    3.38   42.72    5,789    11.56   0.90  1.65  14.21  1.83  15.74
WAMU Washington Mutual Inc. of WA      1.04    1.86   49.06   46,051     5.01   0.93  0.24   4.46  0.70  13.14

Comparable Group
----------------
BWFC Bank West Fin. Corp. of MI        0.28    2.02   66.67      147    15.30   0.03  0.74   4.25  0.53   3.03
CMRN Cameron Fin. Corp. of MO          0.28    1.67   29.17      198    22.95   0.60  1.12   4.46  1.39   5.56
EFBI Enterprise Fed. Bancorp of OH     1.00    5.26      NM      246    12.67   0.01  0.68   4.72  0.75   5.16
FFHH FSF Financial Corp. of MN         0.50    3.01   53.76      367    11.77   0.10  0.64   4.73  0.83   6.11
FFBA First Colorado Bancorp of Co      0.40    2.22   39.22    1,514    14.30   0.19  1.13   7.87  1.12   7.80
FWWB First Savings Bancorp of WA       0.28    1.30   36.36      977    15.13   0.25  1.05   5.61  1.01   5.40
HRZB Horizon Financial Corp. of WA     0.35    2.28   33.98      515    15.23   0.01  1.55   9.82  1.52   9.64
KFBI Klamath First Bancorp of OR       0.30    1.58   38.48      684    20.44   0.10  0.90   3.79  1.33   5.59
UBMI United Fin. Corp. of MT           0.96    4.92      NM      108    22.65   0.42  1.09   4.70  1.34   5.80
WSTR WesterFed Fin. Corp. of MT        0.42    2.06   46.67      932    10.98   0.22  0.56   4.33  0.78   5.99


(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets;
    P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (C) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.24


                                    Table 4.7
                          Riverview Savings Bank, FSB
                          Calculation of Exchange Ratios



                       Shares        Price/      Exchange        Implied
                      Offered        Share       Shares(1)     Exch. Ratio (2)
                                                                  ($000)
Super Maximum      3,174,000      $10.00         2,273,057        2.2541
Maximum            2,760,000       10.00         1,976,571        1.9601
Midpoint           2,400,000       10.00         1,718,757        1.7044
Minimum            2,040,000       10.00         1,460,944        1.4488

(1) Calculated to preserve the Public Savings Bank Shares percentage ownership in the Holding Company at 41.73 percent (1,008,410 existing public shares outstanding divided by 2,416,301 total shares outstanding).

(2) Calculated as pro forma shares divided by 1,008,410 existing Public Savings Bank Shares outstanding.

                                    EXHIBITS

RP Financial, LC.
                                  LIST OF EXHIBITS

Exhibit
Number                     Description
--------                   --------------------------------------------
  I-1                      Map of Office Location

  I-2                      Riverview's Audited Financial Statements

  I-3                      Key Operating Ratios

  I-4                      Investment Portfolio Composition

  I-5                      Yields and Costs

  I-6                      Loan Loss Allowance Activity

  I-7                      Fixed Rate and Adjustable Rate Loans

  I-8                      NPV Analysis

  I-9                      Loan Portfolio Composition

  I-10                     Contractual Maturity By Loan Type

  I-11                     Loan Originations, Purchases, and Sales

  I-12                     Non-Performing Assets

  I-13                     Classified Assets

  I-14                     Deposit Composition

  I-15                     Time Deposit Rate/Maturity

  I-16                     Borrowings

  II-1                     List of Branch Offices

  II-2                     Historical Interest Rates

  II-3                     Demographic/Economic Reports

  II-4                     Sources of Personal Income/Employment Sectors

 III-1                     General Characteristics of Publicly-Traded
                             Institutions

 III-2                     Northwest U.S. and Western U.S. Peer Thrifts

RP Financial, LC.

 III-3                     Midwest U.S. Comparable Peer Thrifts


 IV-1                      Stock Prices:  June 6, 1997

 IV-2                      Historical Stock Price Indices

 IV-3                      Historical Thrift Stock Indices

 IV-4                      Market Area Acquisition Activity

 IV-5                      Directors and Management Summary Resumes

 IV-6                      Pro Forma Regulatory Capital Ratios

 IV-7                      Pro Forma Analysis Sheet

 IV-8                      Pro Forma Effect of Conversion Proceeds

 IV-9                      Peer Group Core Earnings Analysis



  V-1                      Firm Qualifications Statement

                                   EXHIBIT I-1
                           Riverview Savings Bank, FSB
                             Map of Office Location

                          Riverview Savings Bank, FSB
                                  Market Area

                               (Map appears here)

                                   EXHIBIT I-2
                           Riverview Savings Bank, FSB
                          Audited Financial Statements
                           [Incorporated by Reference]

                                   EXHIBIT I-3
                           Riverview Savings Bank, FSB
                              Key Operating Ratios

                                   EXHIBIT I-3
                           Riverview Savings Bank, FSB
                              Key Operating Ratios



                                                                               At or For the Year Ended March 31,
                                                          --------------------------------------------------------------------------
                                                            1997            1996            1995             1994            1993
                                                          --------        -------         -------          -------         -------
SELECTED FINANCIAL RATIOS:

Performance Ratios:

Return on average assets ..........................           0.92%           1.31%           1.41%            2.06%           2.05%
Return on average equity ..........................           8.38           12.02           12.59            18.39           27.58
Dividend payout ratio(4)(5) .......................          10.56            6.62           16.80              N/A             N/A
Interest rate spread ..............................           3.72            3.62            4.11             5.11            4.89
Net interest margin ...............................           4.19            4.05            4.49             5.25            5.12
Noninterest expense to
 average assets(6) ................................           3.30            2.80            2.82             3.17            3.35
Efficiency ratio (non-
 interest expense divided by
 the sum of net interest
 income and noninterest
 income)(7) .......................................          69.09           58.44           57.15            50.00           49.82


                                   EXHIBIT I-4
                           Riverview Savings Bank, FSB
                        Investment Portfolio Composition

                                   EXHIBIT I-4
                           Riverview Savings Bank, FSB
                        Investment Portfolio Composition



                                                                           At March 31,
                                           --------------------------------------------------------------------
                                                   1997                    1996                    1995
                                           ----------------------   --------------------   --------------------
                                           Carrying    Percent of   Carrying  Percent of   Carrying   Percent of
                                             Value     Portfolio     Value    Portfolio     Value      Portfolio
                                           ---------   ---------    --------- ----------   --------   ----------
                                                                                          (Dollars in thousands)
Held to maturity (at amortized cost):
 U. S. Government treasury obligations      $7,989      14.86%     $11,987      18.72%     $11,987      32.60%
 FNMA debentures .....................       2,000       3.72        4,005       6.25        6,004      16.33
 FHLB debentures .....................      10,467      19.47       10,737      16.77       10,011      27.23
 FHLMC debentures ....................          --         --        3,000       4.68        7,765      21.12
 Student Loan Marketing Association
  ("SLMA") debentures ................          --         --           --         --        1,000       2.72
 Real estate mortgage investment
  conduits ("REMICs") ................       6,641      12.36        5,108       7.98           --         --
 FHLMC mortgage-backed securities ....       6,800      12.65        9,030      14.10       14,919      21.72
 FNMA mortgage-backed securities .....      12,961      24.12       14,237      22.23       17,003      24.75
                                           -------     ------      -------     ------      -------     ------
                                           $46,858      87.18      $58,104      90.73      $68,689     100.00
                                           -------     ------      -------     ------      -------     ------
Available for sale (at market value):
 U.S. Government treasury obligations        2,924       5.44          992       1.55           --         --
 FHLB debentures .....................         975       1.82        2,940       4.59           --         --
 REMICs ..............................       1,903       3.54        2,004       3.13           --         --
 FHLMC mortgage-backed securities ....       1,087       2.02           --         --           --         --
                                           -------     ------      -------     ------      -------     ------
  Total investment securities ........     $53,747     100.00%     $64,040     100.00%     $68,689     100.00%
                                           =======     ======      =======     ======      =======     ======


                                                         At March 31,
                                              --------------------------------------------
                                                     1994                  1993
                                              --------------------   ---------------------
                                              Carrying  Percent of   Carrying   Percent of
                                               Value    Portfolio     Value     Portfolio
                                              --------  ----------   --------   ----------

Held to maturity (at amortized cost):
 U. S. Government treasury obligations         $8,088      72.94%      $6,103      67.04%
 FNMA debentures .....................          2,000      18.04        3,000      32.96
 FHLB debentures .....................             --         --           --         --
 FHLMC debentures ....................             --         --           --         --
 Student Loan Marketing Association
  ("SLMA") debentures ................             --         --           --         --
 Real estate mortgage investment
  conduits ("REMICs") ................             --         --           --         --
 FHLMC mortgage-backed securities ....          9,060      32.03       10,676      52.85
 FNMA mortgage-backed securities .....          8,136      28.76          421       2.09
                                              -------     ------      -------     ------
                                              $28,284     100.00      $20,200     100.00
                                              -------     ------      -------     ------
Available for sale (at market value):
 U.S. Government treasury obligations              --         --           --         --
 FHLB debentures .....................             --         --           --         --
 REMICs ..............................             --         --           --         --
 FHLMC mortgage-backed securities ....             --         --           --         --
                                              -------     ------      -------     ------
  Total investment securities ........        $28,284     100.00%     $20,200     100.00%
                                              =======     ======      =======     ======

                                   EXHIBIT I-5
                           Riverview Savings Bank, FSB
                                Yields and Costs

                                   EXHIBIT I-5
                           Riverview Savings Bank, FSB
                                Yields and Costs




                                                                             Year Ended March 31,
                                             -------------------------------------------------------------------------------------
                                                       1997                          1996                         1995
                                             -------------------------    --------------------------    --------------------------
                                                       Interest                      Interest                     Interest
                                             Average     and    Yield/     Average     and    Yield/    Average    and      Yield/
                                             Balance  Dividends   Cost     Balance  Dividends   Cost    Balance  Dividends    Cost
                                             -------  ---------   ----     -------  ---------   ----    -------  ---------    ----
                                                                                       (Dollars in thousands)
Interest-earning assets:
 Mortgage loans ..........................  $128,552    $12,087   9.40%   $107,902    $10,413   9.65%    $93,627     $8,729   9.32%
 Non-mortgage loans ......................    12,835      1,252   9.75       8,474        839   9.90       4,763        494   10.37
                                            --------   --------   ----    --------   --------   ----    --------   --------   ----
   Total net loans .......................   141,387     13,339   9.43     116,376     11,252   9.67      98,390      9,223   9.37
Mortgage-backed securities ...............    30,212      2,135   7.07      29,779      2,020   6.78      27,530      1,586   5.76
Investment securities ....................    29,048      1,832   6.31      36,729      2,528   6.88      31,891      2,180   6.84
Daily interest-bearing ...................       708         40   5.65       1,626         91   5.60       3,450        166   4.81
Other earning assets .....................     2,619        130   4.96       2,491        105   4.22       1,438         77   5.35
                                            --------   --------   ----    --------   --------   ----    --------   --------   ----
 Total interest-earning assets ...........   203,974     17,476   8.57     187,001     15,996   8.55     162,699     13,232   8.13

Noninterest-earning assets:
 Office properties and equipment, net          4,516                         4,342                         2,955
 Real estate, net.......................         471                            --                            --
 Other noninterest-earning assets              9,375                         8,634                         7,865
                                            --------                      --------                      --------
 Total assets...........................    $218,336                      $199,977                      $173,519
                                            ========                      ========                      ========

Interest-earning liabilities:
 Regular savings accounts ................    21,408        588   2.75      22,259        617   2.77      28,559        919    3.22
 NOW accounts ............................    15,915        234   1.47      15,322        247   1.61      13,733        264   1.92
 Money market accounts ...................    18,046        617   3.42      15,879        599   3.77      10,694        331   3.10
 Certificates of deposit .................    99,657      5,595   5.61      90,710      5,120   5.64      81,757      3,607   4.41
                                            --------   --------   ----    --------   --------   ----    --------   --------   ----
  Total deposits .........................   155,026      7,034   4.54     144,170      6,583   4.57     134,743      5,121   3.80
 Other interest-bearing liabilities ......    29,068      1,889   6.50      26,404      1,833   6.94      12,638        806   6.38
                                            --------   --------   ----    --------   --------   ----    --------   --------   ----
  Total interest-bearing liabilities .....   184,094      8,923   4.85     170,574      8,416   4.93     147,381      5,927   4.02

Noninterest-bearing liabilities
 Noninterest-bearing deposits                  7,047                         5,095                         4,638
 Other liabilities......................       3,229                         2,570                         2,070
                                            --------                      --------                      --------
  Total liabilities.....................     194,370                       178,239                       154,089
 Stockholders' equity...................      23,966                        21,738                        19,430
                                            --------                      --------                      --------

Total liabilities and stockholders'
  equity................................    $218,336                      $199,977                      $173,519
                                            ========                      ========                      ========

Net interest income.....................                $ 8,553                        $7,580                        $7,305
                                                       ========                      ========                       =======

Interest rate spread....................                          3.72%                         3.62%                          4.11%
                                                                 =====                         =====                          =====

Net interest margin.....................                          4.19%                         4.05%                          4.49%
                                                                 =====                         =====                          =====

Ratio of average interest-earning
 assets  to average interest-bearing
  liabilities...........................                        110.80%                       109.63%                        110.39%
                                                                ======                        ======                         ======

                           Riverview Savings Bank, FSB
                                Yields and Costs
                                                           Year Ended March 31,
                                            At March 31,   --------------------
                                                1997       1997    1996    1995
                                                ----       ----    ----    ----

Weighted average yield earned on:
 Total net loans(1) .........................   8.50       9.43%   9.67%   9.37%
 Mortgage-backed securities .................   7.13       7.07    6.78    5.76
 Investment securities ......................   6.34       6.31    6.88    6.84
 All interest-earning assets ................   8.06       8.57    8.55    8.13

Weighted average rate paid on:
 Deposits ...................................   4.35       4.54    4.57    3.80
 FHLB advances and other borrowings .........   6.51       6.50    6.94    6.38
 All interest-bearing liabilities ...........   4.65       4.85    4.93    4.02

Interest rate spread (spread between weighted
 average rate on all interest-earning
 assets and all interest-bearing liabilities)   3.41       3.72    3.62    4.11

Net interest margin (net interest income
 (expense) as a percentage of average
 interest-earning assets) ...................    N/A       4.19    4.05    4.49

----------

(1) Weighted average yield on total net loans at March 31, 1997 excludes deferred loan fees.

                                   EXHIBIT I-6
                           Riverview Savings Bank, FSB
                          Loan Loss Allowance Activity

                                   EXHIBIT I-6
                           Riverview Savings Bank, FSB
                          Loan Loss Allowance Activity




                                                                                             Year Ended March 31,
                                                                     --------------------------------------------------------------
                                                                     1997          1996          1995            1994          1993
                                                                     ----          ----          -----           ----          ----
                                                                                         (Dollars in thousands)

Balance at beginning of period .............................         $653          $657           $647           $515          $687
                                                                     ----          ----          -----           ----          ----

Provision for loan losses ..................................          180            --             --            200           187
Recoveries:
 Residential real estate ...................................            1             8              3             15            --
 Consumer ..................................................            8            11             26             41            20
                                                                     ----          ----          -----           ----          ----
   Total recoveries ........................................            9            19             29             56            20
                                                                     ----          ----          -----           ----          ----

Charge-offs:
 Residential real estate ...................................           --            --             --             39            --
 Commercial real estate ....................................           --            --             --             --           300
 Consumer ..................................................           11            23             19             85            79
                                                                     ----          ----          -----           ----          ----
   Total charge-offs .......................................           11            23             19            124           379
                                                                     ----          ----          -----           ----          ----
     Net charge-offs (recoveries) ..........................            2             4            (10)            68           359
                                                                     ----          ----          -----           ----          ----
Balance at end of period ...................................         $831          $653           $657           $647          $515
                                                                     ====          ====          =====           ====          ====

Ratio of allowance to total loans
 outstanding at end of period ..............................         0.50%         0.47%          0.58%          0.62%         0.55%

Ratio of net charge-offs (recoveries) to
 average loans outstanding during period ...................         0.00%         0.00%         (0.01%)         0.07%         0.38%

Ratio of allowance to total of nonaccrual
 and 90 days past due loans ................................        955.17%       119.16%        273.75%        129.40%       90.35%


                                   EXHIBIT I-7
                           Riverview Savings Bank, FSB
                      Fixed Rate and Adjustable Rate Loans

                                   EXHIBIT I-7
                           Riverview Savings Bank, FSB
                      Fixed Rate and Adjustable Rate Loans

                                                 Fixed-          Floating- or
                                                 Rates         Adjustable-Rates
                                                 -----         ----------------
                                                    (In thousands)
Real estate mortgage:
 One- to-four family.....................      $60,795            $4,297
 Other mortgage loans....................       11,194               249
Consumer and commercial..................        4,223                --
                                                ------             -----
  Total..................................      $76,212            $4,546
                                               =======            ======

                                   EXHIBIT I-8
                           Riverview Savings Bank, FSB
                                  NPV Analysis

                                   EXHIBIT I-8
                           Riverview Savings Bank, FSB
                                  NPV Analysis

                                                                            At March 31, 1997
                                             ---------------------------------------------------------------------------------------
                                                         Net Portfolio Value                        Net Portfolio Value as a
                                             ------------------------------------------------     Percent of Present Value of Assets
Change                                       Dollar             Dollar                Percent     ----------------------------------
In Rates                                     Amount             Change                 Change     NPV Ratio          Change
--------                                     ------             ------                 ------     ---------          ------
                                                                    (Dollars in thousands)

  400bp ......................              $20,523            $(11,830)                 (37)%     9.56%            (445) bp
  300bp ......................               26,632              (8,721)                 (27)     10.80             (321) bp
  200bp ......................               26,766              (5,588)                 (17)     12.00             (201) bp
  100bp ......................               29,720              (2,633)                  (8)     13.09              (93) bp
   --bp ......................               32,353                  --                   --      14.01               --
(100)bp .......................              34,487               2,134                    7      14.72                71 bp
(200)bp .......................              35,635               3,282                   10      15.06               105 bp
(300)bp .......................              36,779               4,425                   14      15.39               138 bp
(400)bp .......................              38,401               6,048                   19      15.87               186 bp

                                   EXHIBIT I-9
                           Riverview Savings Bank, FSB
                           Loan Portfolio Composition

                                   EXHIBIT I-9
                           Riverview Savings Bank, FSB
                           Loan Portfolio Composition

                                                                   At March 31,
                                        -------------------------------------------------------------------
                                               1997                     1996                    1995
                                        -------------------      -------------------      ------------------
                                        Amount      Percent      Amount       Percent     Amount     Percent
                                        ------      -------      ------       -------     ------     -------
                                                                (Dollars in thousands)
Real estate loans:
 One-to-four family(1) ............    $94,536        62.29%    $88,140        68.77%    $73,047        70.39%
 Multi-family .....................      5,439         3.58       2,958         2.31       2,048         1.97
 Construction one-to-four family ..     32,529        21.43      22,596        17.63      20,822        20.07
 Construction multi-family ........        547         0.36         361         0.28          --           --
 Construction commercial ..........        634         0.42         500         0.39         344         0.33
 Land .............................      7,900         5.21       7,546         5.89       5,226         5.04
 Commercial real estate ...........      8,997         5.93       6,518         5.08       5,335         5.14
                                      --------   ----------    --------   ----------    --------   ----------
    Total real estate loans .......    150,582        99.21     128,619       100.35     106,822       102.94

Commercial business ...............        794         0.53         969         0.76         925         0.89

Consumer loans:
 Automobile loans .................      2,889         1.90       2,384         1.86       1,623         1.56
 Savings account loans ............        734         0.48         613         0.48         480         0.46
 Home equity loans ................      8,254         5.44       5,107         3.99       1,743         1.68
 Other consumer loans .............      2,416         1.59       1,695         1.32       1,448         1.40
                                      --------   ----------    --------   ----------    --------   ----------
    Total consumer loans ..........     14,293         9.41       9,799         7.65       5,294         5.10
                                      --------   ----------    --------   ----------    --------   ----------

Total loans and loans held for sale    165,669                  139,387                  113,041

Less:
 Undisbursed loans in process .....     11,087         7.30       8,876         6.93       7,098         6.84
 Unamortized loan origination fees,
  net of direct costs .............      1,967         1.30       1,678         1.31       1,502         1.45
 Unearned discounts ...............         10         0.01          11         0.01          12         0.01
 Allowance for possible loan losses        831         0.55         653         0.51         657         0.63
                                      --------   ----------    --------   ----------    --------   ----------

Total loans receivable, net(1) ....   $151,774       100.00%   $128,169       100.00%   $103,772       100.00%
                                      ========   ==========    ========   ==========    ========   ==========

                                                     At March 31,
                                       -------------------------------------------
                                             1994                     1993
                                       -----------------       --------------------
                                       Amount     Percent      Amount       Percent
                                       ------     -------      ------       -------
                                                  Dollars in thousands
Real estate loans:
 One-to-four family(1) ............   $64,068        70.51%    $57,254       68.52%
 Multi-family .....................     1,350         1.49       2,688        3.22
 Construction one-to-four family ..    25,280        27.82      19,571       23.42
 Construction multi-family ........        --           --          --          --
 Construction commercial ..........        --           --          --          --
 Land .............................     2,870         3.16       2,338        2.80
 Commercial real estate ...........     6,238         6.87       7,187        8.60
                                     --------   ----------    --------   ---------
    Total real estate loans .......    99,806       109.85      89,038      106.56

Commercial business ...............       803         0.88         972        1.16

Consumer loans:
 Automobile loans .................     1,510         1.66       1,561        1.87
 Savings account loans ............       449         0.49         561        0.67
 Home equity loans ................        --           --          --          --
 Other consumer loans .............     1,358         1.50       1,385        1.66
                                     --------   ----------    --------   ---------
    Total consumer loans ..........     3,317         3.65       3,507        4.20
                                     --------   ----------    --------   ---------

Total loans and loans held for sale   103,926                  93,517

Less:
 Undisbursed loans in process .....    10,917        12.02       8,209        9.82
 Unamortized loan origination fees,
  net of direct costs .............     1,502         1.65       1,206        1.44
 Unearned discounts ...............        --           --          33        0.04
 Allowance for possible loan losses       647         0.71         515        0.62
                                     --------   ----------    --------   ---------

Total loans receivable, net(1) ....   $90,860       100.00%    $83,554      100.00%
                                     ========   ==========    ========   =========

----------

(1) Includes loans held for sale of $80,000, $1.9 million, $247,000, $4.5 million and $10.7 million at March 31, 1997, 1996, 1995, 1994 and 1993, respectively.

                                  EXHIBIT I-10
                           Riverview Savings Bank, FSB
                        Contractual Maturity By Loan Type

                                  EXHIBIT I-10
                           Riverview Savings Bank, FSB
                        Contractual Maturity By Loan Type

                                                                     After One    After 3        After 5
                                                      Within         Year to      Years to       Years to     Beyond
                                                      One Year       3 Years      5 Years        10 Years     10 Years        Total
                                                      --------       -------      -------        --------     --------        -----
                                                                                    (In thousands)

Residential one- to-four family:
 Adjustable-rate ...............................       $55,266        $1,884       $   --          $281        $2,132        $59,563
 Fixed-rate ....................................         6,627         4,975        6,593        12,661        36,566         67,422
Other residential and
 all non-residential:
 Adjustable-rate ...............................        10,815            --           --            --           249         11,064
 Fixed-rate ....................................         1,259         1,242        1,605         3,452         4,895         12,453
Consumer and commercial:
 Adjustable-rate ...............................         7,547            --           --            --            --          7,547
 Fixed-rate ....................................         3,317         2,257        1,414           442           110          7,540
                                                      --------       -------      -------        --------     --------       -------
 Total gross loans .............................        84,831        10,358        9,612        16,836        43,952        165,589
                                                      ========       =======      =======        ========     ========       =======

                                  EXHIBIT I-11
                          Riverview Savings Bank, FSB
                    Loan Originations, Purchases, and Sales

                                  EXHIBIT I-11
                          Riverview Savings Bank, FSB
                    Loan Originations, Purchases, and Sales



                                                                                             Year Ended March 31,
                                                                     --------------------------------------------------------------
                                                                     1997          1996          1995            1994          1993
                                                                     ----          ----          -----           ----          ----
                                                                                         (Dollars in thousands)

Balance at beginning of period .............................         $653          $657           $647           $515          $687
                                                                     ----          ----          -----           ----          ----

Provision for loan losses ..................................          180            --             --            200           187
Recoveries:
 Residential real estate ...................................            1             8              3             15            --
 Consumer ..................................................            8            11             26             41            20
                                                                     ----          ----          -----           ----          ----
   Total recoveries ........................................            9            19             29             56            20
                                                                     ----          ----          -----           ----          ----

Charge-offs:
 Residential real estate ...................................           --            --             --             39            --
 Commercial real estate ....................................           --            --             --             --           300
 Consumer ..................................................           11            23             19             85            79
                                                                     ----          ----          -----           ----          ----
   Total charge-offs .......................................           11            23             19            124           379
                                                                     ----          ----          -----           ----          ----
     Net charge-offs (recoveries) ..........................            2             4            (10)            68           359
                                                                     ----          ----          -----           ----          ----
Balance at end of period ...................................         $831          $653           $657           $647          $515
                                                                     ====          ====          =====           ====          ====

Ratio of allowance to total loans
 outstanding at end of period ..............................         0.50%         0.47%          0.58%          0.62%         0.55%

Ratio of net charge-offs (recoveries) to
 average loans outstanding during period ...................         0.00          0.00          (0.01)          0.07          0.38

Ratio of allowance to total of nonaccrual
 and 90 days past due loans ................................         955.17        119.16        273.75          129.40        90.35


                                  EXHIBIT I-12
                           Riverview Savings Bank, FSB
                              Non-Performing Assets

                                  EXHIBIT I-12
                           Riverview Savings Bank, FSB
                              Non-Performing Assets

                                                                                              At March 31,
                                                                     --------------------------------------------------------------
                                                                     1997          1996          1995          1994            1993
                                                                     ----          ----          ----          ----          ------
                                                                                         (Dollars in thousands)
Loans accounted for on a nonaccrual basis:
 Residential real estate ...................................          $76          $541          $239          $499            $518
 Consumer ..................................................           11             7             1             1              52
                                                                     ----          ----          ----          ----          ------
   Total ...................................................           87           548           240           500             570
                                                                     ----          ----          ----          ----          ------

Accruing loans which are contractually
 past due 90 days or more ..................................           --            --            --            --              --
                                                                     ----          ----          ----          ----          ------

Total of nonaccrual and
  90 days past due loans ...................................           87           548           240           500             570
                                                                     ----          ----          ----          ----          ------

Real estate owned (net) ....................................          135            --            --            --           1,085
                                                                     ----          ----          ----          ----          ------
     Total nonperforming assets ............................         $222          $548          $240          $500          $1,655
                                                                     ====          ====          ====          ====          ======

Total loans delinquent 90 days
  or more to net loans .....................................         0.06%         0.43%         0.23%         0.55%           0.68%

Total loans delinquent 90 days or
  more to total assets .....................................         0.04          0.26          0.13          0.38            0.49

Total nonperforming assets to total assets .................         0.10          0.26          0.13          0.38            1.41

                                  EXHIBIT I-13
                           Riverview Savings Bank, FSB
                                Classified Assets

                                  EXHIBIT I-13
                           Riverview Savings Bank, FSB
                                Classified Assets

                                                          At or For the Year
                                                           Ended March 31,
                                                       ----------------------
                                                       1997             1996
                                                       ----             ----
                                                          (In thousands)

Substandard assets .............................       $346            $722
Doubtful assets ................................         --              --
Loss assets ....................................        150             150

General loss allowances ........................        681             503
Specific loss allowances .......................        150             150
Charge-offs ....................................         11              23

                                  EXHIBIT I-14
                           Riverview Savings Bank, FSB
                               Deposit Composition

                                  EXHIBIT I-14
                           Riverview Savings Bank, FSB
                               Deposit Composition

                                                                                                             Percent
Interest                                                                  Minimum                           of Total
Rate            Term                    Category                          Amount           Balance          Deposits
----            ----                    --------                          ------           -------          --------
                                                                                         (In thousands)

1.500%          None                    NOW Accounts                       $  100          $ 18,474           10.90%
2.750           None                    Regular Savings                       100            21,234           12.53
1.750           None                    Maxi Checking                       2,500             1,606            0.95
3.750           None                    Money Market
                                        Deposit Account                     2,500            17,553           10.36
None            None                    Noninterest Checking                  100             7,085            4.18

                                        Certificates of Deposit
                                        -----------------------
4.403           28-92 Days              Fixed-Term, Fixed-Rate              1,000             2,199            1.30
5.186           4-6 Months              Fixed-Term, Fixed-Rate              1,000             8,233            4.86
5.549           12-17 Months            Fixed-Term, Fixed-Rate              1,000            50,686           29.92
5.350           18 Months               Fixed-Term, Variable
                                          Rate Individual
                                          Retirement Account
                                          ("IRA")                           1,000               470            0.28
5.281           18-23 Months            Fixed-Term, Fixed-Rate              1,000             2,795            1.65
5.837           24-35 Months            Fixed-Term, Fixed-Rate              1,000            24,066           14.21
5.382           36-59 Months            Fixed-Term, Fixed-Rate              1,000             2,824            1.67
6.055           60-83 Months            Fixed-Term, Fixed-Rate              1,000            10,745            6.34
5.894           84-119 Months           Fixed-Term, Fixed-Rate              1,000             1,446            0.85
                                                                                           --------          ------
                Total                                                                      $169,416          100.00%
                                                                                           ========          ======

     At March 31, 1997, the Savings Bank's jumbo certificates of deposit totalled $513,000, all of which were due within three months after March 31, 1997. Jumbo certificates of deposit require minimum deposits of $100,000 and have negotiable interest rates.

                                  EXHIBIT I-15
                           Riverview Savings Bank, FSB
                           Time Deposit Rate/Maturity

                                  EXHIBIT I-15
                           Riverview Savings Bank, FSB
                           Time Deposit Rate/Maturity


                                                                              At March 31,
                                                     --------------------------------------------------------------
                                                          1997         1996        1995        1994         1993
                                                     ---------        -------      -------     -------      -------
                                                                                         (In thousands)

 Below 4.00%......................................   $     212        $   483     $  5,201     $22,166      $ 9,656
 4.00 -  4.99%....................................       4,063          7,084       32,471      15,662       25,074
 5.00 -  5.99%....................................      82,336         56,739       32,740       7,807        6,649
 6.00 -  7.99%....................................      16,786         31,776       16,079       5,046       11,490
 8.00 -  9.99%....................................          67            179          666       1,077        2,722
10.00 - 11.99%....................................          --             --           37          36          261
                                                     ---------        -------      -------     -------      -------
   Total..........................................   $ 103,464        $96,261      $87,194     $51,794      $55,852
                                                     =========        =======      =======     =======      =======

     The following table sets forth the amount and maturities of time deposits at March 31, 1997.

                                                                     Amount Due
                                           ---------------------------------------------------------------
                                           Less Than     1-2            After        After
                                           One Year      Years          2-3 Years    3 Years        Total
                                           -------       -------        ------       ------       --------
                                                               (In thousands)

Below 4.00%.........................     $    212       $     --       $     --    $     --       $    212
 4.00 -  4.99%......................        3,752            304              7          --          4,063
 5.00 -  5.99%......................       64,571         13,212          1,734       2,819         82,336
 6.00 -  7.99%......................       11,128          1,250          1,688       2,720         16,786
 8.00 -  8.99%......................           46             12              9          --             67
 9.00 - 11.99%......................           --             --             --          --             --
 Over 11.99%........................           --             --             --          --             --
                                          -------        -------         ------      ------       --------
  Total.............................      $79,709        $14,778         $3,438      $5,539       $103,464
                                          =======        =======         ======      ======       ========

                                  EXHIBIT I-16
                           Riverview Savings Bank, FSB
                                   Borrowings

                                  EXHIBIT I-16
                           Riverview Savings Bank, FSB
                                   Borrowings

                                                                    At March 31,
                                          ------------------------------------------------------------
                                          1997         1996         1995           1994           1993
                                          ----         ----         ----           ----           ----

Weighted average rate paid on
  FHLB advances..................         6.49%        6.66%         7.03%          4.81%          --%



                                                 Year Ended March 31,
                               ------------------------------------------------------
                               1997          1996       1995         1994        1993
                               ----          ----       ----         ----        ----
                                                    (Dollars in thousands)
Maximum amounts of FHLB
 advances outstanding
 at any month end ......     $32,750      $29,850      $23,000       $8,000      $410
Approximate average FHLB
 advances outstanding ..      29,068       26,404       12,638       23,085        32
Approximate weighted
 average rate paid on
 FHLB advances .........        6.50%        6.94%        6.38%        4.81%     3.34%

                                  EXHIBIT II-1
                           Riverview Savings Bank, FSB
                            List of Office Locations

                                  EXHIBIT II-1
                           Riverview Savings Bank, FSB
                            List of Office Locations



                                                                                                                      Net
                                                                           Approximate                               Book
Location                                               Year Opened         Square Footage       Deposits            Value
--------                                               -----------         --------------       --------            -----
                                                                                                       (In thousands)

Main Office:

700 N.E. Fourth Avenue ..............................       1975             25,000             $37,025             $1,335
Camas, Washington

Branch Offices:

1737 B Street .......................................       1982              2,200             $22,144               $106
Washougal, Washington

225 S.W. 2nd Street .................................       1979              1,700              22,213                196
Stevenson, Washington

100 North Main ......................................       1977              1,800              16,111                141
White Salmon, Washington(1)

813 West Main .......................................       1979              2,000              15,109                775
Battle Ground, Washington

412 South Columbus ..................................       1983              2,500               8,193                 70
Goldendale, Washington

11505-K Fourth Plain Boulevard ......................       1994              3,500               7,656              1,079
Vancouver, Washington

7735 N.E. Highway 99(2) .............................       1994              4,800              27,395                560
Vancouver, Washington
"Hazell Dell" Office

1011 Washington Way(2) ..............................       1994              2,000              13,570                370
Longview, Washington

----------

(1)  Leased.

(2) Former branches of Great American Federal Savings Association, San Diego, California, that were acquired from the RTC on May 13, 1994. In the acquisition, the Savings Bank assumed all insured deposit liabilities of both branch offices totalling approximately $42.0 million.

                                 EXHIBIT II-2
                            Historical Interest Rates

                                 EXHIBIT II-2
                            Historical Interest Rates


                              HISTORICAL INTEREST RATES(1)


                                  Prime          90 Day          One Year          30 Year
  Year/Qtr. Ended                 Rate           T-Bill           T-Bill           T-Bond

  1991:      Quarter 1            8.75%           5.92%             6.24%            8.26%
             Quarter 2            8.50%           5.72%             6.35%            8.43%
             Quarter 3            8.00%           5.22%             5.38%            7.80%
             Quarter 4            6.50%           3.95%             4.10%            7.47%

  1992:      Quarter 1            6.50%           4.15%             4.53%            7.97%
             Quarter 2            6.50%           3.65%             4.06%            7.79%
             Quarter 3            6.00%           2.75%             3.06%            7.38%
             Quarter 4            6.00%           3.15%             3.59%            7.40%

  1993:      Quarter 1            6.00%           2.95%             3.18%            6.93%
             Quarter 2            6.00%           3.09%             3.45%            6.67%
             Quarter 3            6.00%           2.97%             3.36%            6.03%
             Quarter 4            6.00%           3.06%             3.59%            6.34%

  1994:      Quarter 1            6.25%           3.56%             4.44%            7.09%
             Quarter 2            7.25%           4.22%             5.49%            7.61%
             Quarter 3            7.75%           4.79%             5.94%            7.82%
             Quarter 4            8.50%           5.71%             7.21%            7.88%

  1995:      Quarter 1            9.00%           5.86%             6.47%            7.43%
             Quarter 2            9.00%           5.57%             5.63%            6.63%
             Quarter 3            8.75%           5.42%             5.68%            6.51%
             Quarter 4            8.50%           5.09%             5.14%            5.96%

  1996:      Quarter 1            8.25%           5.14%             5.38%            6.67%
             Quarter 2            8.25%           5.16%             5.68%            6.87%
             Quarter 3            8.25%           5.03%             5.69%            6.92%
             Quarter 4            8.25%           5.18%             5.49%            6.64%

  1997:     Quarter 1             8.50%           5.32%             6.00%            7.10%
  June 6, 1997                    8.50%           5.04%             5.68%            6.77%


  (1)   End of period data.

  Source:   SNL Securities.

                                  EXHIBIT II-3
                          Demographic/Economic Reports

                                  EXHIBIT II-3
                          Demographic/Economic Reports


                            STATE DEMOGRAPHIC REPORT


        STATE  00
   STATE NAME  UNITED STATES

Population                        1997 Age Distribution      1997 Average Disposable Income
1980             226,542,204        0-4         7.2          Total                 $35,584
1990             248,709,873        5-9         7.4          Householder <35       $30,999
1997             267,805,150       10-14        7.1          Householder 35-44     $40,281
2002             281,208,787       15-19        7.1          Householder 45-54     $45,940
                                   20-24        6.5          Householder 55-64     $39,611
Population Growth Rate     1       25-44       31.4          Householder 65+       $22,603
                                   45-64       20.5
Households                         65-84       11.3
1990              91,947,410        85+         1.4
1997              99,019,931        18+        74.3          Spending Potential Index*
2002             104,000,643                                 Auto Loan                 100
                                  Median Age                 Home Loan                 100
Household Growth Rate      1      1990         32.9          Investments               100
Average Household Size  2.64      1997         34.8          Retirement Plans          100
                                                             Home Repair               100
Families                          Male/Female Ratio  95.9    Lawn & Garden             100
1990              64,517,947                                 Remodeling                100
1997              68,999,546      Per Capita Income $18,100  Appliances                100
                                                             Electronics               100
Family Growth Rate       0.9      1997 Household Income      Furniture                 100
                                  Base      99,019,225       Restaurants               100
Race              1990  1997      %<$15K          17.7       Sporting Goods            100
% White           80.3  78.4      %$15K-25K       14.4       Theater/Concerts          100
% Black           12.1  12.4      %$25K-50K       33.5       Toys & Hobbies            100
% Asian                           %$50K-100K      26.5       Travel                    100
 /Pacific Isl.     2.9   3.7      %$100K-150K      5.4       Video Rental              100
                                  %>$150 K         2.6       Apparel                   100
% Hispanic           9  10.8      Median Household Income    Auto Aftermarket          100
                                  1997       $36,961         Health Insurance          100
                                  2002       $42,042         Pets & Supplies           100
------------------------------------------------------------------------------------------

* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer
    Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
-----------------------------------------------------------------------------------------

Copyright 1997 CACI           (800) 292-CACI     FAX: (703) 243-6272     6/23/97


                            STATE DEMOGRAPHIC REPORT


        STATE  53
   STATE NAME  WASHINGTON

Population                        1997 Age Distribution      1997 Average Disposable Income
1980             4,132,353        0-4         7.1          Total                 $35,220
1990             4,866,692        5-9         7.5          Householder <35       $29,181
1997             5,622,133       10-14        7.4          Householder 35-44     $39,261
2002             6,143,145       15-19        7.1          Householder 45-54     $46,172
                                 20-24        6.6          Householder 55-64     $40,443
Population Growth Rate     2     25-44       30.9          Householder 65+       $22,358
                                 45-64       21.5
Households                       65-84       10.5
1990             1,872,431        85+         1.4
1997             2,150,214        18+        73.9          Spending Potential Index*
2002             2,343,179                                   Auto Loan                 100
                                  Median Age                 Home Loan                  99
Household Growth Rate    1.9      1990         33.1          Investments                98
Average Household Size  2.56      1997         35.1          Retirement Plans           98
                                                             Home Repair                99
Families                          Male/Female Ratio  98.3    Lawn & Garden              99
1990              1,264,934                                  Remodeling                101
1997              1,478,750      Per Capita Income $17,434   Appliances                100
                                                             Electronics               100
Family Growth Rate       2.2      1997 Household Income*     Furniture                 100
                                  Base      2,150,211        Restaurants               101
Race              1990  1997      %<$15K          16.8       Sporting Goods             98
% White           88.5  86.4      %$15K-25K       15.4       Theater/Concerts           98
% Black            3.1   3.3      %$25K-50K       36.1       Toys & Hobbies            100
% Asian                           %$50K-100K      25.7       Travel                     97
 /Pacific Isl.     4.3   5.7      %$100K-150K      4.2       Video Rental               99
                                  %>$150 K         1.8       Apparel                   100
% Hispanic         4.4   5.5      Median Household Income    Auto Aftermarket           99
                                  1997       $36,073         Health Insurance           99
                                  2002       $38,812         Pets & Supplies            99
------------------------------------------------------------------------------------------

* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer
    Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
-----------------------------------------------------------------------------------------

Copyright 1997 CACI     (800) 292-CACI          FAX: (703) 243-6272      6/23/97


                            COUNTY DEMOGRAPHIC REPORT


 STATE/COUNTY  53011
  COUNTY NAME  CLARK     WA

Population                        1997 Age Distribution      1997 Average Disposable Income
1980               192,227        0-4         7.4          Total                 $34,630
1990               238,053        5-9         7.7          Householder <35       $29,592
1997               316,477       10-14        7.8          Householder 35-44     $38,691
2002               370,555       15-19        7.5          Householder 45-54     $43,964
                                 20-24        6.4          Householder 55-64     $38,207
Population Growth Rate   4       25-44       30.2          Householder 65+       $21,505
                                 45-64       22.2
Households                       65-84        9.6
1990                88,440        85+         1.2
1997               116,812        18+        72.5          Spending Potential Index*
2002               136,464                                   Auto Loan                 100
                                  Median Age                 Home Loan                  96
Household Growth Rate    3.9      1990         32.9          Investments                92
Average Household Size  2.69      1997         34.6          Retirement Plans           95
                                                             Home Repair                97
Families                          Male/Female Ratio  97.2    Lawn & Garden              97
1990                 63,895                                  Remodeling                101
1997                 86,775      Per Capita Income $16,249   Appliances                100
                                                             Electronics               100
Family Growth Rate       4.2      1997 Household Income*     Furniture                  99
                                  Base        116,812        Restaurants               100
Race              1990  1997      %<$15K          15.2       Sporting Goods             98
% White           94.6  93.3      %$15K-25K       14.8       Theater/Concerts           97
% Black            1.3   1.5      %$25K-50K       38.5       Toys & Hobbies            100
% Asian                           %$50K-100K      26.6       Travel                     93
 /Pacific Isl.     2.4   3.2      %$100K-150K      3.7       Video Rental               99
                                  %>$150 K         1.2       Apparel                   100
% Hispanic         2.5   3.2      Median Household Income    Auto Aftermarket           99
                                  1997       $36,686         Health Insurance           98
                                  2002       $38,855         Pets & Supplies            99
------------------------------------------------------------------------------------------

* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer
    Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spend locally to the average U.S. spending for a product or service, multiplied by 100.
-----------------------------------------------------------------------------------------

Copyright 1997 CACI     (800) 292-CACI          FAX: (703) 243-6272      6/23/97


                            COUNTY DEMOGRAPHIC REPORT


 STATE/COUNTY  53015
  COUNTY NAME  COWLITZ   WA

Population                        1997 Age Distribution      1997 Average Disposable Income
1980                79,548        0-4         7.1          Total                 $29,189
1990                82,119        5-9         7.4          Householder <35       $25,087
1997                91,158       10-14        7.6          Householder 35-44     $33,469
2002                97,391       15-19        7.6          Householder 45-54     $40,441
                                 20-24        6.2          Householder 55-64     $33,614
Population Growth Rate 1.5       25-44       27.6          Householder 65+       $17,284
                                 45-64       22.6
Households                       65-84       12.2
1990                31,640        85+         1.6
1997                35,063        18+        73.3          Spending Potential Index*
2002                37,434                                   Auto Loan                  98
                                  Median Age                 Home Loan                  88
Household Growth Rate  1.4        1990         34.3          Investments                93
Average Household Size 2.57       1997         36.1          Retirement Plans           90
                                                             Home Repair                99
Families                          Male/Female Ratio  96.7    Lawn & Garden              96
1990                 22,611                                  Remodeling                103
1997                 25,128      Per Capita Income $14,158   Appliances                 99
                                                             Electronics                96
Family Growth Rate       1.5      1997 Household Income*     Furniture                  94
                                  Base          35,063        Restaurants               93
Race              1990  1997      %<$15K          23.3       Sporting Goods             95
% White           95.6  94.8      %$15K-25K       16.1       Theater/Concerts           93
% Black            0.4   0.4      %$25K-50K       37.2       Toys & Hobbies             98
% Asian                           %$50K-100K      20.8       Travel                     91
 /Pacific Isl.     1.4   1.9      %$100K-150K      2.2       Video Rental               97
                                  %>$150 K         0.5       Apparel                    93
% Hispanic           2   2.5      Median Household Income    Auto Aftermarket           94
                                  1997       $30,550         Health Insurance           99
                                  2002       $32,337         Pets & Supplies            97
------------------------------------------------------------------------------------------

* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer
    Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
-----------------------------------------------------------------------------------------

Copyright 1997 CACI     (800) 292-CACI          FAX: (703) 243-6272      6/23/97


                            COUNTY DEMOGRAPHIC REPORT


  STATE/COUNTY  53039
   COUNTY NAME  KLICKITAT    WA

Population                        1997 Age Distribution      1997 Average Disposable Income
1980              15,822         0-4         7.3          Total                 $25,482
1990              16,616         5-9         7.6          Householder <35       $20,559
1997              18,816        10-14        8.1          Householder 35-44     $30,425
2002              20,332        15-19        8.5          Householder 45-54     $29,466
                                20-24          6          Householder 55-64     $30,207
Population Growth Rate  1.7     25-44       26.1          Householder 65+       $18,207
                                45-64       23.1
Households                      65-84       11.8
1990               6,210        85+          1.6
1997               7,029        18+         71.3          Spending Potential Index*
2002               7,592                                     Auto Loan                  98
                                  Median Age                 Home Loan                  75
Household Growth Rate    1.7      1990         34.5          Investments                80
Average Household Size  2.65      1997         36.2          Retirement Plans           82
                                                             Home Repair                94
Families                          Male/Female Ratio  100.2   Lawn & Garden              91
1990                  4,534                                  Remodeling                111
1997                  5,202      Per Capita Income $11,974   Appliances                 98
                                                             Electronics                94
Family Growth Rate       1.9      1997 Household Income*     Furniture                  85
                                  Base           7,029       Restaurants                84
Race              1990  1997      %<$15K          27.8       Sporting Goods             93
% White           92.6  91.7      %$15K-25K       20.7       Theater/Concerts           85
% Black            0.2   0.1      %$25K-50K         36       Toys & Hobbies             96
% Asian                           %$50K-100K      13.4       Travel                     81
 /Pacific Isl.     0.8   0.9      %$100K-150K      1.6       Video Rental               97
                                  %>$150 K         0.6       Apparel                    86
% Hispanic         5.6     7      Median Household Income    Auto Aftermarket           90
                                  1997       $25,559         Health Insurance          100
                                  2002       $26,112         Pets & Supplies            97
------------------------------------------------------------------------------------------

* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer
    Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
-----------------------------------------------------------------------------------------

Copyright 1997 CACI     (800) 292-CACI          FAX: (703) 243-6272      6/23/97


                            COUNTY DEMOGRAPHIC REPORT


 STATE/COUNTY  53059
  COUNTY NAME  SKAMANIA     WA

Population                        1997 Age Distribution      1997 Average Disposable Income
1980             7,919            0-4         7.3          Total                 $26,458
1990             8,289            5-9         7.8          Householder <35       $24,669
1997             9,588           10-14        8.3          Householder 35-44     $30,322
2002            10,485           15-19        8.4          Householder 45-54     $31,964
                                 20-24        5.9          Householder 55-64     $29,141
Population Growth Rate     2     25-44       27.5          Householder 65+       $14,617
                                 45-64       23.9
Households                       65-84        9.9
1990             3,066            85+         1.1
1997             3,537            18+        71.2          Spending Potential Index*
2002             3,863                                       Auto Loan                 100
                                  Median Age                 Home Loan                  79
Household Growth Rate     2      1990         33.7           Investments                83
Average Household Size  2.7      1997         36.1           Retirement Plans           86
                                                             Home Repair                95
Families                          Male/Female Ratio  101     Lawn & Garden              91
1990                  2,304                                  Remodeling                115
1997                  2,697       Per Capita Income $12,021  Appliances                 99
                                                             Electronics                96
Family Growth Rate       2.2      1997 Household Income*     Furniture                  89
                                  Base           3,537       Restaurants                89
Race              1990  1997      %<$15K          25.6       Sporting Goods             97
% White           96.4  96.1      %$15K-25K       16.5       Theater/Concerts           88
% Black            0.1   0.1      %$25K-50K       41.2       Toys & Hobbies            100
% Asian                           %$50K-100K        15       Travel                     82
 /Pacific Isl.     0.6   0.6      %$100K-150K      0.9       Video Rental               98
                                  %>$150 K         0.7       Apparel                    90
% Hispanic         2.1   2.6      Median Household Income    Auto Aftermarket           92
                                  1997       $28,092         Health Insurance          100
                                  2002       $28,308         Pets & Supplies           100
------------------------------------------------------------------------------------------

* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer
    Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
-----------------------------------------------------------------------------------------

Copyright 1997 CACI     (800) 292-CACI          FAX: (703) 243-6272      6/23/97


                                  EXHIBIT II-4
                 Sources of Personal Income/Employment Sectors

                                                                 June 23, 1997

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                             (thousands of dollars)

(53-000) WASHINGTON

------------------------------------------------------------------------------------------------------------------------------------
Item                                            1989            1990            1991          1992           1993           1994
------------------------------------------------------------------------------------------------------------------------------------
     Income by place of residence

Total personal income ($000)                  85,837,927      94,420,291    101,206,147   109,808,532    114,808,532     120,359,599
 Nonfarm personal income                      84,551,830      93,090,718     99,832,573   108,136,078    113,006,982     119,011,808
 Farm income 2/                                1,286,097       1,329,573      1,373,574     1,542,494      1,801,550       1,347,791

Population (thousands) 3/                        4,746.3         4,901.2        5,018.2       5,146.1        5,258.7         5,343.2
Per capita personal income (dollars)              18,085          19,265         20,168        21,313         21,832          22,526

Derivation of total personal income
 Earnings by place of work                    61,720,547      67,714,969     72,686,190    79,506,546     82,620,602      86,489,904
 Less: Personal cont. for social  insur. 4/    3,943,060       4,348,410      4,604,523     4,949,475      5,152,453       5,531,690
 Plus: Adjustment for residence 5/               819,201         904,840        981,591     1,039,383      1,113,048       1,208,185
 Equals: Net earn. by place of  residence     58,596,688      64,271,399     69,063,258    75,596,454     78,581,197      82,166,399
 Plus: Dividends, interest, and  rent 6/      14,705,624      16,268,165     16,519,752    16,953,333     17,756,682      18,765,320
 Plus: Transfer payments                      12,535,615      13,880,727     15,623,137    17,128,785     18,470,663      19,427,880

     Earnings by place of work

Components of Earnings:
 Wages and salaries                           48,871,618      54,138,170     57,960,221    62,938,652     64,643,379      67,701,950
 Other labor income                            4,221,517       4,778,362      5,389,265     6,085,587      6,549,704       7,051,462
 Proprietors' income                           8,627,412       8,798,437      9,336,704    10,482,307     11,427,519      11,736,492
  Farm proprietors' income                       872,626         837,953        889,510     1,064,916      1,285,104         810,010
  Nonfarm proprietors' income                  7,754,786       7,960,484      8,447,194     9,417,391     10,142,415      10,926,482

Earnings by Industry:
 Farm earnings                                 1,286,097       1,329,573      1,373,574     1,542,494      1,801,550       1,347,791
 Nonfarm earnings                             60,434,450      66,385,396     71,312,616    77,964,052     80,819,052      85,142,113
  Private earnings                            49,446,842      54,365,159     58,078,596    63,632,562     65,780,047      69,619,370

   Ag. serv., for., fish., and other 8/          901,691       1,068,518      1,189,304     1,160,267      1,134,947       1,214,162
   Mining                                        160,853         169,335        176,685       169,823        163,915         182,024
   Construction                                3,985,418       4,509,377      4,776,033     5,194,479      5,365,643       5,763,916
   Manufacturing                              12,887,987      13,802,351     13,800,156    14,645,082     14,460,971      14,897,039
    Nondurable goods                           3,219,702       3,509,449      3,309,438     3,495,486      3,703,486       3,940,838
    Durable goods                              9,668,285      10,292,902     10,490,718    11,149,596     10,757,930      10,956,201
   Transportation and public utilities         3,918,864       4,198,698      4,439,202     4,751,763      4,960,036       5,207,909
   Wholesale trade                             3,810,856       4,261,944      4,572,855     4,930,327      5,074,603       5,430,529
   Retail trade                                6,407,801       6,966,200      7,374,321     7,915,781      8,252,821       8,849,976
   Finance insurance, and real estate          3,266,391       3,581,681      3,790,542     4,544,021      4,835,997       4,838,003
   Services                                   14,106,981      15,807,055     17,959,498    20,321,019     21,531,114      23,235,812
 Government and government   enterprises      10,987,608      12,020,237     13,234,020    14,331,490     15,039,005      15,522,743
   Federal, civilian                           2,246,275       2,447,024      2,598,514     2,734,296      2,864,954       2,943,175
   Military                                    1,381,118       1,458,485      1,561,706     1,664,826      1,638,036       1,664,083
   State and local                             7,360,215       8,114,728      9,073,800     9,932,368     10,536,015      10,925,485

See footnotes at end of table               REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                      June 1996            BUREAU OF ECONOMIC ANALYSIS

                                                                June 23, 1997
            PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                         For Counties and Metropolitan Areas
                              (thousands of dollars)

(53-011) CLARK                                              WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
  Item                                                 1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------
          Income by place of residence
Total personal income ($000)                         3,937,453     4,305,364     4,615,355     5,047,682     5,474,950     5,945,064
  Nonfarm personal income                            3,918,775     4,285,398     4,595,717     5,020,509     5,449,545     5,925,209
  Farm income 2/                                        18,678        19,966        19,638        27,173        25,405        19,855

Population (thousands) 3/                                230.9         240.8         252.1         260.5         271.3         281.7
Per capita personal income (dollars)                    17,054        17,876        18,311        19,374        20,179        21,102

Derivation of total personal income
  Earnings by place of work                          2,195,087     2,387,156     2,550,243     2,800,146     3,034,265     3,317,737
  Less: Personal cont. for social insur. 4/            144,020       157,306       166,682       179,601       195,238       217,572
  Plus: Adjustment for residence 5/                    664,889       733,343       816,187       857,696       937,274     1,049,404
  Equals: Net earn. by place of residence            2,715,956     2,963,193     3,199,748     3,478,241     3,776,301     4,149,569
  Plus: Dividends, interest, and rent 6/               683,207       743,007       723,628       786,929       844,167       891,931
  Plus: Transfer payments                              538,290       599,164       691,979       782,512       854,482       903,564

          Earnings by place of work

Components of Earnings:
  Wages and salaries                                 1,665,701     1,816,096     1,933,770     2,097,166     2,261,194     2,481,706
  Other labor income                                   147,379       162,933       185,841       207,503       236,631       264,689
  Proprietors' income 7/                               382,007       408,127       430,632       495,477       536,440       571,342
    Farm proprietors' income                            16,422        16,605        16,079        23,833        22,189        16,619
    Nonfarm proprietors' income                        365,585       391,522       414,553       471,644       514,251       554,723

Earnings by Industry:
  Farm earnings                                         18,678        19,966        19,638        27,173        25,405        19,855
  Nonfarm earnings                                   2,176,409     2,367,190     2,530,605     2,772,973     3,008,860     3,297,882
    Private earnings                                 1,822,982     1,977,902     2,104,942     2,304,539     2,500,679     2,764,511

      Ag. serv., for., fish., and other 8/              11,677        15,819        17,689        17,365        18,343        21,119
      Mining                                            17,727        19,176        20,202        11,829         8,113        10,088
      Construction                                     228,153       233,301       246,017       279,321       291,130       337,229
      Manufacturing                                    547,522       559,982       554,451       603,403       670,444       731,947
        Nondurable goods                               247,595       248,917       251,862       266,613       280,709       301,042
        Durable goods                                  299,927       311,065       302,589       336,790       389,735       430,905
      Transportation and public utilities              105,823       119,584       166,025       167,973       182,159       197,791
      Wholesale trade                                   94,418       107,051       113,443       124,884       138,439       168,031
      Retail trade                                     219,918       247,547       263,525       288,794       308,195       337,873
      Finance, insurance, and real estate              112,668       127,542       110,392       130,445       150,070       162,065
      Services                                         485,076       547,900       613,198       680,525       733,786       798,368
    Government and government enterprises              353,427       389,288       425,663       468,434       508,181       533,371
      Federal, civilian                                 85,167        93,150        99,729       110,025       119,713       121,506
      Military                                           8,323         8,794         9,070         9,864        10,818        11,875
      State and local                                  259,937       287,344       316,864       348,545       377,650       399,990

See footnotes at end of table.                                                               REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                                                June 1996                          BUREAU OF ECONOMIC ANALYSIS

                                                               June 23, 1997
            PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                         For Counties and Metropolitan Areas
                               (thousands of dollars)

(53-015) COWLITZ                                            WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
  Item                                                 1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------
          Income by place of residence
Total personal income ($000)                         1,266,840     1,373,849     1,486,898     1,540,828     1,592,169     1,678,658
  Nonfarm personal income                            1,252,750     1,359,802     1,472,377     1,521,867     1,571,626     1,659,312
  Farm income 2/                                        14,090        14,047        14,521        18,961        20,543        19,346

Population (thousands) 3/                                 80.7          82.4          84.1          85.1          86.3          87.6
Per capita personal income (dollars)                    15,689        16,663        17,679        18,099        18,449        19,159

Derivation of total personal income
  Earnings by place of work                            950.015      1,028,552    1,113,574     1,112,011     1,149,272     1,233,886
  Less:  Personal cont. for social insur. 4/            63,603         68,959       73,475        72,131        75,196        82,058
  Plus:  Adjustment for residence 5/                   -43,454        -44.518      -55,663       -38,495       -40,640       -53,953
  Equals:  Net earn. by place of residence             842,958        915,075      984,436     1,001,385     1,033,436     1,087,875
  Plus:  Dividends, interest, and rent 6/              199.656        210,831      220,312       226,111       222,253       234,742
  Plus:  Transfer payments                             224,226        247,943      282,150       313,332       336,480       356,041

      Earnings by place of work

Components of Earnings:
  Wages and salaries                                   770,207        841,405      911,635       893,832       915,314       972,803
  Other labor income                                    73,858         81,215       92,410        95,802       102,463       110,350
  Proprietors' income 7/                               105,950        105,932      109,529       122,377       131,495       140,733
   Farm proprietors' income                             12,230         11,937       12,149        16,375        17,796        16,596
   Nonfarm proprietors' income                          93,720         93,995       97,380       106,002       113,699       124,136

Earnings By Industry:
 Farm earnings                                          14,090         14,047       14,521        18,961        20,543        19,346
 Nonfarm earnings                                      935,925      1,014,505    1,099,053     1,093,050     1,128,729     1,204,540
  Private earnings                                     828,953        895,066      968,486       951,086       980,310     1,050,827

   Ag. serv., for., fish., and other 8/                  9,363          9,644         9,903       10,521         9,831        10,839
   Mining                                                1,908          1,799         5,147        5,035         5,762         6,859
   Construction                                         68,364         90,050       128,762       78,827        87,397       111,471
   Manufacturing                                       389,481        403,173       406,575      419,306       413,747       441,468
    Nondurable goods                                   204,158        216,298       225,636      231,873       237,101       258,452
    Durable goods                                      185,323        186,875       180,939      187,433       176,646       183,016
   Transportation and public utilities                  60,608         61,108        59,977       64,363        66,113        67,112
   Wholesale trade                                      34,183         39,394        40,598       42,512        40,259        41,935
   Retail trade                                        102,585        108,949       115,387      121,326       127,503       137.216
   Finance, insurance, and real estate                  24,717         28,198        31,627       30,400        35,354        32,349
   Services                                            137,744        152,751       170,510      178,796       194,344       201,578
  Government and government enterprises                106,972        119,439       130,567      141,964       148,419       153,713
   Federal, civilian                                     7,419          8,174         7,936        8,538         8,951         9,682
   Military                                              2,657          2,768         2,787        2,961         3,023         3,032
   State and local                                      96,896        108,497       119,844      130,465       136,445       140,999

See footnotes at end of table.                                                                 REGIONAL ECONOMIC INFORMATIONS SYSTEM
Table CAOS                                                  June 1996                           BUREAU OF ECONOMIC ANALYSIS

                                                                  June 23, 1997

                PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                               For Countries and Metropolitan Areas
                                     (thousands of dollars)

(53-039)  KLICKITAT                                     WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------------
  Item                                                 1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------
            Income by place of residence
       Total personal income ($000)                   226,567       251,363       258,945       280,648       303,990       306,473
        Nonfarm personal income                       201,957       229,879       236,453       252,221       266,859       279,619
        Farm income 2/                                 24,610        21,484        22,492        28,427        37,131        26,854

       Population (thousands) 3/                         16.4          16.7          16.8          17.2          17.5          17.8
       Per capita personal income (dollars)            13,801        15,073        15,439        16,324        17,339        17,197

       Deprivation of total personal income
        Earnings by place of work                     148,127       164,636       164,513       174,905       189,133       189,729
        Less:  Personal cont. for social insur. 4/      8,626         9,741         9,578         9,791        10,243        11,115
        Plus:  Adjustment fo residence 5/              -4,090        -7,553        -5,364        -4,744        -3,843        -4,039
        Equals:  Net earn by place of residence       135,411       147,342       149,571       160,370       175,047       173,575
        Plus:  Dividends, interest, and rent 6/        42,002        46,557        46,007        50,332        53,549        56,420
        Plus:  Transfer payments                       49,154        57,464        63,367        69,946        75,394        76,478

            Earnings by place of work

       Components of Earnings:
        Wages and salaries                            102,148       119,441       117,054       121,061       125,122       133,351
        Other labor income                             11,121        14,658        14,673        15,204        15,984        17,168
        Proprietors' income 7/                         34,858        30,537        32,786        38,640        48,027        38,210
         Farm proprietors' income                      21,308        17,524        19,440        24,581        32,827        21,905
         Nonfarm proprietors' income                   13,550        13,013        13,346        14,059        15,200        16,305

       Earnings by industry:
        Farm earnings                                  24,610        21,484        22,492         28,427       37,131        26,854
        Nonfarm earnings                              123,517       143,152       142,021        146,078      152,002       161,875
         Private earnings                              94,404       110,339       106,683        109,182      112,084       119,656

          Ag. serv., for., fish., and other 8/            (D)           (D)           (D)            (D)          (D)           (D)
          Mining                                          197           232           276            376          473           413
          Construction                                  3,704         4,031         4,333          4,825        5,576         6,258
          Manufacturing                                49,488        62,406        54,723         52,603       50,148        50,141
           Nondurable goods                               224           266         1,251          1,487        1,507         1,563
           Durable goods                               49,264        62,140        53,472         51,116       48,641        48,578
          Transportation and public utilities          11,444        12,393        13,729         15,532       18,217        21,084
          Wholesale trade                                 (D)           (D)           (D)            (D)          (D)           (D)
          Retail trade                                  8,243         8,116         8,684          9,115        9,412        10,422
          Finance, insurance, and real estate           1,893         1,972         2,400          3,408        3,197         3,320
          Services                                     14,211        14,962        15,792         16,149       16,977        18,330
         Government and government enterprises         29,113        32,813        35,338         37,296       39,918        42,219
          Federal, civilian                             5,053         6,218         6,808          6,610        7,719         8,327
          Military                                        537           554           551            593          608           612
          State and local                              23,523        26,041        27,979         30,093       31,591        33,280

See footnotes at end of table                                                                  REGIONAL ECONOMIC INFORMATION SYSTEM
Table CAO5                                                 June 1996                           BUREAU OF ECONOMIC ANALYSIS


                                                                  June 23, 1997

                PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                               For Counties and Metropolitan Areas
                                     (thousands of dollars)

(53-059)  SKAMANIA                                      WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
  Item                                                 1989          1990          1991          1992         1993           1994
-----------------------------------------------------------------------------------------------------------------------------------
     Income by place of residence
  Total personal income ($000)                       121,082        133,119       142,530       146,247       152,622       162,286
   Nonfarm personal income                           119,399        131,433       140,811       143,686       149,870       159,681
   Farm income 2/                                      1,683          1,686         1,719         2,561         2,752         2,605

  Population (thousands) 3/                              8.2            8.3           8.5           8.6           8.8           9.0
  Per capita personal income (dollars)                14,833         15,983        16,760        17,095        17,377        18,116

  Derivation of toal personal income
   Earnings by place of work                          53,506         53,311        55,786        53,352        60,491        63,298
   Less:  Personal cont. for social insur. 4/          3,209          3,164         3,308         3,070         3,530         3,754
   Plus:  Adjustment for residence 5/                 31,678         38,102        39,412        43,095        43,940        48,482
   Equals:  Net earn. by place of residence           81,975         88,249        91,890        93,377       100,901       108,026
   Plus:  Dividends, interest, and rent 6/            19,767         24,228        26,230        25,358        23,067        24,351
   Plus: Transfer payments                            19,340         20,642        24,410        27,512        28,654        29,909

        Earnings by place of work

  Components of Earnings:
   Wages and salaries                                 36,503         36,339        38,436         36,026       40,963        42,514
   Other labor income                                  3,536          3,713         4,176          4,183        4,789         5,075
   Proprietors' income 7/                             13,467         13,259        13,174         13,143       14,739        15,709
    Farm proprietors' income                           1,669          1,608         1,612          2,475        2,659         2,501
    Nonfarm proprietor' income                        11,798         11,651        11,562         10,668       12,080        13,208

  Earnings by Industry:
   Farm earnings                                       1,683          1,686         1,719          2,561        2,752         2,605
   Nonfarm earnings                                   51,823         51,625        54,067         50,791       57,739        60,693
    Private earnings                                  32,905         31,382        32,162         28,032       35,447        37,533


     Ag. serv., for., fish., and other 8/              4,776          5,542           (D)          4,474        4,455         4,974
     Mining                                              575            266           (D)            (D)          (D)           (D)
     Construction                                      1,543          1,676         2,015          1,861        2,059         2,465
     Manufacturing                                    17,798         15,540        15,213         10,521       11,702        11,945
      Nondurable goods                                   (D)            (D)           217            (D)          (D)           (D)
      Durable goods                                      (D)            (D)        14,996            (D)          (D)           (D)
     Transportation and public utilities               1,915          2,060         2,881          3,169        3,450         2,915
     Wholesale trade                                     684            568           944          1,023        1,090         1,095
     Retail trade                                      2,597          2,721         2,616          2,888        3,128         3,282
     Finance, insurance, and real estate                 212            192           309            (D)          (D)           (D)
     Services                                          2,805          2,817         3,035          3,315        8,770         9,990
    Government and government enterprises             18,918         20,243        21,905         22,759       22,292        23,160
     Federal, civilian                                 9,131          9,623        10,315         10,031        9,236         9,729
     Military                                            297            277           280            295          304           307
     State and local                                   9,520         10,343        11,310         12,433       12,752        13,124

See footnotes at end of table                                                    REGIONAL ECONOMIC INFORMATION SYSTEM
Table CAO5                                            June 1996                  BUREAU OF ECONOMIC ANALYSIS


Footnotes for Table CAO5

1/  1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on 1987 SIC.

2/ Farm income consists of proprietors' net farm income, the wages of hired farm labor, the pay-in-kind of hired farm labor, and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates fo r1990-94 reflect county population estimates available as of October 1995.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ U.S. adjustment for residence consists of adjustments for border workers; income of U.S. residents commuting outside U.S. borders to work less income of foreign residents commuting inside U.S. borders to work plus certain Caribbean seasonal workers.

6/  Includes the capitl consumption adjustment for rental income of persons.

7/  Includes the inventory valuation and capital consumption adjustments.

8/ "Other" consists of wages and salaries of U.S. resident employed by international organizations and foreign embassies and consulates in the U.S.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Division as defined in the 1970 Decennial Census. Estimates from 1988 forward separte Aleutian Island Census Area into Aleutians East Borough and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates.
    Valencia includes Cibola through the end of 1981.

15/ La Paz county, AZ was separated from Yuma county on January 1, 1983.

E   The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information.

(L) Less than $50,000. Estimates are included in totals.

(N) Data not available for this year.




                                    REGIONAL ECONOMIC INFORMATION SYSTEM
Table CAO5              June 1996          BUREAU OF ECONOMIC ANALYSIS

                                                                  June 23, 1997

                      FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                               For Counties and Metropolitan Areas
                                          (number of jos)

(53-000)  WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
    Item                                               1989          1990          1991          1992          1993          1993
-----------------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
 Total full- & part-time employment                 2,709,394     2,849,112      2,899,285     2,954,509     3,001,833    3,071,025

By Type:
 Wage and salary employment                         2,261,708     2,369,933      2,388,656     2,424,985     2,465,499    2,526,349
 Proprietors' employment                              447,686       479,179        510,629       529,524       536,334      544,676
  Farm proprietors' employment                         37,971        36,838         36,647        36,809        35,565       35,077
  Nonfarm Proprietors' employment                     409,715       442,341        473,982       492,715       500,769      509,599

By Industry:

 Farm employment                                       78,800        82,364         78,769        70,304        74,373       78,495
 Nonfarm employment                                 2,630,594     2,766,748      2,820,516     2,884,205     2,927,460    2,992,530
  Private employment                                2,173,067     2,291,854      2,336,034     2,387,944     2,427,505    2,486,235
   Ag.serv.,for.,fish.,and other  3/                   45,147        48,776         51,830        51,354        55,800       57,724
   Mining                                               5,494         5,507          5,288         4,897         4,810        4,911
   Construction                                       145,151       159,794        162,862       169,395       170,138      175,562
   Manufacturing                                      380,605       388,741        370,157       366,230       361,537      359,011
   Transportation and public utilities                121,821       126,936        128,141       128,755       130,564      134,290
   Wholesale trade                                    134,486       141,816        144,706       148,993       148,793      155,508
   Retail trade                                       449,430       470,056        478,678       494,467       501,757      518,825
   Finance, insurance, and real estate                213,507       219,959        223,535       226,232       231,400      232,587
   Services                                           677,426       730,269        770,837       797,621       822,706      847,817
Government and government enterprises                 457,527       474,894        484,482       496,261       499,955      506,295
   Federal, civilian                                   71,827        74,794         72,965        73,471        72,205       72,188
   Military                                            80,627        79,718         78,443        79,058        76,603       75,289
   State and local                                    305,073       320,382        333,074       343,732       351,147      358,818

See footnote                                                      REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                                              June 1996                           BUREAU OF ECONOMIC ANALYSIS

                                                                   June 23, 1997
             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                       For Counties and Metropolitan Areas
                                (number of jobs)

(53-000)  WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
  Item                                            1989          1990          1991          1992          1993           1994
-----------------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
  Total full- & part-time employment           2,709,394      2,849,112     2,899,285     2,954,509     3,001,833     3,071,025

By Type:
  Wage and salary employment                   2,261,708      2,369,933     2,388,656     2,424,985     2,465,499     2,526,349
  Proprietors' employment                        447,686        479,179       510,629       529,524       536,334       544,676
   Farm proprietors' employment                   37,971         36,838        36,647        36,809        35,565        35,077
   Nonfarm proprietors' employment 2/            409,715        442,341       473,982       492,715       500,769       509,599

By Industry:
  Farm employment                                 78.800         82,364        78,769        70,304        74,373        78,495
  Nonfarm employment                           2,630,594      2,766,748     2,820,516     2,884,205     2,927,460     2,992,530
   Private employment                          2,173,067      2,291,854     2,336,034     2,387,944     2,427,505     2,486,235
    Ag.serv.,for fish., and other 3/              45,147         48,776        51,830        51,354        55,800        57,724
    Mining                                         5,494          5,507         5,288         4,897         4,810         4,911
    Construction                                 145,151        159,794       162,862       169,395       170,138       175,562
    Manufacturing                                380,605        388,741       370,157       366,230       361,537       359,011
    Transportation and public utilities          121,821        126,936       128,141       128,755       130,564       134,290
    Wholesale trade                              134,486        141,816       144,706       148,993       148,793       155,508
    Retail trade                                 449,430        470,056       478,678       494,467       501,757       518,825
    Finance, insurance, and real estate          213,507        219,959       223,535       226,232       231,400       232,587
    Services                                     677,426        730,269       770,837       797,621       822,706       847,817
 Government and government enterprises           457,527        474,894       484,482       496,261       499,955       506,295
    Federal, civilian                             71,827         74,794        72,965        73,471        72,205        72,188
    Military                                      80,627         79,718        78,443        79,058        76,603        75,289
    State and local                              305,073        320,382       333,074       343,732       351,147       358,818

See footnote                                                       June 23, 1997
             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                       For Counties and Metropolitan Areas
                                (number of jobs)

(53-011) CLARK WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
  Item                                            1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
  Total full- & part-time employment           100,856        106,804       109,040       113,221       117,955       125,005

By Type:
  Wage and salary employment                    81,419         85,677        86,206        88,937        93,400       100,031
  Proprietors employment                        19,437         21,127        22,834        24,284        24,555        24,974
   Farm proprietors employment                   1,628          1,585         1,578         1,582         1,528         1,508
   Non-farm proprietors' employment 2/          17,809         19,542        21,256        22,702        23,027        23,466

By Industry:

  Farm employment                                1,841          1,911         1,887         1,812         1,786         1,792
  Nonfarm employment                            99,015        104,893       107,153       111,409       116,169       123,213
   Private employment                           84,107         89,257        91,261        95,136        99,280       105,668
     Ag.serv.,for.,fish.,and other  3/             926          1,094         1,242         1,156         1,246         1,342
     Mining                                        437            459           483           311           266           328
     Construction                                8,158          8,496         8,671         9,307         9,547        10,565
     Manufacturing                              17,945         17,848        16,930        17,660        19,210        20,033
     Transportation and public utilities         3,667          4,118         4,818         4,772         5,050         5,447
     Wholesale trade                             3,509          3,715         3,804         4,085         4,332         5,036
     Retail trade                               17,053         18,444        18,837        19,990        20,302        21,575
     Finance insurance, and real estate          7,994          8,180         8,128         8,399         8,892         9,226
     Services                                   24,418         26,903        28,348        29,456        30,435        32,116
 Government and government enterprises          14,908         15,636        15,892        16,273        16,889        17,545
     Federal, civilian                           2,410          2,468         2,451         2,551         2,551         2,512
     Military                                    1,256          1,265         1,298         1,345         1,334         1,332
     State and local                            11,232         11,903        12,143        12,377        13,004        13,701


See footnotes at end of table               REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                        June 1996          BUREAU OF ECONOMIC ANALYSIS

                                                               June 23, 1997

          FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                  For Counties and Metropolitan Areas
                          (number of jobs)

(53-015)  COWLITZ             WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------
Item                                              1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------

Employment by Place of Work
  Total full- & part-time employment             40,951        43,160        44,227        42,901        43,395        44,724

By Type:
  Wage and salary employment                     34,998        36,763        37,495        35,976        36,345        37,538
  Proprietors' employment                         5,953         6,397         6,732         6,925         7,050         7,186
    Farm proprietors' employment                    495           482           481           482           465           459
    Nonfarm proprietors' employment 2/            5,458         5,915         6,251         6,443         6,585         6,727

By Industry:
  Farm employment                                   648           663           690           659           645           657
  Nonfarm employment                             40,303        42,497        43,537        42,242        42,750        44,067
    Private employment                           35,371        37,389        38,228        36,768        37,309        38,464
      Ag. serv., for., and other 3/                 717           722           720           683           735           776
      Mining                                         64            60           138           144           158           194
      Construction                                2,409         2,941         3,722         2,638         2,800         3,237
      Manufacturing                              10,737        10,835        10,318        10,166         9,795        10,007
      Transportation and public utilities         1,884         1,884         1,799         1,852         1,912         1,901
      Wholesale trade                             1,342         1,477         1,499         1,359         1,310         1,308
      Retail trade                                7,414         7,835         7,932         8,072         8,196         8,534
      Finance, insurance, and real estate         2,109         2,261         2,349         2,207         2,320         2,254
      Services                                    8,695         9,374         9,751         9,647        10,083        10,253
    Government and government enterprises         4,932         5,108         5,309         5,474         5,441         5,603
      Federal, civilian                             234           243           217           220           224           244
      Military                                      433           426           426           432           410           390
      State and local                             4,265         4,439         4,666         4,822         4,807         4,969

See footnotes at end of table.                                             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                                       June 1996                 BUREAU OF ECONOMIC ANALYSIS

                                                               June 23, 1997

          FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                  For Counties and Metropolitan Areas
                          (number of jobs)

(53-039)  KLICKITAT           WASHINGTON
------------------------------------------------------------------------------------------------------------------------------
Item                                              1989          1990          1991          1992          1993          1994
------------------------------------------------------------------------------------------------------------------------------

Employment by Place of Work
  Total full- & part-time employment              7,278         7,442         7,478         7,566         7,605         7,918

By Type:
  Wage and salary employment                      5,547         5,676         5,631         5,730         5,730         6,062
  Proprietors' employment                         1,731         1,766         1,847         1,836         1,837         1,856
    Farm proprietors' employment                    617           599           596           598           578           570
    Nonfarm proprietors' employment 2/            1,114         1,167         1,251         1,238         1,259         1,286

By Industry:
  Farm employment                                   900           914           844           882           865           940
  Nonfarm employment                              6,378         6,528         6,634         6,684         6,740         6,978
    Private employment                            4,912         4,945         5,048         5,088         5,114         5,303
      Ag. serv., for., and other 3/                 (D)           (D)           (D)           (D)           (D)           (D)
      Mining                                         11            15            16            21            29            24
      Construction                                  225           260           273           305           325           335
      Manufacturing                               1,710         1,609         1,515         1,500         1,438         1,343
      Transportation and public utilities           366           404           417           435           483           540
      Wholesale trade                               (D)           (D)           (D)           (D)           (D)           (D)
      Retail trade                                  811           780           821           834           834           892
      Finance, insurance, and real estate           238           219           244           253           252           250
      Services                                    1,169         1,250         1,336         1,317         1,307         1,364
    Government and government enterprises         1,466         1,583         1,586         1,596         1,626         1,675
      Federal, civilian                             198           237           227           230           254           247
      Military                                       88            86            85            87            83            79
      State and local                             1,180         1,260         1,274         1,279         1,289         1,349

See footnotes at end of table.                                             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                                       June 1996                 BUREAU OF ECONOMIC ANALYSIS

                                                               June 23, 1997

          FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                  For Counties and Metropolitan Areas
                          (number of jobs)

(53-059)  SKAMANIA           WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
Item                                              1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------

Employment by Place of Work
  Total full- & part-time employment              2,512         2,535         2,552         2,355         2,608         2,631

By Type:
  Wage and salary employment                      2,034         2,053         2,062         1,844         2,090         2,103
  Proprietors' employment                           478           482           490           511           518           528
    Farm proprietors' employment                     88            85            85            86            84            82
    Nonfarm proprietors' employment 2/              390           397           405           425           434           446

By Industry:
  Farm employment                                    88            97           103            97            96            94
  Nonfarm employment                              2,424         2,438         2,449         2,258         2,512         2,537
    Private employment                            1,544         1,510         1,495         1,284         1,606         1,630
      Ag. serv., for., and other 3/                  70            54           (D)            33            36            42
      Mining                                         33            19           (D)           (D)           (D)           (D)
      Construction                                   93           106           106           119           125           131
      Manufacturing                                 639           594           552           320           317           287
      Transportation and public utilities            70            69            85            92           100            90
      Wholesale trade                                22            14            11            11            11           (L)
      Retail trade                                  249           262           250           262           284           282
      Finance, insurance, and real estate            58            57            55           (D)           (D)           (D)
      Services                                      310           335           373           380           662           711
    Government and government enterprises           880           928           954           974           906           907
      Federal, civilian                             367           381           385           371           304           301
      Military                                       44            43            43            43            42            40
      State and local                               469           504           526           560           560           566

See footnotes at end of table.                                             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                                       June 1996                 BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25

1/   1969-74 based on 1967 SIC.  1975-87 based on 1972 SIC.
     1988-94 based on 1987 SIC.
2/   Excludes limited partners.
3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.
4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.
5/   La Paz county, AZ was separated from Yuma county on January 1, 1983.
6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.
E    Estimate shown constitutes the major portion of the true estimate.
(D)  Not shown to avoid disclosure of confidential information.
(L)  Less than 10 jobs. Estimates are included in totals.
(N)  Data not available for this year.

                                                               June 23, 1997

                      REGIONAL ECONOMIC PROFILE
                  For Counties and Metropolitan Areas

(53-000)                      WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
Item                                              1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------

      Place of Residence Profile

  Total personal income ($000)                  85,837,927    94,420,291   101,206,147   109,678,572   114,808,532   120,359,599
    Nonfarm personal income                     84,551,830    93,090,718    99,832,573   108,136,078   113,006,982   119,011,808
    Farm income                                  1,286,097     1,329,573     1,737,574     1,542,494     1,801,550     1,347,791

Derivation of Total Personal Income
  Net earnings 1/                               58,596,688    64,271,399    69,093,258    75,596,454    78,581,197    82,166,399
  Transfer payments                             12,535,615    13,880,727    15,623,137    17,128,785    18,470,653    19,427,880
    Income maintenance 2/                          936,599     1,033,494     1,269,911     1,463,732     1,595,315     1,675,315
    Unemployment insurance                         395,663       479,161       672,953       940,858     1,148,628     1,058,170
    Retirement and other                        11,203,353    12,368,072    13,680,273    14,724,195    15,726,710    16,694,395
  Dividends, interest, and rent                 14,705,624    16,268,165    16,519,752    16,953,333    17,756,682    18,765,320

  Population (thousands) 3/                        4,746.3       4,901.2       5,018.2       5,146.1       5,258.7       5,343.2

Per Capita Incomes ($) 4/
  Per capita personal income                        18,015        19,265        20,168        21,313        21,832        22,526
  Per capita net earnings                           12,346        13,113        13,726        14,690        14,943        15,378
  Per capita transfer payments                       2,641         2,832         3,113         3,328         3,512         3,636
    Per capita income maintenance                      197           211           253           284           303           314
    Per capita unemployment insurance                   83            98           134           183           218           198
    Per capita retirement & other                    2,360         2,523         2,726         2,861         2,991         3,124
    Per capita dividends, interest, & rent           3,098         3,319         3,292         3,294         3,377         3,512

      Place of Work Profile

Total earnings (place of work, $000)            61,720,547    67,714,969    72,686,190    79,506,546    82,620,602    86,489,904
  Wages and salaries                            48,871,618    54,138,170    57,960,221    62,938,652    64,643,379    67,701,950
  Other labor income                             4,221,517     4,778,362     5,389,265     6,085,587     6,549,074     7,051,462
  Proprietors' income                            8,627,412     8,798,437     9,336,704    10,482,307    11,427,519    11,736,492
    Nonfarm proprietors' income                  7,754,786     7,960,484     8,447,194     9,417,391    10,142,415    10,926,482
    Farm proprietors' income                       872,626       837,953       889,510     1,064,916     1,285,104       810,010

Total employment (full & part-time)              2,709,394     2,849,112     2,899,285     2,954,509     3,001,833     3,071,025
  Wage and salary jobs                           2,261,708     2,369,933     2,388,656     2,424,985     2,465,499     2,526,349
  Number of proprietors                            447,686       479,179       510,629       529,524       536,334       544,676
    Number of nonfarm proprietors /5               409,715       442,341       473,982       492,715       500,769       509,599
    Number of farm proprietors                      37,971        36,838        36,647        36,809        35,565        35,077

Average earnings per job ($)                        22,780        23,767        25,070        26,910        27,523        28,163
  Wage & salary earnings per job ($)                21,608        22,844        24,265        25,954        26,219        26,798
  Average earnings per nonfarm proprietor ($)       18,927        17,996        17,822        19,113        20,254        21,441

See footnotes at end of table.                                             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                       June 1996                 BUREAU OF ECONOMIC ANALYSIS

                                                               June 23, 1997

                      REGIONAL ECONOMIC PROFILE
                  For Counties and Metropolitan Areas

(53-011) CLARK                WASHINGTON
-------------------------------------------------------------------------------------------------------------------------------
Item                                              1989          1990          1991          1992          1993          1994
-------------------------------------------------------------------------------------------------------------------------------

      Place of Residence Profile

  Total personal income ($000)                   3,937,453     4,305,364     4,615,355     5,047,682     5,474,950     5,945,064
    Nonfarm personal income                      3,918,775     4,285,398     4,595,717     5,020,509     5,449,545     5,925,209
    Farm income                                     18,678        19,966        19,638        27,173        25,405        19,855

Derivation of Total Personal Income
  Net earnings 1/                                2,715,956     2,963,193     3,199,748     3,478,241     3,776,301     4,149,569
  Transfer payments                                538,290       599,164       691,979       782,512       854,482       903,564
    Income maintenance 2/                           44,182        47,556        61,702        73,047        81,545        87,071
    Unemployment insurance                          18,855        24,490        35,987        49,149        55,498        47,653
    Retirement and other                           475,253       527,118       594,290       660,316       717,439       768,840
  Dividends, interest, and rent                    683,207       743,007       723,628       786,929       844,167       891,931

  Population (thousands) 3/                          230.9         240.8         252.1         260.5         271.3         281.7

Per Capita Incomes ($) 4/
  Per capita personal income                        17,054        17,876        18,311        19,374        20,179        21,102
  Per capita net earnings                           11,764        12,303        12,694        13,350        13,919        14,729
  Per capita transfer payments                       2,332         2,488         2,745         3,003         3,149         3,207
    Per capita income maintenance                      191           197           245           280           301           309
    Per capita unemployment insurance                   82           102           143           189           205           169
    Per capita retirement & other                    2,058         2,189         2,358         2,534         2,644         2,729
  Per capita dividends, interest, & rent             2,959         3,085         2,871         3,020         3,111         3,166

      Place of Work Profile

Total earnings (place of work, $000)             2,195,087     2,387,156     2,550,243     2,800,146     3,034,265     3,317,737
  Wages and salaries                             1,665,701     1,816,096     1,933,770     2,097,166     2,261,194     2,481,706
  Other labor income                               147,379       162,933       185,841       207,503       236,631       264,689
  Proprietors' income                              382,007       408,127       430,632       495,477       536,440       571,342
    Nonfarm proprietors' income                    365,585       391,522       414,553       471,644       514,251       554,723
    Farm proprietors' income                        16,422        16,605        16,079        23,833        22,189        16,619

Total employment (full & part-time)                100,856       106,804       109,040       113,221       117,955       125,005
  Wage and salary jobs                              81,419        85,677        86,206        88,937        93,400       100,031
  Number of proprietors                             19,437        21,127        22,834        24,284        24,555        24,974
    Number of nonfarm proprietors /5                17,809        19,542        21,256        22,702        23,027        23,466
    Number of farm proprietors                       1,628         1,585         1,578         1,582         1,528         1,508

Average earnings per job ($)                        21,765        22,351        23,388        24,732        25,724        26,541
  Wage & salary earnings per job ($)                20,458        21,197        22,432        23,580        24,210        24,809
  Average earnings per nonfarm proprietor ($)       20,528        20,035        19,503        20,775        22,333        23,639

See footnotes at end of table.                                             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                       June 1996                 BUREAU OF ECONOMIC ANALYSIS

                                                               June 23, 1997

                      REGIONAL ECONOMIC PROFILE
                  For Counties and Metropolitan Areas

(53-015) COWLITZ              WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
Item                                              1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------

      Place of Residence Profile

  Total personal income ($000)                   1,266,840     1,373,849     1,486,898     1,540,828     1,592,169     1,678,658
    Nonfarm personal income                      1,252,750     1,359,802     1,472,377     1,521,626     1,659,312
    Farm income                                     14,090        14,047        14,521        18,961        20,543        19,346

Derivation of Total Personal Income
  Net earnings 1/                                  842,958       915,075       984,436     1,001,385     1,033,436     1,007,875
  Transfer payments                                224,226       247,943       282,150       313,332       336,480       356,041
    Income maintenance 2/                           21,310        22,734        28,004        32,619        35,854        38,254
    Unemployment insurance                           8,081        10,462        13,577        19,452        24,275        20,186
    Retirement and other                           194,835       214,747       240,569       261,261       276,351       297,601
  Dividends, interest, and rent                    199,656       210,831       220,312       226,111       222,253       234,742

  Population (thousands) 3/                           80.7          82.4          84.1          85.1          86.3          87.6

Per Capita Incomes ($) 4/
  Per capita personal income                        15,689        16,663        17,679        18,099        18,449        19,159
  Per capita net earnings                           10,440        11,099        11,705        11,762        11,975        12,417
  Per capita transfer payments                       2,777         3,007         3,355         3,680         3,899         4,064
    Per capita income maintenance                      264           276           333           383           415           437
    Per capita unemployment insurance                  100           127           161           228           281           230
    Per capita retirement & other                    2,413         2,605         2,860         3,069         3,202         3,397
  Per capita dividends, interest, & rent             2,473         2,557         2,619         2,656         2,575         2,679

      Place of Work Profile

Total earnings (place of work, $000)               950,015     1,028,552     1,113,574     1,112,011     1,149,272     1,223,886
  Wages and salaries                               770,207       841,405       911,635       893,832       915,314       972,803
  Other labor income                                73,858        81,215        92,410        95,802       102,463       110,350
  Proprietors' income                              105,950       105,932       109,529       122,377       131,495       140,733
    Nonfarm proprietors' income                     93,720        93,995        97,380       106,002       113,699       124,136
    Farm proprietors' income                        12,230        11,937        12,149        16,375        17,796        16,597

Total employment (full & part-time)                 40,951        43,160        44,227        42,901        43,395        44,724
  Wage and salary jobs                              34,998        36,763        37,495        35,976        36,345        37,538
  Number of proprietors                              5,953         6,397         6,732         6,925         7,050         7,186
    Number of nonfarm proprietors /5                 5,458         5,915         6,251         6,443         6,585         6,727
    Number of farm proprietors                         495           482           481           482           465           459

Average earnings per job ($)                        23,199        23,831        25,179        25,920        26,484        27,365
  Wage & salary earnings per job ($)                22,007        22,887        24,314        24,845        25,184        25,915
  Average earnings per nonfarm proprietor ($)       17,171        15,891        15,578        16,452        17,266        18,453

See footnotes at end of table.                                             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                       June 1996                 BUREAU OF ECONOMIC ANALYSIS

                                                               June 23, 1997

                      REGIONAL ECONOMIC PROFILE
                  For Counties and Metropolitan Areas

(53-039) KLICKITAT            WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
Item                                              1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------

      Place of Residence Profile

  Total personal income ($000)                   226,567       251,363       258,945       280,648       303,990       306,473
    Nonfarm personal income                      201,957       229,879       236,453       252,221       266,859       279,619
    Farm income                                   24,610        21,484        22,492        28,427        37,131        26,854

Derivation of Total Personal Income
  Net earnings 1/                                135,411       147,342       149,571       160,370       175,047       173,575
  Transfer payments                               49,154        57,464        63,367        69,946        75,394        76,478
    Income maintenance 2/                          5,287         6,289         7,466         8,289         9,136         9,128
    Unemployment insurance                         2,826         3,586         4,408         5,449         6,922         5,967
    Retirement and other                          41,041        47,589        51,493        56,208        59,336        61,383
  Dividends, interest, and rent                   42,002        46,557        46,007        50,332        53,549        56,420

  Population (thousands) 3/                         16.4          16.7          16.8          17.2          17.5          17.8

Per Capita Incomes ($) 4/
  Per capita personal income                      13,801        15,073        15,439        16,324        17,339        17,197
  Per capita net earnings                          8,248         8,836         8,918         9,328         9,984         9,740
  Per capita transfer payments                     2,994         3,446         3,778         4,069         4,300         4,291
    Per capita income maintenance                    322           377           445           482           521           512
    Per capita unemployment insurance                172           215           263           317           395           335
    Per capita retirement & other                  2,500         2,854         3,070         3,269         3,384         3,444
  Per capita dividends, interest, & rent           2,558         2,792         2,743         2,928         3,054         3,166

      Place of Work Profile

Total earnings (place of work, $000)             148,127       164,636       164,513       174,905       189,133       188,729
  Wages and salaries                             102,148       119,441       117,054       121,061       125,122       133,351
  Other labor income                              11,121        14,658        14,673        15,204        15,984        17,168
  Proprietors' income                             34,858        30,537        32,786        38,640        48,027        38,210
    Nonfarm proprietors' income                   13,550        13,013        13,346        14,059        15,200        16,305
    Farm proprietors' income                      21,308        17,524        19,440        24,581        32,827        21,905

Total employment (full & part-time)                7,278         7,442         7,478         7,566         7,605         7,918
  Wage and salary jobs                             5,547         5,676         5,631         5,730         5,768         6,062
  Number of proprietors                            1,731         1,766         1,847         1,836         1,837         1,856
    Number of nonfarm proprietors /5               1,114         1,167         1,251         1,238         1,259         1,286
    Number of farm proprietors                       617           599           596           598           578           570

Average earnings per job ($)                      20,353        22,123        22,000        23,117        24,870        23,835
  Wage & salary earnings per job ($)              18,415        21,043        20,787        21,128        21,692        21,998
  Average earnings per nonfarm proprietor ($)     12,163        11,151        10,668        11,356        12,073        12,679

See footnotes at end of table.                                             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                       June 1996                 BUREAU OF ECONOMIC ANALYSIS

                                                               June 23, 1997

                      REGIONAL ECONOMIC PROFILE
                  For Counties and Metropolitan Areas

(53-059) SKAMANIA             WASHINGTON

Item                                              1989          1990          1991          1992          1993          1994

      Place of Residence Profile

  Total personal income ($000)                   121,082       133,119       142,530       146,247       152,622       162,286
    Nonfarm personal income                      119,399       131,433       140,811       143,686       149,870       159,681
    Farm income                                    1,683         1,686         1,719         2,561         2,752         2,605

Derivation of Total Personal Income
  Net earnings 1/                                 81,975        88,249        91,890        93,377       100,901       108,026
  Transfer payments                               19,340        20,642        24,410        27,512        28,654        29,909
    Income maintenance 2/                          2,232         2,404         3,031         3,479         3,463         3,054
    Unemployment insurance                         1,152         1,398         1,932         3,004         3,210         2,542
    Retirement and other                          15,956        16,840        19,447        21,029        21,981        24,313
  Dividends, interest, and rent                   19,767        24,228        26,230        25,358        23,067        24,351

  Population (thousands) 3/                          8.2           8.3           8.5           8.6           8.8           9.0

Per Capita Incomes ($) 4/
  Per capita personal income                      14,833        15,983         16,760       17,095         17,377       18,116
  Per capita net earnings                         10,042        10,595         10,806       10,915         11,488       12,059
  Per capita transfer payments                     2,369         2,478          2,870        3,216          3,262        3,339
    Per capita income maintenance                    273           289            356          407            394          341
    Per capita unemployment insurance                141           168            227          351            365          284
    Per capita retirement & other                  1,955         2,022          2,287        2,458          2,503        2,714
  Per capita dividends, interest, & rent           2,422         2,909          3,084        2,964          2,626        2,718

      Place of Work Profile

Total earnings (place of work, $000)              53,506        53,311         55,786       53,352         60,491        63,298
  Wages and salaries                              36,503        36,339         38,436       36,016         40,963        42,514
  Other labor income                               3,536         3,173          4,176        4,183          4,789         5,075
  Proprietors' income                             13,467        13,259         13,174       13,143         14,739        15,709
    Nonfarm proprietors' income                   11,798        11,651         11,562       10,668         12,080        13,208
    Farm proprietors' income                       1,669         1,608          1,612        2,475          2,659         2,501

Total employment (full & part-time)                2,512         2,535          2,552        2,335          2,608         2,631
  Wage and salary jobs                             2,034         2,053          2,062        1,844          2,090         2,103
  Number of proprietors                              478           482            490          511            518           528
    Number of nonfarm proprietors /5                 390           397            405          425            434           446
    Number of farm proprietors                        88            85             85           86             84            82

Average earnings per job ($)                      21,300        21,030         21,860       22,655         23,194        24,059
  Wage & salary earnings per job ($)              17,946        17,700         18,640       19,537         19,600        20,216
  Average earnings per nonfarm proprietor ($)     30,251        29,348         28,548       25,101         27,834        29,614

See footnotes at end of table.                                             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                       June 1996                 BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.
2/ Includes supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.
3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1996.
4/   Type of income divided by population yields a per capita for that type of income.
5/   Excludes limited partners.
6/ Cibola, NM was separated from Valencia in June 1981, but in these extimates Valencia includes Cibola through the end of 1981.
7/   La Paz county, AZ was separated from Yuma county on January 1, 1983.
8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.
(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.
(N)  Data not available for this year.

                                 EXHIBIT III-1
             General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 21, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  ----------        --------- ------  ------- -----  ----   -----   -------
                                                                               ($Mil)                          ($)   ($Mil)
 California Companies
 ---------------------
 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    48,698      345   12-31   10/72  44.37  4,463
 GWF    Great Western Fin. Corp. of CA      NYSE   CA,FL              Div.    42,878      416   12-31     /    49.62  6,842
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    38,530      232   12-31   05/59  69.75  3,991
 GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    15,394      150   06-30   10/83  26.75  1,346
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     8,797       89   12-31   12/85  45.87    853
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,484       52   12-31   01/71  21.00    561
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,130       25   12-31   12/83  28.37    300
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,406       25   12-31   05/86  16.87    439
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,295       33   12-31     /    10.50    192
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,045       27   12-31   05/86  24.87    323
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,536       22   03-31   03/96  15.25    287
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,263       18   12-31   10/91  29.50    170
 FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,183       11   12-31     /    20.37    204
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,183       36   12-31     /    38.12    229
 CFHC   California Fin. Hld. Co. of CA      OTC    Central CA         Thrift   1,315       22   12-31   04/83  29.37    140
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     909       14   12-31   04/94  15.12    108
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     828 S      9   12-31     /    11.37     30
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     827 J     12   06-30   06/95  13.50     85
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       810       11   12-31     /    15.25    119
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       781        8   06-30   12/93  15.87     76
 PROV   Provident Fin. Holdings of CA       OTC                       M.B.       609        0   06-30   06/96  16.50     84
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       480       11   12-31     /    21.81     50
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     422        6   12-31   02/95  16.37     53
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     400        6   06-30   06/95  12.87     30
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       343        4   12-31     /    12.25     36
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     117 D      3   12-31   01/96  10.75     10
 FSSB   First FS&LA of San Bern. CA         OTC    San Bernard. CA    Thrift     104        4   06-30   12/92   9.50      3

 Florida Companies
 -----------------

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Florida Companies (continued)
 -----------------------------
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,773       43   12-31   11/83  13.75    255
 OCWN   Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,649        1   12-31     /    29.25    784
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,558       31   09-30   09/93  30.00    150
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   1,453        7   09-30   12/85   9.81     87
 HARB   Harbor FSB, MHC of FL (46.0)        OTC    Eastern FL         Thrift   1,105       22   09-30   01/94  36.62    182
 FFFL   Fidelity FSB, MHC of FL (47.4)      OTC    Southeast FL       Thrift     927       20   12-31   01/94  18.75    127
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     682       17   09-30   10/94  21.75    107
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     359        8   12-31   01/94  28.25     66
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       317 D     11   12-31   10/88   4.31     36

 Mid-Atlantic Companies
 ----------------------

 DME    Dime Savings Bank, FSB of NY (3)    NYSE   NY,NJ,FL           M.B.    18,465       87   12-31   08/86  17.75  1,868
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,261       82   06-30   01/94  62.62  2,936
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    10,287      120   12-31   08/86  13.50    943
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   7,689       46   12-31   11/93  42.37    900
 LISB   Long Island Bancorp of NY           OTC    Long Island NY     M.B.     5,814       36   09-30   04/94  35.12    851
 COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift   5,518       79   06-30   02/84  44.00    900
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,032       34   11-30   04/86  42.00    622
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    NY,MA              Thrift   3,496       63   06-30   04/92  37.25    478
 ROSE   TR Financial Corp. of NY            OTC    New York, NY       Thrift   3,404       15   12-31   06/93  21.62    381
 NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   3,175       29   09-30   01/88  32.87    538
 RSLN   Roslyn Bancorp of NY (3)            OTC    Long Island NY     M.B.     2,849        6   12-31   01/97  17.44    761
 GRTR   Greater New York SB of NY (3)       OTC    New York NY        Div.     2,571       14   12-31   06/87  19.69    269
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,542       15   12-31   03/90  25.25    313
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,236       39   06-30   06/96  15.12    259
 NWSB   Northwest SB, MHC of PA (29.9)      OTC    Pennsylvania       Thrift   1,997       53   06-30   11/94  14.37    336
 HARS   Harris SB, MHC of PA (24.2)         OTC    Southeast PA       Thrift   1,943       31   12-31   01/94  20.75    233
 RELY   Reliance Bancorp of NY              OTC    NYC NY             Thrift   1,927       28   06-30   03/94  24.62    217
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     1,875 D     18   03-31   08/94  18.44    192
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,728        9   12-31   09/93  34.00    147
 JSBF   JSB Financial, Inc. of NY           OTC    New York City      R.E.     1,519 S     13   12-31   06/90  44.62    439

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,478       14   12-31   11/86  13.00    163
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,388        9   12-31   07/96  31.44    285
 QCSB   Queens County SB of NY (3)          OTC    New York City NY   R.E.     1,373        9   12-31   11/93  41.62    464
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,252       17   06-30   07/94  25.19    121
 DIME   Dime Community Bancorp of NY        OTC    New York, NY       Thrift   1,237       15   06-30   06/96  17.87    235
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,157       22   06-30   02/84  20.00    139
 MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,128       25   02-28   06/87  45.00    144
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,025       17   12-31   06/92  24.75    179
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     973       28   06-30   07/87  28.37    115
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Eastern NY         Thrift     878       17   12-31   08/84  27.25    104
 PKPS   Poughkeepsie SB of NY               OTC    Poughkeepsie NY    R.E.       861        9   12-31   11/85   6.69     84
 MBB    MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     848 S     17   09-30   08/92  18.12     51
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York, NY       Thrift     811        7   12-31   11/95  19.37    157
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     740        8   09-30   10/94  15.00    165
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     709        7   12-31   06/95  14.87    101
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     706        9   12-31   06/90  13.50     53
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     694       14   12-31   12/86  28.62     84
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     670       10   12-31   03/96  16.56    139
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     644       11   06-30   07/94  18.00     74
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     636 D     16   03-31   10/95  16.25     78
 TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift     626       10   12-31   08/95  19.75    178
 PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift     594        7   12-31   12/95  16.00     68
 FSNJ   First SB of NJ, MHC (45.9)          OTC    Northern NJ        Thrift     579 D      4   05-31   01/95  25.75     79
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     554       16   12-31   12/88  19.75     47
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     516        4   09-30   09/86  18.25     56
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     508       10   12-31   04/87  19.25     52
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       487 S      9   07-31   11/95  14.75     53
 AHCI   Ambanc Holding Co. of NY (3)        OTC    East-Central NY    Thrift     478        9   12-31   12/95  14.37     63
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     472 D      8   07-31   12/93  29.62     68
 CNY    Carver FSB of New York, NY          OTC    New York, NY       Thrift     424        8   03-31   10/94  10.12     23
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     401        4   12-31   04/93  25.00     52
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       400        9   12-31   07/83   9.12     35
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     375        5   12-31   03/87  29.50     45

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     367        8   12-31   10/89  19.75     57
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     346        9   12-31   01/95  20.87     51
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     333        4   09-30   08/87  22.12     37
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     328        8   09-30   06/88  20.00     31
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     315        5   09-30   01/95  22.75     28
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     305        6   06-30   03/87  19.75     41
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     303        7   12-31   01/96  13.00     36
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     296        4   09-30   09/93  34.00     20
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     284        4   09-30   04/96  14.87     47
 LFED   Leeds FSB, MHC of MD (36.2)         OTC    Baltimore MD       Thrift     282        1   06-30   03/94  18.00     62
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     280        5   06-30   11/93  24.75     43
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     274        3   09-30   04/96  15.50     78
 FIBC   Financial Bancorp of NY             OTC    New York, NY       Thrift     269        5   09-30   08/94  17.25     30
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     257 D      3   07-31     /     4.87     21
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     252        2   09-30   04/96  13.62     41
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       248 S      2   12-31   06/85   8.87     11
 WYNE   Wayne Bancorp of NJ                 OTC                       Thrift     245        0   12-31   06/96  18.50     40
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     239        7   12-31   03/95  12.87     42
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     237        6   09-30   04/96  15.12     30
 ESBK   Elmira SB of Elmira NY (3)          OTC    NY,PA              Ret.       223        6   12-31   03/85  20.75     15
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     219        6   03-31   08/94  17.00     30
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     213        4   04-30   11/94  16.25     29
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     209        6   06-30   02/87  21.25     32
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     183        3   06-30   12/95  14.00     45
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     169 P      5   12-31   04/97  12.75     26
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     169        3   12-31   06/95  16.62     21
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     150 P      3   03-31   04/97  13.44     31
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     127        0   12-31   06/96  15.50     14
 TPNZ   Tappan Zee Fin. Corp. of NY         OTC    Southeast NY       Thrift     120 S      1   03-31   10/95  16.50     25
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     108        2   03-31   06/96  21.00     14
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     104        2   06-30   01/97  13.62     15
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift      98        5   09-30   04/96  14.25     22
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      66        2   09-30   07/93  23.00      6

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                  Primary            Operating  Total          Fiscal Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48        3   12-31   07/96  15.00      9

 Mid-West Companies
 ------------------

 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    14,040      155   12-31   01/88  48.00  2,224
 RFED   Roosevelt Fin. Grp. Inc. of MO      OTC    MO,IL,KS           Div.     7,796 D     79   12-31   01/87  23.75  1,012
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK        M.B.     6,902       98   06-30   12/84  35.75    769
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,809      129   12-31   12/80  28.00  1,020
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,485       52   12-31   05/87  32.81    749
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,647       42   06-30   01/94  93.00    856
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,236       13   06-30   01/90  41.00    428
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     3,002       41   12-31   03/94  33.25    468
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     2,937       33   03-31   01/92  36.75    317
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,489       13   12-31   08/94  24.37    395
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,885       33   03-31   07/92  43.12    198
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,579       13   09-30   06/93  29.50    159
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,530       44   12-31   11/89  30.25    184
 DNFC   D&N Financial Corp. of MI           OTC    MI,WI              Ret.     1,528       35   12-31   02/85  18.25    152
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,481       28   12-31   08/83  21.25    223
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,313       10   09-30   07/92  30.25    161
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,148 D     21   12-31   04/93  29.00    144
 FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH    Thrift   1,088       18   12-31   04/87  34.50    158
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,021       15   09-30   03/92  37.50    121
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     859       26   12-31   08/94  21.37    108
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     834       18   12-31   06/90  23.00    119
 IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift     819       15   12-31   02/87  26.37    126
 NASB   North American SB of MO             OTC    KS,MO              M.B.       689        8   09-30   09/85  45.00    102
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.       679       25   06-30   12/89  16.94    140
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     664       15   06-30   01/88  27.00     92
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       663       22   12-31   07/92   8.37     36
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       635        6   03-31   04/95  13.75     48
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       635       13   03-31   01/88  21.25    106

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     618       20   12-31   12/83  19.62     87
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     599       10   06-30   06/93  26.00    113
 EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     589       13   12-31     /    15.00     76
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     561       19   06-30   04/92  19.37     58
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     553        7   12-31   06/94  21.12     89
 COVB   CoVest Bancshares of IL             OTC    Chicago IL         Thrift     553        3   12-31   07/92  17.75     54
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     546        9   06-30   10/95  14.00    132
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     520        8   12-31   05/96  19.37     95
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     513        4   12-31   03/96  15.00     84
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     495        5   06-30   02/92  38.00     85
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     486        5   09-30   12/93  18.75     52
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       472        7   12-31     /    18.50     57
 FFSX   First FS&LA. MHC of IA (46.0)       OTC    Western IA         Thrift     463       12   06-30   06/92  23.00     65
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     425        7   12-31   07/95  15.00     56
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     413 D     11   03-31   04/94  24.25     51
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     409        3   06-30   01/94  19.25     28
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     408       12   12-31   02/92  24.00     30
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     402        8   12-31   02/87  15.50     51
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     400        6   12-31   07/94  21.00     49
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     398        4   12-31   03/94  19.37     37
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     395        6   09-30   12/95  17.37     73
 PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     373        5   09-30   04/94  19.50     32
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     372        7   06-30   07/87  19.25     80
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     372        5   12-31   06/92  20.75     55
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       371        7   09-30   06/94  26.00     51
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       370        9   09-30   09/93  15.44     44
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     367       11   09-30   10/94  16.62     51
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     359        5   12-31   09/96  16.25    114
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       356        9   06-30   12/92  18.00     42
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     342       10   03-31   12/92  29.00     41
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     342       10   12-31   03/85  25.50     49
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     336        9   12-31   06/90  14.25     24
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     334       10   12-31   08/95  12.75     69

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     328        8   09-30   03/95  20.12     53
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     310        1   12-31   06/92  24.37     62
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     304        7   12-31   06/94  37.25     57
 WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       292 S      4   09-30   08/88  13.00     26
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     283        6   09-30   07/87  21.75     50
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     281        6   06-30   11/90  24.75     28
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       273        1   06-30   04/87  30.75     21
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     272        6   12-31   05/96  16.00     45
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     269 D      6   03-31   09/93  24.75     61
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     250        4   06-30   08/87   9.00     22
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     250 D      6   03-31   06/93  26.75     40
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     246 D      5   09-30   10/94  19.00     38
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     238        7   06-30   12/93  16.25     31
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     234        4   09-30   03/94  19.50     34
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     230        4   12-31   02/93  23.75     29
 DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift     227        3   11-30   10/95  14.25     46
 CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift     227 D      3   03-31   12/92  34.00     40
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     226        7   12-31   01/88  19.87     23
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     224        5   09-30   03/94  20.00     36
 SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift     222        8   06-30   09/93  18.25     27
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     210 D      3   07-31   12/96  16.00     40
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     210        2   06-30   06/93  23.25     31
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     204        4   12-31   03/96  15.25     52
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     202        7   12-31   04/95  14.75     30
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     201        9   12-31   07/92  19.75     32
 HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     199 P      5   06-30   05/97  12.87     34
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     198        3   09-30   04/95  16.75     45
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     196        4   06-30   04/95  17.00     53
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     192        6   09-30   06/92  17.50     28
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     188        3   12-31   02/95  19.50     18
 PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     179 S      5   09-30   05/94  17.62     37
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     179        2   09-30   10/94  14.12     33
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     178        3   12-31   08/96  14.75     36

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     174        2   06-30   03/93  22.50     41
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     173        3   12-31   06/95  16.00     28
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     171        1   12-31   07/96  15.25     19
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     166        8   06-30   04/94  17.50     29
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     164 P      3   12-31   04/97  13.00     27
 JXSB   Jcksnville SB,MHC of IL (44.6)      OTC    Central IL         Thrift     164        4   12-31   04/95  16.25     21
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     163        6   06-30   08/93  16.00     24
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     160        5   06-30   12/93  19.00     22
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     158        3   06-30   03/93  26.00     18
 SJSB   SJS Bancorp of St. Joseph MI        OTC    Southwest MI       Thrift     152 S      4   06-30   02/95  26.50     24
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     148 S      2   06-30   04/95  21.00     30
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     147        2   06-30   03/95  13.87     25
 CNBA   Chester Bancorp of IL               OTC    Southern IL        Ret.       142        6   Dec     10/96  14.62     32
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     139        4   12-31   11/92  31.50     11
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     138        7   12-31   12/96  14.50     17
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     138        3   09-30   06/95  15.50     27
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     130        2   12-31   09/96  13.25     38
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     128 D      1   03-31   12/95  14.62     19
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     128        3   06-30   07/95  12.00     41
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     127        3   09-30   03/94  15.00     21
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     124        6   09-30   10/92   9.00     15
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     120        2   06-30   12/93  19.50     20
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     117        4   12-31   12/93  20.25     10
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     109        1   06-30   04/95  11.75     20
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     109        1   09-30   10/93  11.28     11
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     108        2   09-30   10/95  15.00     30
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     108 P      2   06-30   04/97  13.00     23
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     108        5   09-30   04/95  18.75     13
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     107        1   09-30   11/96  14.00     29
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     103        3   03-31   09/95  14.62     13
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift      99        2   04-30   10/96  20.12     35
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      98        5   12-31   06/96  16.00     26
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      97        3   06-30   02/95  19.00     12

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97 D      3   03-31   10/94  14.62     14
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      95        2   06-30   09/96  16.12     17
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      95        2   09-30   06/95  10.50     16
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      94        4   12-31   04/96  14.25     15
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      93        1   12-31   08/94  14.75     31
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        93        2   12-31   10/93  16.00      7
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91        3   06-30   12/94  16.25     15
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      90        2   09-30   09/96  15.63     23
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      89        2   06-30   08/95  10.87     14
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      88        1   06-30   01/94  14.25     14
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      87 S      4   06-30   08/95  15.00     12
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85        1   06-30   04/96  13.75     20
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      85        2   06-30   01/94  18.50     15
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      84 D      3   09-30   10/94  10.50     10
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      80 D      1   09-30   02/95  19.50     16
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      79        1   12-31   06/95  14.00     18
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      79        3   06-30   03/95  14.75     11
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      78        3   06-30   06/94  19.25      8
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      76        2   06-30   02/95  22.00     14
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      75        1   12-31   11/96  14.25     31
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      71        3   06-30   03/95  12.75      7
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70        1   09-30   03/95  15.00     12
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      68        1   06-30   12/96  13.25     13
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      66        2   06-30   01/95  16.62     18
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      62 S      1   09-30   06/96  14.75     16
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1   12-31   01/95  19.25     18
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      58        2   09-30   06/95  16.50     12
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      57 P      2   09-30   03/97  12.87     17
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      50 S      1   09-30   10/95  12.00     11
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      48 S      1   June    04/96   7.56     19
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      47        2   09-30   02/95  21.00      7
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      39        0   06-30   07/96  15.75      8
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  15.00      8

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 FLKY   First Lancaster Bncshrs of KY       OTC                       Thrift      37 D      0   06-30   07/96  15.00     14
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      36        1   03-31   12/95  14.75     11

 New England Companies
 ---------------------

 PBCT   Peoples Bank, MHC of CT (37.4) (3)  OTC    Southwestern CT    Div.     7,538       84   12-31   07/88  24.37  1,487
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   5,584       64   12-31   12/86  41.37    495
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.     5,458       82   12-31   12/86  35.25  1,002
 CFX    CFX Corp of NH (3)                  AMEX   S.W. NH,MA         M.B.     1,744       23   12-31   02/87  18.12    236
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   1,512       19   09-30   02/87  29.62    135
 SISB   SIS Bank of Springfield MA (3)      OTC    Central MA         Div.     1,349 D     21   12-31   02/95  28.25    160
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.     1,210       11   12-31   05/86  29.75    153
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,147       10   12-31   08/87  16.62    124
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,055       10   12-31     /    24.37    157
 MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift   1,054       16   12-31   03/86  27.25    124
 FAB    FirstFed America Bancorp of MA      AMEX   Southeast MA       M.B.       980       14   12-31   01/97  14.62    127
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     975       12   12-31   06/87  25.25     67
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       941        8   12-31   10/95  16.94    101
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     901       14   12-31   05/86  43.00    115
 EBCP   Eastern Bancorp of NH               OTC    VT, NH             M.B.       866       25   09-30   11/83  26.00     96
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     814       10   12-31   07/86  23.87    123
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     789        0   12-31   06/96  18.37     97
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     701       18   12-31   11/86  20.62    111
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617        8   12-31   06/94  26.87     65
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     589       15   12-31   12/81  35.00     81
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       581        9   06-30   05/86  37.37     92
 MWBX   Metro West of MA (3)                OTC    Eastern MA         Thrift     555        9   12-31   10/86   5.44     76
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     549       14   12-31   10/86  13.50     48
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       522        5   12-31   07/86   2.69     45
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       492        7   12-31   06/86  24.62     47
 PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift     479        8   12-31   08/86  34.25     65
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     475       11   04-30   07/86  30.75     59

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
 New England Companies (continued)
 ---------------------------------
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.       436        8   12-31   10/93  24.25     51
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     414        3   12-31   07/86  25.75     66
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       412        7   12-31   09/86  18.00     40
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       361        6   12-31   07/86  18.00     66
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     342        6   12-31   05/86  10.87     46
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     324 D     11   04-30   10/86  17.25     34
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     317       12   06-30   02/86   9.50     37
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     313       10   12-31   05/86  15.37     31
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     263        3   12-31   02/88  16.12     95
 NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     248        8   06-30   08/87  14.37     18
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     237        7   12-31   12/86  18.00     21
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     206        4   12-31   12/88  18.25     24
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     189        2   12-31   08/88  20.25     37
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       177        5   12-31   11/86   4.75     31
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     159 D      4   12-31   05/93  16.37     19
 AFED   AFSALA Bancorp of NY                OTC    Central NY         Thrift     149 P      4   09-30   10/96  13.50     20
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       133 J      8   12-31   06/93  33.00     14
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     125        4   04-30   12/87  16.25     14
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        94        3   12-31     /     7.37      5
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      90        1   09-30   03/96  16.12     23
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      58 D      2   03-31   11/89  19.50      4
 GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift      37 D      1   04-30   01/94  26.75      7

 North-West Companies
 --------------------

 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    46,051      290   12-31   03/83  55.87  6,607
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,789       89   09-30   11/82  26.06  1,236
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,771       31   12-31     /    34.75    279
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,557       41   06-30     /    18.50    103
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     977 D     16   03-31   11/95  21.50    227
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     684        7   09-30   10/95  18.94    189
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     515       12   03-31   08/86  15.37    114

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 North-West Companies (continued)
 --------------------------------
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       417 D      6   12-31   12/85  20.25     50
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     352        6   06-30   08/92  19.00     39
 RVSB   Rvrview SB,FSB MHC of WA(41.7)      OTC    Southwest WA       M.B.       224        9   03-31   10/93  19.00     46
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   06-30   01/97  13.12     34

 South-East Companies
 --------------------

 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,602       32   09-30   11/83  26.75    169
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,408       20   12-31   10/94  22.75    224
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,383       62   06-30   03/91  23.25    320
 AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift   1,307       41   12/31   01/89  30.75    339
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,248       29    9-30   12/83  21.50    166
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     929 D     16   12-31   04/95  22.75    159
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     843        8   06-30   12/95  17.12    294
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       817       23   06-30   01/78  22.12    128
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     707 D     15   12-31   08/92  45.00     74
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     666 D     10   03-31   04/86  16.31     74
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     656       19   12-31   12/85  16.50     87
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       607       12   12-31   11/80  12.37     62
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     550       11   12-31   10/94  25.00    113
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     485        9   09-30   09/90  21.25     99
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     394        8   09-30   04/95  18.75     64
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     349       17   03-31   08/91  21.00     31
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     335       11   06-30   10/93  10.94     48
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     271        5   06-30   01/94  20.75     77
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       270        9   12-31   07/80  11.00     34
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     264 D      4   12-31   07/96  19.75     54
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       257 D      8   03-31   03/86  24.75     39
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     239        2   09-30   10/96  16.00     72
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     229        8   12-31     /    38.50     30
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     223 D      5   09-30   10/96  27.62     42
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       222        4   12-31   12/86  12.75     26

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 South-East Companies (continued)
 --------------------------------
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     206        1   09-30   03/96  17.50     75
 PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift     200        5   06-30   12/86  21.88     19
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       180       12   12-31     /     1.31      1
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     174        3   09-30   04/96  17.75     76
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     168        5   09-30   07/95  17.62     32
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     167 D      3   03-31   03/88  22.50     29
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     147        7   09-30   02/87   7.50     23
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     132        3   09-30   08/94  19.87     23
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     129        3   06-30   06/93  23.00     36
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     119        2   06-30   12/95  10.25     28
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     117 P      3   12-31   04/97  14.37     49
 GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.       116 D      3   06-30     /    10.00     15
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     109        4   06-30   11/96  14.50     27
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     105        2   12-31   04/96  26.19     48
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 D      4   06-30   10/95  14.37     18
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     104        3   12-31   01/95  18.50     16
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     101        3   12-31   12/93  22.00     15
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     100        1   06-30   12/96  69.00     28
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      93        2   09-30   02/95  15.00     12
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      87        3   09-30   07/95  15.75     14
 CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift      75        5   12-31   07/95  20.00     19
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      73 P      3   09-30   12/96  13.75     16
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69        2   09-30   04/96  16.37     30
 SFBK   SFB Bancorp, Inc. of TN             OTC    Eastern TN         Thrift      53 P      2   12-31   05/97  13.37     10
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46        1   06-30   07/94  18.87     13
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      34        1   12-31   07/96  16.75     16

 South-West Companies
 --------------------

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,853       40   12-31     /    27.00    134
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       279 D      5   03-31   06/93  26.50     22
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     218        6   09-30   04/96  14.62     38

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 South-West Companies (continued)
 --------------------------------
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     112        2   09-30   01/95  17.25     19
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     106        3   12-31   08/86   5.75      7
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      87        1   06-30   06/95  18.00     15

 Western Companies (Excl CA)
 ---------------------------

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,514 D     26   12-31   01/96  18.00    298
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     932       20   06-30   01/94  20.37    113
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       552       13   06-30   03/84  16.50    112
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108        4   12-31   09/86  19.50     24
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      86        2   12-31   09/93  20.50     12
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      52        1   09-30   03/96  13.62     14

 Other Areas
 -----------

 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 06/21/97

                                 EXHIBIT III-2
                  Northwest U.S. and Western U.S. Peer Thrifts

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700



                             All North-West Companies;
                                 June 21, 1997 (1)

                                                Primary        Operating   Total           Fiscal Conv. Stock   Market
Ticker Financial Institution            Exchg.  Market         Strat. (2)  Assets  Offices  Year  Date  Price   Value
------ ---------------------------      ------  -------------- ----------  ------- -------  ----- ----- ------  -------
                                                                                                          ($)   ($Mil)
WAMU   Washington Mutual Inc. of WA (3) OTC     WA,OR,ID,UT,MT Div.        46,051      290  12-31 03/83  55.87   6,607
WFSL   Washington FS&LA of Seattle WA   OTC     Western US     Thrift       5,789       89  09-30 11/82  26.06   1,236
IWBK   Interwest SB of Oak Harbor WA    OTC     Western WA     Div.         1,771       31  12-31   /    34.75     279
STSA   Sterling Financial Corp. of WA   OTC     WA,OR          M.B.         1,557       41  06-30   /    18.50     103
FWWB   First Savings Bancorp of WA (3)  OTC     Central WA     Thrift         977 D     16  03-31 11/95  21.50     227
KFBI   Klamath First Bancorp of OR      OTC     Southern OR    Thrift         684        7  09-30 10/95  18.94     189
HRZB   Horizon Financial Corp. of WA (3)OTC     Northwest WA   Thrift         515       12  03-31 08/86  15.37     114
FMSB   First Mutual SB of Bellevue WA(3)OTC     Western WA     M.B.           417 D      6  12-31 12/85  20.25      50
CASB   Cascade SB of Everett WA         OTC     Seattle WA     Thrift         352        6  06-30 08/92  19.00      39
RVSB   Rvrview SB,FSB MHC of Wa (41.7)  OTC     Southwest WA   M.B.           224        9  03-31 10/93  19.00      46
EFBC   Empire Federal Bancorp of MT     OTC     Southern MT    Thrift         110 P      3  06-30 01/97  13.12      34

NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank.

Source: Corporate offering circulars, data derived from information published in SNL Securitites Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 06/21/97

RP Financial, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                             As of December 31, 1996


                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
SAIF-Insured Thrifts                      17.9   66.1   11.8     71.6     13.9     0.1     12.7      0.2    12.5       0.0
Special Selection Grouping(4)             12.9   67.0   13.5     65.7     20.8     0.1     11.3      0.3    11.0       0.2
State of WA                               12.2   68.5   15.3     64.8     23.6     0.1      9.3      0.4     8.9       0.2

Comparable Group
----------------

Special Comparative Group(4)
----------------------------
CASB  Cascade SB of Everett WA            10.4   75.2    9.9     64.7     27.0     0.0      6.1      0.0     6.1       0.0
EFBC  Empire Federal Bancorp of MT(1)(3)  17.5   47.6    0.0     79.8      0.0     0.0     18.4      0.0    18.4       0.0
FMSB  First Mutual SB of Bellevue WA       5.9   76.8   12.7     78.8     13.0     0.0      6.6      0.0     6.6       0.0
FWWB  First Savings Bancorp of WA         16.7   61.6   18.2     54.5     22.5     0.0     15.1      0.0    15.1       0.0
HRZB  Horizon Financial Corp. of WA       10.3   81.4    6.0     82.7      0.0     0.0     15.5      0.0    15.5       0.0
IWBK  Interwest SB of Oak Harbor WA       28.3   57.4   10.0     67.8     24.7     0.0      6.8      0.2     6.7       0.0
KFBI  Klamath First Bancorp of OR         14.3   72.6   11.5     59.7     16.2     0.0     22.7      0.0    22.7       0.0
RVSB  Rvrview SB,FSB MHC of WA(41.7)      16.5   65.3   13.1     74.7     13.2     0.0     10.9      1.1     9.8       0.0
STSA  Sterling Financial Corp. of WA       9.2   60.8   24.5     58.7     32.8     1.1      5.8      0.7     5.2       1.6
WFSL  Washington FS&LA of Seattle WA       7.0   70.4   19.4     47.3     39.6     0.0     11.3      1.2    10.1       0.0
WAMU  Washington Mutual Inc. of WA         5.2   67.6   23.5     54.0     39.7     0.0      5.4      0.3     5.1       0.3


                                                  Balance Sheet Annual Growth Rates                          Regulatory Capital
                                         ------------------------------------------------------------    -------------------------
                                                 Cash and   Loans           Borrows.   Net    Tng Net
                                         Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                         ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
SAIF-Insured Thrifts                     11.95     6.97    13.06      6.87    16.68   -2.24   -2.90        10.89  10.94    22.94
Special Selection Grouping(4)            17.73    11.59    11.71     15.26    25.79    5.65    5.66        12.37  11.70    26.52
State of WA                              20.12    16.88    11.51     17.54    25.79    7.55    7.43         8.29   9.48    19.07

Comparable Group
----------------

Special Comparative Group(4)
----------------------------
CASB  Cascade SB of Everett WA           10.79       NM     3.39     11.57     8.47    5.79    5.79         6.30   6.30    11.36
EFBC  Empire Federal Bancorp of MT(1)(3)  3.03       NM    -2.22      7.21       NM    4.66      NM        23.16  23.16    67.09
FMSB  First Mutual SB of Bellevue WA     15.30    -3.18    12.99     19.63    -2.07   15.72   15.72           NM   6.80       NM
FWWB  First Savings Bancorp of WA        64.24   -22.49       NM     44.65       NM   -3.64   -3.64           NM  14.01    26.72
HRZB  Horizon Financial Corp. of WA       5.01   -17.64     9.09      5.67       NM    0.37    0.37           NM  15.22    30.43
IWBK  Interwest SB of Oak Harbor WA      32.86    81.59    18.11     33.35    32.90   26.59   25.55           NM   6.69    14.15
KFBI  Klamath First Bancorp of OR        13.26   -30.73    26.99      5.15       NM   -8.57   -8.57        17.92  17.92    38.14
RVSB  Rvrview SB,FSB MHC of WA(41.7)      9.61   -15.30    17.08      9.13    10.50    7.96   10.70        10.26  10.26    20.93
STSA  Sterling Financial Corp. of WA      1.98    40.57    -1.46      1.53     4.40   -2.98    0.63         6.71   6.71    11.69
WFSL  Washington FS&LA of Seattle WA     21.20    13.22    21.40     14.75    33.75   10.63    4.36         9.89   9.89    18.18
WAMU  Washington Mutual Inc. of WA          NM    58.25       NM        NM    92.56      NM      NM           NM     NM       NM


(1) Financial information is for the quarter ending September 30, 1996.
(3) Growth rates have been annualized from available financial information.
(4) Includes North-West Companies;


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1996


                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
SAIF-Insured Thrifts                         0.58    7.16    4.01   3.15   0.13    3.00    0.11   0.01    0.28     0.40
Special Selection Grouping(4)                0.75    7.39    4.21   3.18   0.14    2.79    0.11   0.00    0.33     0.36
State of WA                                  0.85    7.59    4.40   3.19   0.17    3.02    0.13   0.00    0.29     0.43

Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CASB  Cascade SB of Everett WA               0.50    7.60    4.96   2.63   0.00    2.63    0.19  -0.01    0.08     0.25
EFBC  Empire Federal Bancorp of MT(1)(3)    -0.35    5.75    2.96   2.79   0.00    0.00    0.00   0.00    0.93     0.00
FMSB  First Mutual SB of Bellevue WA         1.01    8.23    4.73   3.50   0.44    3.06    0.23   0.00    0.15     0.37
FWWB  First Savings Bancorp of WA            1.06    7.56    4.07   3.49   0.17    3.32    0.10   0.00    0.16     0.26
HRZB  Horizon Financial Corp. of WA          1.53    7.69    4.15   3.54   0.04    3.50    0.21   0.00    0.05     0.26
IWBK  Interwest SB of Oak Harbor WA          0.78    7.36    4.25   3.11   0.13    2.98    0.12   0.08    0.52     0.72
KFBI  Klamath First Bancorp of OR            0.89    7.25    3.77   3.48   0.02    3.46    0.00   0.01    0.06     0.07
RVSB  Rvrview SB,FSB MHC of WA(41.7)         0.95    7.82    4.04   3.78   0.06    3.72    0.13  -0.01    0.66     0.78
STSA  Sterling Financial Corp. of WA         0.16    7.45    4.90   2.54   0.12    2.42    0.07  -0.01    0.53     0.59
WFSL  Washington FS&LA of Seattle WA         1.57    7.78    4.34   3.44   0.07    3.37    0.05   0.00    0.03     0.08
WAMU  Washington Mutual Inc. of WA           0.13    6.82    4.16   2.66   0.46    2.20    0.09  -0.01    0.45     0.53

                                            G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                           ----------------   --------------     -------------------------
                                                                                                                MEMO:     MEMO:
                                              G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                            Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                            ------- -------   ------- -------     --------- -------- ------ ----------  --------
SAIF-Insured Thrifts                          2.17    0.02      -0.33   0.00        7.34      4.63     2.71     9,075      36.13
Special Selection Grouping(4)                 1.90    0.05      -0.39   0.00        7.35      4.73     2.63     3,725      38.68
State of WA                                   1.87    0.06      -0.22   0.00        8.14      5.19     2.96     3,824      38.09

Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CASB  Cascade SB of Everett WA               2.10    0.00      -0.03   0.00        8.08      5.55     2.53     3,446       33.95
EFBC  Empire Federal Bancorp of MT(1)(3)     2.63    0.00      -1.65   0.00        0.00      0.00     0.00         2          NM
FMSB  First Mutual SB of Bellevue WA         1.94    0.00       0.05   0.00        8.45      5.17     3.27        NM       34.33
FWWB  First Savings Bancorp of WA            2.17    0.00       0.08   0.00        7.79      5.54     2.25         2       29.04
HRZB  Horizon Financial Corp. of WA          1.50    0.00       0.05   0.00        7.99      5.11     2.88     4,312       33.76
IWBK  Interwest SB of Oak Harbor WA          2.13    0.01      -0.48   0.00        8.16      4.90     3.26     3,025       34.00
KFBI  Klamath First Bancorp of OR            1.36    0.00      -0.65   0.00        7.58      5.29     2.29     6,664       43.98
RVSB  Rvrview SB,FSB MHC of WA(41.7)         2.63    0.15      -0.27   0.00        8.38      4.67     3.71     2,737       34.34
STSA  Sterling Financial Corp. of WA         2.10    0.21      -0.38   0.00        7.94      5.34     2.60     3,012       48.44
WFSL  Washington FS&LA of Seattle WA         0.68    0.07      -0.26   0.00        8.31      5.20     3.11     8,974       35.76
WAMU  Washington Mutual Inc. of WA           1.62    0.08      -0.71   0.00        8.21      5.20     3.01     5,078       59.24

(1) Financial information is for the quarter ending September 30, 1996.
(3) Income and expense information has been annualized from available financial information.
(4) Includes North-West Companies;


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                             As of December 31, 1996


                                         Portfolio Composition as a Percent of MBS and Loans
                                      ---------------------------------------------------------
                                                  1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced       Servicing
Institution                             MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others     Assets
-----------                           ------    ------    ------    ------    ------    --------  ------    ----------     ------
                                        (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)     ($000)
SAIF-Insured Thrifts                   15.13     61.71      5.55     11.64      6.52      1.68     51.04      340,525      2,490
Special Selection Grouping(4)          14.87     58.29     10.47     14.06      2.66      2.07     47.79    2,607,011     16,521
State of WA                            15.26     55.49     11.31     15.16      2.88      2.30     48.76    3,186,219     20,193



Comparable Group
----------------

Special Comparative Group(4)
----------------------------
CASB  Cascade SB of Everett WA         14.65     58.44     10.50     20.08      0.45      0.00     61.97       92,577        713
EFBC  Empire Federal Bancorp of MT(1)     NA        NA        NA        NA        NA        NA     43.27           67          0
FMSB  First Mutual SB of Bellevue WA    8.18     39.61      6.68     45.38      0.11      0.04      6.83      380,000        716
FWWB  First Savings Bancorp of WA       6.05     59.08      8.56     16.32      3.57      2.87     54.28      213,000         26
HRZB  Horizon Financial Corp. of WA     5.59     82.29      2.45     11.11      0.08      0.00     51.61       83,742          0
IWBK  Interwest SB of Oak Harbor WA    18.50     49.42     10.64     12.92      4.02      2.07     51.34      279,987        359
KFBI  Klamath First Bancorp of OR      11.33     83.53      2.88      4.15      0.73      0.01     44.48        1,089          0
RVSB  Rvrview SB,FSB MHC of WA(41.7)   13.27     58.58     23.13      5.60      7.55      0.55     48.95       98,751        468
STSA  Sterling Financial Corp. of WA   28.95     24.95     20.42     12.77      6.43     14.17     61.52      522,159      1,390
WFSL  Washington FS&LA of Seattle WA   18.92     68.51     15.63      2.59      0.11      0.00     53.59      133,708          0
WAMU  Washington Mutual Inc. of WA     23.23     58.53      3.83      9.67      3.59      1.03        NA   26,872,046     ******

(1) Financial information is for the quarter ending September 30, 1996.
(3) Includes North-West Companies;


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available

                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                  ------    ------    ------    ------    ------    --------  ---------    ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
SAIF-Insured Thrifts                            0.29      0.78      0.85      0.83    181.45    129.32          272        0.10
Special Selection Grouping(4)                   0.22      0.44      0.44      0.80    317.12    160.17           75        0.05
State of WA                                     0.27      0.49      0.48      0.90    337.18    157.81           91        0.03


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CASB  Cascade SB of Everett WA                  0.30      0.59      0.36      1.02    287.71    142.60            0        0.00
EFBC  Empire Federal Bancorp of MT(1)           0.00        NA        NA      0.47        NA        NA           19        0.18
FMSB  First Mutual SB of Bellevue WA            0.00        NA        NA      1.24        NA        NA            0        0.00
FWWB  First Savings Bancorp of WA               0.09      0.25      0.22      1.07    492.49    261.72            5        0.00
HRZB  Horizon Financial Corp. of WA             0.00      0.01        NA      0.85        NA        NA            0        0.00
IWBK  Interwest SB of Oak Harbor WA             0.74      0.69      0.53      0.81    152.32     69.69          220        0.09
KFBI  Klamath First Bancorp of OR               0.00      0.10      0.13      0.24    176.70    176.70            0        0.00
RVSB  Rvrview SB,FSB MHC of WA(41.7)            0.27      0.10      0.06      0.54    944.32    372.65            5        0.01
STSA  Sterling Financial Corp. of WA            0.26      0.43      0.27      0.81    298.69    119.58          442        0.18
WFSL  Washington FS&LA of Seattle WA            0.55      0.90      0.88      0.66     75.12     52.91           57       -0.01
WAMU  Washington Mutual Inc. of WA              0.21      0.93      1.03      1.13    109.64     85.52          NM          NM


(1) Financial information is for the quarter ending September 30, 1996.
(3) Includes North-West Companies;


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available


                                           Balance Sheet Measures
                                         --------------------------
                                                          Non-Earn.             Quarterly Change in Net Interest Income
                                                                      ----------------------------------------------------------
                                         Equity/     IEA/   Assets/
Institution                              Assets      IBL     Assets   03/31/97  12/31/96  09/30/96  06/30/96  03/31/96  12/31/95
-----------                              ------    ------    ------   --------  --------  --------  --------  --------  --------
                                           (%)       (%)       (%)    (change in net interest income is annualized in basis points)
SAIF-Insured Thrifts                       12.2     111.8       4.2         0        -1        -2         8         4         6
Special Selection Grouping(4)              10.8     107.9       6.7         4       -12         3        10        14        16
State of WA                                 8.9     108.8       4.1         6       -12         4        11        13        16


Comparable Group
----------------

Special Comparative Group(4)
----------------------------
CASB  Cascade SB of Everett WA              6.2     103.3       5.2        10        13       -90        82        17        18
EFBC  Empire Federal Bancorp of MT(1)      18.4      81.6      34.9        NA        NA        NA        NA        NA        NA
FMSB  First Mutual SB of Bellevue WA        6.6     103.9       4.6        NA         4         4         2        18         8
FWWB  First Savings Bancorp of WA          15.1     125.2       3.6        NA        -5        27       -17       -25        87
HRZB  Horizon Financial Corp. of WA        15.2     118.5       2.3       -16        13        -3         2        19        -1
IWBK  Interwest SB of Oak Harbor WA         6.6     103.5       4.2        -3       -28        39         2        22        16
KFBI  Klamath First Bancorp of OR          20.4     125.5       1.9        -7       -20        -8        -1        23        NA
RVSB  Rvrview SB,FSB MHC of WA(41.7)       10.1     108.8       4.6        34       -24        11         4        11        -7
STSA  Sterling Financial Corp. of WA        5.0     101.7       5.7         7        26         5         4        17        15
WFSL  Washington FS&LA of Seattle WA       10.4     111.7       3.2         8       -21         0        16        19         3
WAMU  Washington Mutual Inc. of WA          5.0     102.8       3.8         1       -81        40         8        22         4


(1) Financial information is for the quarter ending September 30, 1996.
(3) Includes North-West Companies;
NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                      Market Pricing Comparatives
                       Prices As of June 6, 1997


                                                        Per Share Data
                                            Market      ---------------
                                        Capitalization   Core    Book              Pricing Ratios(3)
                                        ---------------                 ---------------------------------------
                                        Price/   Market  12-Mth  Value/
                                                                                                                -
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                   ------- ------- ------- ------- ------- ------- ------- ------- --------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     19.97   132.40   1.14   15.56   20.14  128.40   15.64  131.47   17.72
Special Selection Grouping(8)            23.85   808.53   1.28   13.20   19.55  165.07   18.67  172.52   19.94
State of WA                              25.59   963.46   1.42   12.93   19.55  178.35   16.31  187.66   18.79


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
CASB  Cascade SB of Everett WA           19.00    39.03   0.96   10.59   25.00  179.41   11.08  179.41   19.79
EFBC  Empire Federal Bancorp of MT       13.12    34.01   0.46   14.76      NM   88.89   31.02   88.89   28.52
FMSB  First Mutual SB of Bellevue WA     20.25    49.67   1.54   11.17   12.66  181.29   11.92  181.29   13.15
FWWB  First Savings Bancorp of WA        21.50   227.23   0.77   13.99   26.88  153.68   23.26  153.68   27.92
HRZB  Horizon Financial Corp. of WA      15.37   113.72   1.03   10.61   14.64  144.86   22.07  144.86   14.92
IWBK  Interwest SB of Oak Harbor WA      34.75   278.63   2.34   14.82   20.81  234.48   15.73  240.15   14.85
KFBI  Klamath First Bancorp of OR        18.94   188.68   0.87   14.03      NM  135.00   27.59  135.00   21.77
RVSB  Rvrview SB,FSB MHC of WA(41.7)     19.00    17.40   1.06   10.36   22.89  183.40   20.46  202.34   17.92
STSA  Sterling Financial Corp. of WA     18.50   102.55   0.86   11.22      NM  164.88    6.59  194.33   21.51
WFSL  Washington FS&LA of Seattle WA     26.06  1236.39   2.06   14.10   14.01  184.82   21.36  205.20   12.65
WAMU  Washington Mutual Inc. of WA       55.87  6606.52   2.12   19.53      NM      NM   14.35      NM   26.35


                      Market Pricing Comparatives
                       Prices As of June 6, 1997




                                                Dividends(4)                Financial Characteristics(6)
                                          ----------------------- -------------------------------------------------------
                                           Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                         ---------------- ---------------
Financial Institution                      Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                      ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                            ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                         0.37   1.87   29.08   1,117   12.85    0.78    0.62    5.28    0.84    7.35
Special Selection Grouping(8)                0.38   1.50   27.87   5,313   12.44    0.44    0.86    7.78    1.06   10.25
State of WA                                  0.39   1.40   22.99   6,406    9.06    0.49    0.87    8.82    1.03   11.55


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
CASB  Cascade SB of Everett WA               0.00   0.00    0.00     352    6.17    0.59    0.46    7.46    0.58    9.42
EFBC  Empire Federal Bancorp of MT           0.30   2.29   65.22     110   34.89      NA    0.83    2.37    1.09    3.12
FMSB  First Mutual SB of Bellevue WA         0.20   0.99   12.99     417    6.57      NA    1.01   15.36    0.98   14.78
FWWB  First Savings Bancorp of WA            0.28   1.30   36.36     977   15.13    0.25    1.05    5.61    1.01    5.40
HRZB  Horizon Financial Corp. of WA          0.35   2.28   33.98     515   15.23    0.01    1.55    9.82    1.52    9.64
IWBK  Interwest SB of Oak Harbor WA          0.56   1.61   23.93   1,771    6.71    0.69    0.84   12.48    1.18   17.49
KFBI  Klamath First Bancorp of OR            0.30   1.58   34.48     684   20.44    0.10    0.90    3.79    1.33    5.59
RVSB  Rvrview SB,FSB MHC of WA(41.7)         0.22   1.16    7.87     224   11.16    0.10    0.92    8.38    1.17   10.71
STSA  Sterling Financial Corp. of WA         0.00   0.00    0.00   1,557    3.99    0.43    0.07    1.61    0.31    7.68
WFSL  Washington FS&LA of Seattle WA         0.88   3.38   42.72   5,789   11.56    0.90    1.65   14.21    1.83   15.74
WAMU  Washington Mutual Inc. of WA           1.04   1.86   49.06  46,051    5.01    0.93    0.24    4.46    0.70   13.14

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis. (3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared. (5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances. (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes North-West Companies;


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                             As of December 31, 1996


                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
SAIF-Insured Thrifts                      17.9   66.1   11.8     71.6     13.9     0.1     12.7      0.2    12.5       0.0
Special Selection Grouping(4)             27.4   55.1   14.4     63.8     17.0     0.0     17.8      0.1    17.7       0.0
State of WA                               12.2   68.5   15.3     64.8     23.6     0.1      9.3      0.4     8.9       0.2


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY      32.0   50.6   15.6     55.3     14.2     0.0     29.8      0.0    29.8       0.0
FFBA  First Colorado Bancorp of Co        22.5   70.1    4.8     75.0      8.4     0.0     14.3      0.2    14.1       0.0
GBCI  Glacier Bancorp of MT               17.5   70.3    8.4     58.9     29.0     0.0      9.5      0.3     9.2       0.0
TRIC  Tri-County Bancorp of WY            36.0   41.1   21.1     56.5     27.3     0.0     15.3      0.0    15.3       0.0
UBMT  United Fin. Corp. of MT             39.9   33.9   22.0     75.8      0.0     0.0     23.5      0.0    23.5       0.0
WSTR  WesterFed Fin. Corp. of MT          16.4   64.8   14.4     61.0     23.2     0.0     14.1      0.0    14.1       0.0



                                                Balance Sheet Annual Growth Rates                          Regulatory Capital
                                        ------------------------------------------------------------    -------------------------
                                               Cash and   Loans           Borrows.   Net    Tng Net
                                       Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                       ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
SAIF-Insured Thrifts                     11.95     6.97    13.06      6.87    16.68   -2.24   -2.90        10.89  10.94    22.94
Special Selection Grouping(4)            16.60    30.97    11.97     12.63   -25.48    5.50    4.74        13.26  13.29    29.51
State of WA                              20.12    16.88    11.51     17.54    25.79    7.55    7.43         8.29   9.48    19.07


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY     38.94       NM    24.65      0.92       NM      NM      NM        19.97  19.97    48.63
FFBA  First Colorado Bancorp of Co        2.29    68.93    -8.67      5.14    -2.81   -9.26   -9.26        11.11  11.27    21.92
GBCI  Glacier Bancorp of MT              40.70    56.05    36.09     62.63    11.85   37.55   33.74         9.48   9.48    17.05
TRIC  Tri-County Bancorp of WY           30.60    22.41    43.46      8.86       NM   -2.59   -2.59        15.30  15.30    34.10
UBMT  United Fin. Corp. of MT            -9.27     4.07   -17.78      0.52  -100.00   -1.10   -1.10        15.20  15.20    40.40
WSTR  WesterFed Fin. Corp. of MT         -3.67     3.37    -5.90     -2.32   -10.96    2.92    2.92         8.51   8.51    14.96

(4) Includes Western Companies (Excl CA);


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1996


                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
SAIF-Insured Thrifts                         0.58    7.16    4.01   3.15   0.13    3.00    0.11   0.01    0.28     0.40
Special Selection Grouping(4)                0.91    6.97    3.62   3.35   0.05    3.30    0.21   0.00    0.32     0.53
State of WA                                  0.85    7.59    4.40   3.19   0.17    3.02    0.13   0.00    0.29     0.43


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY         0.81    6.90    3.45   3.45   0.00    3.45    0.00   0.00    0.14     0.14
FFBA  First Colorado Bancorp of Co(3)        1.13    7.05    3.90   3.15   0.16    2.99    0.00   0.01    0.33     0.34
GBCI  Glacier Bancorp of MT                  1.28    7.51    3.46   4.05   0.16    3.90    0.44   0.00    0.98     1.42
TRIC  Tri-County Bancorp of WY               0.67    6.84    3.77   3.07   0.00    3.07    0.00   0.00    0.16     0.16
UBMT  United Fin. Corp. of MT                1.04    6.86    3.37   3.49   0.00    3.49    0.42   0.00    0.23     0.65
WSTR  WesterFed Fin. Corp. of MT             0.55    6.64    3.76   2.88   0.01    2.87    0.40   0.00    0.07     0.47



                                            G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                          ----------------   --------------     -------------------------
                                                                                                                MEMO:     MEMO:
                                             G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                           Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                           ------- -------   ------- -------     --------- -------- ------ ----------  --------
SAIF-Insured Thrifts                         2.17    0.02      -0.33   0.00        7.34      4.63     2.71     9,075      36.13
Special Selection Grouping(4)                2.09    0.01      -0.28   0.00        6.34      3.93     2.41     3,553      35.63
State of WA                                  1.87    0.06      -0.22   0.00        8.14      5.19     2.96     3,824      38.09


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY         2.03    0.00      -0.37   0.00        7.49      5.16     2.33     5,259      31.55
FFBA  First Colorado Bancorp of Co(3)        1.47    0.02       0.02   0.00        0.00      0.00     0.00     4,277         NM
GBCI  Glacier Bancorp of MT                  2.86    0.02      -0.28   0.00        8.32      4.22     4.10     2,141      40.52
TRIC  Tri-County Bancorp of WY               1.88    0.00      -0.34   0.00        7.40      4.84     2.57     4,520      33.70
UBMT  United Fin. Corp. of MT                2.10    0.00      -0.38   0.00        7.06      4.38     2.68        NM      37.04
WSTR  WesterFed Fin. Corp. of MT             2.19    0.00      -0.33   0.00        7.76      4.99     2.77     1,566      35.32


(3) Income and expense information has been annualized from available financial information.
(4) Includes Western Companies (Excl CA);


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                             As of December 31, 1996


                                         Portfolio Composition as a Percent of MBS and Loans
                                      ---------------------------------------------------------
                                                  1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced     Servicing
Institution                             MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others   Assets
-----------                           ------    ------    ------    ------    ------    --------  ------    ----------   ------
                                        (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)   ($000)
SAIF-Insured Thrifts                    15.13     61.71      5.55     11.64      6.52      1.68     51.04      340,525    2,490
Special Selection Grouping(4)           21.89     57.26      3.61      9.18      8.12      1.42     47.24       64,309      181
State of WA                             15.26     55.49     11.31     15.16      2.88      2.30     48.76    3,186,219   20,193


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY    24.06     58.12      1.55      6.71      9.76      0.47     42.25           79        0
FFBA  First Colorado Bancorp of Co       9.80     71.27      3.23     11.72      5.36      0.03     51.87           22      468
GBCI  Glacier Bancorp of MT             10.01     59.77      4.11      8.53     12.36      6.36     58.51      115,731      478
TRIC  Tri-County Bancorp of WY          27.58     58.15      0.74      8.28      5.24      0.50     38.01          159        0
UBMT  United Fin. Corp. of MT           40.95     36.06      9.53     11.65      4.84      1.18     34.34            0        0
WSTR  WesterFed Fin. Corp. of MT        18.95     60.18      2.47      8.21     11.15      0.00     58.44      269,860      142


(3) Includes Western Companies (Excl CA);


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available



                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                  ------    ------    ------    ------    ------    --------  ---------    ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
SAIF-Insured Thrifts                            0.29      0.78      0.85      0.83    181.45    129.32          272        0.10
Special Selection Grouping(4)                   0.10      0.23      0.17      0.73    419.00    299.54           36        0.03
State of WA                                     0.27      0.49      0.48      0.90    337.18    157.81           91        0.03


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY            0.00      0.23      0.43      1.03    240.34    240.34            0        0.00
FFBA  First Colorado Bancorp of Co              0.11      0.19      0.12      0.37    305.71    136.49           52        0.02
GBCI  Glacier Bancorp of MT                     0.04      0.28      0.16      0.85    527.06    212.30          115        0.12
TRIC  Tri-County Bancorp of WY                  0.04      0.05      0.02      1.16        NA    965.12            0        0.00
UBMT  United Fin. Corp. of MT                   0.39      0.42        NA      0.21        NA     16.41            0        0.00
WSTR  WesterFed Fin. Corp. of MT                0.00      0.22      0.13      0.76    602.90    226.57           47        0.04


(3) Includes Western Companies (Excl CA);


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available

                                           Balance Sheet Measures
                                         --------------------------
                                                          Non-Earn.             Quarterly Change in Net Interest Income
                                                                      ----------------------------------------------------------
                                         Equity/     IEA/   Assets/
Institution                              Assets      IBL     Assets   03/31/97  12/31/96  09/30/96  06/30/96  03/31/96  12/31/95
-----------                              ------    ------    ------   --------  --------  --------  --------  --------  --------
                                           (%)       (%)       (%)    (change in net interest income is annualized in basis points)
SAIF-Insured Thrifts                       12.2     111.8       4.2         0        -1        -2         8         4         6
Special Selection Grouping(4)              16.3     119.1       3.5       -13       -10        18         7       -11         4
State of WA                                 8.9     108.8       4.1         6       -12         4        11        13        16


Comparable Group
----------------

Special Comparative Group(4)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY       27.8     137.5       1.9       -17         8        -8        NA       -74        33
FFBA  First Colorado Bancorp of Co         14.1     116.7       2.6        NA        NA        NA        16        48         9
GBCI  Glacier Bancorp of MT                 9.3     109.4       3.5       -15       -65        81         6       -17         3
TRIC  Tri-County Bancorp of WY             15.3     116.9       2.1        -6        -5        -6        -8        -5        -7
UBMT  United Fin. Corp. of MT              22.6     126.5       3.6         6         7        16         9       -16       -24
WSTR  WesterFed Fin. Corp. of MT            8.7     107.7       7.2       -32         6         7        15         1         8


(3) Includes Western Companies (Excl CA);
NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Market Pricing Comparatives
                            Prices As of June 6, 1997



                                                         Per Share Data
                                            Market      _______________
                                        Capitalization   Core    Book              Pricing Ratios(3)
                                        ---------------                 ---------------------------------------
                                        Price/   Market  12-Mth  Value/

Financial Institution                   Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                   ------- ------- ------- ------- ------- ------- ------- ------- --------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     19.97   132.40   1.14   15.56   20.14  128.40   15.64  131.47   17.72
Special Selection Grouping(8)            18.08    95.54   1.03   15.88   20.39  124.58   19.18  130.78   18.12
State of WA                              25.59   963.46   1.42   12.93   19.55  178.35   16.31  187.66   18.79


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY     13.62    13.69   0.64   14.42   26.71   94.45   26.30   94.45   21.28
FFBA  First Colorado Bancorp of Co       18.00   297.99   1.02   13.08   17.48  137.61   19.68  139.32   17.65
GBCI  Glacier Bancorp of MT              16.50   112.18   1.13    7.77   16.50  212.36   20.31  218.54   14.60
TRIC  Tri-County Bancorp of WY           20.50    12.48   1.30   21.62   20.50   94.82   14.52   94.82   15.77
UBMT  United Fin. Corp. of MT            19.50    23.85   1.16   19.95   20.74   97.74   22.14   97.74   16.81
WSTR  WesterFed Fin. Corp. of MT         20.37   113.07   0.90   18.44      NM  110.47   12.13  139.81   22.63




                                             Dividends(4)                Financial Characteristics(6)
                                        ----------------------- -------------------------------------------------------
                                        Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                      ---------------- ---------------
Financial Institution                   Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.37   1.87   29.08   1,117   12.85    0.78    0.62    5.28    0.84    7.35
Special Selection Grouping(8)             0.54   2.95   46.52     541   16.78    0.23    0.99    6.61    1.18    7.75
State of WA                               0.39   1.40   22.99   6,406    9.06    0.49    0.87    8.82    1.03   11.55


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY      0.40   2.94   62.50      52   27.85    0.23    1.01    3.35    1.27    4.20
FFBA  First Colorado Bancorp of Co        0.40   2.22   39.22   1,514   14.30    0.19    1.13    7.87    1.12    7.80
GBCI  Glacier Bancorp of MT               0.43   2.61   38.05     552    9.56    0.28    1.39   14.68    1.57   16.59
TRIC  Tri-County Bancorp of WY            0.60   2.93   46.15      86   15.31    0.05    0.76    4.72    0.99    6.14
UBMT  United Fin. Corp. of MT             0.96   4.92      NM     108   22.65    0.42    1.09    4.70    1.34    5.80
WSTR  WesterFed Fin. Corp. of MT          0.42   2.06   46.67     932   10.98    0.22    0.56    4.33    0.78    5.99


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis. (3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared. (5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances. (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Western Companies (Excl CA);


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT III-3
                      Midwest U.S. Comparable Peer Thrifts

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                      Comparable Group.  Publicly-Traded Thrifts
                                                   July 14, 1997(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)



 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     367       11   09-30   10/94  16.62     51
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     246 D      5   09-30   10/94  19.00     38
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     198        3   09-30   04/95  16.75     45
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     196        4   06-30   04/95  17.00     53
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     147        2   06-30   03/95  13.87     25


     NOTES:   (1)  Or  most  recent  date   available   (M=March,   S=September,
              D=December, J=June, E=Estimated, and P=Pro Forma)

     (2)      Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage
              Banker,   R.E.=Real  Estate   Developer,   Div.=Diversified,   and
              Ret.=Retail Banking. (3) FDIC savings bank institution.

     Source:  Corporate  offering  circulars,   data  derived  from  information
              published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 07/14/97

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                             As of December 31, 1996




                                                                     Balance Sheet as a Percent of Assets
                                         ----------------------------------------------------------------------------------------
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                         ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------






     SAIF-Insured Thrifts                      17.9   66.1   11.8     71.6     13.9     0.1     12.7      0.2    12.5       0.0
     State of WA                               12.2   68.5   15.3     64.8     23.6     0.1      9.3      0.4     8.9       0.2
     Comparable Group Average                  19.2   71.0    5.9     64.6     18.7     0.0     15.9      0.0    15.9       0.0
       Mid-West Companies                      19.2   71.0    5.9     64.6     18.7     0.0     15.9      0.0    15.9       0.0


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     BWFC  Bank West Fin. Corp. of MI          24.7   68.6    1.4     68.1     15.4     0.0     15.8      0.0    15.8       0.0
     CMRN  Cameron Fin. Corp. of MO            13.5   83.0    0.0     64.7      9.5     0.0     24.7      0.0    24.7       0.0
     EFBI  Enterprise Fed. Bancorp of OH       13.5   65.6   18.8     58.1     28.4     0.0     12.7      0.0    12.7       0.0
     FFHH  FSF Financial Corp. of MN           35.1   62.4    0.0     55.4     31.6     0.0     12.4      0.0    12.4       0.0
     GFED  Guarnty FS&LA,MHC of MO (31.0)       9.1   75.2    9.4     76.9      8.5     0.0     14.0      0.0    14.0       0.0


                                               Balance Sheet Annual Growth Rates                          Regulatory Capital
                                       ------------------------------------------------------------    -------------------------
                                               Cash and   Loans           Borrows.   Net    Tng Net
                                       Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                        ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------







 SAIF-Insured Thrifts                    11.95     6.97    13.06      6.87    16.68   -2.24   -2.90        10.89  10.94    22.94
 State of WA                             20.12    16.88    11.51     17.54    25.79    7.55    7.43         8.29   9.48    19.07
 Comparable Group Average                 9.62    -7.70    15.16      4.84    36.16   -7.37   -7.35        13.25  13.25    23.94
   Mid-West Companies                     9.62    -7.70    15.16      4.84    36.16   -7.37   -7.35        13.25  13.25    23.94


 Comparable Group
 ----------------

 Mid-West Companies
 ------------------
 BWFC  Bank West Fin. Corp. of MI         3.38    68.18   -11.42     10.69     0.09  -17.43  -17.43        13.30  13.30    26.46
 CMRN  Cameron Fin. Corp. of MO          10.19   -25.92    18.05      2.24       NM   -3.60   -3.60        17.95  17.95    26.76
 EFBI  Enterprise Fed. Bancorp of OH     18.64   -34.04    35.41      7.23    75.00   -3.55   -3.46        11.40  11.40    21.30
 FFHH  FSF Financial Corp. of MN         13.45    -0.64    23.14     11.83    33.40  -13.66  -13.66        10.60  10.60    21.00
 GFED  Guarnty FS&LA,MHC of MO (31.0)     2.45   -46.09    10.61     -7.80       NM    1.39    1.39        13.02  13.02    24.16


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1996



                                                         Net Interest Income                   Other Income           G&A/Other Exp.
                                                   ----------------------------           ----------------            -----------
                                                                          Loss     NII                         Total
                                             Net                         Provis.  After   Loan  R.E.  Other    Other   G&A  Goodwill
                                           Income  Income Expense   NII  on IEA   Provis. Fees  Oper. Income  Income Expense  Amort.
                                           ------  ------ ------- ------ ------- -------  ---- -----  ------  ------ ------- -------






     SAIF-Insured Thrifts                    0.58  7.16    4.01    3.15  0.13      3.00    0.11  0.01   0.28   0.40    2.17    0.02
     State of WA                             0.85  7.59    4.40    3.19  0.17      3.02    0.13  0.00   0.29   0.43    1.87    0.06
     Comparable Group Average                0.78  7.35    4.14    3.21  0.08      3.13    0.06  0.00   0.15   0.21    2.08    0.00
       Mid-West Companies                    0.78  7.35    4.14    3.21  0.08      3.13    0.06  0.00   0.15   0.21    2.08    0.00


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     BWFC  Bank West Fin. Corp. of MI        0.76  7.12    4.13    2.99  0.05     2.94     0.15  0.00   0.23   0.39    2.60    0.00
     CMRN  Cameron Fin. Corp. of MO          1.12  7.77    3.73    4.03  0.28     3.75     0.07  0.00   0.02   0.09    1.68    0.00
     EFBI  Enterprise Fed. Bancorp of OH     0.68  7.40    4.41    3.00  0.05     2.94     0.00  0.00   0.05   0.05    1.87    0.01
     FFHH  FSF Financial Corp. of MN         0.57  6.98    4.10    2.88  0.02     2.86     0.07  0.00   0.32   0.39    2.03    0.00
     GFED  Guarnty FS&LA,MHC of MO (31.0)    0.75  7.50    4.33    3.16  0.00     3.16     0.02 -0.01   0.12   0.14    2.25    0.00


                                       Non-Op. Items     Yields, Costs, and Spreads
                                      --------------     -------------------------
                                                                                      MEMO:     MEMO:
                                        Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                       Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                      ------ -------     --------- -------- ------ ----------  --------






 SAIF-Insured Thrifts                  -0.33   0.00        7.34      4.63     2.71     9,075      36.13
 State of WA                           -0.22   0.00        8.14      5.19     2.96     3,824      38.09
 Comparable Group Average              -0.04   0.00        7.72      5.16     2.56     4,050      36.32
   Mid-West Companies                  -0.04   0.00        7.72      5.16     2.56     4,050      36.32


 Comparable Group
 ----------------

 Mid-West Companies
 ------------------
 BWFC  Bank West Fin. Corp. of MI      0.42   0.00        7.50      5.17     2.33     2,652      33.99
 CMRN  Cameron Fin. Corp. of MO       -0.40   0.00        8.21      5.30     2.91     3,620      36.56
 EFBI  Enterprise Fed. Bancorp of OH  -0.10   0.00        7.55      5.22     2.34     6,659      32.83
 FFHH  FSF Financial Corp. of MN      -0.28   0.00        7.35      4.96     2.39     4,026      39.58
 GFED  Guarnty FS&LA,MHC of MO (31.0)  0.17   0.00        7.98      5.16     2.82     3,292      38.66



     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC.
             calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                             As of December 31, 1996




                                                 Portfolio Composition as a Percent of MBS and Loans
                                          ---------------------------------------------------------
                                                       1-4     Constr.   5+Unit    Commerc.             RWA/    Serviced   Servicing
      Institution                            MBS     Family    & Land    Comm RE   Business  Consumer  Assets   For Others   Assets
      -----------                          ------    ------    ------    ------    ------    --------  ------   ----------   ------
                                             (%)       (%)       (%)       (%)       (%)        (%)      (%)      ($000)     ($000)






      SAIF-Insured Thrifts                   15.13   61.71      5.55      11.64    6.52       1.68   51.04       340,525      2,490
      State of WA                            15.26   55.49     11.31      15.16    2.88       2.30   48.76     3,186,219     20,193
      Comparable Group Average                5.90   69.84     16.89       8.29    5.19       0.99   55.94        16,268         34


      Comparable Group
      ----------------


      BWFC  Bank West Fin. Corp. of MI        2.15   87.45    13.28        1.53    0.73       1.04   49.67        27,519        144
      CMRN  Cameron Fin. Corp. of MO          0.01   71.13    32.92        4.64    3.98       0.36   65.61             0          0
      EFBI  Enterprise Fed. Bancorp of OH    15.39   59.90    10.40       16.17    3.60       0.58   56.41             0          0
      FFHH  FSF Financial Corp. of MN         0.04   68.10    12.73        6.58   15.53       2.79   51.14        40,099         26
      GFED  Guarnty FS&LA,MHC of MO (31.0)   11.91   62.61    15.12       12.55    2.13       0.15   56.85        13,722          0




     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available



                                                             NPAs &                                   Rsrves/
                                               REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
      Institution                             Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
      -----------                             ------    ------    ------    ------    ------    --------  ---------    ----------
                                                (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)







      SAIF-Insured Thrifts                       0.29      0.78      0.85      0.83    181.45    129.32          272        0.10
      State of WA                                0.27      0.49      0.48      0.90    337.18    157.81           91        0.03
      Comparable Group Average                   0.04      0.26      0.22      0.64    313.40    254.13            9       -0.04


      Comparable Group
      ----------------


      BWFC  Bank West Fin. Corp. of MI           0.03      0.03        NA      0.20        NA    458.70            0        0.00
      CMRN  Cameron Fin. Corp. of MO             0.00      0.60      0.33      0.95    288.53    135.41            8        0.02
      EFBI  Enterprise Fed. Bancorp of OH        0.00      0.01      0.02      0.28        NA        NA            0        0.00
      FFHH  FSF Financial Corp. of MN            0.03      0.10      0.12      0.34    285.51    216.04           19        0.03
      GFED  Guarnty FS&LA,MHC of MO (31.0)       0.13      0.54      0.39      1.42    366.16    206.36           20       -0.26




     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available

                                          Balance Sheet Measures
                                         --------------------------
                                                          Non-Earn.              Quarterly Change in Net Interest Income
                                                                       ----------------------------------------------------------
                                         Equity/     IEA/   Assets/
  Institution                            Assets      IBL     Assets    03/31/97  12/31/96  09/30/96  06/30/96  03/31/96  12/31/95
  -----------                            ------    ------    ------    --------  --------  --------  --------  --------  --------
                                           (%)       (%)       (%)     (change in net interest income is annualized in basis points)






  SAIF-Insured Thrifts                     12.2     111.8       4.2          0        -1        -2         8         4         6
  State of WA                               8.9     108.8       4.1          6       -12         4        11        13        16
  Comparable Group Average                 15.3     114.7       4.0        -13         2        -5        19         1        -2


  Comparable Group
  ----------------

  BWFC  Bank West Fin. Corp. of MI         15.3     114.3       4.0         -7        -4        -8         2        15         0
  CMRN  Cameron Fin. Corp. of MO           23.0     126.1       4.4        -24         4        -6         6         9         6
  EFBI  Enterprise Fed. Bancorp of OH      12.7     113.3       2.0         NA         9       -35        40         0        18
  FFHH  FSF Financial Corp. of MN          11.8     111.7       2.2         -1       -10         8        22       -13       -19
  GFED  Guarnty FS&LA,MHC of MO (31.0)     13.8     108.4       7.5        -19        13        17        27        -6       -14


     NA=Change is greater than 100 basis points during the quarter.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                           Market Pricing Comparatives
                            Prices As of June 6, 1997




                                                         Per Share Data
                                             Market      _______________
                                         Capitalization   Core    Book              Pricing Ratios(3)
                                         ---------------                 ---------------------------------------
                                         Price/   Market  12-Mth  Value/

                                        Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                         ------- ------- ------- ------- ------- ------- ------- ------- --------
     Financial Institution
     ---------------------
                                            ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)





     SAIF-Insured Thrifts                 19.97   132.40   1.14   15.56   20.14  128.40   15.64  131.47   17.72
     State of WA                          25.59   963.46   1.42   12.93   19.55  178.35   16.31  187.66   18.79
     Comparable Group Average             16.65    35.15   0.72   13.54   23.42  129.23   19.23  129.26   19.50
       Mid-West Companies                 16.65    35.15   0.72   13.54   23.42  129.23   19.23  129.26   19.50


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     BWFC  Bank West Fin. Corp. of MI     13.87    24.73   0.42   12.62   23.51  109.90   16.82  109.90      NM
     CMRN  Cameron Fin. Corp. of MO       16.75    44.92   0.96   16.92   21.75   99.00   22.72   99.00   17.45
     EFBI  Enterprise Fed. Bancorp of OH  19.00    38.21   0.82   15.52   25.33  122.42   15.51  122.58   23.17
     FFHH  FSF Financial Corp. of MN      16.62    51.44   0.93   13.97   23.08  118.97   14.00  118.97   17.87
     GFED  Guarnty FS&LA,MHC of MO (31.0) 17.00    16.47   0.49    8.68      NM  195.85   27.10  195.85      NM



                                       Dividends(4)                Financial Characteristics(6)
                                      ----------------------- -------------------------------------------------------
                                     Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                ---------------- ---------------
                                     Share    Yield  Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                      ------- ------ ------- ------  ------- ------- ------- ------- ------- -------


                                       ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)






 SAIF-Insured Thrifts                   0.37   1.87   29.08   1,117   12.85    0.78    0.62    5.28    0.84    7.35
 State of WA                            0.39   1.40   22.99   6,406    9.06    0.49    0.87    8.82    1.03   11.55
 Comparable Group Average               0.49   2.86   49.87     231   15.31    0.26    0.74    4.33    0.86    5.11
   Mid-West Companies                   0.49   2.86   49.87     231   15.31    0.26    0.74    4.33    0.86    5.11


 Comparable Group
 ----------------

 Mid-West Companies
 ------------------
 BWFC  Bank West Fin. Corp. of MI       0.28   2.02   66.67     147   15.30    0.03    0.74    4.25    0.53    3.03
 CMRN  Cameron Fin. Corp. of MO         0.28   1.67   29.17     198   22.95    0.60    1.12    4.46    1.39    5.56
 EFBI  Enterprise Fed. Bancorp of OH    1.00   5.26      NM     246   12.67    0.01    0.68    4.72    0.75    5.16
 FFHH  FSF Financial Corp. of MN        0.50   3.01   53.76     367   11.77    0.10    0.64    4.73    0.83    6.11
 GFED  Guarnty FS&LA,MHC of MO (31.0)   0.40   2.35      NM     196   13.84    0.54    0.50    3.50    0.81    5.71



(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3)  P/E = Price to earnings; P/B = Price to book;
     P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


     Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-1
                                 Stock Prices:
                               As of June 6, 1997

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997




                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(316)                     19.97   5,351   139.1        21.12   14.45   19.77    0.93  159.65    14.21
     NYSE Traded Companies(9)                      36.09  38,943 1,590.3        38.70   23.56   34.52    4.33  229.05    14.68
     AMEX Traded Companies(18)                     17.47   3,927    78.7        18.74   12.33   17.21    1.23  266.84    13.85
     NASDAQ Listed OTC Companies(289)              19.64   4,433    99.4        20.74   14.30   19.48    0.81  149.18    14.22
     California Companies(24)                      22.70  18,136   640.6        24.53   14.95   22.25    1.08   93.80    14.23
     Florida Companies(6)                          22.21  12,310   268.4        23.67   14.64   22.01    0.38  122.54    18.87
     Mid-Atlantic Companies(60)                    20.49   6,524   142.7        21.45   14.07   20.09    1.73  144.37    17.27
     Mid-West Companies(153)                       19.53   3,184    80.0        20.66   14.58   19.41    0.66  185.30    13.08
     New England Companies(11)                     20.79   4,473   114.3        21.56   15.25   20.70    0.89  267.88    12.45
     North-West Companies(6)                       21.73  12,602   313.2        22.78   15.61   22.00   -1.05  119.52    17.01
     South-East Companies(44)                      19.09   3,309    62.4        20.46   14.16   18.88    1.07  142.72    15.21
     South-West Companies(6)                       18.19   1,904    39.0        19.19   12.69   18.27    0.03  -14.81     7.55
     Western Companies (Excl CA)(6)                18.08   5,290    95.5        18.69   14.31   17.83    1.37  257.59     7.87
     Thrift Strategy(245)                          19.11   3,468    73.7        20.19   13.98   18.95    0.83  138.76    14.20
     Mortgage Banker Strategy(39)                  23.97  12,880   423.5        25.23   16.76   23.50    2.14  212.12    16.95
     Real Estate Strategy(13)                      21.35   7,720   188.6        22.57   14.77   21.51   -2.06  157.49    15.84
     Diversified Strategy(14)                      27.62  22,414   693.6        29.83   18.65   27.24    1.35  193.89     8.69
     Retail Banking Strategy(5)                    14.35   3,245    51.7        16.22   11.50   13.92    3.29  226.04     2.32
     Companies Issuing Dividends(263)              20.44   5,320   143.2        21.62   14.81   20.22    1.02  174.21    14.22
     Companies Without Dividends(53)               17.56   5,505   117.9        18.62   12.61   17.44    0.44   83.43    14.18
     Equity/Assets (less than) 6%(26)              22.63  16,800   481.6        23.86   14.71   22.06    2.31  166.98    15.91
     Equity/Assets 6-12%(156)                      22.05   5,836   164.3        23.25   15.51   21.80    1.11  159.83    16.28
     Equity/Assets (greater than) 12%(134)         17.23   2,782    50.7        18.32   13.25   17.15    0.48  148.13    11.47
     Converted Last 3 Mths (no MHC)(6)             13.25   2,008    26.9        13.55   12.22   13.21    0.27    0.00     0.00
     Actively Traded Companies(45)                 27.99  16,659   574.4        29.19   18.89   27.17    2.79  188.95    18.49
     Market Value Below $20 Million(68)            15.81     877    13.1        16.70   12.36   15.63    1.11  145.16    11.76
     Holding Company Structure(277)                20.21   5,203   140.4        21.36   14.69   19.99    1.02  152.59    13.84
     Assets Over $1 Billion(67)                    29.24  16,861   532.0        30.75   19.55   28.79    1.42  197.51    16.46
     Assets $500 Million-$1 Billion(51)            18.86   5,525    96.3        19.95   13.54   18.74    0.63  175.25    15.75
     Assets $250-$500 Million(64)                  19.70   2,585    47.0        20.91   14.15   19.55    0.70  122.96    15.16
     Assets less than $250 Million(134)            16.32   1,440    22.6        17.31   12.63   16.17    0.93  115.63    12.03
     Goodwill Companies(128)                       23.03   8,652   235.0        24.28   15.94   22.79    0.91  183.54    15.29
     Non-Goodwill Companies(187)                   18.01   3,216    77.1        19.10   13.49   17.83    0.94  123.25    13.48
     Acquirors of FSLIC Cases(11)                  30.06  33,955 1,336.6        31.77   20.09   28.84    3.61  210.30    15.48


                                                        Current Per Share Financials
                                                    ----------------------------------------
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
  Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
  ---------------------                             -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)

  Market Averages. SAIF-Insured Thrifts(no MHC)
  ---------------------------------------------
  SAIF-Insured Thrifts(316)                           0.83    1.15   15.76   15.25   156.04
  NYSE Traded Companies(9)                            1.80    2.67   20.84   19.96   373.05
  AMEX Traded Companies(18)                           0.65    0.97   14.21   14.03   112.01
  NASDAQ Listed OTC Companies(289)                    0.81    1.12   15.70   15.18   152.19
  California Companies(24)                            0.70    1.08   16.32   15.33   258.18
  Florida Companies(6)                                0.98    0.95   13.43   12.73   175.35
  Mid-Atlantic Companies(60)                          0.97    1.36   15.82   15.14   170.09
  Mid-West Companies(153)                             0.82    1.11   16.14   15.80   139.58
  New England Companies(11)                           0.88    1.36   16.82   15.64   223.75
  North-West Companies(6)                             0.90    1.26   13.25   12.68   151.06
  South-East Companies(44)                            0.74    1.03   14.28   13.98   119.34
  South-West Companies(6)                             0.57    1.09   16.27   15.49   216.35
  Western Companies (Excl CA)(6)                      0.86    1.03   15.88   15.17   103.62
  Thrift Strategy(245)                                0.76    1.08   15.90   15.44   141.60
  Mortgage Banker Strategy(39)                        1.21    1.54   16.00   15.08   232.10
  Real Estate Strategy(13)                            0.80    1.30   15.07   14.83   194.55
  Diversified Strategy(14)                            1.53    1.81   13.47   13.10   185.83
  Retail Banking Strategy(5)                          0.19    0.15   13.07   12.70   144.42
  Companies Issuing Dividends(263)                    0.92    1.24   15.96   15.44   153.23
  Companies Without Dividends(53)                     0.37    0.68   14.74   14.31   170.30
  Equity/Assets (less than) 6%(26)                    0.85    1.42   13.87   12.94   288.83
  Equity/Assets 6-12%(156)                            1.03    1.39   16.07   15.30   193.99
  Equity/Assets (greater than) 12%(134)               0.62    0.85   15.75   15.61    91.17
  Converted Last 3 Mths (no MHC)(6)                   0.31    0.50   14.29   14.20    60.07
  Actively Traded Companies(45)                       1.47    2.01   17.66   17.03   238.76
  Market Value Below $20 Million(68)                  0.47    0.76   15.45   15.34   123.27
  Holding Company Structure(277)                      0.83    1.16   16.11   15.61   153.50
  Assets Over $1 Billion(67)                          1.42    1.93   18.10   16.78   257.06
  Assets $500 Million-$1 Billion(51)                  0.86    1.08   14.15   13.43   153.77
  Assets $250-$500 Million(64)                        0.83    1.19   15.91   15.44   164.28
  Assets less than $250 Million(134)                  0.55    0.81   15.22   15.15   107.13
  Goodwill Companies(128)                             1.02    1.40   16.45   15.28   206.70
  Non-Goodwill Companies(187)                         0.71    0.99   15.31   15.24   123.23
  Acquirors of FSLIC Cases(11)                        1.51    2.28   18.22   17.23   296.99


(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                   (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(68)                       22.18  10,005   310.3        23.06   14.86   21.75    2.22  160.81    16.84
     NYSE Traded Companies(3)                      33.58  54,046 1,669.3        35.33   17.12   32.46    3.46  214.55    24.59
     AMEX Traded Companies(5)                      21.40   4,142    83.1        21.50   13.52   20.52    4.88   95.74    29.52
     NASDAQ Listed OTC Companies(60)               21.55   7,863   249.0        22.46   14.85   21.21    1.86  163.83    14.99
     California Companies(3)                       15.96   6,919   119.6        18.54   11.04   15.79    0.82  352.67     9.93
     Mid-Atlantic Companies(17)                    24.07  17,729   482.7        24.83   15.50   23.58    1.86   97.95    16.86
     Mid-West Companies(2)                         12.00     942    11.3        12.50    9.00   12.00    0.00    0.00    18.58
     New England Companies(37)                     20.57   4,870   105.3        21.33   13.72   20.10    2.74  172.09    16.78
     North-West Companies(4)                       28.25  34,667 1,749.3        29.37   16.51   27.97    1.39  132.30    23.17
     South-East Companies(5)                       27.20   2,091    39.4        27.97   21.80   26.72    2.15    0.00    15.85
     Thrift Strategy(43)                           22.08   4,560   138.8        22.92   15.35   21.64    2.18  158.18    15.63
     Mortgage Banker Strategy(10)                  20.61  29,924   545.4        21.69   13.78   20.09    2.75  163.88    18.14
     Real Estate Strategy(7)                       18.31   5,731   126.1        19.38   11.61   17.93    3.17  231.47    15.87
     Diversified Strategy(6)                       29.80  34,470 1,611.1        30.65   16.27   29.38    1.14  146.89    26.53
     Retail Banking Strategy(2)                    20.75     706    14.6        21.25   14.75   20.75    0.00   44.40    13.70
     Companies Issuing Dividends(54)               23.72   8,823   320.7        24.60   15.99   23.28    2.07  158.10    16.32
     Companies Without Dividends(14)               15.10  15,440   262.4        16.01    9.63   14.68    2.89  181.10    19.19
     Equity/Assets (less than) 6%(5)               25.03  59,907 2,171.6        25.91   14.06   24.61    2.55  121.01    26.01
     Equity/Assets 6-12%(44)                       22.03   5,978   181.7        23.00   14.44   21.57    2.38  170.65    15.74
     Equity/Assets (greater than) 12%(19)          21.82   6,591   134.2        22.50   15.99   21.44    1.77   34.59    17.03
     Actively Traded Companies(24)                 23.49  17,201   576.7        24.54   15.13   22.90    3.29  199.97    18.70
     Market Value Below $20 Million(10)            15.93     940    14.8        16.62   11.19   15.80    0.87   97.23    13.37
     Holding Company Structure(44)                 22.56   9,756   322.7        23.43   15.50   22.04    2.67  165.65    17.39
     Assets Over $1 Billion(16)                    29.53  31,693 1,138.6        30.59   17.14   28.88    2.24  170.55    23.09
     Assets $500 Million-$1 Billion(16)            21.68   5,807   106.3        22.47   15.30   21.21    2.30  115.14    15.00
     Assets $250-$500 Million(18)                  19.04   2,951    51.2        20.09   12.87   18.71    2.07  208.77    14.35
     Assets less than $250 Million(18)             19.22   1,711    24.5        19.87   14.31   18.90    2.26  145.34    15.87
     Goodwill Companies(31)                        23.99  16,684   574.8        25.22   15.51   23.57    1.79  152.71    17.57
     Non-Goodwill Companies(36)                    20.62   4,217    81.0        21.20   14.29   20.17    2.59  173.89    16.23



                                                                Current Per Share Financials
                                                            ----------------------------------------
                                                                                     Tangible
                                                            Trailing  12 Mo.   Book    Book
                                                             12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                                   EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                                  -------- ------- ------- ------- -------
                                                                ($)     ($)     ($)     ($)     ($)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(68)                                  1.40    1.43   15.75   14.93   156.47
     NYSE Traded Companies(3)                                 1.84    1.80   18.92   14.54   225.59
     AMEX Traded Companies(5)                                 1.22    1.21   15.34   14.93   150.13
     NASDAQ Listed OTC Companies(60)                          1.39    1.43   15.60   14.96   152.81
     California Companies(3)                                  1.27    1.17   12.13   12.11   146.25
     Mid-Atlantic Companies(17)                               1.21    1.33   16.93   14.89   168.35
     Mid-West Companies(2)                                    0.25    0.38   13.57   12.80    53.10
     New England Companies(37)                                1.62    1.58   14.02   13.49   162.17
     North-West Companies(4)                                  1.04    1.37   13.83   13.55   180.37
     South-East Companies(5)                                  1.21    1.27   26.67   26.67    97.84
     Thrift Strategy(43)                                      1.39    1.39   17.03   16.00   150.14
     Mortgage Banker Strategy(10)                             1.29    1.47   13.45   13.30   166.32
     Real Estate Strategy(7)                                  1.37    1.30   10.66   10.65   108.81
     Diversified Strategy(6)                                  1.72    1.98   14.11   13.07   218.17
     Retail Banking Strategy(2)                               0.89    0.85   19.87   19.02   315.32
     Companies Issuing Dividends(54)                          1.53    1.56   16.64   15.67   165.30
     Companies Without Dividends(14)                          0.80    0.82   11.66   11.56   115.85
     Equity/Assets (less than) 6%(5)                          1.08    1.39   11.04   10.64   208.90
     Equity/Assets 6-12%(44)                                  1.66    1.63   14.96   13.75   179.68
     Equity/Assets (greater than) 12%(19)                     0.88    0.99   18.73   18.68    91.15
     Actively Traded Companies(24)                            1.69    1.72   14.88   14.14   181.55
     Market Value Below $20 Million(10)                       0.79    0.81   14.13   13.60   135.72
     Holding Company Structure(44)                            1.33    1.40   16.19   15.45   145.81
     Assets Over $1 Billion(16)                               1.71    1.87   16.12   14.53   196.70
     Assets $500 Million-$1 Billion(16)                       1.57    1.52   15.60   14.31   169.46
     Assets $250-$500 Million(18)                             1.25    1.26   14.06   13.84   140.93
     Assets less than $250 Million(18)                        1.10    1.12   17.16   16.89   123.99
     Goodwill Companies(31)                                   1.50    1.59   15.81   14.04   196.56
     Non-Goodwill Companies(36)                               1.30    1.30   15.71   15.71   121.72

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                   (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(21)                      19.93   4,780    34.8        21.57   14.25   19.86    0.28  196.16    15.97
     BIF-Insured Thrifts(2)                        18.62  32,145   188.8        19.38   11.38   18.25    1.57  209.66    25.35
     NASDAQ Listed OTC Companies(23)               19.81   7,268    48.8        21.37   13.98   19.71    0.39  200.66    16.91
     Florida Companies(3)                          25.71   5,550    64.8        26.96   16.83   25.42    0.81    0.00     4.72
     Mid-Atlantic Companies(10)                    16.99   7,085    41.0        17.83   12.23   16.71    1.49  147.50    19.03
     Mid-West Companies(7)                         19.27   2,078    14.9        21.75   14.32   19.16    0.28  244.83    18.71
     New England Companies(1)                      24.37  61,017   369.3        24.75   13.50   23.63    3.13  209.66    26.60
     North-West Companies(1)                       19.00   2,416    17.4        24.00   13.07   22.75  -16.48    0.00    19.42
     South-East Companies(1)                       27.62   1,505    19.5        27.75   20.25   26.50    4.23    0.00    13.90
     Thrift Strategy(21)                           19.63   4,823    34.3        21.07   14.05   19.36    1.10  196.16    16.23
     Mortgage Banker Strategy(1)                   19.00   2,416    17.4        24.00   13.07   22.75  -16.48    0.00    19.42
     Diversified Strategy(1)                       24.37  61,017   369.3        24.75   13.50   23.63    3.13  209.66    26.60
     Companies Issuing Dividends(22)               20.12   7,505    50.5        21.74   14.10   20.01    0.39  200.66    16.91
     Companies Without Dividends(1)                13.44   2,300    13.9        13.50   11.62   13.37    0.52    0.00     0.00
     Equity/Assets 6-12%(15)                       21.07   9,586    64.5        23.14   14.60   21.03    0.13  200.66    15.62
     Equity/Assets (greater than) 12%(8)           17.62   3,211    21.3        18.27   12.91   17.41    0.85    0.00    19.93
     Actively Traded Companies(1)                  24.75   7,247    84.2        24.75   14.09   24.50    1.02  147.50    33.78
     Holding Company Structure(1)                  24.75   7,247    84.2        24.75   14.09   24.50    1.02  147.50    33.78
     Assets Over $1 Billion(5)                     24.17  21,565   138.7        25.27   15.37   23.63    2.15  178.58    16.80
     Assets $500 Million-$1 Billion(4)             20.08   6,908    57.6        20.91   13.04   19.83    1.32    0.00    11.72
     Assets $250-$500 Million(4)                   21.81   2,353    19.1        25.31   16.81   21.31    2.27  244.83    12.77
     Assets less than $250 Million(10)             16.76   2,194    13.1        17.98   12.44   17.07   -1.51    0.00    21.00
     Goodwill Companies(9)                         22.37  14,319    94.7        25.08   15.03   22.29    0.31  200.66    16.71
     Non-Goodwill Companies(14)                    18.04   2,387    17.0        18.80   13.26   17.92    0.45    0.00    17.07
     MHC Institutions(23)                          19.81   7,268    48.8        21.37   13.98   19.71    0.39  200.66    16.91
     MHC Converted Last 3 Months(2)                13.10   2,185    13.0        13.50   11.56   13.19   -0.70    0.00     0.00


                                              Current Per Share Financials
                                          ----------------------------------------
                                                                   Tangible
                                          Trailing  12 Mo.   Book    Book
                                           12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                 EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                -------- ------- ------- ------- -------
                                              ($)     ($)     ($)     ($)     ($)
     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(21)               0.63    0.98   12.67   12.33   121.88
     BIF-Insured Thrifts(2)                 0.67    0.65    9.38    9.38    98.25
     NASDAQ Listed OTC Companies(23)        0.64    0.95   12.37   12.06   119.73
     Florida Companies(3)                   1.08    1.53   15.32   15.05   166.11
     Mid-Atlantic Companies(10)             0.40    0.69   11.05   10.51    98.91
     Mid-West Companies(7)                  0.57    0.95   12.33   12.31   125.85
     New England Companies(1)               1.33    1.06   10.39   10.38   123.54
     North-West Companies(1)                0.83    1.06   10.36    9.39    92.87
     South-East Companies(1)                1.00    1.41   19.69   19.69   148.17
     Thrift Strategy(21)                    0.59    0.94   12.57   12.28   120.88
     Mortgage Banker Strategy(1)            0.83    1.06   10.36    9.39    92.87
     Diversified Strategy(1)                1.33    1.06   10.39   10.38   123.54
     Companies Issuing Dividends(22)        0.66    0.98   12.47   12.15   122.32
     Companies Without Dividends(1)         0.24    0.35   10.21   10.21    65.23
     Equity/Assets 6-12%(15)                0.71    1.09   12.70   12.29   142.53
     Equity/Assets (greater than) 12%(8)    0.52    0.71   11.79   11.67    79.83
     Actively Traded Companies(1)           0.69    1.22   13.00   11.52   141.40
     Holding Company Structure(1)           0.69    1.22   13.00   11.52   141.40
     Assets Over $1 Billion(5)              0.97    1.30   12.74   11.83   149.25
     Assets $500 Million-$1 Billion(4)      0.72    0.93   13.06   12.70   114.98
     Assets $250-$500 Million(4)            0.78    1.25   14.09   14.06   160.32
     Assets less than $250 Million(10)      0.39    0.67   11.29   11.19    90.16
     Goodwill Companies(9)                  0.86    1.14   12.33   11.58   134.35
     Non-Goodwill Companies(14)             0.49    0.82   12.39   12.39   109.61
     MHC Institutions(23)                   0.64    0.95   12.37   12.06   119.73
     MHC Converted Last 3 Months(2)         0.24    0.44   10.02   10.02    73.53

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                   (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997



                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             44.37 100,596 4,463.4        44.87   24.00   40.75    8.88  136.64    36.52
     CSA   Coast Savings Financial of CA           45.87  18,593   852.9        48.75   29.25   42.50    7.93  296.80    25.26
     CFB   Commercial Federal Corp. of NE          35.75  21,523   769.4        39.00   24.00   34.87    2.52  868.83    11.72
     DME   Dime Savings Bank, FSB of NY*           17.75 105,259 1,868.3        18.00   11.75   17.00    4.41   76.44    20.34
     DSL   Downey Financial Corp. of CA            21.00  26,734   561.4        22.50   12.86   20.00    5.00   93.37    12.36
     FRC   First Republic Bancorp of CA*           20.37   9,992   203.5        24.62   12.62   19.88    2.46  352.67    21.61
     FED   FirstFed Fin. Corp. of CA               28.37  10,560   299.6        28.37   16.75   28.31    0.21   75.67    28.95
     GLN   Glendale Fed. Bk, FSB of CA             26.75  50,306 1,345.7        28.00   16.50   25.50    4.90   64.62    15.05
     GDW   Golden West Fin. Corp. of CA            69.75  57,218 3,991.0        74.25   51.87   67.75    2.95  166.32    10.50
     GWF   Great Western Fin. Corp. of CA(8)       49.62 137,885 6,841.9        49.62   21.12   48.50    2.31  185.66    71.10
     GPT   GreenPoint Fin. Corp. of NY*            62.62  46,888 2,936.1        63.37   27.00   60.50    3.50    N.A.    31.83
     WES   Westcorp Inc. of Orange CA              16.87  26,014   438.9        23.87   13.25   16.50    2.24  130.15   -22.90

     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*              19.75   2,731    53.9        19.87   11.69   19.12    3.29    N.A.    32.82
     BKC   American Bank of Waterbury CT*          35.00   2,302    80.6        35.00   24.12   34.50    1.45   86.67    25.00
     BFD   BostonFed Bancorp of MA                 16.94   5,963   101.0        17.12   11.62   15.13   11.96    N.A.    14.85
     CFX   CFX Corp of NH*                         18.12  13,050   236.5        18.50   11.90   16.75    8.18   52.27    16.90
     CZF   Citisave Fin. Corp. of LA(8)            20.00     962    19.2        20.00   13.00   20.00    0.00    N.A.    42.86
     CBK   Citizens First Fin.Corp. of IL          16.00   2,799    44.8        16.75    9.50   16.50   -3.03    N.A.    11.34
     ESX   Essex Bancorp of VA(8)                   1.31   1,055     1.4         2.81    1.00    1.31    0.00  -92.18   -40.18
     FCB   Falmouth Co-Op Bank of MA*              16.12   1,455    23.5        16.12   10.25   15.88    1.51    N.A.    22.87
     FAB   FirstFed America Bancorp of MA          14.62   8,707   127.3        15.25   13.62   14.87   -1.68    N.A.     N.A.
     GAF   GA Financial Corp. of PA                16.56   8,408   139.2        17.25   10.25   16.13    2.67    N.A.     9.52
     KNK   Kankakee Bancorp of IL                  29.00   1,420    41.2        29.00   18.50   27.50    5.45  190.00    17.17
     KYF   Kentucky First Bancorp of KY            10.87   1,319    14.3        15.25   10.62   10.63    2.26    N.A.     0.00
     NYB   New York Bancorp, Inc. of NY            32.87  16,381   538.4        33.50   16.75   32.75    0.37  363.61    27.26
     PDB   Piedmont Bancorp of NC                  10.25   2,751    28.2        19.12    9.25   10.68   -4.03    N.A.    -2.38
     PLE   Pinnacle Bank of AL                     21.88     890    19.5        22.62   15.87   21.94   -0.27  224.15    25.96
     SSB   Scotland Bancorp of NC                  16.37   1,840    30.1        16.75   11.87   15.75    3.94    N.A.    15.93
     SZB   SouthFirst Bancshares of AL             15.00     821    12.3        15.12   12.00   15.12   -0.79    N.A.    13.21
     SRN   Southern Banc Company of AL             14.37   1,230    17.7        15.12   12.25   14.37    0.00    N.A.     9.53
     SSM   Stone Street Bancorp of NC              26.19   1,825    47.8        27.25   16.25   26.25   -0.23    N.A.    27.76
     TSH   Teche Holding Company of LA             18.75   3,438    64.5        18.75   12.00   17.75    5.63    N.A.    30.48
     FTF   Texarkana Fst. Fin. Corp of AR          17.62   1,833    32.3        17.62   13.62   17.25    2.14    N.A.    12.73
     THR   Three Rivers Fin. Corp. of MI           15.00     824    12.4        15.25   12.50   15.00    0.00    N.A.     7.14
     TBK   Tolland Bank of CT*                     18.00   1,172    21.1        18.00    9.62   16.37    9.96  148.28    50.00
     WSB   Washington SB, FSB of MD                 4.87   4,220    20.6         5.69    4.38    5.00   -2.60  289.60     0.00

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             30.75     698    21.5        33.25   24.76   30.50    0.82    N.A.     7.89
     AFED  AFSALA Bancorp of NY                    13.50   1,455    19.6        14.25   11.31   13.50    0.00    N.A.    12.50
     ALBK  ALBANK Fin. Corp. of Albany NY          37.25  12,819   477.5        38.87   25.12   38.38   -2.94   60.22    18.74
     AMFC  AMB Financial Corp. of IN               14.25   1,068    15.2        15.00   10.00   15.00   -5.00    N.A.     7.55
     ASBP  ASB Financial Corp. of OH               11.75   1,721    20.2        18.25   11.50   11.75    0.00    N.A.    -9.62
     ABBK  Abington Savings Bank of MA(8)*         24.62   1,894    46.6        24.62   14.50   23.25    5.89  271.90    26.26
     AABC  Access Anytime Bancorp of NM             5.75   1,143     6.6         6.25    5.25    5.63    2.13  -14.81     4.55
     AFBC  Advance Fin. Bancorp of WV              13.62   1,084    14.8        14.50   12.75   14.00   -2.71    N.A.     N.A.
     AADV  Advantage Bancorp of WI                 37.50   3,232   121.2        41.25   31.25   39.25   -4.46  307.61    16.28
     AFCB  Affiliated Comm BC, Inc of MA           24.37   6,456   157.3        24.62   13.30   29.00  -15.97    N.A.    42.51
     ALBC  Albion Banc Corp. of Albion NY          23.00     250     5.8        23.00   16.50   19.87   15.75   76.92    37.31

                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                       EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                      -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA            1.41    2.80   19.05   16.08   484.09
     CSA   Coast Savings Financial of CA          0.73    2.31   23.45   23.12   473.14
     CFB   Commercial Federal Corp. of NE         1.99    2.84   18.99   16.90   320.67
     DME   Dime Savings Bank, FSB of NY*          1.05    1.34   10.01    9.92   175.42
     DSL   Downey Financial Corp. of CA           0.84    1.42   14.98   14.76   205.15
     FRC   First Republic Bancorp of CA*          1.38    1.23   16.20   16.19   218.52
     FED   FirstFed Fin. Corp. of CA              0.95    1.89   18.48   18.24   391.07
     GLN   Glendale Fed. Bk, FSB of CA            0.65    1.63   17.31   16.10   306.00
     GDW   Golden West Fin. Corp. of CA           6.49    7.96   42.19   42.19   673.39
     GWF   Great Western Fin. Corp. of CA(8)      0.67    2.09   17.55   15.54   310.97
     GPT   GreenPoint Fin. Corp. of NY*           3.09    2.82   30.56   17.51   282.83
     WES   Westcorp Inc. of Orange CA             1.30    0.51   12.29   12.26   130.92

     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*             0.29    0.30   17.24   17.24    96.80
     BKC   American Bank of Waterbury CT*         3.02    2.62   20.39   19.49   255.68
     BFD   BostonFed Bancorp of MA                0.64    0.88   14.05   13.56   157.81
     CFX   CFX Corp of NH*                        0.94    1.17   10.25    9.56   133.67
     CZF   Citisave Fin. Corp. of LA(8)           0.40    0.61   12.95   12.95    77.90
     CBK   Citizens First Fin.Corp. of IL         0.25    0.53   14.21   14.21    97.04
     ESX   Essex Bancorp of VA(8)                -7.54   -3.77    0.12   -0.08   170.55
     FCB   Falmouth Co-Op Bank of MA*             0.52    0.50   15.17   15.17    62.04
     FAB   FirstFed America Bancorp of MA        -0.28    0.44   14.03   14.03   112.52
     GAF   GA Financial Corp. of PA               0.77    0.97   13.76   13.76    79.73
     KNK   Kankakee Bancorp of IL                 1.51    1.94   25.74   24.10   241.11
     KYF   Kentucky First Bancorp of KY           0.53    0.70   10.86   10.86    67.42
     NYB   New York Bancorp, Inc. of NY           2.39    2.82    9.81    9.81   193.82
     PDB   Piedmont Bancorp of NC                -0.14    0.36    7.31    7.31    43.08
     PLE   Pinnacle Bank of AL                    1.26    1.89   17.34   16.78   224.27
     SSB   Scotland Bancorp of NC                 0.55    0.67   13.74   13.74    37.46
     SZB   SouthFirst Bancshares of AL            0.05    0.30   15.82   15.82   113.17
     SRN   Southern Banc Company of AL            0.19    0.50   14.40   14.24    85.57
     SSM   Stone Street Bancorp of NC             0.99    1.15   20.72   20.72    57.80
     TSH   Teche Holding Company of LA            0.80    1.10   15.23   15.23   114.47
     FTF   Texarkana Fst. Fin. Corp of AR         1.25    1.55   14.70   14.70    91.70
     THR   Three Rivers Fin. Corp. of MI          0.54    0.81   15.35   15.29   106.03
     TBK   Tolland Bank of CT*                    1.35    1.45   13.63   13.21   202.48
     WSB   Washington SB, FSB of MD               0.31    0.45    5.06    5.06    60.81

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN            0.91    0.13   31.17   30.48   391.25
     AFED  AFSALA Bancorp of NY                   0.61    0.61   14.05   14.05   102.70
     ALBK  ALBANK Fin. Corp. of Albany NY         2.17    2.71   25.10   21.77   272.75
     AMFC  AMB Financial Corp. of IN              0.55    0.69   14.29   14.29    87.68
     ASBP  ASB Financial Corp. of OH              0.39    0.57   10.00   10.00    63.58
     ABBK  Abington Savings Bank of MA(8)*        1.98    1.72   17.86   16.00   259.80
     AABC  Access Anytime Bancorp of NM          -0.57   -0.22    6.34    6.34    93.17
     AFBC  Advance Fin. Bancorp of WV             0.35    0.71   14.76   14.76    95.55
     AADV  Advantage Bancorp of WI                1.08    2.68   27.92   25.87   316.04
     AFCB  Affiliated Comm BC, Inc of MA          1.45    1.66   15.96   15.86   163.41
     ALBC  Albion Banc Corp. of Albion NY         0.22    0.93   23.62   23.62   265.26

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ABCL  Allied Bancorp of IL                    30.25   5,334   161.4        31.25   22.00   29.38    2.96  202.50    21.00
     ATSB  AmTrust Capital Corp. of IN             12.75     526     6.7        12.75    8.50   12.00    6.25    N.A.    27.50
     AHCI  Ambanc Holding Co. of NY*               14.37   4,392    63.1        14.37    9.38   14.13    1.70    N.A.    27.73
     ASBI  Ameriana Bancorp of IN                  15.50   3,260    50.5        16.37   13.00   15.50    0.00   67.93    -3.13
     AFFFZ America First Fin. Fund of CA(8)        38.12   6,011   229.1        38.12   25.87   38.88   -1.95  103.31    26.02
     AMFB  American Federal Bank of SC(8)          30.75  11,035   339.3        31.00   15.50   30.75    0.00  547.37    62.96
     ANBK  American Nat'l Bancorp of MD            14.75   3,613    53.3        14.87    9.75   14.87   -0.81    N.A.    21.70
     ABCW  Anchor Bancorp Wisconsin of WI          43.12   4,581   197.5        47.00   33.00   42.50    1.46   46.82    20.62
     ANDB  Andover Bancorp, Inc. of MA*            29.75   5,146   153.1        29.87   19.17   28.88    3.01  176.74    16.12
     ASFC  Astoria Financial Corp. of NY           42.37  21,243   900.1        43.12   24.62   41.25    2.72   61.41    14.92
     AVND  Avondale Fin. Corp. of IL               13.75   3,525    48.5        18.50   12.50   13.50    1.85    N.A.   -19.68
     BKCT  Bancorp Connecticut of CT*              25.75   2,560    65.9        26.00   19.56   25.00    3.00  194.29    14.44
     BPLS  Bank Plus Corp. of CA                   10.50  18,245   191.6        13.75    8.75   10.88   -3.49    N.A.    -8.70
     BWFC  Bank West Fin. Corp. of MI              13.87   1,783    24.7        14.25   10.25   13.50    2.74    N.A.    30.60
     BANC  BankAtlantic Bancorp of FL              13.75  18,553   255.1        14.12    8.16   13.94   -1.36  164.42    28.50
     BKUNA BankUnited SA of FL                      9.81   8,847    86.8        11.25    7.12   10.00   -1.90   80.66    -1.90
     BKCO  Bankers Corp. of NJ(8)*                 25.25  12,378   312.5        25.62   17.25   25.38   -0.51  304.00    25.50
     BVCC  Bay View Capital Corp. of CA            24.87  12,970   322.6        28.62   16.19   25.00   -0.52   25.92    17.37
     BFSB  Bedford Bancshares of VA                19.87   1,142    22.7        20.50   16.00   19.75    0.61   89.24    12.77
     BFFC  Big Foot Fin. Corp. of IL               16.00   2,513    40.2        16.12   12.31   15.87    0.82    N.A.    23.08
     BSBC  Branford SB of CT*                       4.75   6,559    31.2         4.75    2.87    4.31   10.21  124.06    22.74
     BYFC  Broadway Fin. Corp. of CA               10.75     893     9.6        11.25    9.00   10.75    0.00    N.A.    16.22
     CBCO  CB Bancorp of Michigan City IN(8)       34.00   1,162    39.5        34.25   17.00   34.00    0.00  209.09    43.16
     CBES  CBES Bancorp of MO                      16.12   1,025    16.5        17.50   12.62   16.50   -2.30    N.A.    13.12
     CCFH  CCF Holding Company of GA               15.75     865    13.6        16.37   11.50   16.12   -2.30    N.A.     6.78
     CENF  CENFED Financial Corp. of CA            29.50   5,760   169.9        31.82   18.86   29.00    1.72   88.14    10.94
     CFSB  CFSB Bancorp of Lansing MI              23.00   5,167   118.8        23.75   16.11   22.50    2.22  155.56    29.72
     CKFB  CKF Bancorp of Danville KY              19.25     927    17.8        20.75   17.50   19.25    0.00    N.A.    -4.94
     CNSB  CNS Bancorp of MO                       16.00   1,653    26.4        17.50   11.00   15.50    3.23    N.A.     5.82
     CSBF  CSB Financial Group Inc of IL*          12.00     942    11.3        12.50    9.00   12.00    0.00    N.A.    18.58
     CFHC  California Fin. Hld. Co. of CA(8)       29.37   4,766   140.0        29.50   20.37   29.50   -0.44  179.71     1.73
     CBCI  Calumet Bancorp of Chicago IL           38.00   2,238    85.0        38.87   27.75   38.00    0.00   87.65    14.29
     CAFI  Camco Fin. Corp. of OH                  18.50   3,062    56.6        19.29   14.75   18.38    0.65    N.A.    16.57
     CMRN  Cameron Fin. Corp. of MO                16.75   2,682    44.9        17.00   13.50   16.38    2.26    N.A.     4.69
     CAPS  Capital Savings Bancorp of MO           16.25   1,892    30.7        18.25    9.00   18.25  -10.96   22.64    25.00
     CFNC  Carolina Fincorp of NC*                 14.50   1,851    26.8        15.25   13.00   14.37    0.90    N.A.     8.45
     CNY   Carver FSB of New York, NY              10.12   2,314    23.4        10.37    7.37    9.62    5.20   61.92    22.67
     CASB  Cascade SB of Everett WA                19.00   2,054    39.0        21.00   13.00   21.00   -9.52   48.44    17.87
     CATB  Catskill Fin. Corp. of NY*              15.50   5,027    77.9        16.50    9.87   15.62   -0.77    N.A.    10.71
     CNIT  Cenit Bancorp of Norfolk VA             45.00   1,640    73.8        46.00   31.75   43.38    3.73  183.38     8.43
     CEBK  Central Co-Op. Bank of MA*              17.25   1,965    33.9        18.50   14.75   16.88    2.19  228.57    -1.43
     CENB  Century Bancshares of NC*               69.00     407    28.1        71.00   62.00   68.25    1.10    N.A.     6.15
     CBSB  Charter Financial Inc. of IL            17.37   4,220    73.3        18.00   10.87   18.00   -3.50    N.A.    38.96
     COFI  Charter One Financial of OH             48.00  46,339 2,224.3        49.50   32.02   46.88    2.39  174.29    14.29
     CNBA  Chester Bancorp of IL                   14.62   2,182    31.9        15.37   12.62   15.00   -2.53    N.A.    11.43
     CVAL  Chester Valley Bancorp of PA            19.75   2,054    40.6        19.75   13.90   19.00    3.95   74.32    33.45
     CTZN  CitFed Bancorp of Dayton OH             36.75   8,613   316.5        37.25   24.17   37.25   -1.34  308.33    11.36
     CLAS  Classic Bancshares of KY                14.62   1,322    19.3        14.75   10.37   14.50    0.83    N.A.    25.82
     CMSB  Cmnwealth Bancorp of PA                 15.12  17,111   258.7        16.00    9.75   15.00    0.80    N.A.     0.80
     COVB  CoVest Bancshares of IL                 17.75   3,018    53.6        18.25   15.37   17.75    0.00  166.52     2.90
     CBSA  Coastal Bancorp of Houston TX           27.00   4,969   134.2        28.25   16.50   27.25   -0.92    N.A.    18.06
     CFCP  Coastal Fin. Corp. of SC                21.25   4,637    98.5        22.87   12.00   22.68   -6.31  112.50    34.92
     COFD  Collective Bancorp Inc. of NJ(8)        44.00  20,447   899.7        44.12   23.00   43.00    2.33  477.43    25.28
     CMSV  Commty. Svgs, MHC of FL (48.5)          21.75   4,921    51.5        22.37   14.75   21.75    0.00    N.A.     6.10
     CBNH  Community Bankshares Inc of NH(8)*      37.37   2,465    92.1        37.37   17.12   35.25    6.01  896.53    82.29

                                                        Current Per Share Financials
                                                  ----------------------------------------
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                        -------- ------- ------- ------- -------
                                                      ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ABCL  Allied Bancorp of IL                     0.63    1.06   22.93   22.63   246.18
     ATSB  AmTrust Capital Corp. of IN              0.40    0.26   13.73   13.58   135.04
     AHCI  Ambanc Holding Co. of NY*               -0.65   -0.65   13.85   13.85   108.86
     ASBI  Ameriana Bancorp of IN                   0.73    1.06   13.38   13.37   123.36
     AFFFZ America First Fin. Fund of CA(8)         5.32    6.51   30.07   29.64   363.18
     AMFB  American Federal Bank of SC(8)           1.35    1.67   10.65    9.93   118.43
     ANBK  American Nat'l Bancorp of MD             0.19    0.68   12.33   12.33   134.69
     ABCW  Anchor Bancorp Wisconsin of WI           3.04    3.97   25.73   25.23   411.48
     ANDB  Andover Bancorp, Inc. of MA*             2.52    2.60   18.96   18.96   235.06
     ASFC  Astoria Financial Corp. of NY            1.77    2.62   27.51   22.89   361.97
     AVND  Avondale Fin. Corp. of IL               -1.22   -2.30   14.88   14.88   180.27
     BKCT  Bancorp Connecticut of CT*               2.01    1.92   16.81   16.81   161.61
     BPLS  Bank Plus Corp. of CA                   -0.63   -0.07    8.88    8.86   180.58
     BWFC  Bank West Fin. Corp. of MI               0.59    0.42   12.62   12.62    82.46
     BANC  BankAtlantic Bancorp of FL               1.11    0.86    8.23    6.69   149.47
     BKUNA BankUnited SA of FL                      0.21    0.41    7.33    5.89   164.25
     BKCO  Bankers Corp. of NJ(8)*                  2.04    2.18   15.98   15.72   205.34
     BVCC  Bay View Capital Corp. of CA             0.94    1.59   14.81   14.08   234.74
     BFSB  Bedford Bancshares of VA                 1.16    1.48   16.49   16.49   115.15
     BFFC  Big Foot Fin. Corp. of IL               -0.24    0.23   14.28   14.28    83.60
     BSBC  Branford SB of CT*                       0.31    0.30    2.58    2.58    27.05
     BYFC  Broadway Fin. Corp. of CA               -0.31    0.16   14.26   14.26   131.13
     CBCO  CB Bancorp of Michigan City IN(8)        1.76    2.06   17.22   17.22   194.97
     CBES  CBES Bancorp of MO                       0.69    0.86   17.08   17.08    92.90
     CCFH  CCF Holding Company of GA                0.25    0.41   14.39   14.39   100.51
     CENF  CENFED Financial Corp. of CA             1.84    2.70   20.06   20.02   392.95
     CFSB  CFSB Bancorp of Lansing MI               1.17    1.57   12.32   12.32   161.46
     CKFB  CKF Bancorp of Danville KY               0.84    0.83   15.38   15.38    64.94
     CNSB  CNS Bancorp of MO                        0.31    0.47   14.73   14.73    59.35
     CSBF  CSB Financial Group Inc of IL*           0.25    0.38   13.57   12.80    53.10
     CFHC  California Fin. Hld. Co. of CA(8)        1.48    2.27   19.21   19.13   275.92
     CBCI  Calumet Bancorp of Chicago IL            2.49    3.22   35.23   35.23   220.98
     CAFI  Camco Fin. Corp. of OH                   0.99    1.16   14.95   13.76   154.29
     CMRN  Cameron Fin. Corp. of MO                 0.77    0.96   16.92   16.92    73.71
     CAPS  Capital Savings Bancorp of MO            0.77    1.10   10.89   10.89   125.75
     CFNC  Carolina Fincorp of NC*                  0.65    0.61   13.92   13.92    58.71
     CNY   Carver FSB of New York, NY              -0.76   -0.05   14.76   14.13   183.02
     CASB  Cascade SB of Everett WA                 0.76    0.96   10.59   10.59   171.53
     CATB  Catskill Fin. Corp. of NY*               0.84    0.85   14.70   14.70    54.49
     CNIT  Cenit Bancorp of Norfolk VA              3.17    2.95   30.25   27.58   431.16
     CEBK  Central Co-Op. Bank of MA*               0.96    1.08   16.94   15.03   165.04
     CENB  Century Bancshares of NC*                4.31    4.36   73.51   73.51   245.57
     CBSB  Charter Financial Inc. of IL             0.84    1.06   13.22   11.60    93.56
     COFI  Charter One Financial of OH              2.88    3.66   20.53   19.10   302.99
     CNBA  Chester Bancorp of IL                    0.71    0.71   14.50   14.50    65.30
     CVAL  Chester Valley Bancorp of PA             0.87    1.28   12.72   12.72   148.58
     CTZN  CitFed Bancorp of Dayton OH              1.76    2.55   21.59   19.23   341.03
     CLAS  Classic Bancshares of KY                 0.30    0.50   14.49   12.17    97.10
     CMSB  Cmnwealth Bancorp of PA                  0.66    0.85   12.50    9.60   130.68
     COVB  CoVest Bancshares of IL                  0.31    0.85   16.36   15.59   183.09
     CBSA  Coastal Bancorp of Houston TX            1.49    2.49   19.64   16.59   574.11
     CFCP  Coastal Fin. Corp. of SC                 0.89    0.98    6.37    6.37   104.51
     COFD  Collective Bancorp Inc. of NJ(8)         2.45    2.98   18.89   17.08   269.85
     CMSV  Commty. Svgs, MHC of FL (48.5)           0.83    1.26   15.57   15.57   138.65
     CBNH  Community Bankshares Inc of NH(8)*       2.08    1.68   16.80   16.80   235.56

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFTP  Community Fed. Bancorp of MS            17.50   4,282    74.9        20.00   12.25   17.50    0.00    N.A.     2.94
CFFC  Community Fin. Corp. of VA              22.50   1,272    28.6        23.50   19.50   22.00    2.27  221.43     8.43
CIBI  Community Inv. Bancorp of OH            19.00     633    12.0        19.50   14.75   19.00    0.00    N.A.    11.76
COOP  Cooperative Bk.for Svgs. of NC          21.00   1,492    31.3        22.00   16.50   21.00    0.00  110.00     3.70
CRZY  Crazy Woman Creek Bncorp of WY          13.62   1,005    13.7        14.25   10.00   13.50    0.89    N.A.    13.50
DNFC  D&N Financial Corp. of MI               18.25   8,316   151.8        18.50   12.37   17.75    2.82  108.57     8.96
DFIN  Damen Fin. Corp. of Chicago IL          14.25   3,247    46.3        15.00   11.00   14.44   -1.32    N.A.    10.72
DCBI  Delphos Citizens Bancorp of OH          14.00   2,039    28.5        14.50   11.75   14.13   -0.92    N.A.    16.67
DIME  Dime Community Bancorp of NY            17.87  13,126   234.6        19.62   11.69   17.38    2.82    N.A.    21.15
DIBK  Dime Financial Corp. of CT*             23.87   5,136   122.6        23.87   13.75   22.88    4.33  127.33    38.38
EGLB  Eagle BancGroup of IL                   15.25   1,268    19.3        16.25   10.50   15.63   -2.43    N.A.     2.56
EBSI  Eagle Bancshares of Tucker GA           16.31   4,552    74.2        17.50   13.62   16.25    0.37  124.97     5.23
EGFC  Eagle Financial Corp. of CT             29.62   4,554   134.9        30.75   23.50   27.75    6.74  238.51    -2.89
ETFS  East Texas Fin. Serv. of TX             17.25   1,079    18.6        18.75   14.25   17.25    0.00    N.A.     5.38
EBCP  Eastern Bancorp of NH(8)                26.00   3,680    95.7        26.37   15.92   26.00    0.00  107.17    10.64
ESBK  Elmira SB of Elmira NY*                 20.75     706    14.6        21.25   14.75   20.75    0.00   44.40    13.70
EMLD  Emerald Financial Corp of OH            15.00   5,062    75.9        15.00   10.25   14.75    1.69    N.A.    33.33
EIRE  Emerald Island Bancorp, MA*             18.00   2,235    40.2        20.50   11.20   17.75    1.41  136.22    12.50
EFBC  Empire Federal Bancorp of MT            13.12   2,592    34.0        14.44   12.50   13.12    0.00    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           19.00   2,011    38.2        19.12   12.75   19.00    0.00    N.A.    31.03
EQSB  Equitable FSB of Wheaton MD             34.00     602    20.5        35.50   22.50   34.00    0.00    N.A.    20.35
FFFG  F.F.O. Financial Group of FL(8)          4.31   8,430    36.3         4.56    2.50    4.31    0.00  -48.13    27.89
FCBF  FCB Fin. Corp. of Neenah WI             24.75   2,460    60.9        24.75   17.00   24.50    1.02    N.A.    33.78
FFBS  FFBS Bancorp of Columbus MS             23.00   1,557    35.8        24.25   19.75   24.00   -4.17    N.A.     0.00
FFDF  FFD Financial Corp. of OH               13.75   1,455    20.0        14.00   10.00   13.37    2.84    N.A.     3.77
FFLC  FFLC Bancorp of Leesburg FL             28.25   2,342    66.2        28.25   17.75   26.75    5.61    N.A.    31.40
FFFC  FFVA Financial Corp. of VA              25.00   4,521   113.0        25.75   15.75   24.50    2.04    N.A.    21.95
FFWC  FFW Corporation of Wabash IN            26.00     697    18.1        26.75   19.00   26.00    0.00    N.A.    18.83
FFYF  FFY Financial Corp. of OH               26.00   4,328   112.5        26.37   23.25   26.25   -0.95    N.A.     2.73
FMCO  FMS Financial Corp. of NJ               19.75   2,386    47.1        20.75   15.50   20.75   -4.82  119.44     8.22
FFHH  FSF Financial Corp. of MN               16.62   3,095    51.4        18.25   11.37   17.00   -2.24    N.A.     9.92
FOBC  Fed One Bancorp of Wheeling WV          20.87   2,443    51.0        21.00   13.25   20.00    4.35  108.70    32.51
FBCI  Fidelity Bancorp of Chicago IL          18.75   2,792    52.4        20.87   15.50   19.37   -3.20    N.A.    10.29
FSBI  Fidelity Bancorp, Inc. of PA            20.00   1,541    30.8        21.70   14.54   20.50   -2.44  158.73    10.01
FFFL  Fidelity FSB, MHC of FL (47.4)          18.75   6,766    59.8        20.00   12.00   18.75    0.00    N.A.     5.63
FFED  Fidelity Fed. Bancorp of IN              9.00   2,490    22.4        12.25    7.50    7.75   16.13   27.66    -7.69
FFOH  Fidelity Financial of OH                15.00   5,594    83.9        15.00    9.62   14.88    0.81    N.A.    30.43
FIBC  Financial Bancorp of NY                 17.25   1,748    30.2        18.50   12.37   17.25    0.00    N.A.    15.00
FBSI  First Bancshares of MO                  19.00   1,160    22.0        20.75   15.00   19.00    0.00   49.02    14.32
FBBC  First Bell Bancorp of PA                14.87   6,803   101.2        17.37   13.12   14.75    0.81    N.A.    12.23
FBER  First Bergen Bancorp of NJ              13.62   3,015    41.1        15.12    9.00   13.75   -0.95    N.A.    18.43
SKBO  First Carnegie,MHC of PA(45.0)          13.44   2,300    13.9        13.50   11.62   13.37    0.52    N.A.     N.A.
FCIT  First Cit. Fin. Corp of MD(8)           28.62   2,944    84.3        28.62   16.00   27.75    3.14  229.34    56.82
FSTC  First Citizens Corp of GA               24.75   1,588    39.3        26.75   18.25   25.00   -1.00   98.00    -1.98
FFBA  First Colorado Bancorp of Co            18.00  16,555   298.0        18.87   12.50   17.50    2.86  445.45     5.88
FDEF  First Defiance Fin.Corp. of OH          14.00   9,423   131.9        14.25    9.87   14.25   -1.75    N.A.    13.18
FESX  First Essex Bancorp of MA*              16.62   7,484   124.4        17.12   10.00   17.00   -2.24  177.00    26.68
FFES  First FS&LA of E. Hartford CT           25.25   2,649    66.9        28.50   16.50   24.62    2.56  288.46     9.78
FSSB  First FS&LA of San Bern. CA              9.50     328     3.1        10.75    8.25    9.25    2.70   -5.00     5.56
FFSX  First FS&LA. MHC of IA (46.0)           23.00   2,827    19.9        35.00   21.00   22.00    4.55  244.83    17.95
FFSW  First Fed Fin. Serv. of OH              34.50   4,588   158.3        35.00   21.80   34.00    1.47  153.68    10.93
BDJI  First Fed. Bancorp. of MN               18.75     701    13.1        19.25   12.25   18.25    2.74    N.A.     1.35
FFBH  First Fed. Bancshares of AR             19.37   4,896    94.8        20.37   12.75   18.87    2.65    N.A.    22.05
FTFC  First Fed. Capital Corp. of WI          30.25   6,089   184.2        31.00   19.50   30.00    0.83  168.89    28.72
FFKY  First Fed. Fin. Corp. of KY             19.25   4,165    80.2        22.00   17.75   18.88    1.96   22.22    -4.94



                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
                                                 EPS(3)   EPS(3)  Share  Share(4) Share
Financial Institution                           -------- ------- ------- ------- -------
---------------------                               ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFTP  Community Fed. Bancorp of MS                0.68    0.81   16.13   16.13    48.12
CFFC  Community Fin. Corp. of VA                  1.31    1.65   18.05   18.05   131.03
CIBI  Community Inv. Bancorp of OH                0.99    1.47   17.73   17.73   153.94
COOP  Cooperative Bk.for Svgs. of NC             -1.96    0.29   17.49   17.49   233.58
CRZY  Crazy Woman Creek Bncorp of WY              0.51    0.64   14.42   14.42    51.78
DNFC  D&N Financial Corp. of MI                   1.06    1.43   10.67   10.56   183.80
DFIN  Damen Fin. Corp. of Chicago IL              0.51    0.64   14.12   14.12    70.03
DCBI  Delphos Citizens Bancorp of OH              0.62    0.62   14.88   14.88    52.51
DIME  Dime Community Bancorp of NY                0.87    0.97   14.53   12.47    94.26
DIBK  Dime Financial Corp. of CT*                 2.61    2.69   12.41   11.96   158.57
EGLB  Eagle BancGroup of IL                      -0.26    0.15   16.27   16.27   134.49
EBSI  Eagle Bancshares of Tucker GA               0.80    1.09   12.74   12.74   146.35
EGFC  Eagle Financial Corp. of CT                 1.85    2.47   22.91   17.24   332.02
ETFS  East Texas Fin. Serv. of TX                 0.34    0.68   19.69   19.69   103.51
EBCP  Eastern Bancorp of NH(8)                    0.87    1.36   17.86   16.95   235.28
ESBK  Elmira SB of Elmira NY*                     0.89    0.85   19.87   19.02   315.32
EMLD  Emerald Financial Corp of OH                0.75    0.96    8.73    8.58   116.28
EIRE  Emerald Island Bancorp, MA*                 1.41    1.49   12.84   12.84   184.40
EFBC  Empire Federal Bancorp of MT                0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH               0.75    0.82   15.52   15.50   122.52
EQSB  Equitable FSB of Wheaton MD                 2.20    3.52   24.92   24.92   491.70
FFFG  F.F.O. Financial Group of FL(8)             0.19    0.31    2.41    2.41    37.60
FCBF  FCB Fin. Corp. of Neenah WI                 0.97    1.17   19.11   19.11   109.16
FFBS  FFBS Bancorp of Columbus MS                 0.96    1.21   16.05   16.05    82.64
FFDF  FFD Financial Corp. of OH                   0.44    0.61   14.50   14.50    58.62
FFLC  FFLC Bancorp of Leesburg FL                 1.00    1.47   22.16   22.16   153.09
FFFC  FFVA Financial Corp. of VA                  1.27    1.57   15.78   15.43   121.60
FFWC  FFW Corporation of Wabash IN                1.98    2.46   22.75   22.75   227.32
FFYF  FFY Financial Corp. of OH                   1.20    1.72   19.50   19.50   138.32
FMCO  FMS Financial Corp. of NJ                   1.41    2.15   14.59   14.29   232.02
FFHH  FSF Financial Corp. of MN                   0.72    0.93   13.97   13.97   118.68
FOBC  Fed One Bancorp of Wheeling WV              0.96    1.37   16.45   15.68   141.72
FBCI  Fidelity Bancorp of Chicago IL              0.88    1.26   17.74   17.69   174.07
FSBI  Fidelity Bancorp, Inc. of PA                1.07    1.70   14.81   14.81   212.78
FFFL  Fidelity FSB, MHC of FL (47.4)              0.49    0.78   12.08   11.98   136.99
FFED  Fidelity Fed. Bancorp of IN                 0.17    0.30    5.17    5.17   100.52
FFOH  Fidelity Financial of OH                    0.40    0.64   12.03   10.57    91.72
FIBC  Financial Bancorp of NY                     0.77    1.32   14.98   14.91   154.00
FBSI  First Bancshares of MO                      1.18    1.45   19.80   19.77   137.97
FBBC  First Bell Bancorp of PA                    1.07    1.26   10.63   10.63   104.22
FBER  First Bergen Bancorp of NJ                  0.35    0.63   13.76   13.76    83.68
SKBO  First Carnegie,MHC of PA(45.0)              0.24    0.35   10.21   10.21    65.23
FCIT  First Cit. Fin. Corp of MD(8)               1.19    1.79   14.39   14.39   235.67
FSTC  First Citizens Corp of GA                   2.91    2.43   15.18   11.94   162.02
FFBA  First Colorado Bancorp of Co                1.03    1.02   13.08   12.92    91.46
FDEF  First Defiance Fin.Corp. of OH              0.44    0.60   12.41   12.41    57.95
FESX  First Essex Bancorp of MA*                  1.27    1.11   11.20    9.65   153.24
FFES  First FS&LA of E. Hartford CT               1.56    2.49   23.00   23.00   367.95
FSSB  First FS&LA of San Bern. CA                -3.66   -3.67   13.70   13.20   316.08
FFSX  First FS&LA. MHC of IA (46.0)               0.68    1.17   13.32   13.20   163.72
FFSW  First Fed Fin. Serv. of OH                  2.01    1.59   14.35   12.12   237.17
BDJI  First Fed. Bancorp. of MN                   0.48    1.00   17.17   17.17   153.66
FFBH  First Fed. Bancshares of AR                 0.81    1.16   16.79   16.79   106.16
FTFC  First Fed. Capital Corp. of WI              1.77    2.06   15.97   14.97   251.31
FFKY  First Fed. Fin. Corp. of KY                 1.08    1.29   12.16   11.42    89.39


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFBZ  First Federal Bancorp of OH             17.50   1,572    27.5        19.00   11.75   17.50    0.00   75.00     9.38
FFCH  First Fin. Holdings Inc. of SC          26.75   6,326   169.2        28.25   17.50   26.75    0.00  118.37    18.89
FFBI  First Financial Bancorp of IL           16.00     415     6.6        16.50   15.50   15.50    3.23    N.A.     0.82
FFHC  First Financial Corp. of WI(8)          28.00  36,411 1,019.5        28.62   17.20   27.87    0.47   77.78    14.29
FFHS  First Franklin Corp. of OH              19.87   1,178    23.4        20.50   14.25   20.25   -1.88   51.45    20.42
FGHC  First Georgia Hold. Corp of GA           7.50   3,052    22.9         8.25    4.00    7.75   -3.23   95.82    32.28
FSPG  First Home Bancorp of NJ                19.25   2,708    52.1        19.37   13.31   18.75    2.67  220.83    38.79
FFSL  First Independence Corp. of KS          11.28   1,005    11.3        12.25    8.87   10.88    3.68    N.A.     8.78
FISB  First Indiana Corp. of IN               21.25  10,505   223.2        24.30   16.80   20.50    3.66   57.41    -0.70
FKFS  First Keystone Fin. Corp of PA          22.75   1,228    27.9        22.75   16.75   22.31    1.97    N.A.    18.18
FLKY  First Lancaster Bncshrs of KY           15.00     959    14.4        16.25   13.12   15.25   -1.64    N.A.     2.60
FLFC  First Liberty Fin. Corp. of GA          21.50   7,725   166.1        22.50   13.67   21.75   -1.15  323.23    17.04
CASH  First Midwest Fin. Corp. of IA          15.44   2,827    43.6        17.50   14.50   15.00    2.93    N.A.     0.72
FMBD  First Mutual Bancorp of IL              15.00   3,742    56.1        16.00   11.62   15.38   -2.47    N.A.     0.00
FMSB  First Mutual SB of Bellevue WA*         20.25   2,453    49.7        20.50   12.25   20.50   -1.22  161.29    15.71
FNGB  First Northern Cap. Corp of WI          19.62   4,419    86.7        20.25   15.25   20.25   -3.11   34.75    20.74
FFPB  First Palm Beach Bancorp of FL          30.00   5,009   150.3        30.00   19.94   30.00    0.00    N.A.    27.01
FSLA  First SB SLA MHC of NJ (47.5)           24.75   7,247    84.2        24.75   14.09   24.50    1.02  147.50    33.78
FSNJ  First SB of NJ, MHC (45.9)(8)           25.75   3,064    36.2        25.75   14.00   24.25    6.19    N.A.    11.96
SOPN  First SB, SSB, Moore Co. of NC          20.75   3,697    76.7        21.25   16.75   20.00    3.75    N.A.    10.67
FWWB  First Savings Bancorp of WA*            21.50  10,569   227.2        22.12   14.37   20.88    2.97    N.A.    17.04
SHEN  First Shenango Bancorp of PA            25.00   2,063    51.6        25.75   20.00   24.00    4.17    N.A.    11.11
FSFC  First So.east Fin. Corp. of SC          10.94   4,388    48.0        19.00    9.12   10.50    4.19    N.A.    16.63
FLAG  Flag Financial Corp of GA               12.75   2,037    26.0        12.87    9.75   12.25    4.08   30.10    18.60
FFIC  Flushing Fin. Corp. of NY*              19.37   8,088   156.7        19.94   15.75   18.88    2.60    N.A.     6.90
FBHC  Fort Bend Holding Corp. of TX           26.50     822    21.8        27.50   16.87   27.00   -1.85    N.A.     3.92
FTSB  Fort Thomas Fin. Corp. of KY            10.50   1,495    15.7        17.75    9.25   10.25    2.44    N.A.   -28.18
FKKY  Frankfort First Bancorp of KY           12.00   3,385    40.6        12.25    9.75   10.63   12.89    N.A.     5.54
FTNB  Fulton Bancorp of MO                    20.12   1,719    34.6        20.12   12.50   19.50    3.18    N.A.    30.90
GFSB  GFS Bancorp of Grinnell IA              14.25     988    14.1        14.25   10.12   14.25    0.00    N.A.    34.18
GUPB  GFSB Bancorp of Gallup NM               18.00     839    15.1        18.62   13.25   18.00    0.00    N.A.    13.42
GSLA  GS Financial Corp. of LA                14.37   3,439    49.4        14.37   13.37   14.00    2.64    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                16.62   1,076    17.9        17.25   13.00   16.50    0.73    N.A.    16.63
GBCI  Glacier Bancorp of MT                   16.50   6,799   112.2        17.00   13.50   16.50    0.00  241.61     1.04
GLBK  Glendale Co-op. Bank of MA(8)*          26.75     247     6.6        26.75   16.50   26.75    0.00    N.A.    33.75
GFCO  Glenway Financial Corp. of OH           24.75   1,144    28.3        25.75   18.09   24.75    0.00    N.A.    20.73
GTPS  Great American Bancorp of IL            15.50   1,760    27.3        16.50   13.19   15.75   -1.59    N.A.     4.66
GTFN  Great Financial Corp. of KY             33.25  14,073   467.9        34.75   25.37   33.00    0.76    N.A.    14.18
GSBC  Great Southern Bancorp of MO            16.94   8,288   140.4        18.00   13.12   16.87    0.41  480.14    -4.88
GDVS  Greater DV SB,MHC of PA (19.9)*         12.87   3,272     8.4        14.00    9.25   12.87    0.00    N.A.    24.11
GRTR  Greater New York SB of NY(8)*           19.69  13,678   269.3        19.69   10.12   19.13    2.93  111.49    44.57
GSFC  Green Street Fin. Corp. of NC           17.75   4,298    76.3        18.87   12.50   17.88   -0.73    N.A.    14.52
GSLC  Guaranty Svgs & Loan FA of VA           10.00   1,499    15.0        11.00    7.25    9.62    3.95    N.A.    14.29
GFED  Guarnty FS&LA,MHC of MO (31.0)          17.00   3,125    16.5        17.25    9.75   17.00    0.00    N.A.    40.96
HCBB  HCB Bancshares of AR                    12.87   2,645    34.0        13.25   12.62   13.12   -1.91    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  13.50   6,282    84.8        14.50    9.25   13.38    0.90    N.A.    21.40
HFFC  HF Financial Corp. of SD                19.37   2,998    58.1        20.50   14.75   20.00   -3.15  287.40    11.90
HFNC  HFNC Financial Corp. of NC              17.12  17,192   294.3        22.06   15.87   17.37   -1.44    N.A.    -4.20
HMNF  HMN Financial, Inc. of MN               21.12   4,210    88.9        23.75   15.12   22.00   -4.00    N.A.    16.56
HALL  Hallmark Capital Corp. of WI            19.25   1,443    27.8        20.00   14.50   19.25    0.00    N.A.     8.45
HARB  Harbor FSB, MHC of FL (46.0)            36.62   4,962    83.1        38.50   23.75   35.75    2.43    N.A.     2.43
HRBF  Harbor Federal Bancorp of MD            17.00   1,754    29.8        18.75   12.37   18.00   -5.56   70.00     7.94
HFSA  Hardin Bancorp of Hardin MO             14.62     859    12.6        15.50   11.00   14.62    0.00    N.A.    16.96
HARL  Harleysville SA of PA                   22.12   1,651    36.5        23.00   14.00   22.00    0.55   24.62    40.00
HARS  Harris SB, MHC of PA (24.2)             20.75  11,221    56.3        22.62   14.75   19.75    5.06    N.A.    13.70





                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFBZ  First Federal Bancorp of OH                0.86    1.18    9.34    9.33   121.94
FFCH  First Fin. Holdings Inc. of SC             1.35    2.05   15.57   15.57   253.24
FFBI  First Financial Bancorp of IL             -0.05    1.05   17.52   17.52   224.47
FFHC  First Financial Corp. of WI(8)             1.43    1.95   11.14   10.82   159.53
FFHS  First Franklin Corp. of OH                 0.27    1.15   16.93   16.81   192.05
FGHC  First Georgia Hold. Corp of GA             0.47    0.28    4.09    3.73    48.20
FSPG  First Home Bancorp of NJ                   1.63    2.14   12.36   12.14   187.68
FFSL  First Independence Corp. of KS             0.53    0.81   11.42   11.42   108.69
FISB  First Indiana Corp. of IN                  1.26    1.45   13.51   13.34   141.00
FKFS  First Keystone Fin. Corp of PA             1.24    1.84   18.12   18.12   256.22
FLKY  First Lancaster Bncshrs of KY              0.38    0.49   14.27   14.27    38.43
FLFC  First Liberty Fin. Corp. of GA             1.76    1.42   11.87   10.62   161.56
CASH  First Midwest Fin. Corp. of IA             0.96    1.24   15.18   13.43   130.94
FMBD  First Mutual Bancorp of IL                 0.13    0.34   15.22   11.71   113.47
FMSB  First Mutual SB of Bellevue WA*            1.60    1.54   11.17   11.17   169.93
FNGB  First Northern Cap. Corp of WI             0.81    1.20   16.09   16.09   139.83
FFPB  First Palm Beach Bancorp of FL            -0.02    0.15   21.04   20.50   311.09
FSLA  First SB SLA MHC of NJ (47.5)              0.69    1.22   13.00   11.52   141.40
FSNJ  First SB of NJ, MHC (45.9)(8)             -0.70    0.47   16.18   16.18   188.83
SOPN  First SB, SSB, Moore Co. of NC             0.99    1.19   18.04   18.04    73.34
FWWB  First Savings Bancorp of WA*               0.80    0.77   13.99   13.99    92.45
SHEN  First Shenango Bancorp of PA               1.55    2.08   20.79   20.79   194.34
FSFC  First So.east Fin. Corp. of SC             0.01    0.70    7.80    7.80    76.29
FLAG  Flag Financial Corp of GA                 -0.07    0.15   10.25   10.25   109.02
FFIC  Flushing Fin. Corp. of NY*                 0.86    0.89   16.06   16.06   100.30
FBHC  Fort Bend Holding Corp. of TX              0.74    1.72   21.78   20.15   338.85
FTSB  Fort Thomas Fin. Corp. of KY               0.30    0.46   10.19   10.19    63.33
FKKY  Frankfort First Bancorp of KY              0.24    0.36    9.93    9.93    37.91
FTNB  Fulton Bancorp of MO                       0.41    0.58   14.47   14.47    57.86
GFSB  GFS Bancorp of Grinnell IA                 0.85    1.09   10.32   10.32    89.22
GUPB  GFSB Bancorp of Gallup NM                  0.69    0.87   16.88   16.88   103.59
GSLA  GS Financial Corp. of LA                   0.29    0.29   15.77   15.77    34.03
GWBC  Gateway Bancorp of KY(8)                   0.53    0.74   15.95   15.95    61.16
GBCI  Glacier Bancorp of MT                      1.00    1.13    7.77    7.55    81.24
GLBK  Glendale Co-op. Bank of MA(8)*             1.11    1.07   24.48   24.48   149.50
GFCO  Glenway Financial Corp. of OH              0.92    1.67   23.46   23.10   245.47
GTPS  Great American Bancorp of IL               0.33    0.42   16.58   16.58    78.35
GTFN  Great Financial Corp. of KY                1.46    1.40   19.83   18.97   213.33
GSBC  Great Southern Bancorp of MO               1.09    1.23    7.35    7.35    81.94
GDVS  Greater DV SB,MHC of PA (19.9)*            0.01    0.24    8.37    8.37    72.95
GRTR  Greater New York SB of NY(8)*              0.86    0.74   11.78   11.78   187.93
GSFC  Green Street Fin. Corp. of NC              0.57    0.70   14.64   14.64    40.57
GSLC  Guaranty Svgs & Loan FA of VA              0.33    0.31    4.43    4.43    77.50
GFED  Guarnty FS&LA,MHC of MO (31.0)             0.30    0.49    8.68    8.68    62.73
HCBB  HCB Bancshares of AR                      -0.08    0.29   13.73   13.16    75.24
HEMT  HF Bancorp of Hemet CA                    -0.36   -2.62   12.91    0.00   131.63
HFFC  HF Financial Corp. of SD                   1.10    1.51   17.21   17.17   187.22
HFNC  HFNC Financial Corp. of NC                 0.51    0.67    9.23    9.23    49.03
HMNF  HMN Financial, Inc. of MN                  0.99    1.20   18.71   18.71   131.36
HALL  Hallmark Capital Corp. of WI               1.20    1.58   19.82   19.82   283.64
HARB  Harbor FSB, MHC of FL (46.0)               1.93    2.54   18.30   17.61   222.68
HRBF  Harbor Federal Bancorp of MD               0.51    0.82   16.09   16.09   125.12
HFSA  Hardin Bancorp of Hardin MO                0.54    0.88   15.38   15.38   120.32
HARL  Harleysville SA of PA                      1.30    1.86   12.82   12.82   201.43
HARS  Harris SB, MHC of PA (24.2)                0.36    0.88   13.71   11.83   173.19


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HFFB  Harrodsburg 1st Fin Bcrp of KY          15.00   2,025    30.4        19.00   14.87   15.00    0.00    N.A.   -20.51
HHFC  Harvest Home Fin. Corp. of OH           10.50     935     9.8        13.75    9.25   11.00   -4.55    N.A.     7.69
HAVN  Haven Bancorp of Woodhaven NY           34.00   4,330   147.2        36.00   25.56   34.25   -0.73    N.A.    18.80
HVFD  Haverfield Corp. of OH(8)               25.50   1,906    48.6        25.98   17.00   25.50    0.00   64.52    33.37
HTHR  Hawthorne Fin. Corp. of CA              11.37   2,629    29.9        11.75    6.62   11.25    1.07  -58.65    39.85
HMLK  Hemlock Fed. Fin. Corp. of IL           13.00   2,076    27.0        13.25   12.50   13.13   -0.99    N.A.     N.A.
HBNK  Highland Federal Bank of CA             21.81   2,282    49.8        24.00   14.25   21.50    1.44    N.A.    28.29
HIFS  Hingham Inst. for Sav. of MA*           18.25   1,301    23.7        19.25   14.00   18.63   -2.04  300.22    -2.67
HBEI  Home Bancorp of Elgin IL                16.25   7,009   113.9        16.25   11.81   16.00    1.56    N.A.    20.37
HBFW  Home Bancorp of Fort Wayne IN           20.12   2,623    52.8        20.87   14.75   20.13   -0.05    N.A.     5.89
HBBI  Home Building Bancorp of IN             21.00     312     6.6        22.00   17.00   21.00    0.00    N.A.     6.33
HCFC  Home City Fin. Corp. of OH              13.25     952    12.6        14.25   12.00   13.25    0.00    N.A.     0.00
HOMF  Home Fed Bancorp of Seymour IN          27.00   3,390    91.5        28.00   17.00   26.88    0.45  168.66     4.85
HWEN  Home Financial Bancorp of IN            15.75     486     7.7        15.75    9.87   15.50    1.61    N.A.    23.53
HPBC  Home Port Bancorp, Inc. of MA*          20.25   1,842    37.3        20.37   12.50   19.50    3.85  153.13    22.73
HMCI  Homecorp, Inc. of Rockford IL           14.25   1,693    24.1        15.17   11.33   14.00    1.79   42.50    11.76
HZFS  Horizon Fin'l. Services of IA           19.25     426     8.2        19.25   14.00   19.00    1.32    N.A.    27.31
HRZB  Horizon Financial Corp. of WA*          15.37   7,399   113.7        16.00   10.65   14.87    3.36   34.59    30.92
IBSF  IBS Financial Corp. of NJ               15.00  11,012   165.2        16.25   10.87   14.87    0.87    N.A.    10.38
ISBF  ISB Financial Corp. of LA               22.75   7,001   159.3        26.12   13.62   22.25    2.25    N.A.    26.39
ITLA  Imperial Thrift & Loan of CA*           15.25   7,829   119.4        17.25   12.62   15.25    0.00    N.A.     1.67
IFSB  Independence FSB of DC                   8.87   1,280    11.4         9.75    6.75    8.37    5.97  343.50    10.87
INCB  Indiana Comm. Bank, SB of IN            16.25     922    15.0        19.00   13.25   15.00    8.33    N.A.     0.00
IFSL  Indiana Federal Corp. of IN(8)          26.37   4,786   126.2        27.25   18.25   26.00    1.42  249.73    17.88
INBI  Industrial Bancorp of OH                12.75   5,410    69.0        13.25    9.87   12.50    2.00    N.A.     0.00
IWBK  Interwest SB of Oak Harbor WA           34.75   8,018   278.6        36.25   23.87   35.00   -0.71  247.50     7.75
IPSW  Ipswich SB of Ipswich MA*               16.37   1,188    19.4        16.37    9.75   15.25    7.34    N.A.    36.42
JSBF  JSB Financial, Inc. of NY               44.62   9,830   438.6        45.00   32.62   44.00    1.41  288.00    17.42
JXVL  Jacksonville Bancorp of TX              14.62   2,572    37.6        15.75   10.00   14.50    0.83    N.A.     0.00
JXSB  Jcksnville SB,MHC of IL (44.6)          16.25   1,272     9.2        18.00   11.50   17.50   -7.14    N.A.    22.64
JSBA  Jefferson Svgs Bancorp of MO            29.00   4,971   144.2        30.50   22.25   28.50    1.75    N.A.    11.54
JOAC  Joachim Bancorp of MO                   14.75     760    11.2        15.25   12.12   14.87   -0.81    N.A.     1.72
KSAV  KS Bancorp of Kenly NC                  22.00     663    14.6        22.00   18.00   22.00    0.00    N.A.    10.72
KSBK  KSB Bancorp of Kingfield ME(8)*         33.00     413    13.6        34.00   20.00   30.00   10.00    N.A.    43.48
KFBI  Klamath First Bancorp of OR             18.94   9,962   188.7        19.00   13.37   18.50    2.38    N.A.    20.25
LSBI  LSB Fin. Corp. of Lafayette IN          19.50     945    18.4        20.00   14.29   19.41    0.46    N.A.     5.01
LVSB  Lakeview SB of Paterson NJ              29.62   2,302    68.2        33.50   17.27   29.00    2.14    N.A.    19.10
LARK  Landmark Bancshares of KS               20.00   1,808    36.2        20.00   15.25   19.50    2.56    N.A.    11.11
LARL  Laurel Capital Group of PA              21.25   1,498    31.8        22.50   14.50   21.50   -1.16   66.02    28.79
LSBX  Lawrence Savings Bank of MA*            10.87   4,256    46.3        10.87    5.12    9.88   10.02  215.99    33.70
LFED  Leeds FSB, MHC of MD (36.2)             18.00   3,455    22.5        19.00   13.00   18.00    0.00    N.A.    12.50
LXMO  Lexington B&L Fin. Corp. of MO          14.75   1,088    16.0        15.75    9.62   14.50    1.72    N.A.     9.26
LIFB  Life Bancorp of Norfolk VA              22.75   9,847   224.0        23.12   14.12   21.88    3.98    N.A.    26.39
LFBI  Little Falls Bancorp of NJ              13.00   2,745    35.7        14.00    9.75   13.38   -2.84    N.A.     1.96
LOGN  Logansport Fin. Corp. of IN             14.00   1,256    17.6        15.00   11.12   14.00    0.00    N.A.    24.44
LONF  London Financial Corp. of OH            15.00     515     7.7        17.50   10.00   15.00    0.00    N.A.     6.23
LISB  Long Island Bancorp of NY               35.12  24,228   850.9        39.25   27.69   34.87    0.72    N.A.     0.34
MAFB  MAF Bancorp of IL                       41.00  10,429   427.6        42.31   22.25   41.75   -1.80  382.35    17.99
MBLF  MBLA Financial Corp. of MO(8)           23.25   1,316    30.6        24.00   19.00   20.75   12.05    N.A.    22.37
MFBC  MFB Corp. of Mishawaka IN               19.50   1,735    33.8        19.75   13.75   19.37    0.67    N.A.    17.33
MLBC  ML Bancorp of Villanova PA              18.44  10,415   192.1        18.44   11.87   17.44    5.73    N.A.    30.59
MBB   MSB Bancorp of Middletown NY*           18.12   2,837    51.4        20.50   15.50   17.75    2.08   81.20    -7.65
MSBF  MSB Financial Corp. of MI               22.00     630    13.9        22.00   16.50   21.75    1.15    N.A.    15.79
MGNL  Magna Bancorp of MS(8)                  23.25  13,754   319.8        23.75   16.75   23.50   -1.06  365.00    32.86
MARN  Marion Capital Holdings of IN           22.50   1,828    41.1        23.25   19.25   23.25   -3.23    N.A.    16.88




                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HFFB  Harrodsburg 1st Fin Bcrp of KY          0.55    0.73   14.08   14.08    53.43
HHFC  Harvest Home Fin. Corp. of OH           0.17    0.44   11.12   11.12    89.47
HAVN  Haven Bancorp of Woodhaven NY           2.28    3.32   23.13   23.04   399.03
HVFD  Haverfield Corp. of OH(8)               0.88    1.86   15.04   15.04   179.26
HTHR  Hawthorne Fin. Corp. of CA              2.39    1.65   12.11   12.11   314.87
HMLK  Hemlock Fed. Fin. Corp. of IL           0.19    0.49   13.74   13.74    79.00
HBNK  Highland Federal Bank of CA             0.59    1.03   15.70   15.70   210.43
HIFS  Hingham Inst. for Sav. of MA*           1.73    1.73   15.10   15.10   158.08
HBEI  Home Bancorp of Elgin IL                0.15    0.39   14.39   14.39    51.18
HBFW  Home Bancorp of Fort Wayne IN           0.68    1.10   17.43   17.43   124.97
HBBI  Home Building Bancorp of IN             0.27    0.74   18.11   18.11   150.01
HCFC  Home City Fin. Corp. of OH              0.51    0.77   14.77   14.77    71.68
HOMF  Home Fed Bancorp of Seymour IN          1.93    2.29   16.54   16.00   195.77
HWEN  Home Financial Bancorp of IN            0.45    0.64   15.12   15.12    81.16
HPBC  Home Port Bancorp, Inc. of MA*          1.69    1.68   11.11   11.11   102.72
HMCI  Homecorp, Inc. of Rockford IL           0.23    0.77   12.52   12.52   198.73
HZFS  Horizon Fin'l. Services of IA           0.75    1.05   19.31   19.31   183.96
HRZB  Horizon Financial Corp. of WA*          1.05    1.03   10.61   10.61    69.65
IBSF  IBS Financial Corp. of NJ               0.35    0.60   11.45   11.45    67.20
ISBF  ISB Financial Corp. of LA               0.75    1.01   16.28   13.74   132.73
ITLA  Imperial Thrift & Loan of CA*           1.37    1.37   11.77   11.72   103.52
IFSB  Independence FSB of DC                  0.26    0.39   13.03   11.28   193.66
INCB  Indiana Comm. Bank, SB of IN            0.16    0.50   12.27   12.27    99.06
IFSL  Indiana Federal Corp. of IN(8)          1.10    1.56   15.03   14.12   171.11
INBI  Industrial Bancorp of OH                0.44    0.86   11.41   11.41    61.71
IWBK  Interwest SB of Oak Harbor WA           1.67    2.34   14.82   14.47   220.94
IPSW  Ipswich SB of Ipswich MA*               1.51    1.22    8.29    8.29   133.79
JSBF  JSB Financial, Inc. of NY               2.58    2.58   33.37   33.37   154.51
JXVL  Jacksonville Bancorp of TX              0.74    1.02   13.27   13.27    84.89
JXSB  Jcksnville SB,MHC of IL (44.6)          0.33    0.77   13.26   13.26   128.80
JSBA  Jefferson Svgs Bancorp of MO            0.57    1.43   18.09   14.12   230.96
JOAC  Joachim Bancorp of MO                   0.24    0.37   13.60   13.60    46.92
KSAV  KS Bancorp of Kenly NC                  1.34    1.76   21.01   21.00   151.97
KSBK  KSB Bancorp of Kingfield ME(8)*         2.75    2.74   21.90   20.27   320.90
KFBI  Klamath First Bancorp of OR             0.59    0.87   14.03   14.03    68.64
LSBI  LSB Fin. Corp. of Lafayette IN          0.94    0.79   18.06   18.06   198.97
LVSB  Lakeview SB of Paterson NJ              2.85    1.78   20.78   16.64   204.95
LARK  Landmark Bancshares of KS               0.98    1.22   18.11   18.11   123.78
LARL  Laurel Capital Group of PA              1.50    1.92   14.51   14.51   139.24
LSBX  Lawrence Savings Bank of MA*            1.30    1.30    7.06    7.06    80.37
LFED  Leeds FSB, MHC of MD (36.2)             0.63    0.90   13.20   13.20    81.59
LXMO  Lexington B&L Fin. Corp. of MO          0.42    0.58   17.24   17.24    56.68
LIFB  Life Bancorp of Norfolk VA              0.96    1.18   15.42   14.94   142.97
LFBI  Little Falls Bancorp of NJ              0.27    0.53   14.30   13.16   110.52
LOGN  Logansport Fin. Corp. of IN             0.73    0.95   12.41   12.41    63.14
LONF  London Financial Corp. of OH            0.54    0.79   14.63   14.63    73.66
LISB  Long Island Bancorp of NY               1.38    1.64   21.62   21.41   239.98
MAFB  MAF Bancorp of IL                       2.23    3.11   24.46   21.24   310.33
MBLF  MBLA Financial Corp. of MO(8)           1.05    1.36   21.51   21.51   159.41
MFBC  MFB Corp. of Mishawaka IN               0.71    1.07   19.59   19.59   135.04
MLBC  ML Bancorp of Villanova PA              1.26    1.15   13.55   13.22   180.04
MBB   MSB Bancorp of Middletown NY*           0.44    0.48   19.57    7.69   299.00
MSBF  MSB Financial Corp. of MI               1.22    1.52   19.94   19.94   120.05
MGNL  Magna Bancorp of MS(8)                  1.33    1.57    9.62    9.30   100.56
MARN  Marion Capital Holdings of IN           1.27    1.53   21.99   21.99    95.41


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MRKF  Market Fin. Corp. of OH                 12.87   1,336    17.2        13.00   12.25   12.63    1.90    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        15.00   1,411    21.2        16.62   14.25   15.00    0.00    N.A.     0.87
MFSL  Maryland Fed. Bancorp of MD             45.00   3,210   144.5        45.00   26.91   37.75   19.21  328.57    29.50
MASB  MassBank Corp. of Reading MA*           43.00   2,686   115.5        43.00   32.50   42.00    2.38  248.74    12.80
MFLR  Mayflower Co-Op. Bank of MA*            16.25     890    14.5        19.75   13.12   17.13   -5.14  225.00    -4.41
MECH  Mechanics SB of Hartford CT*            18.37   5,290    97.2        19.00   11.00   17.37    5.76    N.A.    16.63
MDBK  Medford Savings Bank of MA*             27.25   4,540   123.7        29.75   20.75   27.06    0.70  289.29     5.83
MERI  Meritrust FSB of Thibodaux LA           38.50     774    29.8        38.50   30.75   35.25    9.22    N.A.    21.76
MWBX  Metro West of MA*                        5.44  13,943    75.8         5.50    3.50    5.44    0.00   32.04     1.30
MCBS  Mid Continent Bancshares of KS          26.00   1,958    50.9        27.00   17.50   25.75    0.97    N.A.    11.25
MIFC  Mid Iowa Financial Corp. of IA           9.00   1,676    15.1         9.00    6.00    8.50    5.88   80.00    41.29
MCBN  Mid-Coast Bancorp of ME                 19.50     230     4.5        20.25   18.00   19.50    0.00  241.51     2.63
MWBI  Midwest Bancshares, Inc. of IA          31.50     348    11.0        31.50   24.50   29.50    6.78  215.00    18.87
MWFD  Midwest Fed. Fin. Corp of WI            19.75   1,625    32.1        24.50   15.12   20.75   -4.82  295.00     6.76
MFFC  Milton Fed. Fin. Corp. of OH            14.12   2,327    32.9        16.00   11.50   14.00    0.86    N.A.    -2.62
MIVI  Miss. View Hold. Co. of MN              15.00     819    12.3        15.63   10.75   15.00    0.00    N.A.    25.00
MBSP  Mitchell Bancorp of NC*                 16.75     968    16.2        16.75   10.19   16.25    3.08    N.A.    17.54
MBBC  Monterey Bay Bancorp of CA              16.37   3,245    53.1        18.25   11.37   16.00    2.31    N.A.    10.98
MSBK  Mutual SB, FSB of Bay City MI            8.37   4,274    35.8         8.37    5.12    8.37    0.00   -4.34    52.18
NHTB  NH Thrift Bancshares of NH              15.37   2,041    31.4        15.50    9.75   15.00    2.47  232.68    21.79
NSLB  NS&L Bancorp of Neosho MO               16.50     708    11.7        17.25   12.00   16.50    0.00    N.A.    21.15
NMSB  Newmil Bancorp. of CT*                   9.50   3,888    36.9        10.12    6.75    9.50    0.00   49.14    -2.56
NASB  North American SB of MO                 45.00   2,257   101.6        46.25   29.25   43.50    3.45  958.82    31.39
NBSI  North Bancshares of Chicago IL          19.50   1,035    20.2        20.12   15.25   19.50    0.00    N.A.    18.18
FFFD  North Central Bancshares of IA          15.25   3,429    52.3        16.62   10.25   15.50   -1.61    N.A.    12.46
NBN   Northeast Bancorp of ME*                14.37   1,275    18.3        14.75   12.50   14.37    0.00   22.30     2.64
NEIB  Northeast Indiana Bncrp of IN           16.00   1,763    28.2        16.00   11.50   14.75    8.47    N.A.    17.47
NWEQ  Northwest Equity Corp. of WI            14.62     929    13.6        15.00   10.25   15.00   -2.53    N.A.    20.63
NWSB  Northwest SB, MHC of PA (29.9)          14.37  23,376   100.4        15.75   10.75   14.50   -0.90    N.A.     7.48
NSSY  Norwalk Savings Society of CT*          26.87   2,404    64.6        28.13   19.87   28.12   -4.45    N.A.    14.98
NSSB  Norwich Financial Corp. of CT*          20.62   5,400   111.3        23.25   13.12   20.00    3.10  194.57     5.10
NTMG  Nutmeg FS&LA of CT                       7.37     725     5.3         8.00    7.00    7.37    0.00    N.A.    -1.73
OHSL  OHSL Financial Corp. of OH              23.75   1,208    28.7        24.25   19.25   23.75    0.00    N.A.    11.14
OCFC  Ocean Fin. Corp. of NJ                  31.44   9,059   284.8        32.37   19.62   31.75   -0.98    N.A.    23.29
OCWN  Ocwen Financial Corp. of FL             29.25  26,800   783.9        34.75   20.25   29.38   -0.44    N.A.     9.35
OFCP  Ottawa Financial Corp. of MI            21.37   5,040   107.7        22.75   16.00   21.00    1.76    N.A.    27.13
PFFB  PFF Bancorp of Pomona CA                15.25  18,846   287.4        16.94   10.37   15.44   -1.23    N.A.     2.56
PSFI  PS Financial of Chicago IL              14.25   2,182    31.1        14.25   11.62   13.75    3.64    N.A.    21.28
PVFC  PVF Capital Corp. of OH                 18.00   2,323    41.8        19.00   12.00   18.00    0.00  309.09    14.29
PCCI  Pacific Crest Capital of CA*            12.25   2,937    36.0        13.75    7.87   12.25    0.00    N.A.     6.52
PALM  Palfed, Inc. of Aiken SC                16.50   5,278    87.1        17.50   11.62   16.63   -0.78    7.35    17.86
PBCI  Pamrapo Bancorp, Inc. of NJ             19.75   2,863    56.5        23.75   18.25   20.25   -2.47  250.80    -1.25
PFED  Park Bancorp of Chicago IL              14.75   2,431    35.9        16.12   10.19   14.50    1.72    N.A.    13.46
PVSA  Parkvale Financial Corp of PA           28.37   4,060   115.2        29.50   19.60   27.25    4.11  242.63     9.12
PBIX  Patriot Bank Corp. of PA                16.00   4,266    68.3        16.75   10.62   16.13   -0.81    N.A.    18.52
PEEK  Peekskill Fin. Corp. of NY              14.00   3,203    44.8        15.25   11.25   13.87    0.94    N.A.    -1.75
PFSB  PennFed Fin. Services of NJ             25.19   4,821   121.4        25.25   14.87   24.13    4.39    N.A.    24.40
PWBC  PennFirst Bancorp of PA                 13.50   3,911    52.8        14.75   13.00   13.78   -2.03   69.17    -0.88
PWBK  Pennwood SB of PA*                      15.00     610     9.2        15.00    9.00   14.88    0.81    N.A.     9.09
PBKB  People's SB of Brockton MA*             13.50   3,592    48.5        13.75    9.00   13.00    3.85  127.27    27.12
PFDC  Peoples Bancorp of Auburn IN            21.75   2,279    49.6        23.00   19.25   22.25   -2.25   24.29     7.41
PBCT  Peoples Bank, MHC of CT (37.4)*         24.37  61,017   369.3        24.75   13.50   23.63    3.13  209.66    26.60
PFFC  Peoples Fin. Corp. of OH                15.63   1,491    23.3        16.00   10.87   15.50    0.84    N.A.    15.78
PHBK  Peoples Heritage Fin Grp of ME*         35.25  28,425 1,002.0        35.25   19.00   33.12    6.43  130.24    25.89
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       34.25   1,907    65.3        34.25   20.50   33.50    2.24  247.01    23.42





                                                                  Tangible
                                         Trailing  12 Mo.   Book    Book
                                          12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                     EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                    -------- ------- ------- ------- -------
                                             ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MRKF  Market Fin. Corp. of OH              0.38    0.50   14.17   14.17    42.68
MFCX  Marshalltown Fin. Corp. of IA(8)     0.30    0.63   14.06   14.06    90.08
MFSL  Maryland Fed. Bancorp of MD          2.03    2.96   29.68   29.28   351.55
MASB  MassBank Corp. of Reading MA*        3.60    3.34   33.49   33.49   335.49
MFLR  Mayflower Co-Op. Bank of MA*         1.33    1.30   13.21   12.98   140.10
MECH  Mechanics SB of Hartford CT*         0.35    0.37   14.50   14.50   149.06
MDBK  Medford Savings Bank of MA*          2.33    2.26   20.43   18.91   232.18
MERI  Meritrust FSB of Thibodaux LA        1.77    2.88   23.34   23.34   295.34
MWBX  Metro West of MA*                    0.50    0.50    2.92    2.92    39.80
MCBS  Mid Continent Bancshares of KS       1.75    2.00   19.04   19.04   189.57
MIFC  Mid Iowa Financial Corp. of IA       0.64    0.84    6.71    6.70    73.73
MCBN  Mid-Coast Bancorp of ME              0.97    1.55   21.63   21.63   251.47
MWBI  Midwest Bancshares, Inc. of IA       1.84    3.04   27.71   27.71   399.44
MWFD  Midwest Fed. Fin. Corp of WI         1.16    1.13   10.66   10.24   123.74
MFFC  Milton Fed. Fin. Corp. of OH         0.40    0.55   11.32   11.32    76.82
MIVI  Miss. View Hold. Co. of MN           0.58    0.86   15.55   15.55    85.17
MBSP  Mitchell Bancorp of NC*              0.47    0.59   15.17   15.17    35.01
MBBC  Monterey Bay Bancorp of CA           0.31    0.57   13.98   12.82   130.16
MSBK  Mutual SB, FSB of Bay City MI        0.15    0.06    9.31    9.31   155.02
NHTB  NH Thrift Bancshares of NH           0.44    0.65   11.47    9.72   153.37
NSLB  NS&L Bancorp of Neosho MO            0.41    0.62   16.35   16.35    82.05
NMSB  Newmil Bancorp. of CT*               0.65    0.63    8.13    8.13    81.54
NASB  North American SB of MO              3.85    3.74   24.35   23.56   305.38
NBSI  North Bancshares of Chicago IL       0.52    0.74   16.94   16.94   115.95
FFFD  North Central Bancshares of IA       0.98    1.14   14.59   14.59    59.35
NBN   Northeast Bancorp of ME*             0.64    0.61   13.49   11.66   194.14
NEIB  Northeast Indiana Bncrp of IN        0.94    1.11   14.87   14.87    98.06
NWEQ  Northwest Equity Corp. of WI         0.74    0.95   12.73   12.73   103.89
NWSB  Northwest SB, MHC of PA (29.9)       0.56    0.81    8.30    7.80    85.45
NSSY  Norwalk Savings Society of CT*       2.42    2.77   20.69   19.95   256.81
NSSB  Norwich Financial Corp. of CT*       1.34    1.27   14.27   12.80   129.86
NTMG  Nutmeg FS&LA of CT                   0.34    0.44    7.35    7.35   129.17
OHSL  OHSL Financial Corp. of OH           1.08    1.54   21.00   21.00   190.24
OCFC  Ocean Fin. Corp. of NJ              -0.06    1.30   27.30   27.30   153.20
OCWN  Ocwen Financial Corp. of FL          2.59    1.88    8.40    8.40    98.86
OFCP  Ottawa Financial Corp. of MI         0.70    1.20   15.07   12.06   170.42
PFFB  PFF Bancorp of Pomona CA             0.14    0.56   14.09   13.93   134.55
PSFI  PS Financial of Chicago IL           0.66    0.68   14.88   14.88    34.43
PVFC  PVF Capital Corp. of OH              1.54    2.03   10.77   10.77   153.36
PCCI  Pacific Crest Capital of CA*         1.06    0.90    8.43    8.43   116.70
PALM  Palfed, Inc. of Aiken SC             0.07    0.70   10.07   10.07   124.23
PBCI  Pamrapo Bancorp, Inc. of NJ          1.07    1.51   16.43   16.29   128.31
PFED  Park Bancorp of Chicago IL           0.53    0.74   15.88   15.88    73.21
PVSA  Parkvale Financial Corp of PA        1.64    2.46   17.91   17.76   239.56
PBIX  Patriot Bank Corp. of PA             0.52    0.71   11.26   11.26   139.25
PEEK  Peekskill Fin. Corp. of NY           0.63    0.81   14.58   14.58    57.01
PFSB  PennFed Fin. Services of NJ          1.35    2.01   19.55   16.12   259.78
PWBC  PennFirst Bancorp of PA              0.76    1.14   12.77   11.65   180.58
PWBK  Pennwood SB of PA*                   0.46    0.73   15.30   15.30    78.57
PBKB  People's SB of Brockton MA*          1.16    0.69    8.57    8.21   152.78
PFDC  Peoples Bancorp of Auburn IN         1.35    1.79   18.87   18.87   124.28
PBCT  Peoples Bank, MHC of CT (37.4)*      1.33    1.06   10.39   10.38   123.54
PFFC  Peoples Fin. Corp. of OH             0.05    0.24   16.18   16.18    60.15
PHBK  Peoples Heritage Fin Grp of ME*      2.00    2.14   15.76   13.30   192.02
PBNB  Peoples Sav. Fin. Corp. of CT(8)*    2.20    2.19   24.13   22.61   251.23


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997



                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PSFC  Peoples Sidney Fin. Corp of OH          13.00   1,785    23.2        13.62   12.56   12.88    0.93    N.A.     N.A.
PERM  Permanent Bancorp of IN                 24.25   2,083    50.5        25.50   15.75   24.75   -2.02    N.A.    19.75
PMFI  Perpetual Midwest Fin. of IA            19.37   1,907    36.9        22.00   17.00   19.25    0.62    N.A.     0.62
PERT  Perpetual of SC, MHC (46.8)             27.62   1,505    19.5        27.75   20.25   26.50    4.23    N.A.    13.90
PCBC  Perry Co. Fin. Corp. of MO              19.50     808    15.8        20.25   15.50   19.00    2.63    N.A.    14.71
PHFC  Pittsburgh Home Fin. of PA              15.12   1,983    30.0        15.50    9.50   14.50    4.28    N.A.    13.09
PFSL  Pocahnts Fed, MHC of AR (46.4)          19.50   1,629    14.7        20.00   14.25   19.00    2.63    N.A.    11.43
POBS  Portsmouth Bank Shrs Inc of NH(8)*      16.12   5,872    94.7        16.12   12.38   15.25    5.70   54.85    17.49
PTRS  Potters Financial Corp of OH            20.25     487     9.9        21.00   15.50   21.00   -3.57    N.A.     1.25
PKPS  Poughkeepsie SB of NY                    6.69  12,595    84.3         6.75    4.75    6.75   -0.89  -13.68    27.43
PRBC  Prestige Bancorp of PA                  15.50     920    14.3        16.12    9.75   15.56   -0.39    N.A.    14.81
PETE  Primary Bank of NH(8)*                  24.25   2,087    50.6        24.25   11.19   23.75    2.11    N.A.    59.12
PFNC  Progress Financial Corp. of PA           9.12   3,814    34.8         9.38    5.75    9.13   -0.11  -17.17     8.96
PSBK  Progressive Bank, Inc. of NY*           27.25   3,825   104.2        27.25   18.50   26.00    4.81  103.81    19.78
PROV  Provident Fin. Holdings of CA           16.50   5,075    83.7        17.19   10.12   16.25    1.54    N.A.    17.86
PULB  Pulaski SB, MHC of MO (29.0)            17.62   2,094    10.6        20.00   12.25   17.62    0.00    N.A.    21.52
PLSK  Pulaski SB, MHC of NJ (46.0)            12.75   2,070    12.1        13.50   11.50   13.00   -1.92    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            18.25   3,061    55.9        19.12   15.50   18.25    0.00   47.53    15.87
QCFB  QCF Bancorp of Virginia MN              21.00   1,426    29.9        21.00   14.00   20.38    3.04    N.A.    15.07
QCBC  Quaker City Bancorp of CA               15.87   4,778    75.8        16.40   10.30   19.75  -19.65  111.60     4.41
QCSB  Queens County SB of NY*                 41.62  11,137   463.5        41.75   23.25   41.00    1.51    N.A.    31.79
RCSB  RCSB Financial, Inc. of NY(8)*          42.00  14,816   622.3        42.00   24.00   40.94    2.59  241.19    44.83
RARB  Raritan Bancorp. of Raritan NJ*         29.50   1,532    45.2        30.75   20.25   29.50    0.00  202.56    26.88
REDF  RedFed Bancorp of Redlands CA           15.12   7,164   108.3        15.44    8.37   14.31    5.66    N.A.    12.00
RELY  Reliance Bancorp of NY                  24.62   8,823   217.2        26.00   15.25   25.25   -2.50    N.A.    26.26
RELI  Reliance Bancshares Inc of WI(8)*        7.56   2,528    19.1        10.12    6.50    7.62   -0.79    N.A.    12.00
RIVR  River Valley Bancorp of IN              14.50   1,190    17.3        15.50   13.25   14.75   -1.69    N.A.     5.45
RFED  Roosevelt Fin. Grp. Inc. of MO(8)       23.75  42,615 1,012.1        23.75   15.63   23.25    2.15  508.97    13.10
RSLN  Roslyn Bancorp of NY*                   17.44  43,642   761.1        18.62   15.00   17.50   -0.34    N.A.     N.A.
RVSB  Rvrview SB,FSB MHC of WA(41.7)          19.00   2,416    17.4        24.00   13.07   22.75  -16.48    N.A.    19.42
SCCB  S. Carolina Comm. Bnshrs of SC          18.87     704    13.3        20.50   15.00   19.00   -0.68    N.A.    25.80
SBFL  SB Fngr Lakes MHC of NY (33.1)          16.25   1,785     9.6        17.00   12.75   15.38    5.66    N.A.    18.18
SFBK  SFB Bancorp, Inc. of TN                 13.37     767    10.3        13.81   10.00   13.50   -0.96    N.A.     N.A.
SFED  SFS Bancorp of Schenectady NY           16.62   1,271    21.1        18.00   11.75   16.50    0.73    N.A.    12.68
SGVB  SGV Bancorp of W. Covina CA             12.87   2,342    30.1        13.87    7.75   13.12   -1.91    N.A.    14.40
SISB  SIS Bank of Springfield MA*             28.25   5,662   160.0        29.00   16.87   28.37   -0.42    N.A.    23.52
SJSB  SJS Bancorp of St. Joseph MI(8)         26.50     918    24.3        26.62   19.50   26.50    0.00    N.A.     4.95
SWCB  Sandwich Co-Op. Bank of MA*             30.75   1,906    58.6        34.00   19.37   31.00   -0.81  256.73     3.36
SECP  Security Capital Corp. of WI(8)         93.00   9,203   855.9        93.00   59.00   92.00    1.09    N.A.    26.10
SFSL  Security First Corp. of OH              21.25   5,003   106.3        22.00   13.12   22.00   -3.41   34.92    17.27
SMFC  Sho-Me Fin. Corp. of MO                 37.25   1,519    56.6        37.25   15.50   33.25   12.03    N.A.    71.26
SOBI  Sobieski Bancorp of S. Bend IN          14.75     760    11.2        16.00   11.75   14.75    0.00    N.A.     1.72
SOSA  Somerset Savings Bank of MA(8)*          2.69  16,652    44.8         2.88    1.44    2.58    4.26  -47.46    36.55
SSFC  South Street Fin. Corp. of NC*          16.00   4,496    71.9        17.00   12.12   15.63    2.37    N.A.    14.29
SCBS  Southern Commun. Bncshrs of AL          13.75   1,137    15.6        14.25   13.00   14.00   -1.79    N.A.     3.77
SMBC  Southern Missouri Bncrp of MO           17.50   1,638    28.7        17.50   13.50   17.00    2.94    N.A.    16.67
SWBI  Southwest Bancshares of IL              20.75   2,639    54.8        20.75   17.83   19.75    5.06  107.50    13.70
SVRN  Sovereign Bancorp of PA                 13.50  69,832   942.7        14.00    8.02   13.12    2.90  202.01    23.40
STFR  St. Francis Cap. Corp. of WI            29.50   5,386   158.9        32.25   24.00   30.50   -3.28    N.A.    13.46
SPBC  St. Paul Bancorp, Inc. of IL            32.81  22,840   749.4        32.81   17.80   31.75    3.34   94.49    39.62
STND  Standard Fin. of Chicago IL(8)          24.37  16,204   394.9        24.37   15.12   23.31    4.55    N.A.    24.21
SFFC  StateFed Financial Corp. of IA          18.50     790    14.6        19.00   15.00   18.75   -1.33    N.A.    12.12
SFIN  Statewide Fin. Corp. of NJ              16.25   4,771    77.5        17.50   11.25   16.37   -0.73    N.A.    13.08
STSA  Sterling Financial Corp. of WA          18.50   5,543   102.5        18.50   13.00   18.00    2.78  103.52    31.02
SFSB  SuburbFed Fin. Corp. of IL              24.00   1,261    30.3        25.00   16.25   23.25    3.23  259.82    26.32






                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PSFC  Peoples Sidney Fin. Corp of OH             0.56    0.73   14.09   14.09    60.57
PERM  Permanent Bancorp of IN                    0.46    1.01   19.23   19.04   198.26
PMFI  Perpetual Midwest Fin. of IA               0.18    0.53   17.72   17.72   208.59
PERT  Perpetual of SC, MHC (46.8)                1.00    1.41   19.69   19.69   148.17
PCBC  Perry Co. Fin. Corp. of MO                 0.70    0.95   18.76   18.76    99.51
PHFC  Pittsburgh Home Fin. of PA                 0.59    0.84   13.71   13.55   119.51
PFSL  Pocahnts Fed, MHC of AR (46.4)             1.34    1.87   14.61   14.61   229.14
POBS  Portsmouth Bank Shrs Inc of NH(8)*         1.02    0.89   11.25   11.25    44.78
PTRS  Potters Financial Corp of OH               0.75    1.62   21.38   21.38   240.08
PKPS  Poughkeepsie SB of NY                      0.14    0.32    5.75    5.75    68.37
PRBC  Prestige Bancorp of PA                     0.32    0.68   16.11   16.11   137.86
PETE  Primary Bank of NH(8)*                     1.68    1.66   13.82   13.79   208.78
PFNC  Progress Financial Corp. of PA             0.44    0.54    5.47    4.79   104.97
PSBK  Progressive Bank, Inc. of NY*              2.48    2.50   19.17   16.98   229.46
PROV  Provident Fin. Holdings of CA              0.26    0.13   17.06   17.06   119.94
PULB  Pulaski SB, MHC of MO (29.0)               0.42    0.67   10.75   10.75    85.39
PLSK  Pulaski SB, MHC of NJ (46.0)               0.23    0.52    9.83    9.83    81.83
PULS  Pulse Bancorp of S. River NJ               1.17    1.75   13.14   13.14   168.55
QCFB  QCF Bancorp of Virginia MN                 1.32    1.32   18.35   18.35   104.01
QCBC  Quaker City Bancorp of CA                  0.49    0.89   14.56   14.54   163.42
QCSB  Queens County SB of NY*                    2.05    2.07   18.47   18.47   123.31
RCSB  RCSB Financial, Inc. of NY(8)*             2.62    2.60   21.36   20.82   272.16
RARB  Raritan Bancorp. of Raritan NJ*            2.18    2.36   18.80   18.46   244.87
REDF  RedFed Bancorp of Redlands CA              0.15    0.57   10.37   10.36   126.84
RELY  Reliance Bancorp of NY                     1.16    1.76   17.56   12.31   218.38
RELI  Reliance Bancshares Inc of WI(8)*          0.25    0.25   11.59   11.59    18.98
RIVR  River Valley Bancorp of IN                -0.21   -0.21   14.37   14.15   116.24
RFED  Roosevelt Fin. Grp. Inc. of MO(8)          0.23    1.77   10.16    9.55   182.95
RSLN  Roslyn Bancorp of NY*                      0.23    0.93   14.08   14.01    65.29
RVSB  Rvrview SB,FSB MHC of WA(41.7)             0.83    1.06   10.36    9.39    92.87
SCCB  S. Carolina Comm. Bnshrs of SC             0.52    0.70   17.11   17.11    65.93
SBFL  SB Fngr Lakes MHC of NY (33.1)             0.08    0.54   11.27   11.27   119.23
SFBK  SFB Bancorp, Inc. of TN                    0.51    0.72   14.26   14.26    68.89
SFED  SFS Bancorp of Schenectady NY              0.60    1.08   17.26   17.26   132.84
SGVB  SGV Bancorp of W. Covina CA                0.22    0.57   12.41   12.18   170.70
SISB  SIS Bank of Springfield MA*                3.21    3.11   18.00   18.00   238.19
SJSB  SJS Bancorp of St. Joseph MI(8)            0.28    0.79   17.23   17.23   165.45
SWCB  Sandwich Co-Op. Bank of MA*                2.24    2.27   20.55   19.59   249.34
SECP  Security Capital Corp. of WI(8)            4.40    5.27   62.82   62.82   396.28
SFSL  Security First Corp. of OH                 1.28    1.62   11.88   11.67   126.88
SMFC  Sho-Me Fin. Corp. of MO                    1.73    2.06   19.13   19.13   200.46
SOBI  Sobieski Bancorp of S. Bend IN             0.30    0.60   16.03   16.03   104.05
SOSA  Somerset Savings Bank of MA(8)*            0.18    0.18    1.85    1.85    31.36
SSFC  South Street Fin. Corp. of NC*             0.35    0.47   13.51   13.51    53.11
SCBS  Southern Commun. Bncshrs of AL             0.40    0.71   13.30   13.30    64.05
SMBC  Southern Missouri Bncrp of MO              1.02    1.00   15.85   15.85   101.15
SWBI  Southwest Bancshares of IL                 1.04    1.46   15.19   15.19   140.80
SVRN  Sovereign Bancorp of PA                    0.55    0.91    5.96    4.37   147.31
STFR  St. Francis Cap. Corp. of WI               1.53    1.81   23.74   20.89   293.16
SPBC  St. Paul Bancorp, Inc. of IL               1.28    1.89   17.16   17.11   196.36
STND  Standard Fin. of Chicago IL(8)             0.68    1.02   16.74   16.72   153.60
SFFC  StateFed Financial Corp. of IA             1.05    1.29   19.00   19.00   107.95
SFIN  Statewide Fin. Corp. of NJ                 0.66    1.18   14.03   14.00   133.31
STSA  Sterling Financial Corp. of WA             0.18    0.86   11.22    9.52   280.93
SFSB  SuburbFed Fin. Corp. of IL                 1.02    1.67   21.23   21.14   323.39


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 6, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
SBCN  Suburban Bancorp. of OH(8)              18.25   1,475    26.9        19.37   14.25   17.75    2.82    N.A.    19.67
THRD  TF Financial Corp. of PA                18.00   4,087    73.6        19.25   13.75   17.37    3.63    N.A.    10.77
ROSE  TR Financial Corp. of NY                21.62  17,632   381.2        21.62   13.00   20.25    6.77    N.A.    21.80
TPNZ  Tappan Zee Fin. Corp. of NY             16.50   1,534    25.3        17.37   11.62   17.25   -4.35    N.A.    21.15
TSBS  Trenton SB, FSB MHC of NJ(35.0          19.75   9,037    61.6        20.37   12.37   19.00    3.95    N.A.    23.44
TRIC  Tri-County Bancorp of WY                20.50     609    12.5        20.50   18.00   19.50    5.13    N.A.    13.89
TWIN  Twin City Bancorp of TN                 18.50     853    15.8        19.50   16.00   18.25    1.37    N.A.     7.25
UFRM  United FS&LA of Rocky Mount NC          11.00   3,066    33.7        11.25    7.00   10.75    2.33  238.46    29.41
UBMT  United Fin. Corp. of MT                 19.50   1,223    23.8        19.75   18.00   19.50    0.00   85.71     1.30
VABF  Va. Beach Fed. Fin. Corp of VA          12.37   4,972    61.5        12.81    6.88   10.75   15.07  163.75    31.04
VFFC  Virginia First Savings of VA(8)         22.12   5,805   128.4        22.12   11.00   21.38    3.46  ***.**    73.49
WHGB  WHG Bancshares of MD                    14.25   1,539    21.9        14.75   10.87   13.88    2.67    N.A.     8.61
WSFS  WSFS Financial Corp. of DE*             13.00  12,530   162.9        13.00    6.75   12.81    1.48   79.31    27.58
WVFC  WVS Financial Corp. of PA*              24.75   1,737    43.0        27.25   20.25   23.75    4.21    N.A.     0.53
WRNB  Warren Bancorp of Peabody MA*           18.00   3,691    66.4        18.25   11.87   17.00    5.88  434.12    20.00
WFSL  Washington FS&LA of Seattle WA          26.06  47,444 1,236.4        27.50   17.90   26.38   -1.21   78.62     8.18
WAMU  Washington Mutual Inc. of WA*           55.87 118,248 6,606.5        58.87   28.75   55.62    0.45  201.02    29.00
WYNE  Wayne Bancorp of NJ                     18.50   2,156    39.9        18.50   10.75   16.75   10.45    N.A.    21.31
WAYN  Wayne S&L Co. MHC of OH (47.8)          26.75   1,499    19.2        27.25   19.00   26.25    1.90    N.A.     9.18
WCFB  Wbstr Cty FSB MHC of IA (45.2)          14.75   2,100    14.0        14.75   12.50   14.75    0.00    N.A.     7.27
WBST  Webster Financial Corp. of CT           41.37  11,954   494.5        41.37   27.87   40.25    2.78  338.24    12.57
WEFC  Wells Fin. Corp. of Wells MN            14.75   2,024    29.9        16.00   11.12   14.00    5.36    N.A.    12.42
WCBI  WestCo Bancorp of IL                    24.37   2,554    62.2        24.37   20.00   23.25    4.82  143.70    13.35
WSTR  WesterFed Fin. Corp. of MT              20.37   5,551   113.1        21.75   13.87   20.50   -0.63    N.A.    11.62
WOFC  Western Ohio Fin. Corp. of OH           21.00   2,312    48.6        23.25   19.50   21.75   -3.45    N.A.    -3.45
WWFC  Westwood Fin. Corp. of NJ               21.00     645    13.5        21.00   10.25   18.00   16.67    N.A.    27.27
WEHO  Westwood Hmstd Fin Corp of OH           13.25   2,843    37.7        14.50   10.37   13.50   -1.85    N.A.     9.32
WFCO  Winton Financial Corp. of OH            13.00   1,986    25.8        14.50   11.25   14.50  -10.34    N.A.    13.04
FFWD  Wood Bancorp of OH                      16.00   1,493    23.9        17.25   12.33   16.00    0.00    N.A.    -5.88
YFCB  Yonkers Fin. Corp. of NY                14.87   3,180    47.3        15.75    9.31   15.25   -2.49    N.A.    15.54
YFED  York Financial Corp. of PA              20.00   6,971   139.4        20.00   14.54   19.38    3.20  111.64    23.08



                                                     Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
SBCN  Suburban Bancorp. of OH(8)                 0.72    1.07   17.56   17.56   150.46
THRD  TF Financial Corp. of PA                   0.79    1.11   17.09   14.90   157.66
ROSE  TR Financial Corp. of NY                   1.76    1.54   11.90   11.90   193.08
TPNZ  Tappan Zee Fin. Corp. of NY                0.52    0.48   14.00   14.00    78.14
TSBS  Trenton SB, FSB MHC of NJ(35.0             0.84    0.74   11.54   10.55    69.31
TRIC  Tri-County Bancorp of WY                   1.00    1.30   21.62   21.62   141.17
TWIN  Twin City Bancorp of TN                    0.70    0.97   15.83   15.83   122.49
UFRM  United FS&LA of Rocky Mount NC             0.19    0.40    6.70    6.70    88.12
UBMT  United Fin. Corp. of MT                    0.94    1.16   19.95   19.95    88.08
VABF  Va. Beach Fed. Fin. Corp of VA             0.18    0.50    8.29    8.29   122.16
VFFC  Virginia First Savings of VA(8)            1.81    1.66   11.35   10.96   140.79
WHGB  WHG Bancshares of MD                       0.47    0.47   14.00   14.00    63.98
WSFS  WSFS Financial Corp. of DE*                1.39    1.40    6.05    5.99   117.97
WVFC  WVS Financial Corp. of PA*                 1.64    2.04   20.50   20.50   161.14
WRNB  Warren Bancorp of Peabody MA*              2.02    1.67    9.88    9.88    97.88
WFSL  Washington FS&LA of Seattle WA             1.86    2.06   14.10   12.70   122.02
WAMU  Washington Mutual Inc. of WA*              0.72    2.12   19.53   18.43   389.44
WYNE  Wayne Bancorp of NJ                        0.39    0.39   16.57   16.57   113.84
WAYN  Wayne S&L Co. MHC of OH (47.8)             0.45    1.07   15.22   15.22   166.82
WCFB  Wbstr Cty FSB MHC of IA (45.2)             0.46    0.61   10.45   10.45    44.36
WBST  Webster Financial Corp. of CT              1.20    2.43   23.72   19.96   467.09
WEFC  Wells Fin. Corp. of Wells MN               0.62    1.00   14.20   14.20    99.75
WCBI  WestCo Bancorp of IL                       1.33    1.71   18.89   18.89   121.35
WSTR  WesterFed Fin. Corp. of MT                 0.65    0.90   18.44   14.57   167.98
WOFC  Western Ohio Fin. Corp. of OH              0.48    0.69   23.21   21.87   173.04
WWFC  Westwood Fin. Corp. of NJ                  0.67    1.24   15.43   13.67   167.41
WEHO  Westwood Hmstd Fin Corp of OH              0.22    0.37   14.15   14.15    45.71
WFCO  Winton Financial Corp. of OH               0.84    1.07   10.49   10.23   147.15
FFWD  Wood Bancorp of OH                         1.02    1.26   13.91   13.91   109.51
YFCB  Yonkers Fin. Corp. of NY                   0.67    0.92   13.68   13.68    89.43
YFED  York Financial Corp. of PA                 0.97    1.25   13.99   13.99   166.02

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 6, 1997


                                                                Key Financial Ratios                           Asset Quality Ratios
                                               ----------------------------------------------------------    -----------------------
                                                        Tang.
                                                                   Reported Earnings       Core Earnings
                                               Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                          Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                          ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                                  (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(316)                       12.93    12.66    0.62    5.30    3.86       0.84    7.32       0.80  125.96    0.83
NYSE Traded Companies(9)                         6.02     5.78    0.50    7.79    4.64       0.67   11.62       1.42   69.96    1.38
AMEX Traded Companies(18)                       15.58    15.49    0.61    4.61    3.30       0.95    7.23       0.71  120.82    0.74
NASDAQ Listed OTC Companies(289)                12.98    12.69    0.62    5.27    3.87       0.84    7.20       0.78  128.10    0.82
California Companies(24)                         7.37     6.76    0.21    3.20    3.20       0.29    5.02       1.75   63.17    1.35
Florida Companies(6)                             7.94     7.52    0.90   10.89    4.51       0.82    9.72       1.40   66.01    0.81
Mid-Atlantic Companies(60)                      10.57    10.20    0.61    6.30    4.43       0.85    8.83       0.85   98.99    0.94
Mid-West Companies(153)                         14.34    14.15    0.66    5.11    3.88       0.89    6.93       0.63  142.36    0.70
New England Companies(11)                        8.48     8.08    0.41    5.01    4.01       0.64    8.26       0.74   96.48    1.04
North-West Companies(6)                         13.96    13.64    0.79    6.99    3.78       1.05    9.84       0.54  112.30    0.67
South-East Companies(44)                        15.62    15.44    0.70    5.09    3.41       0.97    7.04       0.86  133.79    0.89
South-West Companies(6)                         11.27    11.10    0.31    1.80    1.54       0.59    5.41       0.88   53.10    0.72
Western Companies (Excl CA)(6)                  16.78    16.32    0.99    6.61    4.74       1.18    7.75       0.23  299.54    0.73
Thrift Strategy(245)                            14.21    13.95    0.63    4.77    3.80       0.88    6.76       0.67  132.50    0.74
Mortgage Banker Strategy(39)                     7.46     7.05    0.52    7.22    4.35       0.66    9.38       1.12   96.28    1.00
Real Estate Strategy(13)                         8.77     8.62    0.52    5.25    3.43       0.77    8.85       1.86   86.27    1.30
Diversified Strategy(14)                         7.83     7.68    1.08   13.23    5.69       1.14   14.51       1.36  106.28    1.32
Retail Banking Strategy(5)                      11.08    10.88    0.26    2.35    1.14       0.26    2.54       0.76  164.76    1.62
Companies Issuing Dividends(263)                13.11    12.84    0.68    5.85    4.23       0.91    7.85       0.72  126.60    0.79
Companies Without Dividends(53)                 12.00    11.72    0.31    2.51    1.92       0.48    4.65       1.18  122.46    1.04
Equity/Assets (less than) 6%(26)                 4.93     4.60    0.34    6.66    4.63       0.52   10.25       1.20   92.43    1.15
Equity/Assets 6-12%(156)                         8.60     8.21    0.56    6.51    4.16       0.75    8.74       0.92  120.59    0.94
Equity/Assets (greater than) 12%(134)           19.05    18.92    0.73    3.74    3.40       1.00    5.27       0.58  138.46    0.65
Converted Last 3 Mths (no MHC)(6)               26.52    26.40    0.59    2.15    2.32       0.88    3.55       0.67   89.00    0.87
Actively Traded Companies(45)                    8.66     8.43    0.71    8.59    5.20       0.94   11.71       1.01  106.56    0.97
Market Value Below $20 Million(68)              14.95    14.87    0.50    2.90    3.08       0.75    4.77       0.84  116.34    0.71
Holding Company Structure(277)                  13.54    13.27    0.63    5.22    3.81       0.86    7.22       0.76  125.20    0.81
Assets Over $1 Billion(67)                       7.80     7.26    0.65    8.52    4.67       0.83   11.17       1.01   89.72    1.01
Assets $500 Million-$1 Billion(51)              10.36     9.89    0.60    5.94    4.18       0.78    7.69       0.80  160.90    1.03
Assets $250-$500 Million(64)                    10.76    10.45    0.56    5.32    3.86       0.82    7.78       0.75  136.89    0.79
Assets less than $250 Million(134)              17.27    17.22    0.64    3.60    3.37       0.88    5.22       0.70  125.25    0.69
Goodwill Companies(128)                          8.85     8.25    0.57    6.44    4.34       0.76    8.75       0.87  112.49    0.90
Non-Goodwill Companies(187)                     15.59    15.53    0.65    4.56    3.55       0.90    6.41       0.75  135.35    0.78
Acquirors of FSLIC Cases(11)                     7.16     6.77    0.53    7.05    4.29       0.79   11.06       1.57   52.89    0.91


                                                             Pricing Ratios                      Dividend Data(6)
                                                 -----------------------------------------      -----------------------
                                                                         Price/  Price/        Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
--------------------------------------------
SAIF-Insured Thrifts(316)                         19.99  126.38   15.46  129.26   17.52         0.35    1.79   36.16
NYSE Traded Companies(9)                          19.31  170.95    9.94  168.12   14.75         0.29    0.91   19.02
AMEX Traded Companies(18)                         22.00  112.94   18.58  114.12   18.53         0.38    2.26   43.41
NASDAQ Listed OTC Companies(289)                  19.88  125.80   15.44  129.09   17.55         0.35    1.79   36.44
California Companies(24)                          17.98  132.15    9.26  130.66   17.88         0.14    0.54   13.08
Florida Companies(6)                              17.31  142.74   14.57  161.48   18.67         0.24    0.91   14.70
Mid-Atlantic Companies(60)                        19.00  127.25   13.08  131.65   16.01         0.38    1.83   38.45
Mid-West Companies(153)                           20.50  121.79   16.40  122.92   17.50         0.35    1.84   36.41
New England Companies(11)                         19.91  121.15    9.99  131.63   16.47         0.43    1.81   38.94
North-West Companies(6)                           19.94  164.58   18.89  173.83   19.85         0.34    1.48   26.34
South-East Companies(44)                          20.51  135.59   19.97  139.20   19.55         0.42    2.20   44.99
South-West Companies(6)                           21.32  109.04   11.66  114.90   17.33         0.31    1.61   50.88
Western Companies (Excl CA)(6)                    20.39  124.58   19.18  130.78   18.12         0.54    2.95   51.61
Thrift Strategy(245)                              20.52  119.83   16.37  122.99   17.81         0.36    1.91   38.84
Mortgage Banker Strategy(39)                      18.17  151.34   10.85  156.81   16.56         0.33    1.33   26.10
Real Estate Strategy(13)                          17.83  138.05   11.80  140.12   16.40         0.24    1.13   28.96
Diversified Strategy(14)                          17.40  195.74   16.78  193.78   14.84         0.44    1.69   29.95
Retail Banking Strategy(5)                        18.90  112.96   12.19  115.43   18.70         0.16    1.27   16.90
Companies Issuing Dividends(263)                  20.09  128.49   15.88  131.46   17.45         0.42    2.14   42.82
Companies Without Dividends(53)                   19.08  115.53   13.33  117.85   17.99         0.00    0.00    0.00
Equity/Assets (less than) 6%(26)                  17.49  158.13    8.22  162.35   15.48         0.21    0.82   15.93
Equity/Assets 6-12%(156)                          18.66  136.89   11.83  141.77   16.13         0.38    1.70   35.03
Equity/Assets (greater than) 12%(134)             22.25  109.73   20.70  111.03   19.63         0.36    2.05   42.27
Converted Last 3 Mths (no MHC)(6)                 24.71   92.72   24.47   93.40   22.16         0.05    0.37   11.76
Actively Traded Companies(45)                     17.92  157.51   13.17  156.34   15.15         0.50    1.87   32.28
Market Value Below $20 Million(68)                22.07  103.86   15.33  104.76   19.18         0.31    1.93   43.17
Holding Company Structure(277)                    20.39  124.76   16.00  127.02   17.74         0.37    1.84   37.39
Assets Over $1 Billion(67)                        18.59  159.79   12.50  167.08   16.12         0.45    1.52   29.76
Assets $500 Million-$1 Billion(51)                17.91  135.38   13.94  140.25   16.82         0.34    1.71   39.12
Assets $250-$500 Million(64)                      19.80  125.18   13.36  129.66   16.62         0.33    1.79   33.55
Assets less than $250 Million(134)                21.76  109.03   18.41  109.75   19.05         0.32    1.94   40.27
Goodwill Companies(128)                           18.93  140.82   12.02  148.47   16.71         0.39    1.70   33.68
Non-Goodwill Companies(187)                       20.77  116.96   17.72  117.06   18.08         0.33    1.85   38.17
Acquirors of FSLIC Cases(11)                      17.79  156.19   10.76  155.53   15.92         0.37    1.61   30.01

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 6, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(68)                      12.00    11.64    0.99   10.28    6.34       1.03   10.43       1.00  124.05    1.49
NYSE Traded Companies(3)                      7.97     6.42    0.76   10.56    5.87       0.76   10.88       2.16   39.24    1.08
AMEX Traded Companies(5)                     12.93    12.71    0.81    8.54    5.20       0.82    8.81       1.08  109.25    1.43
NASDAQ Listed OTC Companies(60)              12.16    11.85    1.02   10.44    6.49       1.06   10.57       0.92  130.87    1.52
California Companies(3)                       8.67     8.65    1.05   12.34    8.14       0.98   11.29       1.43   74.61    1.40
Mid-Atlantic Companies(17)                   12.50    11.77    0.78    7.69    4.72       0.91    8.62       1.04  117.90    1.48
Mid-West Companies(2)                        25.56    24.11    0.54    2.08    2.08       0.82    3.16       0.74   41.29    0.53
New England Companies(37)                     9.09     8.79    1.09   12.86    7.77       1.06   12.44       1.06  134.22    1.71
North-West Companies(4)                      10.49    10.42    0.96    8.81    4.94       1.05   10.74       0.40  173.62    1.07
South-East Companies(5)                      28.04    28.04    1.06    4.11    3.44       1.17    4.54       0.70  110.74    0.77
Thrift Strategy(43)                          13.57    13.12    0.97    9.16    6.06       0.99    9.09       0.94  129.71    1.40
Mortgage Banker Strategy(10)                  9.50     9.39    0.77   10.57    5.93       1.00   12.11       1.14  118.19    1.58
Real Estate Strategy(7)                      10.03    10.02    1.38   14.00    8.02       1.30   13.08       1.29   91.30    1.65
Diversified Strategy(6)                       6.64     6.12    1.06   15.16    7.33       1.13   16.67       1.03  138.02    1.94
Retail Banking Strategy(2)                    6.30     6.03    0.28    4.48    4.29       0.27    4.28       0.83   76.33    0.80
Companies Issuing Dividends(54)              11.64    11.22    1.03   10.45    6.51       1.06   10.59       0.90  133.82    1.49
Companies Without Dividends(14)              13.70    13.54    0.82    9.51    5.52       0.88    9.71       1.48   82.04    1.46
Equity/Assets (less than) 6%(5)               5.36     5.21    0.73   13.16    6.62       0.80   14.66       1.59   69.24    1.64
Equity/Assets 6-12%(44)                       8.49     7.98    1.05   12.49    7.61       1.03   12.22       1.14  123.99    1.61
Equity/Assets (greater than) 12%(19)         21.57    21.47    0.92    4.57    3.40       1.08    5.34       0.55  139.87    1.17
Actively Traded Companies(24)                 8.68     8.29    1.10   12.92    7.72       1.09   12.92       0.96  127.50    1.60
Market Value Below $20 Million(10)           16.75    16.34    0.76    6.98    4.87       0.86    6.93       1.30   59.48    1.07
Holding Company Structure(44)                13.44    13.09    1.03    9.68    5.91       1.09   10.05       0.79  147.78    1.54
Assets Over $1 Billion(16)                    9.09     8.43    0.98   12.02    6.36       1.11   13.28       1.14  118.98    1.64
Assets $500 Million-$1 Billion(16)           10.01     9.49    1.06   11.11    7.05       1.03   10.66       0.95  135.97    1.56
Assets $250-$500 Million(18)                 11.17    11.05    0.95   10.38    6.53       0.94   10.20       0.91  132.00    1.58
Assets less than $250 Million(18)            17.16    16.96    0.97    7.89    5.47       1.03    7.96       1.01  110.31    1.19
Goodwill Companies(31)                        9.06     8.27    0.86   10.63    6.50       0.93   11.16       1.23  104.40    1.58
Non-Goodwill Companies(36)                   14.56    14.56    1.10    9.98    6.20       1.11    9.79       0.80  142.98    1.41



                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
--------------------------------------------
BIF-Insured Thrifts(68)                          14.46  143.36   16.15  146.60   15.43         0.46    1.91   27.83
NYSE Traded Companies(3)                         17.31  169.32   13.86  152.37   17.34         0.33    0.53   10.79
AMEX Traded Companies(5)                         14.73  140.26   16.50  145.24   13.75         0.62    2.63   33.65
NASDAQ Listed OTC Companies(60)                  14.21  142.04   16.25  146.50   15.42         0.45    1.92   28.61
California Companies(3)                          12.48  133.54   11.52  133.75   13.77         0.00    0.00    0.00
Mid-Atlantic Companies(17)                       17.07  142.21   16.84  150.72   17.01         0.45    1.72   34.06
Mid-West Companies(2)                             0.00   88.43   22.60   93.75    0.00         0.00    0.00    0.00
New England Companies(37)                        12.96  151.16   13.40  153.37   13.35         0.50    2.34   29.68
North-West Companies(4)                          18.06  159.94   17.90  159.94   20.59         0.47    1.61   26.94
South-East Companies(5)                          19.16  108.29   30.23  108.29   22.66         0.59    1.72   25.72
Thrift Strategy(43)                              14.58  133.90   16.90  139.20   15.60         0.49    2.06   30.97
Mortgage Banker Strategy(10)                     15.08  156.98   14.05  159.50   14.77         0.33    1.55    9.87
Real Estate Strategy(7)                          13.33  167.78   17.45  167.88   13.92         0.28    1.34   18.41
Diversified Strategy(6)                          12.22  185.97   13.29  182.07   15.23         0.54    1.70   22.19
Retail Banking Strategy(2)                       23.31  104.43    6.58  109.10   24.41         0.64    3.08   71.91
Companies Issuing Dividends(54)                  14.83  144.64   16.07  148.47   15.61         0.56    2.33   34.09
Companies Without Dividends(14)                  12.01  137.61   16.52  138.58   14.37         0.00    0.00    0.00
Equity/Assets (less than) 6%(5)                  12.63  183.24   11.08  186.80   17.11         0.37    1.28   12.64
Equity/Assets 6-12%(44)                          13.42  150.08   12.75  155.03   13.69         0.50    2.15   27.41
Equity/Assets (greater than) 12%(19)             19.52  120.78   25.06  121.15   20.22         0.40    1.54   32.82
Actively Traded Companies(24)                    13.03  153.77   13.56  155.86   14.19         0.51    2.06   26.61
Market Value Below $20 Million(10)               17.21  118.33   18.19  122.46   20.47         0.29    1.73   34.45
Holding Company Structure(44)                    15.03  142.55   17.95  147.82   16.08         0.48    1.94   27.70
Assets Over $1 Billion(16)                       14.90  172.34   15.88  169.13   15.85         0.54    1.76   21.80
Assets $500 Million-$1 Billion(16)               13.99  144.34   14.29  159.01   14.84         0.47    2.04   25.92
Assets $250-$500 Million(18)                     13.37  137.56   14.57  139.21   13.24         0.41    1.89   28.40
Assets less than $250 Million(18)                15.83  124.69   19.60  126.89   17.77         0.42    1.94   33.42
Goodwill Companies(31)                           14.57  146.08   12.95  153.77   15.42         0.52    2.09   28.43
Non-Goodwill Companies(36)                       14.35  141.10   18.92  141.10   15.45         0.40    1.75   27.34

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                   (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 6, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(21)                     11.67    11.39    0.58    5.01    3.04       0.87    7.77       0.49  180.29    0.79
BIF-Insured Thrifts(2)                        9.94     9.94    0.56    6.87    2.77       0.61    6.84       1.85   84.60    1.87
NASDAQ Listed OTC Companies(23)              11.51    11.26    0.57    5.18    3.01       0.84    7.68       0.63  170.22    0.89
Florida Companies(3)                          9.42     9.29    0.65    6.87    3.90       0.93    9.78       0.45  120.09    0.78
Mid-Atlantic Companies(10)                   12.03    11.57    0.48    3.65    2.26       0.76    6.22       0.88  177.29    0.99
Mid-West Companies(7)                        11.99    11.98    0.51    4.58    2.97       0.83    7.57       0.39  159.58    0.74
New England Companies(1)                      8.41     8.40    1.10   13.63    5.46       0.88   10.86       0.91  125.48    1.68
North-West Companies(1)                      11.16    10.11    0.92    8.38    4.37       1.17   10.71       0.10  372.65    0.54
South-East Companies(1)                      13.29    13.29    0.75    6.48    3.62       1.06    9.13       0.00    0.00    1.01
Thrift Strategy(21)                          11.69    11.46    0.53    4.60    2.82       0.82    7.37       0.64  160.94    0.86
Mortgage Banker Strategy(1)                  11.16    10.11    0.92    8.38    4.37       1.17   10.71       0.10  372.65    0.54
Diversified Strategy(1)                       8.41     8.40    1.10   13.63    5.46       0.88   10.86       0.91  125.48    1.68
Companies Issuing Dividends(22)              11.32    11.05    0.58    5.32    3.07       0.86    7.89       0.62  177.81    0.90
Companies Without Dividends(1)               15.65    15.65    0.37    2.35    1.79       0.54    3.43       0.74   33.56    0.66
Equity/Assets 6-12%(15)                       9.25     8.95    0.50    5.62    3.15       0.79    8.55       0.68  129.67    0.97
Equity/Assets (greater than) 12%(8)          15.47    15.29    0.69    4.42    2.78       0.94    6.16       0.50  283.75    0.73
Actively Traded Companies(1)                  9.19     8.15    0.51    5.44    2.79       0.90    9.61       0.58   93.31    1.05
Holding Company Structure(1)                  9.19     8.15    0.51    5.44    2.79       0.90    9.61       0.58   93.31    1.05
Assets Over $1 Billion(5)                     8.69     8.08    0.70    7.95    3.83       0.92   10.32       0.70  115.46    1.20
Assets $500 Million-$1 Billion(4)            12.23    11.73    0.79    5.66    3.56       0.92    7.10       0.55   67.73    0.57
Assets $250-$500 Million(4)                   9.95     9.94    0.52    5.65    3.75       0.83    9.08       0.29  365.36    0.61
Assets less than $250 Million(10)            13.33    13.23    0.47    3.47    2.14       0.78    5.98       0.78  141.75    0.95
Goodwill Companies(9)                         9.80     9.17    0.73    7.21    3.70       0.92    9.37       0.53  150.03    0.90
Non-Goodwill Companies(14)                   12.70    12.70    0.47    3.78    2.53       0.79    6.51       0.71  188.39    0.88
MHC Institutions(23)                         11.51    11.26    0.57    5.18    3.01       0.84    7.68       0.63  170.22    0.89
MHC Converted Last 3 Months(2)               13.83    13.83    0.32    2.35    1.79       0.59    4.36       0.71   33.56    0.66



                                                             Pricing Ratios                      Dividend Data(6)
                                                 -----------------------------------------      -----------------------
                                                                         Price/  Price/        Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(21)                          23.50  157.60   18.19  162.86   20.75         0.64    3.11   50.65
BIF-Insured Thrifts(2)                            18.32  194.16   18.68  194.27   22.99         0.52    2.77   50.38
NASDAQ Listed OTC Companies(23)                   22.92  160.92   18.23  165.72   20.87         0.63    3.08   50.62
Florida Companies(3)                              22.59  165.01   15.27  168.05   18.57         1.03    4.08   72.54
Mid-Atlantic Companies(10)                        25.91  153.52   18.26  161.93   22.14         0.39    2.29   42.09
Mid-West Companies(7)                             14.55  157.91   18.89  158.13   21.11         0.70    3.72   68.88
New England Companies(1)                          18.32  234.55   19.73  234.78   22.99         0.67    2.75   50.38
North-West Companies(1)                           22.89  183.40   20.46  202.34   17.92         0.22    1.16   26.51
South-East Companies(1)                           27.62  140.27   18.64  140.27   19.59         1.40    5.07    0.00
Thrift Strategy(21)                               23.59  156.12   18.05  160.43   20.92         0.65    3.20   54.10
Mortgage Banker Strategy(1)                       22.89  183.40   20.46  202.34   17.92         0.22    1.16   26.51
Diversified Strategy(1)                           18.32  234.55   19.73  234.78   22.99         0.67    2.75   50.38
Companies Issuing Dividends(22)                   22.92  162.32   18.12  167.34   20.87         0.66    3.23   56.94
Companies Without Dividends(1)                     0.00  131.64   20.60  131.64    0.00         0.00    0.00    0.00
Equity/Assets 6-12%(15)                           21.10  166.45   15.34  172.84   19.54         0.63    2.93   59.13
Equity/Assets (greater than) 12%(8)               26.57  151.25   23.30  153.26   23.55         0.63    3.36   20.83
Actively Traded Companies(1)                       0.00  190.38   17.50  214.84   20.29         0.48    1.94   69.57
Holding Company Structure(1)                       0.00  190.38   17.50  214.84   20.29         0.48    1.94   69.57
Assets Over $1 Billion(5)                         20.99  189.91   16.49  203.44   19.80         0.69    2.71   62.41
Assets $500 Million-$1 Billion(4)                 24.86  155.35   19.29  161.14   22.66         0.68    3.39   41.67
Assets $250-$500 Million(4)                       21.56  154.57   15.16  154.96   18.77         0.77    3.59   68.88
Assets less than $250 Million(10)                 25.26  150.64   20.02  152.54   22.27         0.53    2.98   13.25
Goodwill Companies(9)                             21.87  181.33   17.68  193.06   20.81         0.59    2.54   55.48
Non-Goodwill Companies(14)                        24.24  146.79   18.61  146.79   20.93         0.66    3.46   33.58
MHC Institutions(23)                              22.92  160.92   18.23  165.72   20.87         0.63    3.08   50.62
MHC Converted Last 3 Months(2)                     0.00  130.67   18.09  130.67   24.52         0.15    1.18    0.00

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                   (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             3.94     3.32    0.29    6.90    3.18       0.57   13.71       2.06   38.66    1.24
CSA   Coast Savings Financial of CA           4.96     4.89    0.16    3.19    1.59       0.50   10.09       1.34   71.08    1.37
CFB   Commercial Federal Corp. of NE          5.92     5.27    0.64   10.83    5.57       0.91   15.46       1.01   70.83    0.95
DME   Dime Savings Bank, FSB of NY*           5.71     5.65    0.58   10.88    5.92       0.73   13.89       2.36   23.73    0.94
DSL   Downey Financial Corp. of CA            7.30     7.19    0.45    5.74    4.00       0.76    9.71       1.11   50.35    0.62
FRC   First Republic Bancorp of CA*           7.41     7.41    0.66   10.90    6.77       0.59    9.72       1.28   65.82    0.95
FED   FirstFed Fin. Corp. of CA               4.73     4.66    0.24    5.24    3.35       0.48   10.42       1.74  110.91    2.53
GLN   Glendale Fed. Bk, FSB of CA             5.66     5.26    0.22    3.99    2.43       0.55   10.01       1.66   64.79    1.45
GDW   Golden West Fin. Corp. of CA            6.27     6.27    1.01   15.83    9.30       1.24   19.41       1.44   37.62    0.68
GWF   Great Western Fin. Corp. of CA(8)       5.64     5.00    0.21    3.73    1.35       0.66   11.65       1.28   58.56    1.02
GPT   GreenPoint Fin. Corp. of NY*           10.81     6.19    1.06    9.91    4.93       0.96    9.05       2.84   28.16    1.36
WES   Westcorp Inc. of Orange CA              9.39     9.36    0.99   10.58    7.71       0.39    4.15       1.02  115.45    2.20

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.81    17.81    0.31    2.70    1.47       0.33    2.79       0.51  192.62    1.37
BKC   American Bank of Waterbury CT*          7.97     7.62    1.27   15.17    8.63       1.10   13.16       1.97   44.68    1.43
BFD   BostonFed Bancorp of MA                 8.90     8.59    0.48    4.34    3.78       0.65    5.97       0.63   91.43    0.71
CFX   CFX Corp of NH*                         7.67     7.15    0.90   10.59    5.19       1.12   13.18       0.61  147.62    1.34
CZF   Citisave Fin. Corp. of LA(8)           16.62    16.62    0.50    3.00    2.00       0.77    4.58       0.20   46.05    0.15
CBK   Citizens First Fin.Corp. of IL         14.64    14.64    0.27    1.98    1.56       0.58    4.19       0.54   35.90    0.24
ESX   Essex Bancorp of VA(8)                  0.07    -0.05   -3.47     NM      NM       -1.73     NM        3.23   40.63    1.50
FCB   Falmouth Co-Op Bank of MA*             24.45    24.45    0.85    3.46    3.23       0.82    3.32       0.02     NA     1.06
FAB   FirstFed America Bancorp of MA         12.47    12.47   -0.27   -3.69   -1.92       0.42    5.80        NA      NA     1.06
GAF   GA Financial Corp. of PA               17.26    17.26    1.07    5.21    4.65       1.35    6.57       0.12  136.73    0.48
KNK   Kankakee Bancorp of IL                 10.68    10.00    0.61    5.97    5.21       0.78    7.67       1.06   64.54    1.01
KYF   Kentucky First Bancorp of KY           16.11    16.11    0.80    3.99    4.88       1.06    5.27       0.14  295.31    0.77
NYB   New York Bancorp, Inc. of NY            5.06     5.06    1.31   24.82    7.27       1.55   29.28       1.29   48.39    1.01
PDB   Piedmont Bancorp of NC                 16.97    16.97   -0.31   -1.27   -1.37       0.79    3.28       0.91   71.22    0.80
PLE   Pinnacle Bank of AL                     7.73     7.48    0.58    7.39    5.76       0.88   11.08       1.53   39.16    0.87
SSB   Scotland Bancorp of NC                 36.68    36.68    1.46    4.01    3.36       1.78    4.88        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            13.98    13.98    0.05    0.31    0.33       0.27    1.89       0.64   44.97    0.40
SRN   Southern Banc Company of AL            16.83    16.64    0.22    1.14    1.32       0.57    3.00        NA      NA      NA
SSM   Stone Street Bancorp of NC             35.85    35.85    1.67    4.76    3.78       1.94    5.52       0.18  274.87    0.62
TSH   Teche Holding Company of LA            13.30    13.30    0.73    5.04    4.27       1.01    6.94       0.27  303.33    0.97
FTF   Texarkana Fst. Fin. Corp of AR         16.03    16.03    1.39    7.83    7.09       1.72    9.71       0.47  144.57    0.82
THR   Three Rivers Fin. Corp. of MI          14.48    14.42    0.54    3.58    3.60       0.81    5.36       1.21   44.02    0.80
TBK   Tolland Bank of CT*                     6.73     6.52    0.69   10.81    7.50       0.75   11.61       2.31   52.07    1.95
WSB   Washington SB, FSB of MD                8.32     8.32    0.51    6.16    6.37       0.74    8.95        NA      NA     0.90

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             7.97     7.79    0.24    2.95    2.96       0.03    0.42       0.71   51.00    0.55
AFED  AFSALA Bancorp of NY                   13.68    13.68    0.59    4.34    4.52       0.59    4.34        NA      NA      NA
ALBK  ALBANK Fin. Corp. of Albany NY          9.20     7.98    0.81    8.74    5.83       1.01   10.91       0.92   78.02    0.98
AMFC  AMB Financial Corp. of IN              16.30    16.30    0.69    3.72    3.86       0.87    4.67       0.58   64.22    0.50
ASBP  ASB Financial Corp. of OH              15.73    15.73    0.60    3.01    3.32       0.88    4.40       1.58   50.98    1.23
ABBK  Abington Savings Bank of MA(8)*         6.87     6.16    0.77   11.55    8.04       0.67   10.04       0.30  133.04    0.64
AABC  Access Anytime Bancorp of NM            6.80     6.80   -0.59  -11.49   -9.91      -0.23   -4.44       1.59   26.80    0.94
AFBC  Advance Fin. Bancorp of WV             15.45    15.45    0.39    3.45    2.57       0.79    7.00       0.37   89.84    0.40
AADV  Advantage Bancorp of WI                 8.83     8.19    0.35    3.80    2.88       0.86    9.43       0.56  102.27    1.01
AFCB  Affiliated Comm BC, Inc of MA           9.77     9.71    0.93    9.45    5.95       1.07   10.81       0.46  163.49    1.19
ALBC  Albion Banc Corp. of Albion NY          8.90     8.90    0.09    0.93    0.96       0.38    3.93        NA      NA     0.65
ABCL  Allied Bancorp of IL                    9.31     9.19    0.42    4.88    2.08       0.71    8.21       0.18  236.73    0.50



                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                 NM   232.91    9.17     NM    15.85         0.88    1.98   62.41
CSA   Coast Savings Financial of CA               NM   195.61    9.69  198.40   19.86         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE            17.96  188.26   11.15  211.54   12.59         0.28    0.78   14.07
DME   Dime Savings Bank, FSB of NY*             16.90  177.32   10.12  178.93   13.25         0.00    0.00    0.00
DSL   Downey Financial Corp. of CA              25.00  140.19   10.24  142.28   14.79         0.32    1.52   38.10
FRC   First Republic Bancorp of CA*             14.76  125.74    9.32  125.82   16.56         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                 29.86  153.52    7.25  155.54   15.01         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA                 NM   154.53    8.74  166.15   16.41         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA              10.75  165.32   10.36  165.32    8.76         0.44    0.63    6.78
GWF   Great Western Fin. Corp. of CA(8)           NM      NM    15.96     NM    23.74         1.00    2.02     NM
GPT   GreenPoint Fin. Corp. of NY*              20.27  204.91   22.14     NM    22.21         1.00    1.60   32.36
WES   Westcorp Inc. of Orange CA                12.98  137.27   12.89  137.60     NM          0.40    2.37   30.77

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                  NM   114.56   20.40  114.56     NM          0.36    1.82     NM
BKC   American Bank of Waterbury CT*            11.59  171.65   13.69  179.58   13.36         1.44    4.11   47.68
BFD   BostonFed Bancorp of MA                   26.47  120.57   10.73  124.93   19.25         0.28    1.65   43.75
CFX   CFX Corp of NH*                           19.28  176.78   13.56  189.54   15.49         0.88    4.86     NM
CZF   Citisave Fin. Corp. of LA(8)                NM   154.44   25.67  154.44     NM          0.40    2.00     NM
CBK   Citizens First Fin.Corp. of IL              NM   112.60   16.49  112.60     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                      NM      NM     0.77     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                  NM   106.26   25.98  106.26     NM          0.20    1.24   38.46
FAB   FirstFed America Bancorp of MA              NM   104.21   12.99  104.21     NM          0.00    0.00     NM
GAF   GA Financial Corp. of PA                  21.51  120.35   20.77  120.35   17.07         0.40    2.42   51.95
KNK   Kankakee Bancorp of IL                    19.21  112.67   12.03  120.33   14.95         0.48    1.66   31.79
KYF   Kentucky First Bancorp of KY              20.51  100.09   16.12  100.09   15.53         0.50    4.60     NM
NYB   New York Bancorp, Inc. of NY              13.75     NM    16.96     NM    11.66         0.60    1.83   25.10
PDB   Piedmont Bancorp of NC                      NM   140.22   23.79  140.22   28.47         0.40    3.90     NM
PLE   Pinnacle Bank of AL                       17.37  126.18    9.76  130.39   11.58         0.80    3.66   63.49
SSB   Scotland Bancorp of NC                    29.76  119.14   43.70  119.14   24.43         0.30    1.83   54.55
SZB   SouthFirst Bancshares of AL                 NM    94.82   13.25   94.82     NM          0.50    3.33     NM
SRN   Southern Banc Company of AL                 NM    99.79   16.79  100.91   28.74         0.35    2.44     NM
SSM   Stone Street Bancorp of NC                26.45  126.40   45.31  126.40   22.77         0.45    1.72   45.45
TSH   Teche Holding Company of LA               23.44  123.11   16.38  123.11   17.05         0.50    2.67   62.50
FTF   Texarkana Fst. Fin. Corp of AR            14.10  119.86   19.21  119.86   11.37         0.45    2.55   36.00
THR   Three Rivers Fin. Corp. of MI             27.78   97.72   14.15   98.10   18.52         0.36    2.40   66.67
TBK   Tolland Bank of CT*                       13.33  132.06    8.89  136.26   12.41         0.20    1.11   14.81
WSB   Washington SB, FSB of MD                  15.71   96.25    8.01   96.25   10.82         0.10    2.05   32.26

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 NM    98.65    7.86  100.89     NM          0.40    1.30   43.96
AFED  AFSALA Bancorp of NY                      22.13   96.09   13.15   96.09   22.13         0.16    1.19   26.23
ALBK  ALBANK Fin. Corp. of Albany NY            17.17  148.41   13.66  171.11   13.75         0.60    1.61   27.65
AMFC  AMB Financial Corp. of IN                 25.91   99.72   16.25   99.72   20.65         0.24    1.68   43.64
ASBP  ASB Financial Corp. of OH                   NM   117.50   18.48  117.50   20.61         0.40    3.40     NM
ABBK  Abington Savings Bank of MA(8)*           12.43  137.85    9.48  153.88   14.31         0.40    1.62   20.20
AABC  Access Anytime Bancorp of NM                NM    90.69    6.17   90.69     NM          0.00    0.00     NM
AFBC  Advance Fin. Bancorp of WV                  NM    92.28   14.25   92.28   19.18         0.32    2.35     NM
AADV  Advantage Bancorp of WI                     NM   134.31   11.87  144.96   13.99         0.40    1.07   37.04
AFCB  Affiliated Comm BC, Inc of MA             16.81  152.69   14.91  153.66   14.68         0.48    1.97   33.10
ALBC  Albion Banc Corp. of Albion NY              NM    97.38    8.67   97.38   24.73         0.31    1.35     NM
ABCL  Allied Bancorp of IL                        NM   131.92   12.29  133.67   28.54         0.65    2.15     NM

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 6, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN            10.17    10.06    0.29    2.88    3.14       0.19    1.87       2.84   23.48    0.93
AHCI  Ambanc Holding Co. of NY*              12.72    12.72   -0.62   -4.16   -4.52      -0.62   -4.16       1.06   72.94    1.47
ASBI  Ameriana Bancorp of IN                 10.85    10.84    0.60    5.40    4.71       0.87    7.85       0.43   63.58    0.38
AFFFZ America First Fin. Fund of CA(8)        8.28     8.16    1.42   19.23   13.96       1.74   23.53       0.41   80.65    0.50
AMFB  American Federal Bank of SC(8)          8.99     8.38    1.10   13.34    4.39       1.37   16.50       0.44  193.22    1.30
ANBK  American Nat'l Bancorp of MD            9.15     9.15    0.15    1.44    1.29       0.54    5.14        NA      NA     1.17
ABCW  Anchor Bancorp Wisconsin of WI          6.25     6.13    0.76   12.01    7.05       0.99   15.68       0.75  161.56    1.53
ANDB  Andover Bancorp, Inc. of MA*            8.07     8.07    1.09   14.05    8.47       1.13   14.50       1.14   89.41    1.41
ASFC  Astoria Financial Corp. of NY           7.60     6.32    0.52    6.54    4.18       0.77    9.68       0.52   35.00    0.50
AVND  Avondale Fin. Corp. of IL               8.25     8.25   -0.71   -7.35   -8.87      -1.34  -13.86       1.66  194.88    5.35
BKCT  Bancorp Connecticut of CT*             10.40    10.40    1.26   11.92    7.81       1.20   11.39       1.11  108.02    1.98
BPLS  Bank Plus Corp. of CA                   4.92     4.91   -0.35   -6.90   -6.00      -0.04   -0.77       3.22   49.87    1.96
BWFC  Bank West Fin. Corp. of MI             15.30    15.30    0.74    4.25    4.25       0.53    3.03       0.03  458.70    0.20
BANC  BankAtlantic Bancorp of FL              5.51     4.48    0.92   14.32    8.07       0.71   11.10       0.78  120.47    1.40
BKUNA BankUnited SA of FL                     4.46     3.59    0.18    3.57    2.14       0.35    6.97       0.74   26.73    0.24
BKCO  Bankers Corp. of NJ(8)*                 7.78     7.66    1.10   13.28    8.08       1.18   14.19       1.20   23.83    0.46
BVCC  Bay View Capital Corp. of CA            6.31     6.00    0.38    6.12    3.78       0.64   10.36       0.79  115.33    1.20
BFSB  Bedford Bancshares of VA               14.32    14.32    1.05    7.12    5.84       1.35    9.09       0.63   77.52    0.57
BFFC  Big Foot Fin. Corp. of IL              17.08    17.08   -0.30   -2.43   -1.50       0.29    2.33       0.11  128.76    0.37
BSBC  Branford SB of CT*                      9.54     9.54    1.14   12.65    6.53       1.11   12.24       1.94  112.22    3.09
BYFC  Broadway Fin. Corp. of CA              10.87    10.87   -0.24   -2.42   -2.88       0.12    1.25       2.42   41.50    1.19
CBCO  CB Bancorp of Michigan City IN(8)       8.83     8.83    1.00   10.68    5.18       1.17   12.50       2.41   42.37    2.50
CBES  CBES Bancorp of MO                     18.39    18.39    0.77    5.22    4.28       0.96    6.51       0.77   54.05    0.46
CCFH  CCF Holding Company of GA              14.32    14.32    0.26    1.47    1.59       0.43    2.41       0.34  189.90    0.79
CENF  CENFED Financial Corp. of CA            5.10     5.09    0.49    9.61    6.24       0.72   14.11       1.40   51.06    1.03
CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.75    9.50    5.09       1.00   12.75       0.10  565.80    0.62
CKFB  CKF Bancorp of Danville KY             23.68    23.68    1.31    5.12    4.36       1.29    5.05       1.48   12.02    0.20
CNSB  CNS Bancorp of MO                      24.82    24.82    0.53    2.41    1.94       0.81    3.66       0.45   80.36    0.57
CSBF  CSB Financial Group Inc of IL*         25.56    24.11    0.54    2.08    2.08       0.82    3.16       0.74   41.29    0.53
CFHC  California Fin. Hld. Co. of CA(8)       6.96     6.93    0.53    8.00    5.04       0.82   12.26       1.04   54.70    0.77
CBCI  Calumet Bancorp of Chicago IL          15.94    15.94    1.11    6.86    6.55       1.44    8.87       1.40   84.90    1.54
CAFI  Camco Fin. Corp. of OH                  9.69     8.92    0.75    8.54    5.35       0.88   10.01       0.68   38.86    0.32
CMRN  Cameron Fin. Corp. of MO               22.95    22.95    1.12    4.46    4.60       1.39    5.56       0.60  135.41    0.95
CAPS  Capital Savings Bancorp of MO           8.66     8.66    0.65    7.16    4.74       0.92   10.23       0.26  116.53    0.38
CFNC  Carolina Fincorp of NC*                23.71    23.71    1.11    4.65    4.48       1.05    4.36       0.28  133.67    0.54
CNY   Carver FSB of New York, NY              8.06     7.72   -0.47   -5.07   -7.51      -0.03   -0.33       1.53   34.62    1.12
CASB  Cascade SB of Everett WA                6.17     6.17    0.46    7.46    4.00       0.58    9.42       0.59  142.60    1.02
CATB  Catskill Fin. Corp. of NY*             26.98    26.98    1.42    6.14    5.42       1.44    6.22       0.50  133.79    1.47
CNIT  Cenit Bancorp of Norfolk VA             7.02     6.40    0.74   10.48    7.04       0.68    9.75       0.65   85.28    0.87
CEBK  Central Co-Op. Bank of MA*             10.26     9.11    0.59    5.92    5.57       0.66    6.66       1.67   53.48    1.24
CENB  Century Bancshares of NC*              29.93    29.93    1.76    5.86    6.25       1.78    5.93       0.39  139.39    0.91
CBSB  Charter Financial Inc. of IL           14.13    12.40    0.97    5.94    4.84       1.22    7.50       0.51  114.56    0.80
COFI  Charter One Financial of OH             6.78     6.30    0.97   14.40    6.00       1.23   18.30       0.32  147.01    0.77
CNBA  Chester Bancorp of IL                  22.21    22.21    1.09    4.90    4.86       1.09    4.90       0.25  107.12    0.70
CVAL  Chester Valley Bancorp of PA            8.56     8.56    0.63    7.00    4.41       0.92   10.30       0.47  187.15    1.10
CTZN  CitFed Bancorp of Dayton OH             6.33     5.64    0.55    8.47    4.79       0.79   12.27       0.45  128.08    0.99
CLAS  Classic Bancshares of KY               14.92    12.53    0.42    2.06    2.05       0.71    3.43       0.91   68.31    0.99
CMSB  Cmnwealth Bancorp of PA                 9.57     7.35    0.56    5.44    4.37       0.72    7.00       0.42  106.34    0.86
COVB  CoVest Bancshares of IL                 8.94     8.51    0.16    1.78    1.75       0.43    4.89       0.23  118.11    0.43
CBSA  Coastal Bancorp of Houston TX           3.42     2.89    0.26    7.87    5.52       0.44   13.15       0.65   37.23    0.56
CFCP  Coastal Fin. Corp. of SC                6.10     6.10    0.90   14.66    4.19       0.99   16.14       0.26  350.59    1.14
COFD  Collective Bancorp Inc. of NJ(8)        7.00     6.33    0.94   13.56    5.57       1.15   16.49       0.40   60.69    0.47
CMSV  Commty. Svgs, MHC of FL (48.5)         11.23    11.23    0.63    5.41    3.82       0.95    8.21       0.57   66.20    0.64
CBNH  Community Bankshares Inc of NH(8)*      7.13     7.13    0.93   13.02    5.57       0.75   10.52       0.61  115.48    1.01
CFTP  Community Fed. Bancorp of MS           33.52    33.52    1.43    4.31    3.89       1.70    5.13       0.35   79.45    0.47
CFFC  Community Fin. Corp. of VA             13.78    13.78    1.04    7.50    5.82       1.31    9.44       0.35  180.62    0.70


                                                               Pricing Ratios                      Dividend Data(6)
                                                   -----------------------------------------      -----------------------
                                                                           Price/  Price/        Ind.   Divi-
                                                   Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                     (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ATSB  AmTrust Capital Corp. of IN                NM    92.86    9.44   93.89     NM          0.20    1.57   50.00
     AHCI  Ambanc Holding Co. of NY*                  NM   103.75   13.20  103.75     NM          0.00    0.00     NM
     ASBI  Ameriana Bancorp of IN                   21.23  115.84   12.56  115.93   14.62         0.60    3.87     NM
     AFFFZ America First Fin. Fund of CA(8)          7.17  126.77   10.50  128.61    5.86         1.60    4.20   30.08
     AMFB  American Federal Bank of SC(8)           22.78     NM    25.96     NM    18.41         0.48    1.56   35.56
     ANBK  American Nat'l Bancorp of MD               NM   119.63   10.95  119.63   21.69         0.12    0.81   63.16
     ABCW  Anchor Bancorp Wisconsin of WI           14.18  167.59   10.48  170.91   10.86         0.56    1.30   18.42
     ANDB  Andover Bancorp, Inc. of MA*             11.81  156.91   12.66  156.91   11.44         0.68    2.29   26.98
     ASFC  Astoria Financial Corp. of NY            23.94  154.02   11.71  185.10   16.17         0.60    1.42   33.90
     AVND  Avondale Fin. Corp. of IL                  NM    92.41    7.63   92.41     NM          0.00    0.00     NM
     BKCT  Bancorp Connecticut of CT*               12.81  153.18   15.93  153.18   13.41         0.88    3.42   43.78
     BPLS  Bank Plus Corp. of CA                      NM   118.24    5.81  118.51     NM          0.00    0.00     NM
     BWFC  Bank West Fin. Corp. of MI               23.51  109.90   16.82  109.90     NM          0.28    2.02   47.46
     BANC  BankAtlantic Bancorp of FL               12.39  167.07    9.20  205.53   15.99         0.12    0.87   10.81
     BKUNA BankUnited SA of FL                        NM   133.83    5.97  166.55   23.93         0.00    0.00    0.00
     BKCO  Bankers Corp. of NJ(8)*                  12.38  158.01   12.30  160.62   11.58         0.64    2.53   31.37
     BVCC  Bay View Capital Corp. of CA             26.46  167.93   10.59  176.63   15.64         0.32    1.29   34.04
     BFSB  Bedford Bancshares of VA                 17.13  120.50   17.26  120.50   13.43         0.52    2.62   44.83
     BFFC  Big Foot Fin. Corp. of IL                  NM   112.04   19.14  112.04     NM          0.00    0.00     NM
     BSBC  Branford SB of CT*                       15.32  184.11   17.56  184.11   15.83         0.08    1.68   25.81
     BYFC  Broadway Fin. Corp. of CA                  NM    75.39    8.20   75.39     NM          0.20    1.86     NM
     CBCO  CB Bancorp of Michigan City IN(8)        19.32  197.44   17.44  197.44   16.50         0.00    0.00    0.00
     CBES  CBES Bancorp of MO                       23.36   94.38   17.35   94.38   18.74         0.40    2.48   57.97
     CCFH  CCF Holding Company of GA                  NM   109.45   15.67  109.45     NM          0.50    3.17     NM
     CENF  CENFED Financial Corp. of CA             16.03  147.06    7.51  147.35   10.93         0.33    1.12   17.93
     CFSB  CFSB Bancorp of Lansing MI               19.66  186.69   14.25  186.69   14.65         0.55    2.39   47.01
     CKFB  CKF Bancorp of Danville KY               22.92  125.16   29.64  125.16   23.19         0.44    2.29   52.38
     CNSB  CNS Bancorp of MO                          NM   108.62   26.96  108.62     NM          0.20    1.25   64.52
     CSBF  CSB Financial Group Inc of IL*             NM    88.43   22.60   93.75     NM          0.00    0.00    0.00
     CFHC  California Fin. Hld. Co. of CA(8)        19.84  152.89   10.64  153.53   12.94         0.44    1.50   29.73
     CBCI  Calumet Bancorp of Chicago IL            15.26  107.86   17.20  107.86   11.80         0.00    0.00    0.00
     CAFI  Camco Fin. Corp. of OH                   18.69  123.75   11.99  134.45   15.95         0.52    2.81   52.53
     CMRN  Cameron Fin. Corp. of MO                 21.75   99.00   22.72   99.00   17.45         0.28    1.67   36.36
     CAPS  Capital Savings Bancorp of MO            21.10  149.22   12.92  149.22   14.77         0.24    1.48   31.17
     CFNC  Carolina Fincorp of NC*                  22.31  104.17   24.70  104.17   23.77         0.20    1.38   30.77
     CNY   Carver FSB of New York, NY                 NM    68.56    5.53   71.62     NM          0.00    0.00     NM
     CASB  Cascade SB of Everett WA                 25.00  179.41   11.08  179.41   19.79         0.00    0.00    0.00
     CATB  Catskill Fin. Corp. of NY*               18.45  105.44   28.45  105.44   18.24         0.28    1.81   33.33
     CNIT  Cenit Bancorp of Norfolk VA              14.20  148.76   10.44  163.16   15.25         1.00    2.22   31.55
     CEBK  Central Co-Op. Bank of MA*               17.97  101.83   10.45  114.77   15.97         0.32    1.86   33.33
     CENB  Century Bancshares of NC*                16.01   93.86   28.10   93.86   15.83         2.00    2.90   46.40
     CBSB  Charter Financial Inc. of IL             20.68  131.39   18.57  149.74   16.39         0.32    1.84   38.10
     COFI  Charter One Financial of OH              16.67  233.80   15.84     NM    13.11         1.00    2.08   34.72
     CNBA  Chester Bancorp of IL                    20.59  100.83   22.39  100.83   20.59         0.24    1.64   33.80
     CVAL  Chester Valley Bancorp of PA             22.70  155.27   13.29  155.27   15.43         0.44    2.23   50.57
     CTZN  CitFed Bancorp of Dayton OH              20.88  170.22   10.78  191.11   14.41         0.32    0.87   18.18
     CLAS  Classic Bancshares of KY                   NM   100.90   15.06  120.13   29.24         0.28    1.92     NM
     CMSB  Cmnwealth Bancorp of PA                  22.91  120.96   11.57  157.50   17.79         0.28    1.85   42.42
     COVB  CoVest Bancshares of IL                    NM   108.50    9.69  113.86   20.88         0.40    2.25     NM
     CBSA  Coastal Bancorp of Houston TX            18.12  137.47    4.70  162.75   10.84         0.48    1.78   32.21
     CFCP  Coastal Fin. Corp. of SC                 23.88     NM    20.33     NM    21.68         0.33    1.55   37.08
     COFD  Collective Bancorp Inc. of NJ(8)         17.96  232.93   16.31     NM    14.77         1.00    2.27   40.82
     CMSV  Commty. Svgs, MHC of FL (48.5)           26.20  139.69   15.69  139.69   17.26         0.90    4.14     NM
     CBNH  Community Bankshares Inc of NH(8)*       17.97  222.44   15.86  222.44   22.24         0.64    1.71   30.77
     CFTP  Community Fed. Bancorp of MS             25.74  108.49   36.37  108.49   21.60         0.30    1.71   44.12
     CFFC  Community Fin. Corp. of VA               17.18  124.65   17.17  124.65   13.64         0.56    2.49   42.75

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CIBI  Community Inv. Bancorp of OH           11.52    11.52    0.67    5.52    5.21       1.00    8.19       0.72   65.53    0.62
COOP  Cooperative Bk.for Svgs. of NC          7.49     7.49   -0.89  -10.79   -9.33       0.13    1.60       0.45   53.51    0.30
CRZY  Crazy Woman Creek Bncorp of WY         27.85    27.85    1.01    3.35    3.74       1.27    4.20       0.23  240.34    1.03
DNFC  D&N Financial Corp. of MI               5.81     5.75    0.63   10.98    5.81       0.85   14.82       0.37  192.28    1.01
DFIN  Damen Fin. Corp. of Chicago IL         20.16    20.16    0.71    3.13    3.58       0.89    3.93       0.20   76.94    0.38
DCBI  Delphos Citizens Bancorp of OH         28.34    28.34    1.27    6.07    4.43       1.27    6.07       0.10   93.46    0.13
DIME  Dime Community Bancorp of NY           15.41    13.23    0.93    6.19    4.87       1.03    6.90       0.82   97.78    1.45
DIBK  Dime Financial Corp. of CT*             7.83     7.54    1.85   22.66   10.93       1.91   23.35       0.46  337.58    3.23
EGLB  Eagle BancGroup of IL                  12.10    12.10   -0.20   -1.89   -1.70       0.12    1.09       1.67   31.93    0.80
EBSI  Eagle Bancshares of Tucker GA           8.71     8.71    0.59    6.82    4.90       0.80    9.29       0.88   65.80    0.84
EGFC  Eagle Financial Corp. of CT             6.90     5.19    0.58    8.18    6.25       0.78   10.92       1.21   47.66    1.01
ETFS  East Texas Fin. Serv. of TX            19.02    19.02    0.32    1.70    1.97       0.64    3.41       0.25  100.00    0.53
EBCP  Eastern Bancorp of NH(8)                7.59     7.20    0.38    4.96    3.35       0.59    7.76       1.27   25.79    0.57
ESBK  Elmira SB of Elmira NY*                 6.30     6.03    0.28    4.48    4.29       0.27    4.28       0.83   76.33    0.80
EMLD  Emerald Financial Corp of OH            7.51     7.38    0.69    8.89    5.00       0.89   11.37       0.34   75.41    0.34
EIRE  Emerald Island Bancorp, MA*             6.96     6.96    0.81   12.00    7.83       0.86   12.68       0.62  105.23    0.97
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.67       1.09    3.12        NA      NA     0.47
EFBI  Enterprise Fed. Bancorp of OH          12.67    12.65    0.68    4.72    3.95       0.75    5.16       0.01     NA     0.28
EQSB  Equitable FSB of Wheaton MD             5.07     5.07    0.48    9.33    6.47       0.76   14.93       1.07   19.82    0.31
FFFG  F.F.O. Financial Group of FL(8)         6.41     6.41    0.52    8.41    4.41       0.85   13.72       3.17   55.02    2.47
FCBF  FCB Fin. Corp. of Neenah WI            17.51    17.51    0.91    5.04    3.92       1.10    6.08       0.11  426.35    0.56
FFBS  FFBS Bancorp of Columbus MS            19.42    19.42    1.19    6.07    4.17       1.49    7.65       0.42  109.44    0.66
FFDF  FFD Financial Corp. of OH              24.74    24.74    0.78    3.42    3.20       1.08    4.74        NA      NA     0.27
FFLC  FFLC Bancorp of Leesburg FL            14.48    14.48    0.69    4.30    3.54       1.01    6.32       0.27  116.25    0.46
FFFC  FFVA Financial Corp. of VA             12.98    12.69    1.08    7.35    5.08       1.34    9.09       0.10  585.64    1.01
FFWC  FFW Corporation of Wabash IN           10.01    10.01    0.90    8.74    7.62       1.11   10.86       0.22  150.42    0.48
FFYF  FFY Financial Corp. of OH              14.10    14.10    0.89    5.44    4.62       1.27    7.80       0.72   73.17    0.69
FMCO  FMS Financial Corp. of NJ               6.29     6.16    0.64    9.89    7.14       0.97   15.08       1.07   47.56    0.90
FFHH  FSF Financial Corp. of MN              11.77    11.77    0.64    4.73    4.33       0.83    6.11       0.10  216.04    0.34
FOBC  Fed One Bancorp of Wheeling WV         11.61    11.06    0.68    5.79    4.60       0.98    8.27       0.45   93.85    1.00
FBCI  Fidelity Bancorp of Chicago IL         10.19    10.16    0.53    4.92    4.69       0.75    7.05       0.70   24.69    0.23
FSBI  Fidelity Bancorp, Inc. of PA            6.96     6.96    0.52    7.41    5.35       0.83   11.77       0.51  100.48    1.06
FFFL  Fidelity FSB, MHC of FL (47.4)          8.82     8.75    0.39    4.09    2.61       0.62    6.51       0.30   77.48    0.31
FFED  Fidelity Fed. Bancorp of IN             5.14     5.14    0.16    3.18    1.89       0.28    5.62       0.16  455.75    0.85
FFOH  Fidelity Financial of OH               13.12    11.52    0.63    3.90    2.67       1.01    6.24       0.18  174.34    0.38
FIBC  Financial Bancorp of NY                 9.73     9.68    0.51    5.14    4.46       0.88    8.82        NA      NA     0.85
FBSI  First Bancshares of MO                 14.35    14.33    0.91    5.88    6.21       1.11    7.22       0.32   88.44    0.35
FBBC  First Bell Bancorp of PA               10.20    10.20    1.19    7.34    7.20       1.40    8.65       0.09  107.87    0.12
FBER  First Bergen Bancorp of NJ             16.44    16.44    0.42    2.50    2.57       0.75    4.50       0.74  161.82    2.41
SKBO  First Carnegie,MHC of PA(45.0)         15.65    15.65    0.37    2.35    1.79       0.54    3.43       0.74   33.56    0.66
FCIT  First Cit. Fin. Corp of MD(8)           6.11     6.11    0.53    8.65    4.16       0.79   13.02       1.92   52.05    1.33
FSTC  First Citizens Corp of GA               9.37     7.37    1.80   19.17   11.76       1.50   16.01       1.26   87.96    1.40
FFBA  First Colorado Bancorp of Co           14.30    14.13    1.13    7.87    5.72       1.12    7.80       0.19  136.49    0.37
FDEF  First Defiance Fin.Corp. of OH         21.42    21.42    0.78    3.37    3.14       1.06    4.60       0.45   93.68    0.55
FESX  First Essex Bancorp of MA*              7.31     6.30    1.01   13.37    7.64       0.88   11.68       0.62  143.10    1.42
FFES  First FS&LA of E. Hartford CT           6.25     6.25    0.43    7.04    6.18       0.69   11.23       0.51   55.25    1.57
FSSB  First FS&LA of San Bern. CA             4.33     4.18   -1.18  -24.68     NM       -1.18  -24.75       2.31   45.41    1.47
FFSX  First FS&LA. MHC of IA (46.0)           8.14     8.06    0.43    5.19    2.96       0.73    8.93       0.14  263.34    0.52
FFSW  First Fed Fin. Serv. of OH              6.05     5.11    0.87   15.36    5.83       0.69   12.15       0.38   73.66    0.40
BDJI  First Fed. Bancorp. of MN              11.17    11.17    0.32    2.58    2.56       0.66    5.38       0.31  127.79    0.82
FFBH  First Fed. Bancshares of AR            15.82    15.82    0.79    5.42    4.18       1.13    7.76       0.19  127.62    0.31
FTFC  First Fed. Capital Corp. of WI          6.35     5.96    0.74   11.32    5.85       0.86   13.18       0.17  308.37    0.68
FFKY  First Fed. Fin. Corp. of KY            13.60    12.78    1.25    9.03    5.61       1.49   10.79       0.40  115.33    0.53
FFBZ  First Federal Bancorp of OH             7.66     7.65    0.74    9.58    4.91       1.01   13.14       0.58  153.04    1.02
FFCH  First Fin. Holdings Inc. of SC          6.15     6.15    0.55    8.85    5.05       0.84   13.43       1.82   39.24    0.84
FFBI  First Financial Bancorp of IL           7.81     7.81   -0.02   -0.27   -0.31       0.47    5.76       0.27  200.40    0.69


                                                            Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CIBI  Community Inv. Bancorp of OH              19.19  107.16   12.34  107.16   12.93         0.40    2.11   40.40
COOP  Cooperative Bk.for Svgs. of NC              NM   120.07    8.99  120.07     NM          0.00    0.00     NM
CRZY  Crazy Woman Creek Bncorp of WY            26.71   94.45   26.30   94.45   21.28         0.40    2.94     NM
DNFC  D&N Financial Corp. of MI                 17.22  171.04    9.93  172.82   12.76         0.00    0.00    0.00
DFIN  Damen Fin. Corp. of Chicago IL            27.94  100.92   20.35  100.92   22.27         0.24    1.68   47.06
DCBI  Delphos Citizens Bancorp of OH            22.58   94.09   26.66   94.09   22.58         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY              20.54  122.99   18.96  143.30   18.42         0.18    1.01   20.69
DIBK  Dime Financial Corp. of CT*                9.15  192.34   15.05  199.58    8.87         0.40    1.68   15.33
EGLB  Eagle BancGroup of IL                       NM    93.73   11.34   93.73     NM          0.00    0.00     NM
EBSI  Eagle Bancshares of Tucker GA             20.39  128.02   11.14  128.02   14.96         0.60    3.68   75.00
EGFC  Eagle Financial Corp. of CT               16.01  129.29    8.92  171.81   11.99         0.92    3.11   49.73
ETFS  East Texas Fin. Serv. of TX                 NM    87.61   16.67   87.61   25.37         0.20    1.16   58.82
EBCP  Eastern Bancorp of NH(8)                  29.89  145.58   11.05  153.39   19.12         0.64    2.46   73.56
ESBK  Elmira SB of Elmira NY*                   23.31  104.43    6.58  109.10   24.41         0.64    3.08   71.91
EMLD  Emerald Financial Corp of OH              20.00  171.82   12.90  174.83   15.63         0.24    1.60   32.00
EIRE  Emerald Island Bancorp, MA*               12.77  140.19    9.76  140.19   12.08         0.28    1.56   19.86
EFBC  Empire Federal Bancorp of MT                NM    88.89   31.02   88.89   28.52         0.30    2.29     NM
EFBI  Enterprise Fed. Bancorp of OH             25.33  122.42   15.51  122.58   23.17         1.00    5.26     NM
EQSB  Equitable FSB of Wheaton MD               15.45  136.44    6.91  136.44    9.66         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL(8)           22.68  178.84   11.46  178.84   13.90         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI               25.52  129.51   22.67  129.51   21.15         0.72    2.91   74.23
FFBS  FFBS Bancorp of Columbus MS               23.96  143.30   27.83  143.30   19.01         0.50    2.17   52.08
FFDF  FFD Financial Corp. of OH                   NM    94.83   23.46   94.83   22.54         0.30    2.18   68.18
FFLC  FFLC Bancorp of Leesburg FL               28.25  127.48   18.45  127.48   19.22         0.48    1.70   48.00
FFFC  FFVA Financial Corp. of VA                19.69  158.43   20.56  162.02   15.92         0.48    1.92   37.80
FFWC  FFW Corporation of Wabash IN              13.13  114.29   11.44  114.29   10.57         0.72    2.77   36.36
FFYF  FFY Financial Corp. of OH                 21.67  133.33   18.80  133.33   15.12         0.70    2.69   58.33
FMCO  FMS Financial Corp. of NJ                 14.01  135.37    8.51  138.21    9.19         0.20    1.01   14.18
FFHH  FSF Financial Corp. of MN                 23.08  118.97   14.00  118.97   17.87         0.50    3.01   69.44
FOBC  Fed One Bancorp of Wheeling WV            21.74  126.87   14.73  133.10   15.23         0.58    2.78   60.42
FBCI  Fidelity Bancorp of Chicago IL            21.31  105.69   10.77  105.99   14.88         0.32    1.71   36.36
FSBI  Fidelity Bancorp, Inc. of PA              18.69  135.04    9.40  135.04   11.76         0.36    1.80   33.64
FFFL  Fidelity FSB, MHC of FL (47.4)              NM   155.22   13.69  156.51   24.04         0.80    4.27     NM
FFED  Fidelity Fed. Bancorp of IN                 NM   174.08    8.95  174.08   30.00         0.40    4.44     NM
FFOH  Fidelity Financial of OH                    NM   124.69   16.35  141.91   23.44         0.28    1.87   70.00
FIBC  Financial Bancorp of NY                   22.40  115.15   11.20  115.69   13.07         0.40    2.32   51.95
FBSI  First Bancshares of MO                    16.10   95.96   13.77   96.11   13.10         0.20    1.05   16.95
FBBC  First Bell Bancorp of PA                  13.90  139.89   14.27  139.89   11.80         0.40    2.69   37.38
FBER  First Bergen Bancorp of NJ                  NM    98.98   16.28   98.98   21.62         0.12    0.88   34.29
SKBO  First Carnegie,MHC of PA(45.0)              NM   131.64   20.60  131.64     NM          0.00    0.00    0.00
FCIT  First Cit. Fin. Corp of MD(8)             24.05  198.89   12.14  198.89   15.99         0.00    0.00    0.00
FSTC  First Citizens Corp of GA                  8.51  163.04   15.28  207.29   10.19         0.44    1.78   15.12
FFBA  First Colorado Bancorp of Co              17.48  137.61   19.68  139.32   17.65         0.40    2.22   38.83
FDEF  First Defiance Fin.Corp. of OH              NM   112.81   24.16  112.81   23.33         0.32    2.29   72.73
FESX  First Essex Bancorp of MA*                13.09  148.39   10.85  172.23   14.97         0.48    2.89   37.80
FFES  First FS&LA of E. Hartford CT             16.19  109.78    6.86  109.78   10.14         0.60    2.38   38.46
FSSB  First FS&LA of San Bern. CA                 NM    69.34    3.01   71.97     NM          0.00    0.00     NM
FFSX  First FS&LA. MHC of IA (46.0)               NM   172.67   14.05  174.24   19.66         0.48    2.09   70.59
FFSW  First Fed Fin. Serv. of OH                17.16  240.42   14.55     NM    21.70         0.44    1.28   21.89
BDJI  First Fed. Bancorp. of MN                   NM   109.20   12.20  109.20   18.75         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR               23.91  115.37   18.25  115.37   16.70         0.20    1.03   24.69
FTFC  First Fed. Capital Corp. of WI            17.09  189.42   12.04  202.07   14.68         0.72    2.38   40.68
FFKY  First Fed. Fin. Corp. of KY               17.82  158.31   21.53  168.56   14.92         0.52    2.70   48.15
FFBZ  First Federal Bancorp of OH               20.35  187.37   14.35  187.57   14.83         0.24    1.37   27.91
FFCH  First Fin. Holdings Inc. of SC            19.81  171.80   10.56  171.80   13.05         0.72    2.69   53.33
FFBI  First Financial Bancorp of IL               NM    91.32    7.13   91.32   15.24         0.00    0.00     NM

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 6, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFHC  First Financial Corp. of WI(8)          6.98     6.78    0.93   12.87    5.11       1.26   17.55       0.29  137.23    0.65
FFHS  First Franklin Corp. of OH              8.82     8.75    0.14    1.59    1.36       0.62    6.76       0.62   68.29    0.62
FGHC  First Georgia Hold. Corp of GA          8.49     7.74    0.96   11.69    6.27       0.57    6.97       1.35   50.33    0.79
FSPG  First Home Bancorp of NJ                6.59     6.47    0.90   13.90    8.47       1.19   18.24       0.79   93.39    1.41
FFSL  First Independence Corp. of KS         10.51    10.51    0.50    4.27    4.70       0.76    6.53       0.90   69.84    0.97
FISB  First Indiana Corp. of IN               9.58     9.46    0.89    9.68    5.93       1.03   11.14       1.55   85.76    1.59
FKFS  First Keystone Fin. Corp of PA          7.07     7.07    0.51    6.65    5.45       0.76    9.86       2.46   34.36    1.46
FLKY  First Lancaster Bncshrs of KY          37.13    37.13    0.98    1.94    2.53       1.26    2.50       0.75   32.89    0.29
FLFC  First Liberty Fin. Corp. of GA          7.35     6.57    1.09   14.83    8.19       0.88   11.96       0.75  114.80    1.23
CASH  First Midwest Fin. Corp. of IA         11.59    10.26    0.76    6.54    6.22       0.98    8.44       0.79   81.68    0.97
FMBD  First Mutual Bancorp of IL             13.41    10.32    0.15    0.75    0.87       0.38    1.97       0.16  207.98    0.46
FMSB  First Mutual SB of Bellevue WA*         6.57     6.57    1.01   15.36    7.90       0.98   14.78        NA      NA     1.24
FNGB  First Northern Cap. Corp of WI         11.51    11.51    0.60    5.05    4.13       0.89    7.48       0.13  368.77    0.54
FFPB  First Palm Beach Bancorp of FL          6.76     6.59   -0.01   -0.09   -0.07       0.05    0.69       1.09   46.69    0.74
FSLA  First SB SLA MHC of NJ (47.5)           9.19     8.15    0.51    5.44    2.79       0.90    9.61       0.58   93.31    1.05
FSNJ  First SB of NJ, MHC (45.9)(8)           8.57     8.57   -0.34   -4.31   -2.72       0.23    2.89       0.87   58.25    1.21
SOPN  First SB, SSB, Moore Co. of NC         24.60    24.60    1.39    5.48    4.77       1.67    6.58       0.12  192.97    0.32
FWWB  First Savings Bancorp of WA*           15.13    15.13    1.05    5.61    3.72       1.01    5.40       0.25  261.72    1.07
SHEN  First Shenango Bancorp of PA           10.70    10.70    0.83    7.07    6.20       1.12    9.49       0.50  144.74    1.14
FSFC  First So.east Fin. Corp. of SC         10.22    10.22    0.01    0.11    0.09       0.92    7.48       0.11  362.15    0.50
FLAG  Flag Financial Corp of GA               9.40     9.40   -0.06   -0.68   -0.55       0.14    1.45       4.52   44.14    2.91
FFIC  Flushing Fin. Corp. of NY*             16.01    16.01    0.90    5.16    4.44       0.93    5.34       0.27  251.62    1.28
FBHC  Fort Bend Holding Corp. of TX           6.43     5.95    0.23    3.44    2.79       0.54    7.99        NA      NA     0.95
FTSB  Fort Thomas Fin. Corp. of KY           16.09    16.09    0.50    2.50    2.86       0.76    3.83       2.02   25.00    0.57
FKKY  Frankfort First Bancorp of KY          26.19    26.19    0.62    2.19    2.00       0.93    3.29       0.06  138.89    0.08
FTNB  Fulton Bancorp of MO                   25.01    25.01    0.74    3.81    2.04       1.05    5.39        NA      NA     1.01
GFSB  GFS Bancorp of Grinnell IA             11.57    11.57    0.99    8.43    5.96       1.27   10.81       1.54   45.77    0.81
GUPB  GFSB Bancorp of Gallup NM              16.30    16.30    0.74    3.86    3.83       0.93    4.86        NA      NA     0.69
GSLA  GS Financial Corp. of LA               46.34    46.34    0.85    1.84    2.02       0.85    1.84       0.13  214.61    0.85
GWBC  Gateway Bancorp of KY(8)               26.08    26.08    0.82    3.25    3.19       1.15    4.54       0.78   15.82    0.40
GBCI  Glacier Bancorp of MT                   9.56     9.29    1.39   14.68    6.06       1.57   16.59       0.28  212.30    0.85
GLBK  Glendale Co-op. Bank of MA(8)*         16.37    16.37    0.75    4.64    4.15       0.72    4.47        NA      NA     0.72
GFCO  Glenway Financial Corp. of OH           9.56     9.41    0.38    3.95    3.72       0.68    7.17       0.32   84.04    0.32
GTPS  Great American Bancorp of IL           21.16    21.16    0.43    1.95    2.13       0.55    2.48       0.16  188.02    0.42
GTFN  Great Financial Corp. of KY             9.30     8.89    0.73    7.40    4.39       0.70    7.09       3.42   13.77    0.72
GSBC  Great Southern Bancorp of MO            8.97     8.97    1.36   14.03    6.43       1.53   15.83       1.83  124.20    2.60
GDVS  Greater DV SB,MHC of PA (19.9)*        11.47    11.47    0.01    0.12    0.08       0.33    2.81       2.78   43.72    2.05
GRTR  Greater New York SB of NY(8)*           6.27     6.27    0.46    7.67    4.37       0.40    6.60       7.49    8.61    1.72
GSFC  Green Street Fin. Corp. of NC          36.09    36.09    1.33    4.48    3.21       1.64    5.50       0.14   97.92    0.19
GSLC  Guaranty Svgs & Loan FA of VA           5.72     5.72    0.46    7.73    3.30       0.43    7.26        NA      NA     1.00
GFED  Guarnty FS&LA,MHC of MO (31.0)         13.84    13.84    0.50    3.50    1.76       0.81    5.71       0.54  206.36    1.42
HCBB  HCB Bancshares of AR                   18.25    17.49   -0.11   -0.58   -0.62       0.39    2.11        NA      NA     1.47
HEMT  HF Bancorp of Hemet CA                  9.81     0.00   -0.31   -2.63   -2.67      -2.27  -19.11        NA      NA     1.10
HFFC  HF Financial Corp. of SD                9.19     9.17    0.59    6.44    5.68       0.81    8.85       0.40  200.58    1.04
HFNC  HFNC Financial Corp. of NC             18.83    18.83    1.07    3.82    2.98       1.41    5.01       0.99   94.51    1.26
HMNF  HMN Financial, Inc. of MN              14.24    14.24    0.75    4.93    4.69       0.91    5.98       0.08  555.50    0.70
HALL  Hallmark Capital Corp. of WI            6.99     6.99    0.45    6.30    6.23       0.60    8.30       0.02     NA     0.60
HARB  Harbor FSB, MHC of FL (46.0)            8.22     7.91    0.93   11.11    5.27       1.22   14.62       0.47  216.59    1.38
HRBF  Harbor Federal Bancorp of MD           12.86    12.86    0.43    3.20    3.00       0.68    5.15       0.13  131.49    0.26
HFSA  Hardin Bancorp of Hardin MO            12.78    12.78    0.51    3.17    3.69       0.82    5.16       0.37   41.58    0.29
HARL  Harleysville SA of PA                   6.36     6.36    0.69   10.70    5.88       0.99   15.31       0.12  475.58    0.77
HARS  Harris SB, MHC of PA (24.2)             7.92     6.83    0.25    2.68    1.73       0.60    6.55       0.70   61.77    0.98
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.35    26.35    1.03    3.73    3.67       1.36    4.95       0.47   58.12    0.37
HHFC  Harvest Home Fin. Corp. of OH          12.43    12.43    0.21    1.35    1.62       0.54    3.49       0.15   90.48    0.26
HAVN  Haven Bancorp of Woodhaven NY           5.80     5.77    0.62   10.26    6.71       0.91   14.94       0.78   84.95    1.23
HVFD  Haverfield Corp. of OH(8)               8.39     8.39    0.49    5.94    3.45       1.03   12.55       1.00   87.44    1.00


                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFHC  First Financial Corp. of WI(8)           19.58     NM    17.55     NM    14.36         0.60    2.14   41.96
FFHS  First Franklin Corp. of OH                 NM   117.37   10.35  118.20   17.28         0.32    1.61     NM
FGHC  First Georgia Hold. Corp of GA           15.96  183.37   15.56  201.07   26.79         0.05    0.67   10.64
FSPG  First Home Bancorp of NJ                 11.81  155.74   10.26  158.57    9.00         0.40    2.08   24.54
FFSL  First Independence Corp. of KS           21.28   98.77   10.38   98.77   13.93         0.25    2.22   47.17
FISB  First Indiana Corp. of IN                16.87  157.29   15.07  159.30   14.66         0.48    2.26   38.10
FKFS  First Keystone Fin. Corp of PA           18.35  125.55    8.88  125.55   12.36         0.20    0.88   16.13
FLKY  First Lancaster Bncshrs of KY              NM   105.12   39.03  105.12     NM          0.00    0.00    0.00
FLFC  First Liberty Fin. Corp. of GA           12.22  181.13   13.31  202.45   15.14         0.40    1.86   22.73
CASH  First Midwest Fin. Corp. of IA           16.08  101.71   11.79  114.97   12.45         0.36    2.33   37.50
FMBD  First Mutual Bancorp of IL                 NM    98.55   13.22  128.10     NM          0.32    2.13     NM
FMSB  First Mutual SB of Bellevue WA*          12.66  181.29   11.92  181.29   13.15         0.20    0.99   12.50
FNGB  First Northern Cap. Corp of WI           24.22  121.94   14.03  121.94   16.35         0.64    3.26     NM
FFPB  First Palm Beach Bancorp of FL             NM   142.59    9.64  146.34     NM          0.60    2.00     NM
FSLA  First SB SLA MHC of NJ (47.5)              NM   190.38   17.50  214.84   20.29         0.48    1.94   69.57
FSNJ  First SB of NJ, MHC (45.9)(8)              NM   159.15   13.64  159.15     NM          0.50    1.94     NM
SOPN  First SB, SSB, Moore Co. of NC           20.96  115.02   28.29  115.02   17.44         0.80    3.86     NM
FWWB  First Savings Bancorp of WA*             26.88  153.68   23.26  153.68   27.92         0.28    1.30   35.00
SHEN  First Shenango Bancorp of PA             16.13  120.25   12.86  120.25   12.02         0.48    1.92   30.97
FSFC  First So.east Fin. Corp. of SC             NM   140.26   14.34  140.26   15.63         0.24    2.19     NM
FLAG  Flag Financial Corp of GA                  NM   124.39   11.70  124.39     NM          0.34    2.67     NM
FFIC  Flushing Fin. Corp. of NY*               22.52  120.61   19.31  120.61   21.76         0.24    1.24   27.91
FBHC  Fort Bend Holding Corp. of TX              NM   121.67    7.82  131.51   15.41         0.28    1.06   37.84
FTSB  Fort Thomas Fin. Corp. of KY               NM   103.04   16.58  103.04   22.83         0.25    2.38     NM
FKKY  Frankfort First Bancorp of KY              NM   120.85   31.65  120.85     NM          0.36    3.00     NM
FTNB  Fulton Bancorp of MO                       NM   139.05   34.77  139.05     NM          0.20    0.99   48.78
GFSB  GFS Bancorp of Grinnell IA               16.76  138.08   15.97  138.08   13.07         0.20    1.40   23.53
GUPB  GFSB Bancorp of Gallup NM                26.09  106.64   17.38  106.64   20.69         0.40    2.22   57.97
GSLA  GS Financial Corp. of LA                   NM    91.12   42.23   91.12     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                   NM   104.20   27.17  104.20   22.46         0.40    2.41     NM
GBCI  Glacier Bancorp of MT                    16.50  212.36   20.31  218.54   14.60         0.43    2.61   43.00
GLBK  Glendale Co-op. Bank of MA(8)*           24.10  109.27   17.89  109.27   25.00         0.00    0.00    0.00
GFCO  Glenway Financial Corp. of OH            26.90  105.50   10.08  107.14   14.82         0.68    2.75   73.91
GTPS  Great American Bancorp of IL               NM    93.49   19.78   93.49     NM          0.40    2.58     NM
GTFN  Great Financial Corp. of KY              22.77  167.68   15.59  175.28   23.75         0.60    1.80   41.10
GSBC  Great Southern Bancorp of MO             15.54  230.48   20.67  230.48   13.77         0.40    2.36   36.70
GDVS  Greater DV SB,MHC of PA (19.9)*            NM   153.76   17.64  153.76     NM          0.36    2.80     NM
GRTR  Greater New York SB of NY(8)*            22.90  167.15   10.48  167.15   26.61         0.20    1.02   23.26
GSFC  Green Street Fin. Corp. of NC              NM   121.24   43.75  121.24   25.36         0.40    2.25   70.18
GSLC  Guaranty Svgs & Loan FA of VA              NM   225.73   12.90  225.73     NM          0.10    1.00   30.30
GFED  Guarnty FS&LA,MHC of MO (31.0)             NM   195.85   27.10  195.85     NM          0.40    2.35     NM
HCBB  HCB Bancshares of AR                       NM    93.74   17.11   97.80     NM          0.00    0.00     NM
HEMT  HF Bancorp of Hemet CA                     NM   104.57   10.26     NM      NM          0.00    0.00     NM
HFFC  HF Financial Corp. of SD                 17.61  112.55   10.35  112.81   12.83         0.36    1.86   32.73
HFNC  HFNC Financial Corp. of NC                 NM   185.48   34.92  185.48   25.55         0.28    1.64   54.90
HMNF  HMN Financial, Inc. of MN                21.33  112.88   16.08  112.88   17.60         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI             16.04   97.12    6.79   97.12   12.18         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.0)             18.97  200.11   16.45  207.95   14.42         1.40    3.82   72.54
HRBF  Harbor Federal Bancorp of MD               NM   105.66   13.59  105.66   20.73         0.40    2.35     NM
HFSA  Hardin Bancorp of Hardin MO              27.07   95.06   12.15   95.06   16.61         0.40    2.74   74.07
HARL  Harleysville SA of PA                    17.02  172.54   10.98  172.54   11.89         0.40    1.81   30.77
HARS  Harris SB, MHC of PA (24.2)                NM   151.35   11.98  175.40   23.58         0.58    2.80     NM
HFFB  Harrodsburg 1st Fin Bcrp of KY           27.27  106.53   28.07  106.53   20.55         0.40    2.67   72.73
HHFC  Harvest Home Fin. Corp. of OH              NM    94.42   11.74   94.42   23.86         0.40    3.81     NM
HAVN  Haven Bancorp of Woodhaven NY            14.91  147.00    8.52  147.57   10.24         0.60    1.76   26.32
HVFD  Haverfield Corp. of OH(8)                28.98  169.55   14.23  169.55   13.71         0.56    2.20   63.64

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                             (continued)
                 Weekly Thrift Market Line - Part Two
                       Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HTHR  Hawthorne Fin. Corp. of CA              3.85     3.85    0.81   21.02   21.02       0.56   14.51        NA      NA     1.92
HMLK  Hemlock Fed. Fin. Corp. of IL          17.39    17.39    0.24    1.38    1.46       0.62    3.57        NA      NA     1.37
HBNK  Highland Federal Bank of CA             7.46     7.46    0.29    3.88    2.71       0.51    6.77       3.23   57.68    2.28
HIFS  Hingham Inst. for Sav. of MA*           9.55     9.55    1.16   12.00    9.48       1.16   12.00       0.55  125.50    0.91
HBEI  Home Bancorp of Elgin IL               28.12    28.12    0.31    1.41    0.92       0.81    3.66       0.35   77.63    0.37
HBFW  Home Bancorp of Fort Wayne IN          13.95    13.95    0.56    3.74    3.38       0.90    6.05       0.09  468.58    0.53
HBBI  Home Building Bancorp of IN            12.07    12.07    0.19    1.47    1.29       0.53    4.02       0.52   32.51    0.28
HCFC  Home City Fin. Corp. of OH             20.61    20.61    0.78    5.01    3.85       1.17    7.57       0.62  110.38    0.87
HOMF  Home Fed Bancorp of Seymour IN          8.45     8.17    1.03   12.42    7.15       1.22   14.74       0.43  121.80    0.61
HWEN  Home Financial Bancorp of IN           18.63    18.63    0.57    3.68    2.86       0.82    5.23        NA      NA     0.63
HPBC  Home Port Bancorp, Inc. of MA*         10.82    10.82    1.70   15.85    8.35       1.69   15.76       0.25  501.45    1.53
HMCI  Homecorp, Inc. of Rockford IL           6.30     6.30    0.11    1.87    1.61       0.38    6.24       3.68   13.13    0.62
HZFS  Horizon Fin'l. Services of IA          10.50    10.50    0.43    3.87    3.90       0.60    5.42       1.02   36.63    0.56
HRZB  Horizon Financial Corp. of WA*         15.23    15.23    1.55    9.82    6.83       1.52    9.64       0.01     NA     0.85
IBSF  IBS Financial Corp. of NJ              17.04    17.04    0.52    2.73    2.33       0.88    4.68       0.15   94.57    0.52
ISBF  ISB Financial Corp. of LA              12.27    10.35    0.74    4.49    3.30       1.00    6.05        NA      NA     0.79
ITLA  Imperial Thrift & Loan of CA*          11.37    11.32    1.46   13.06    8.98       1.46   13.06       1.78   75.09    1.63
IFSB  Independence FSB of DC                  6.73     5.82    0.13    1.97    2.93       0.20    2.96        NA      NA     0.34
INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    0.98       0.51    3.88        NA      NA     0.71
IFSL  Indiana Federal Corp. of IN(8)          8.78     8.25    0.67    7.44    4.17       0.95   10.55       0.82  102.87    1.11
INBI  Industrial Bancorp of OH               18.49    18.49    0.73    3.87    3.45       1.43    7.56       0.42  115.71    0.55
IWBK  Interwest SB of Oak Harbor WA           6.71     6.55    0.84   12.48    4.81       1.18   17.49       0.69   69.69    0.81
IPSW  Ipswich SB of Ipswich MA*               6.20     6.20    1.22   20.19    9.22       0.99   16.31       1.94   49.55    1.26
JSBF  JSB Financial, Inc. of NY              21.60    21.60    1.65    7.56    5.78       1.65    7.56       1.08   33.09    0.62
JXVL  Jacksonville Bancorp of TX             15.63    15.63    0.88    5.43    5.06       1.21    7.48       1.04   48.35    0.67
JXSB  Jcksnville SB,MHC of IL (44.6)         10.30    10.30    0.29    2.50    2.03       0.67    5.84       0.39  125.08    0.63
JSBA  Jefferson Svgs Bancorp of MO            7.83     6.11    0.25    3.41    1.97       0.63    8.56       0.52  117.45    0.82
JOAC  Joachim Bancorp of MO                  28.99    28.99    0.51    1.71    1.63       0.78    2.64       0.68   30.45    0.31
KSAV  KS Bancorp of Kenly NC                 13.83    13.82    0.92    6.45    6.09       1.21    8.47       0.42   70.56    0.35
KSBK  KSB Bancorp of Kingfield ME(8)*         6.82     6.32    0.88   13.36    8.33       0.88   13.31        NA      NA     1.00
KFBI  Klamath First Bancorp of OR            20.44    20.44    0.90    3.79    3.12       1.33    5.59       0.10  176.70    0.24
LSBI  LSB Fin. Corp. of Lafayette IN          9.08     9.08    0.50    5.26    4.82       0.42    4.42       1.34   68.99    1.07
LVSB  Lakeview SB of Paterson NJ             10.14     8.12    1.43   13.88    9.62       0.89    8.67        NA      NA      NA
LARK  Landmark Bancshares of KS              14.63    14.63    0.84    5.40    4.90       1.05    6.72       0.60   62.24    0.57
LARL  Laurel Capital Group of PA             10.42    10.42    1.12   10.59    7.06       1.43   13.55       0.51  181.26    1.31
LSBX  Lawrence Savings Bank of MA*            8.78     8.78    1.66   20.38   11.96       1.66   20.38       0.36  290.57    2.27
LFED  Leeds FSB, MHC of MD (36.2)            16.18    16.18    0.79    4.89    3.50       1.13    6.98       0.02  977.36    0.30
LXMO  Lexington B&L Fin. Corp. of MO         30.42    30.42    0.97    4.48    2.85       1.34    6.18       0.63   58.31    0.49
LIFB  Life Bancorp of Norfolk VA             10.79    10.45    0.71    6.30    4.22       0.87    7.74       0.49  144.60    1.54
LFBI  Little Falls Bancorp of NJ             12.94    11.91    0.25    1.78    2.08       0.50    3.48       0.90   36.77    0.82
LOGN  Logansport Fin. Corp. of IN            19.65    19.65    1.17    5.26    5.21       1.53    6.84       0.45   67.13    0.42
LONF  London Financial Corp. of OH           19.86    19.86    0.74    3.55    3.60       1.09    5.19       0.79   62.54    0.64
LISB  Long Island Bancorp of NY               9.01     8.92    0.62    6.41    3.93       0.74    7.62       1.04   56.14    0.95
MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.58    5.44       1.10   14.75       0.49  113.73    0.72
MBLF  MBLA Financial Corp. of MO(8)          13.49    13.49    0.66    4.90    4.52       0.86    6.34       0.25  111.87    0.49
MFBC  MFB Corp. of Mishawaka IN              14.51    14.51    0.56    3.37    3.64       0.85    5.09       0.03  529.85    0.20
MLBC  ML Bancorp of Villanova PA              7.53     7.34    0.72    9.30    6.83       0.65    8.49        NA      NA     1.73
MBB   MSB Bancorp of Middletown NY*           6.55     2.57    0.18    2.32    2.43       0.20    2.53       0.70   36.62    0.60
MSBF  MSB Financial Corp. of MI              16.61    16.61    1.20    6.08    5.55       1.49    7.58       1.02   48.65    0.57
MGNL  Magna Bancorp of MS(8)                  9.57     9.25    1.38   14.29    5.72       1.63   16.86       3.25   22.63    1.12
MARN  Marion Capital Holdings of IN          23.05    23.05    1.32    5.68    5.64       1.59    6.85       0.76  153.22    1.35
MRKF  Market Fin. Corp. of OH                33.20    33.20    0.89    2.68    2.95       1.17    3.53       0.89   10.40    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       15.61    15.61    0.34    2.17    2.00       0.71    4.55        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.44     8.33    0.58    6.97    4.51       0.84   10.17       0.53   77.57    0.46
MASB  MassBank Corp. of Reading MA*           9.98     9.98    1.10   10.91    8.37       1.02   10.12       0.19  128.64    0.88
MFLR  Mayflower Co-Op. Bank of MA*            9.43     9.26    1.00   10.42    8.18       0.98   10.18       1.03   90.08    1.56



                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HTHR  Hawthorne Fin. Corp. of CA                4.76   93.89    3.61   93.89    6.89         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL              NM    94.61   16.46   94.61   26.53         0.00    0.00    0.00
HBNK  Highland Federal Bank of CA                NM   138.92   10.36  138.92   21.17         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*            10.55  120.86   11.54  120.86   10.55         0.40    2.19   23.12
HBEI  Home Bancorp of Elgin IL                   NM   112.93   31.75  112.93     NM          0.40    2.46     NM
HBFW  Home Bancorp of Fort Wayne IN            29.59  115.43   16.10  115.43   18.29         0.20    0.99   29.41
HBBI  Home Building Bancorp of IN                NM   115.96   14.00  115.96   28.38         0.30    1.43     NM
HCFC  Home City Fin. Corp. of OH               25.98   89.71   18.48   89.71   17.21         0.32    2.42   62.75
HOMF  Home Fed Bancorp of Seymour IN           13.99  163.24   13.79  168.75   11.79         0.50    1.85   25.91
HWEN  Home Financial Bancorp of IN               NM   104.17   19.41  104.17   24.61         0.20    1.27   44.44
HPBC  Home Port Bancorp, Inc. of MA*           11.98  182.27   19.71  182.27   12.05         0.80    3.95   47.34
HMCI  Homecorp, Inc. of Rockford IL              NM   113.82    7.17  113.82   18.51         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA            25.67   99.69   10.46   99.69   18.33         0.32    1.66   42.67
HRZB  Horizon Financial Corp. of WA*           14.64  144.86   22.07  144.86   14.92         0.35    2.28   33.33
IBSF  IBS Financial Corp. of NJ                  NM   131.00   22.32  131.00   25.00         0.32    2.13     NM
ISBF  ISB Financial Corp. of LA                  NM   139.74   17.14  165.57   22.52         0.40    1.76   53.33
ITLA  Imperial Thrift & Loan of CA*            11.13  129.57   14.73  130.12   11.13         0.00    0.00    0.00
IFSB  Independence FSB of DC                     NM    68.07    4.58   78.63   22.74         0.22    2.48     NM
INCB  Indiana Comm. Bank, SB of IN               NM   132.44   16.40  132.44     NM          0.36    2.22     NM
IFSL  Indiana Federal Corp. of IN(8)           23.97  175.45   15.41  186.76   16.90         0.72    2.73   65.45
INBI  Industrial Bancorp of OH                 28.98  111.74   20.66  111.74   14.83         0.48    3.76     NM
IWBK  Interwest SB of Oak Harbor WA            20.81  234.48   15.73  240.15   14.85         0.56    1.61   33.53
IPSW  Ipswich SB of Ipswich MA*                10.84  197.47   12.24  197.47   13.42         0.20    1.22   13.25
JSBF  JSB Financial, Inc. of NY                17.29  133.71   28.88  133.71   17.29         1.40    3.14   54.26
JXVL  Jacksonville Bancorp of TX               19.76  110.17   17.22  110.17   14.33         0.50    3.42   67.57
JXSB  Jcksnville SB,MHC of IL (44.6)             NM   122.55   12.62  122.55   21.10         0.40    2.46     NM
JSBA  Jefferson Svgs Bancorp of MO               NM   160.31   12.56  205.38   20.28         0.40    1.38   70.18
JOAC  Joachim Bancorp of MO                      NM   108.46   31.44  108.46     NM          0.50    3.39     NM
KSAV  KS Bancorp of Kenly NC                   16.42  104.71   14.48  104.76   12.50         0.60    2.73   44.78
KSBK  KSB Bancorp of Kingfield ME(8)*          12.00  150.68   10.28  162.80   12.04         0.20    0.61    7.27
KFBI  Klamath First Bancorp of OR                NM   135.00   27.59  135.00   21.77         0.30    1.58   50.85
LSBI  LSB Fin. Corp. of Lafayette IN           20.74  107.97    9.80  107.97   24.68         0.32    1.64   34.04
LVSB  Lakeview SB of Paterson NJ               10.39  142.54   14.45  178.00   16.64         0.25    0.84    8.77
LARK  Landmark Bancshares of KS                20.41  110.44   16.16  110.44   16.39         0.40    2.00   40.82
LARL  Laurel Capital Group of PA               14.17  146.45   15.26  146.45   11.07         0.44    2.07   29.33
LSBX  Lawrence Savings Bank of MA*              8.36  153.97   13.52  153.97    8.36         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.2)              28.57  136.36   22.06  136.36   20.00         0.76    4.22     NM
LXMO  Lexington B&L Fin. Corp. of MO             NM    85.56   26.02   85.56   25.43         0.30    2.03   71.43
LIFB  Life Bancorp of Norfolk VA               23.70  147.54   15.91  152.28   19.28         0.48    2.11   50.00
LFBI  Little Falls Bancorp of NJ                 NM    90.91   11.76   98.78   24.53         0.12    0.92   44.44
LOGN  Logansport Fin. Corp. of IN              19.18  112.81   22.17  112.81   14.74         0.40    2.86   54.79
LONF  London Financial Corp. of OH             27.78  102.53   20.36  102.53   18.99         0.24    1.60   44.44
LISB  Long Island Bancorp of NY                25.45  162.44   14.63  164.04   21.41         0.60    1.71   43.48
MAFB  MAF Bancorp of IL                        18.39  167.62   13.21  193.03   13.18         0.42    1.02   18.83
MBLF  MBLA Financial Corp. of MO(8)            22.14  108.09   14.59  108.09   17.10         0.40    1.72   38.10
MFBC  MFB Corp. of Mishawaka IN                27.46   99.54   14.44   99.54   18.22         0.32    1.64   45.07
MLBC  ML Bancorp of Villanova PA               14.63  136.09   10.24  139.49   16.03         0.40    2.17   31.75
MBB   MSB Bancorp of Middletown NY*              NM    92.59    6.06  235.63     NM          0.60    3.31     NM
MSBF  MSB Financial Corp. of MI                18.03  110.33   18.33  110.33   14.47         0.56    2.55   45.90
MGNL  Magna Bancorp of MS(8)                   17.48  241.68   23.12  250.00   14.81         0.60    2.58   45.11
MARN  Marion Capital Holdings of IN            17.72  102.32   23.58  102.32   14.71         0.88    3.91   69.29
MRKF  Market Fin. Corp. of OH                    NM    90.83   30.15   90.83   25.74         0.00    0.00    0.00
MFCX  Marshalltown Fin. Corp. of IA(8)           NM   106.69   16.65  106.69   23.81         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD              22.17  151.62   12.80  153.69   15.20         0.80    1.78   39.41
MASB  MassBank Corp. of Reading MA*            11.94  128.40   12.82  128.40   12.87         1.08    2.51   30.00
MFLR  Mayflower Co-Op. Bank of MA*             12.22  123.01   11.60  125.19   12.50         0.60    3.69   45.11

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 6, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MECH  Mechanics SB of Hartford CT*            9.73     9.73    0.25    2.93    1.91       0.27    3.10       1.71   67.13    1.72
MDBK  Medford Savings Bank of MA*             8.80     8.14    1.04   11.72    8.55       1.01   11.37       0.45  146.30    1.22
MERI  Meritrust FSB of Thibodaux LA           7.90     7.90    0.60    7.91    4.60       0.98   12.87       0.38   80.65    0.58
MWBX  Metro West of MA*                       7.34     7.34    1.37   18.25    9.19       1.37   18.25       1.19   88.62    1.37
MCBS  Mid Continent Bancshares of KS         10.04    10.04    1.02    9.26    6.73       1.17   10.58       0.19   53.92    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.10     9.09    0.91    9.88    7.11       1.19   12.96       0.13  186.45    0.44
MCBN  Mid-Coast Bancorp of ME                 8.60     8.60    0.40    4.53    4.97       0.64    7.23       0.40  128.70    0.61
MWBI  Midwest Bancshares, Inc. of IA          6.94     6.94    0.46    6.80    5.84       0.77   11.24       0.82   61.28    0.84
MWFD  Midwest Fed. Fin. Corp of WI            8.61     8.28    0.94   10.88    5.87       0.91   10.60       0.14  543.01    1.01
MFFC  Milton Fed. Fin. Corp. of OH           14.74    14.74    0.53    3.00    2.83       0.72    4.13       0.32   91.83    0.46
MIVI  Miss. View Hold. Co. of MN             18.26    18.26    0.68    3.67    3.87       1.01    5.44       0.25  488.70    1.93
MBSP  Mitchell Bancorp of NC*                43.33    43.33    1.34    3.08    2.81       1.68    3.86       2.06   24.32    0.62
MBBC  Monterey Bay Bancorp of CA             10.74     9.85    0.28    2.17    1.89       0.51    3.99       0.36   94.16    0.61
MSBK  Mutual SB, FSB of Bay City MI           6.01     6.01    0.09    1.62    1.79       0.04    0.65       0.17  168.15    0.71
NHTB  NH Thrift Bancshares of NH              7.48     6.34    0.33    4.46    2.86       0.49    6.59       1.03   91.05    1.14
NSLB  NS&L Bancorp of Neosho MO              19.93    19.93    0.49    2.30    2.48       0.74    3.47       0.06  127.27    0.13
NMSB  Newmil Bancorp. of CT*                  9.97     9.97    0.82    7.86    6.84       0.80    7.62       1.30  123.07    3.01
NASB  North American SB of MO                 7.97     7.71    1.23   16.83    8.56       1.19   16.35       3.34   26.40    1.00
NBSI  North Bancshares of Chicago IL         14.61    14.61    0.46    2.95    2.67       0.65    4.19        NA      NA     0.28
FFFD  North Central Bancshares of IA         24.58    24.58    1.70    6.31    6.43       1.98    7.35       0.22  457.01    1.18
NBN   Northeast Bancorp of ME*                6.95     6.01    0.33    4.74    4.45       0.31    4.52       1.37   77.15    1.32
NEIB  Northeast Indiana Bncrp of IN          15.16    15.16    1.04    5.98    5.88       1.23    7.07       0.49  126.20    0.71
NWEQ  Northwest Equity Corp. of WI           12.25    12.25    0.76    5.86    5.06       0.97    7.52       1.53   32.36    0.61
NWSB  Northwest SB, MHC of PA (29.9)          9.71     9.13    0.69    6.88    3.90       1.00    9.95       0.84   80.17    0.89
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.51    9.01       1.11   14.32       2.09   56.84    1.70
NSSB  Norwich Financial Corp. of CT*         10.99     9.86    1.03    9.60    6.50       0.97    9.10       1.00  200.13    2.87
NTMG  Nutmeg FS&LA of CT                      5.69     5.69    0.27    4.76    4.61       0.35    6.16        NA      NA     0.60
OHSL  OHSL Financial Corp. of OH             11.04    11.04    0.61    5.15    4.55       0.86    7.34       0.33   68.18    0.31
OCFC  Ocean Fin. Corp. of NJ                 17.82    17.82   -0.04   -0.29   -0.19       0.95    6.33       0.64   69.12    0.88
OCWN  Ocwen Financial Corp. of FL             8.50     8.50    2.70   32.38    8.85       1.96   23.50       4.10   19.90    1.19
OFCP  Ottawa Financial Corp. of MI            8.84     7.08    0.43    4.52    3.28       0.74    7.76       0.31  112.26    0.42
PFFB  PFF Bancorp of Pomona CA               10.47    10.35    0.11    0.93    0.92       0.45    3.74       1.87   58.44    1.50
PSFI  PS Financial of Chicago IL             43.22    43.22    1.92    4.46    4.63       1.98    4.59       0.43   57.23    0.52
PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.54    8.56       1.39   20.48       1.20   61.53    0.79
PCCI  Pacific Crest Capital of CA*            7.22     7.22    1.05   13.05    8.65       0.89   11.08       1.23   82.93    1.62
PALM  Palfed, Inc. of Aiken SC                8.11     8.11    0.06    0.70    0.42       0.57    6.99       2.52   42.12    1.29
PBCI  Pamrapo Bancorp, Inc. of NJ            12.80    12.70    0.84    5.70    5.42       1.18    8.04       3.60   20.89    1.33
PFED  Park Bancorp of Chicago IL             21.69    21.69    0.77    4.08    3.59       1.07    5.70       0.20  139.28    0.76
PVSA  Parkvale Financial Corp of PA           7.48     7.41    0.71    9.51    5.78       1.07   14.27       0.24  604.11    2.08
PBIX  Patriot Bank Corp. of PA                8.09     8.09    0.47    4.26    3.25       0.65    5.81       0.13  242.39    0.65
PEEK  Peekskill Fin. Corp. of NY             25.57    25.57    1.07    3.74    4.50       1.38    4.81       1.23   26.98    1.36
PFSB  PennFed Fin. Services of NJ             7.53     6.21    0.57    7.10    5.36       0.85   10.57       0.69   31.83    0.31
PWBC  PennFirst Bancorp of PA                 7.07     6.45    0.43    5.89    5.63       0.64    8.84       0.58   86.14    1.57
PWBK  Pennwood SB of PA*                     19.47    19.47    0.61    3.89    3.07       0.97    6.17       1.13   57.64    1.40
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.39    8.59       0.47    8.56       0.88   91.08    1.65
PFDC  Peoples Bancorp of Auburn IN           15.18    15.18    1.10    7.16    6.21       1.45    9.50       0.42   73.36    0.39
PBCT  Peoples Bank, MHC of CT (37.4)*         8.41     8.40    1.10   13.63    5.46       0.88   10.86       0.91  125.48    1.68
PFFC  Peoples Fin. Corp. of OH               26.90    26.90    0.08    0.31    0.32       0.40    1.48       0.01     NA     0.41
PHBK  Peoples Heritage Fin Grp of ME*         8.21     6.93    1.24   14.93    5.67       1.32   15.97       0.94  130.42    1.77
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       9.60     9.00    0.93    9.31    6.42       0.92    9.26       0.54   70.66    0.69
PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    4.31       1.21    5.18       1.00   42.00    0.45
PERM  Permanent Bancorp of IN                 9.70     9.60    0.24    2.35    1.90       0.52    5.16       1.08   46.35    0.98
PMFI  Perpetual Midwest Fin. of IA            8.50     8.50    0.09    0.99    0.93       0.26    2.92       0.41  172.00    0.94
PERT  Perpetual of SC, MHC (46.8)            13.29    13.29    0.75    6.48    3.62       1.06    9.13        NA      NA     1.01
PCBC  Perry Co. Fin. Corp. of MO             18.85    18.85    0.71    3.66    3.59       0.96    4.97       0.05   64.10    0.20
PHFC  Pittsburgh Home Fin. of PA             11.47    11.34    0.57    4.58    3.90       0.81    6.53       1.74   30.40    0.78


                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MECH  Mechanics SB of Hartford CT*               NM   126.69   12.32  126.69     NM          0.00    0.00    0.00
MDBK  Medford Savings Bank of MA*              11.70  133.38   11.74  144.10   12.06         0.72    2.64   30.90
MERI  Meritrust FSB of Thibodaux LA            21.75  164.95   13.04  164.95   13.37         0.70    1.82   39.55
MWBX  Metro West of MA*                        10.88  186.30   13.67  186.30   10.88         0.12    2.21   24.00
MCBS  Mid Continent Bancshares of KS           14.86  136.55   13.72  136.55   13.00         0.40    1.54   22.86
MIFC  Mid Iowa Financial Corp. of IA           14.06  134.13   12.21  134.33   10.71         0.08    0.89   12.50
MCBN  Mid-Coast Bancorp of ME                  20.10   90.15    7.75   90.15   12.58         0.52    2.67   53.61
MWBI  Midwest Bancshares, Inc. of IA           17.12  113.68    7.89  113.68   10.36         0.60    1.90   32.61
MWFD  Midwest Fed. Fin. Corp of WI             17.03  185.27   15.96  192.87   17.48         0.34    1.72   29.31
MFFC  Milton Fed. Fin. Corp. of OH               NM   124.73   18.38  124.73   25.67         0.60    4.25     NM
MIVI  Miss. View Hold. Co. of MN               25.86   96.46   17.61   96.46   17.44         0.16    1.07   27.59
MBSP  Mitchell Bancorp of NC*                    NM   110.42   47.84  110.42   28.39         0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                 NM   117.10   12.58  127.69   28.72         0.10    0.61   32.26
MSBK  Mutual SB, FSB of Bay City MI              NM    89.90    5.40   89.90     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                 NM   134.00   10.02  158.13   23.65         0.50    3.25     NM
NSLB  NS&L Bancorp of Neosho MO                  NM   100.92   20.11  100.92   26.61         0.50    3.03     NM
NMSB  Newmil Bancorp. of CT*                   14.62  116.85   11.65  116.85   15.08         0.24    2.53   36.92
NASB  North American SB of MO                  11.69  184.80   14.74  191.00   12.03         0.80    1.78   20.78
NBSI  North Bancshares of Chicago IL             NM   115.11   16.82  115.11   26.35         0.48    2.46     NM
FFFD  North Central Bancshares of IA           15.56  104.52   25.70  104.52   13.38         0.25    1.64   25.51
NBN   Northeast Bancorp of ME*                 22.45  106.52    7.40  123.24   23.56         0.32    2.23   50.00
NEIB  Northeast Indiana Bncrp of IN            17.02  107.60   16.32  107.60   14.41         0.32    2.00   34.04
NWEQ  Northwest Equity Corp. of WI             19.76  114.85   14.07  114.85   15.39         0.48    3.28   64.86
NWSB  Northwest SB, MHC of PA (29.9)           25.66  173.13   16.82  184.23   17.74         0.32    2.23   57.14
NSSY  Norwalk Savings Society of CT*           11.10  129.87   10.46  134.69    9.70         0.40    1.49   16.53
NSSB  Norwich Financial Corp. of CT*           15.39  144.50   15.88  161.09   16.24         0.56    2.72   41.79
NTMG  Nutmeg FS&LA of CT                       21.68  100.27    5.71  100.27   16.75         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH               21.99  113.10   12.48  113.10   15.42         0.88    3.71     NM
OCFC  Ocean Fin. Corp. of NJ                     NM   115.16   20.52  115.16   24.18         0.80    2.54     NM
OCWN  Ocwen Financial Corp. of FL              11.29     NM    29.59     NM    15.56         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI               NM   141.80   12.54  177.20   17.81         0.40    1.87   57.14
PFFB  PFF Bancorp of Pomona CA                   NM   108.23   11.33  109.48   27.23         0.00    0.00    0.00
PSFI  PS Financial of Chicago IL               21.59   95.77   41.39   95.77   20.96         0.32    2.25   48.48
PVFC  PVF Capital Corp. of OH                  11.69  167.13   11.74  167.13    8.87         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*             11.56  145.31   10.50  145.31   13.61         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                   NM   163.85   13.28  163.85   23.57         0.12    0.73     NM
PBCI  Pamrapo Bancorp, Inc. of NJ              18.46  120.21   15.39  121.24   13.08         1.00    5.06     NM
PFED  Park Bancorp of Chicago IL               27.83   92.88   20.15   92.88   19.93         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA            17.30  158.40   11.84  159.74   11.53         0.52    1.83   31.71
PBIX  Patriot Bank Corp. of PA                   NM   142.10   11.49  142.10   22.54         0.35    2.19   67.31
PEEK  Peekskill Fin. Corp. of NY               22.22   96.02   24.56   96.02   17.28         0.36    2.57   57.14
PFSB  PennFed Fin. Services of NJ              18.66  128.85    9.70  156.27   12.53         0.28    1.11   20.74
PWBC  PennFirst Bancorp of PA                  17.76  105.72    7.48  115.88   11.84         0.36    2.67   47.37
PWBK  Pennwood SB of PA*                         NM    98.04   19.09   98.04   20.55         0.28    1.87   60.87
PBKB  People's SB of Brockton MA*              11.64  157.53    8.84  164.43   19.57         0.44    3.26   37.93
PFDC  Peoples Bancorp of Auburn IN             16.11  115.26   17.50  115.26   12.15         0.60    2.76   44.44
PBCT  Peoples Bank, MHC of CT (37.4)*          18.32  234.55   19.73  234.78   22.99         0.67    2.75   50.38
PFFC  Peoples Fin. Corp. of OH                   NM    96.60   25.99   96.60     NM          0.50    3.20     NM
PHBK  Peoples Heritage Fin Grp of ME*          17.63  223.67   18.36     NM    16.47         0.72    2.04   36.00
PBNB  Peoples Sav. Fin. Corp. of CT(8)*        15.57  141.94   13.63  151.48   15.64         0.92    2.69   41.82
PSFC  Peoples Sidney Fin. Corp of OH           23.21   92.26   21.46   92.26   17.81         0.00    0.00    0.00
PERM  Permanent Bancorp of IN                    NM   126.11   12.23  127.36   24.01         0.30    1.24   65.22
PMFI  Perpetual Midwest Fin. of IA               NM   109.31    9.29  109.31     NM          0.30    1.55     NM
PERT  Perpetual of SC, MHC (46.8)              27.62  140.27   18.64  140.27   19.59         1.40    5.07     NM
PCBC  Perry Co. Fin. Corp. of MO               27.86  103.94   19.60  103.94   20.53         0.40    2.05   57.14
PHFC  Pittsburgh Home Fin. of PA               25.63  110.28   12.65  111.59   18.00         0.24    1.59   40.68

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 6, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PFSL  Pocahnts Fed, MHC of AR (46.4)          6.38     6.38    0.58    9.56    6.87       0.81   13.35       0.28  170.57    1.20
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.12    25.12    2.24    8.99    6.33       1.95    7.85       0.38   69.08    0.70
PTRS  Potters Financial Corp of OH            8.91     8.91    0.31    3.45    3.70       0.67    7.45       0.83  231.18    3.23
PKPS  Poughkeepsie SB of NY                   8.41     8.41    0.21    2.47    2.09       0.47    5.65       4.21   26.20    1.45
PRBC  Prestige Bancorp of PA                 11.69    11.69    0.27    2.17    2.06       0.58    4.61       0.32   78.54    0.39
PETE  Primary Bank of NH(8)*                  6.62     6.61    0.84   13.14    6.93       0.83   12.98       1.05   54.10    1.02
PFNC  Progress Financial Corp. of PA          5.21     4.56    0.45    8.54    4.82       0.56   10.49       1.36   61.30    1.22
PSBK  Progressive Bank, Inc. of NY*           8.35     7.40    1.10   13.18    9.10       1.11   13.28       0.84  127.85    1.58
PROV  Provident Fin. Holdings of CA          14.22    14.22    0.23    1.72    1.58       0.11    0.86       1.97   44.11    1.03
PULB  Pulaski SB, MHC of MO (29.0)           12.59    12.59    0.49    3.91    2.38       0.78    6.24        NA      NA     0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           12.01    12.01    0.28    2.34    1.80       0.64    5.29       0.68     NA      NA
PULS  Pulse Bancorp of S. River NJ            7.80     7.80    0.72    8.47    6.41       1.08   12.67       0.75   60.59    1.83
QCFB  QCF Bancorp of Virginia MN             17.64    17.64    1.24    6.25    6.29       1.24    6.25        NA      NA      NA
QCBC  Quaker City Bancorp of CA               8.91     8.90    0.32    3.44    3.09       0.57    6.25       1.49   69.17    1.25
QCSB  Queens County SB of NY*                14.98    14.98    1.72   10.84    4.93       1.74   10.94       0.75   91.25    0.80
RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.96   12.27    6.24       0.96   12.17       0.79   88.29    1.38
RARB  Raritan Bancorp. of Raritan NJ*         7.68     7.54    0.93   12.34    7.39       1.01   13.36       0.46  179.82    1.27
REDF  RedFed Bancorp of Redlands CA           8.18     8.17    0.12    1.71    0.99       0.47    6.50       3.26   34.86    1.33
RELY  Reliance Bancorp of NY                  8.04     5.64    0.56    6.66    4.71       0.85   10.11       0.75   33.69    0.56
RELI  Reliance Bancshares Inc of WI(8)*      61.06    61.06    1.32    2.16    3.31       1.32    2.16        NA      NA     0.52
RIVR  River Valley Bancorp of IN             12.36    12.17   -0.18   -1.46   -1.45      -0.18   -1.46       0.12  700.00    1.06
RFED  Roosevelt Fin. Grp. Inc. of MO(8)       5.55     5.22    0.11    2.23    0.97       0.85   17.13       0.98   29.36    0.50
RSLN  Roslyn Bancorp of NY*                  21.57    21.46    0.35    1.63    1.32       1.42    6.61       0.31  264.38    3.59
RVSB  Rvrview SB,FSB MHC of WA(41.7)         11.16    10.11    0.92    8.38    4.37       1.17   10.71       0.10  372.65    0.54
SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.76       1.10    4.03       1.78   35.52    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.45     9.45    0.07    0.71    0.49       0.49    4.77       0.78   68.91    1.22
SFBK  SFB Bancorp, Inc. of TN                20.70    20.70    0.74    3.58    3.81       1.05    5.05        NA      NA      NA
SFED  SFS Bancorp of Schenectady NY          12.99    12.99    0.46    3.46    3.61       0.83    6.22       0.69   58.23    0.57
SGVB  SGV Bancorp of W. Covina CA             7.27     7.14    0.14    1.66    1.71       0.37    4.29       0.61   49.82    0.42
SISB  SIS Bank of Springfield MA*             7.56     7.56    1.50   20.13   11.36       1.46   19.50       0.46  254.44    2.57
SJSB  SJS Bancorp of St. Joseph MI(8)        10.41    10.41    0.17    1.51    1.06       0.49    4.26       0.36  131.93    0.65
SWCB  Sandwich Co-Op. Bank of MA*             8.24     7.86    0.94   11.30    7.28       0.95   11.45       1.28   62.63    1.13
SECP  Security Capital Corp. of WI(8)        15.85    15.85    1.15    7.17    4.73       1.38    8.58       0.11  989.84    1.46
SFSL  Security First Corp. of OH              9.36     9.20    1.10   11.88    6.02       1.39   15.04       0.26  301.46    0.87
SMFC  Sho-Me Fin. Corp. of MO                 9.54     9.54    0.91    8.68    4.64       1.09   10.34       0.09  664.29    0.70
SOBI  Sobieski Bancorp of S. Bend IN         15.41    15.41    0.29    1.67    2.03       0.58    3.35       0.25  102.04    0.35
SOSA  Somerset Savings Bank of MA(8)*         5.90     5.90    0.58   10.29    6.69       0.58   10.29       6.50   19.62    1.69
SSFC  South Street Fin. Corp. of NC*         25.44    25.44    0.77    4.27    2.19       1.03    5.74       0.28   63.69    0.39
SCBS  Southern Commun. Bncshrs of AL         20.77    20.77    0.62    3.01    2.91       1.11    5.34       2.28   50.34    2.02
SMBC  Southern Missouri Bncrp of MO          15.67    15.67    1.03    6.46    5.83       1.01    6.33       1.10   37.60    0.64
SWBI  Southwest Bancshares of IL             10.79    10.79    0.75    6.83    5.01       1.05    9.59       0.18  112.82    0.28
SVRN  Sovereign Bancorp of PA                 4.05     2.97    0.41   10.30    4.07       0.68   17.04       0.60   81.74    0.77
STFR  St. Francis Cap. Corp. of WI            8.10     7.13    0.59    6.39    5.19       0.69    7.56       0.27  143.07    0.88
SPBC  St. Paul Bancorp, Inc. of IL            8.74     8.71    0.68    7.65    3.90       1.00   11.30       0.48  163.91    1.18
STND  Standard Fin. of Chicago IL(8)         10.90    10.89    0.47    4.12    2.79       0.71    6.18       0.22  137.54    0.49
SFFC  StateFed Financial Corp. of IA         17.60    17.60    1.04    5.59    5.68       1.27    6.87       1.89   15.67    0.37
SFIN  Statewide Fin. Corp. of NJ             10.52    10.50    0.50    4.60    4.06       0.89    8.23       0.49   80.61    0.81
STSA  Sterling Financial Corp. of WA          3.99     3.39    0.07    1.61    0.97       0.31    7.68       0.43  119.58    0.81
SFSB  SuburbFed Fin. Corp. of IL              6.56     6.54    0.33    4.93    4.25       0.54    8.08       0.27   75.49    0.33
SBCN  Suburban Bancorp. of OH(8)             11.67    11.67    0.51    4.13    3.95       0.75    6.14       0.19  725.46    1.73
THRD  TF Financial Corp. of PA               10.84     9.45    0.54    4.44    4.39       0.76    6.24       0.33   88.83    0.60
ROSE  TR Financial Corp. of NY                6.16     6.16    0.98   15.66    8.14       0.85   13.70       0.40  108.61    0.83
TPNZ  Tappan Zee Fin. Corp. of NY            17.92    17.92    0.69    4.14    3.15       0.64    3.82        NA      NA     1.18
TSBS  Trenton SB, FSB MHC of NJ(35.0         16.65    15.22    1.36    7.47    4.25       1.20    6.58       0.77   59.50    0.75
TRIC  Tri-County Bancorp of WY               15.31    15.31    0.76    4.72    4.88       0.99    6.14       0.05  965.12    1.16
TWIN  Twin City Bancorp of TN                12.92    12.92    0.57    4.36    3.78       0.79    6.04       0.19  127.41    0.33

                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PFSL  Pocahnts Fed, MHC of AR (46.4)           14.55  133.47    8.51  133.47   10.43         0.90    4.62   67.16
POBS  Portsmouth Bank Shrs Inc of NH(8)*       15.80  143.29   36.00  143.29   18.11         0.60    3.72   58.82
PTRS  Potters Financial Corp of OH             27.00   94.71    8.43   94.71   12.50         0.36    1.78   48.00
PKPS  Poughkeepsie SB of NY                      NM   116.35    9.78  116.35   20.91         0.10    1.49   71.43
PRBC  Prestige Bancorp of PA                     NM    96.21   11.24   96.21   22.79         0.12    0.77   37.50
PETE  Primary Bank of NH(8)*                   14.43  175.47   11.62  175.85   14.61         0.00    0.00    0.00
PFNC  Progress Financial Corp. of PA           20.73  166.73    8.69  190.40   16.89         0.08    0.88   18.18
PSBK  Progressive Bank, Inc. of NY*            10.99  142.15   11.88  160.48   10.90         0.68    2.50   27.42
PROV  Provident Fin. Holdings of CA              NM    96.72   13.76   96.72     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.0)               NM   163.91   20.63  163.91   26.30         1.00    5.68     NM
PLSK  Pulaski SB, MHC of NJ (46.0)               NM   129.70   15.58  129.70   24.52         0.30    2.35     NM
PULS  Pulse Bancorp of S. River NJ             15.60  138.89   10.83  138.89   10.43         0.70    3.84   59.83
QCFB  QCF Bancorp of Virginia MN               15.91  114.44   20.19  114.44   15.91         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                  NM   109.00    9.71  109.15   17.83         0.00    0.00    0.00
QCSB  Queens County SB of NY*                  20.30  225.34   33.75  225.34   20.11         0.80    1.92   39.02
RCSB  RCSB Financial, Inc. of NY(8)*           16.03  196.63   15.43  201.73   16.15         0.60    1.43   22.90
RARB  Raritan Bancorp. of Raritan NJ*          13.53  156.91   12.05  159.80   12.50         0.72    2.44   33.03
REDF  RedFed Bancorp of Redlands CA              NM   145.81   11.92  145.95   26.53         0.00    0.00    0.00
RELY  Reliance Bancorp of NY                   21.22  140.21   11.27  200.00   13.99         0.64    2.60   55.17
RELI  Reliance Bancshares Inc of WI(8)*          NM    65.23   39.83   65.23     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                 NM   100.90   12.47  102.47     NM          0.00    0.00     NM
RFED  Roosevelt Fin. Grp. Inc. of MO(8)          NM   233.76   12.98  248.69   13.42         0.68    2.86     NM
RSLN  Roslyn Bancorp of NY*                      NM   123.86   26.71  124.48   18.75         0.20    1.15     NM
RVSB  Rvrview SB,FSB MHC of WA(41.7)           22.89  183.40   20.46  202.34   17.92         0.22    1.16   26.51
SCCB  S. Carolina Comm. Bnshrs of SC             NM   110.29   28.62  110.29   26.96         0.60    3.18     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)             NM   144.19   13.63  144.19     NM          0.40    2.46     NM
SFBK  SFB Bancorp, Inc. of TN                  26.22   93.76   19.41   93.76   18.57         0.30    2.24   58.82
SFED  SFS Bancorp of Schenectady NY            27.70   96.29   12.51   96.29   15.39         0.28    1.68   46.67
SGVB  SGV Bancorp of W. Covina CA                NM   103.71    7.54  105.67   22.58         0.00    0.00    0.00
SISB  SIS Bank of Springfield MA*               8.80  156.94   11.86  156.94    9.08         0.48    1.70   14.95
SJSB  SJS Bancorp of St. Joseph MI(8)            NM   153.80   16.02  153.80     NM          0.44    1.66     NM
SWCB  Sandwich Co-Op. Bank of MA*              13.73  149.64   12.33  156.97   13.55         1.20    3.90   53.57
SECP  Security Capital Corp. of WI(8)          21.14  148.04   23.47  148.04   17.65         1.20    1.29   27.27
SFSL  Security First Corp. of OH               16.60  178.87   16.75  182.09   13.12         0.48    2.26   37.50
SMFC  Sho-Me Fin. Corp. of MO                  21.53  194.72   18.58  194.72   18.08         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN             NM    92.01   14.18   92.01   24.58         0.28    1.90     NM
SOSA  Somerset Savings Bank of MA(8)*          14.94  145.41    8.58  145.41   14.94         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*             NM   118.43   30.13  118.43     NM          0.40    2.50     NM
SCBS  Southern Commun. Bncshrs of AL             NM   103.38   21.47  103.38   19.37         0.30    2.18   75.00
SMBC  Southern Missouri Bncrp of MO            17.16  110.41   17.30  110.41   17.50         0.50    2.86   49.02
SWBI  Southwest Bancshares of IL               19.95  136.60   14.74  136.60   14.21         0.76    3.66   73.08
SVRN  Sovereign Bancorp of PA                  24.55  226.51    9.16     NM    14.84         0.08    0.59   14.55
STFR  St. Francis Cap. Corp. of WI             19.28  124.26   10.06  141.22   16.30         0.48    1.63   31.37
SPBC  St. Paul Bancorp, Inc. of IL             25.63  191.20   16.71  191.76   17.36         0.48    1.46   37.50
STND  Standard Fin. of Chicago IL(8)             NM   145.58   15.87  145.75   23.89         0.40    1.64   58.82
SFFC  StateFed Financial Corp. of IA           17.62   97.37   17.14   97.37   14.34         0.40    2.16   38.10
SFIN  Statewide Fin. Corp. of NJ               24.62  115.82   12.19  116.07   13.77         0.40    2.46   60.61
STSA  Sterling Financial Corp. of WA             NM   164.88    6.59  194.33   21.51         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL               23.53  113.05    7.42  113.53   14.37         0.32    1.33   31.37
SBCN  Suburban Bancorp. of OH(8)               25.35  103.93   12.13  103.93   17.06         0.60    3.29     NM
THRD  TF Financial Corp. of PA                 22.78  105.32   11.42  120.81   16.22         0.40    2.22   50.63
ROSE  TR Financial Corp. of NY                 12.28  181.68   11.20  181.68   14.04         0.52    2.41   29.55
TPNZ  Tappan Zee Fin. Corp. of NY                NM   117.86   21.12  117.86     NM          0.20    1.21   38.46
TSBS  Trenton SB, FSB MHC of NJ(35.0           23.51  171.14   28.50  187.20   26.69         0.35    1.77   41.67
TRIC  Tri-County Bancorp of WY                 20.50   94.82   14.52   94.82   15.77         0.60    2.93   60.00
TWIN  Twin City Bancorp of TN                  26.43  116.87   15.10  116.87   19.07         0.64    3.46     NM

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 6, 1997

                                                            Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
UFRM  United FS&LA of Rocky Mount NC          7.60     7.60    0.22    2.86    1.73       0.47    6.02       0.85  124.07    1.42
UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    4.82       1.34    5.80       0.42   16.41    0.21
VABF  Va. Beach Fed. Fin. Corp of VA          6.79     6.79    0.15    2.19    1.46       0.41    6.09       1.15   63.74    0.96
VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    8.18       1.25   15.72       2.29   47.29    1.19
WHGB  WHG Bancshares of MD                   21.88    21.88    0.74    3.28    3.30       0.74    3.28       0.39   57.59    0.28
WSFS  WSFS Financial Corp. of DE*             5.13     5.08    1.30   22.90   10.69       1.31   23.06       2.19   76.62    2.83
WVFC  WVS Financial Corp. of PA*             12.72    12.72    1.08    8.12    6.63       1.34   10.10       0.31  229.86    1.31
WRNB  Warren Bancorp of Peabody MA*          10.09    10.09    2.10   22.37   11.22       1.73   18.49       1.39   81.06    1.81
WFSL  Washington FS&LA of Seattle WA         11.56    10.41    1.65   14.21    7.14       1.83   15.74       0.90   52.91    0.66
WAMU  Washington Mutual Inc. of WA*           5.01     4.73    0.24    4.46    1.29       0.70   13.14       0.93   85.52    1.13
WYNE  Wayne Bancorp of NJ                    14.56    14.56    0.37    2.58    2.11       0.37    2.58       0.85   91.84    1.24
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.12     9.12    0.27    2.96    1.68       0.64    7.04       0.71   50.17    0.42
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.56    23.56    1.01    4.44    3.12       1.35    5.89       0.27  141.96    0.67
WBST  Webster Financial Corp. of CT           5.08     4.27    0.34    6.67    2.90       0.69   13.50       0.94   97.81    1.44
WEFC  Wells Fin. Corp. of Wells MN           14.24    14.24    0.63    4.43    4.20       1.02    7.14       0.30  106.53    0.36
WCBI  WestCo Bancorp of IL                   15.57    15.57    1.10    7.06    5.46       1.41    9.08       0.84   33.74    0.39
WSTR  WesterFed Fin. Corp. of MT             10.98     8.67    0.56    4.33    3.19       0.78    5.99       0.22  226.57    0.76
WOFC  Western Ohio Fin. Corp. of OH          13.41    12.64    0.31    2.02    2.29       0.44    2.90       0.96   45.88    0.59
WWFC  Westwood Fin. Corp. of NJ               9.22     8.17    0.43    4.44    3.19       0.80    8.22       0.14  146.31    0.54
WEHO  Westwood Hmstd Fin Corp of OH          30.96    30.96    0.55    2.11    1.66       0.93    3.54        NA      NA     0.19
WFCO  Winton Financial Corp. of OH            7.13     6.95    0.66    8.78    6.46       0.84   11.18        NA      NA     0.33
FFWD  Wood Bancorp of OH                     12.70    12.70    1.00    7.48    6.38       1.24    9.24       0.10  346.50    0.41
YFCB  Yonkers Fin. Corp. of NY               15.30    15.30    0.84    5.28    4.51       1.16    7.25       0.73   51.78    1.17
YFED  York Financial Corp. of PA              8.43     8.43    0.60    7.20    4.85       0.77    9.28       2.49   22.69    0.65



                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
UFRM  United FS&LA of Rocky Mount NC             NM   164.18   12.48  164.18   27.50         0.24    2.18     NM
UBMT  United Fin. Corp. of MT                  20.74   97.74   22.14   97.74   16.81         0.96    4.92     NM
VABF  Va. Beach Fed. Fin. Corp of VA             NM   149.22   10.13  149.22   24.74         0.20    1.62     NM
VFFC  Virginia First Savings of VA(8)          12.22  194.89   15.71  201.82   13.33         0.10    0.45    5.52
WHGB  WHG Bancshares of MD                       NM   101.79   22.27  101.79     NM          0.20    1.40   42.55
WSFS  WSFS Financial Corp. of DE*               9.35  214.88   11.02  217.03    9.29         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*               15.09  120.73   15.36  120.73   12.13         0.80    3.23   48.78
WRNB  Warren Bancorp of Peabody MA*             8.91  182.19   18.39  182.19   10.78         0.52    2.89   25.74
WFSL  Washington FS&LA of Seattle WA           14.01  184.82   21.36  205.20   12.65         0.88    3.38   47.31
WAMU  Washington Mutual Inc. of WA*              NM      NM    14.35     NM    26.35         1.04    1.86     NM
WYNE  Wayne Bancorp of NJ                        NM   111.65   16.25  111.65     NM          0.20    1.08   51.28
WAYN  Wayne S&L Co. MHC of OH (47.8)             NM   175.76   16.04  175.76   25.00         0.92    3.44     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)             NM   141.15   33.25  141.15   24.18         0.80    5.42     NM
WBST  Webster Financial Corp. of CT              NM   174.41    8.86  207.26   17.02         0.80    1.93   66.67
WEFC  Wells Fin. Corp. of Wells MN             23.79  103.87   14.79  103.87   14.75         0.00    0.00    0.00
WCBI  WestCo Bancorp of IL                     18.32  129.01   20.08  129.01   14.25         0.60    2.46   45.11
WSTR  WesterFed Fin. Corp. of MT                 NM   110.47   12.13  139.81   22.63         0.42    2.06   64.62
WOFC  Western Ohio Fin. Corp. of OH              NM    90.48   12.14   96.02     NM          1.00    4.76     NM
WWFC  Westwood Fin. Corp. of NJ                  NM   136.10   12.54  153.62   16.94         0.20    0.95   29.85
WEHO  Westwood Hmstd Fin Corp of OH              NM    93.64   28.99   93.64     NM          0.28    2.11     NM
WFCO  Winton Financial Corp. of OH             15.48  123.93    8.83  127.08   12.15         0.46    3.54   54.76
FFWD  Wood Bancorp of OH                       15.69  115.03   14.61  115.03   12.70         0.40    2.50   39.22
YFCB  Yonkers Fin. Corp. of NY                 22.19  108.70   16.63  108.70   16.16         0.20    1.34   29.85
YFED  York Financial Corp. of PA               20.62  142.96   12.05  142.96   16.00         0.60    3.00   61.86

                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                        HISTORICAL STOCK PRICE INDICES(1)



                                                                SNL       SNL
                                                   NASDAQ      Thrift     Bank
Year/Qtr. Ended           DJIA         S&P 500    Composite    Index      Index
---------------          ----         -------    ---------    -----      -----

1991:      Quarter 1     2881.1         375.2       482.3      125.5       66.0
           Quarter 2     2957.7         371.2       475.9      130.5       82.0
           Quarter 3     3018.2         387.9       526.9      141.8       90.7
           Quarter 4     3168.0         417.1       586.3      144.7      103.1

1992:      Quarter 1     3235.5         403.7       603.8      157.0      113.3
           Quarter 2     3318.5         408.1       563.6      173.3      119.7
           Quarter 3     3271.7         417.8       583.3      167.0      117.1
           Quarter 4     3301.1         435.7       677.0      201.1      136.7

1993:      Quarter 1     3435.1         451.7       690.1      228.2      151.4
           Quarter 2     3516.1         450.5       704.0      219.8      147.0
           Quarter 3     3555.1         458.9       762.8      258.4      154.3
           Quarter 4     3754.1         466.5       776.8      252.5      146.2

1994:      Quarter 1     3625.1         445.8       743.5      241.6      143.1
           Quarter 2     3625.0         444.3       706.0      269.6      152.6
           Quarter 3     3843.2         462.6       764.3      279.7      149.2
           Quarter 4     3834.4         459.3       752.0      244.7      137.6

1995:       Quarter 1    4157.7         500.7       817.2      278.4      152.1
            Quarter 2    4556.1         544.8       933.5      313.5      171.7
            Quarter 3    4789.1         584.4     1,043.5      362.3      195.3
            Quarter 4    5117.1         615.9     1,052.1      376.5      207.6

1996:       Quarter 1    5587.1         645.5     1,101.4      382.1      225.1
            Quarter 2    5654.6         670.6     1,185.0      387.2      224.7
            Quarter 3    5882.2         687.3     1,226.9      429.3      249.2
            Quarter 4    6442.5         737.0     1,280.7      483.6      280.1

1997:  Quarter 1         6583.5         757.1      1,221.7      527.7      292.5
        June 6, 1997     6935.5         793.2      1,293.0      560.6      315.1

(1)   End of period data.

Sources:   SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                        Historical Thrift Stock Indices

                             MONTHLY MARKET REPORT


                                  Index Values

                                               Index Values                  Percent Change
                                   05/30/97   1 Month   YTD    52 Week    1 Month   YTD     52 Week
All Pub. Traded Thrifts              577.9     537.2    483.6   383.4      7.58     19.50    50.75
MHC Index                            628.7     587.7    538.0   424.8      6.98     16.84    47.98

Insurance Indices
SAIF Thrifts                         516.8     484.2    439.2   359.6      6.75     17.67    43.74
BIF Thrifts                          757.3     689.7    616.8   454.9      9.80     22.78    66.49

Stock Exchange Indices
AMEX Thrifts                         172.6     166.7    156.2   134.9      3.52     10.49    27.95
NYSE Thrifts                         342.3     314.7    277.3   257.9      8.75     23.45    32.71
OTC Thrifts                          667.0     622.5    569.7   459.1      7.16     17.08    45.28

Geographical Indices
Mid-Atlantic Thrifts               1,148.2   1,077.4    970.7   745.1      6.58     18.29    54.09
Midwestern Thrifts                 1,293.8   1,234.5  1,159.3   970.8      4.80     11.60    33.27
New England Thrifts                  498.8     458.4    428.9   318.4      8.82     16.31    56.68
Southeastern Thrifts                 521.3     499.4    447.2   383.9      4.40     16.58    35.80
Southwestern Thrifts                 383.5     347.5    315.9   264.2     10.35     21.41    45.14
Western Thrifts                      592.5     539.7    474.7   377.6      9.78     24.81    56.90

Asset Size Indices
Less than $250M                      648.7     639.4    586.6   545.1      1.45     10.59    19.01
$250M to $500M                       898.1     865.2    789.8   688.3      3.80     13.72    30.49
$500M to $1B                         590.0     558.9    521.8   434.1      5.56     13.07    35.90
$1B to $5B                           639.9     593.8    546.0   430.8      7.77     17.19    48.53
Over $5B                             374.7     344.1    305.8   238.0      8.89     22.51    57.41

Comparative Indices
Dow Jones Industrials              7,331.0   7,009.0  6,448.3 5,693.4      4.59     13.69    28.76
S&P 500                              848.3     801.3    740.7   671.7      5.86     14.52    26.29

All SNL indices are market-value weighted: i.e. an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, PA, MD, NJ, NY, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI; New England: CT, ME, MA, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

JUNE 1997                              -25-

                                  EXHIBIT IV-4
                          Riverview Savings Bank, FSB
                        Market Area Acquisition Activity

RP Financial, LC.


         Washington State Thrift Acquisitions Announced after 01/01/96



                                           Seller's Financials at Completion          Deal Terms at Completion
                                     Total    Tang.  TTM    TTM     NPAs/  Rsrvs/  Deal   Deal
Comp/    Seller/                    Assets   Equity/ ROAE   ROAA   Assets   NPLs   Value  Price Per  Consider
Ann'd    Buyer                ST    ($000)   Assets  (%)     (%)    (%)     (%)    ($M)   Share ($)  Type
11/29/96 Metropolitan Bancorp WA    761,014  6.14    7.68%  0.52%   NA      NA     67.5   19.834      Com Stock
07/12/96 Washington Federal   WA

                                       Deal Pricing at Completion
                                     Price/    Price/  Price/  4-Qtr
Comp/    Seller/                      Book     Tg Bk   Assets   EPS
Ann'd    Buyer                ST      (%)       (%)     (%)     (X)
11/29/96 Metropolitan Bancorp WA      149.98   149.98   8.95   NA
07/12/96 Washington Federal   WA



Source: SNL Securities

                                  EXHIBIT IV-5
                           Riverview Savings Bank, FSB
                    Directors and Management Summary Resumes

                                  EXHIBIT IV-5
                           Riverview Savings Bank, FSB
                    Directors and Management Summary Resumes


     Robert K. Leick, an attorney in private practice, was a prosecuting attorney with Skamania County, Washington, from 1967 to 1997. He is an active member of numerous community and civic organizations, including the Skamania County Historical Society, Skamania County Chamber of Commerce, Skamania County Economic Development Council and the American Legion.

     Paul L. Runyan owns and operates Runyan's Jewelry Stores in Camas and White Salmon, Washington. He is an active member of numerous civic and community organizations, including the White Salmon Elks, Camas Moose Lodge, Camas Lions Club and the Stevenson Eagles.

     Michael C. Yount joined the Savings Bank in 1979 and has served in various capacities, such as appraiser, loan officer, loan collections and supervisor of lending. He became Senior Vice President in 1989 and is responsible for the daily operations and mortgage brokerage operations of the Savings Bank and reports directly to the President. Mr. Yount is a member of the Washougal City Council.

     Karen  Nelson  joined  Savings  Bank in  1979  and has  served  in  various capacities, such as loan servicing clerk, operations officer, checking administrator, consumer loan officer, and loan originator, and became Vice President of Lending in 1990. She is responsible for all lending and mortgage servicing activities and of the Savings Bank reports directly to the President.

     Phyllis Kreibich joined the Savings Bank since 1987 and has served as Corporate Secretary since 1989. She is responsible for maintaining the corporate books and records of the Savings Bank and reports directly to the President.

     Patrick Sheaffer joined the Savings Bank in 1965 and has served as President and Chief Executive Officer since 1976. He became Chairman of the
Board in March 1993. He is responsible for the daily operations and the management of the Savings Bank. Mr. Sheaffer is active in numerous professional and civic organizations. Mr. Sheaffer is a founding director of Epitope Biotech Company, a Nasdaq-listed company located in Portland, Oregon.

     Roger Malfait is a semi-retired real estate developer and cattle rancher.

     Gary R. Douglass, a certified public accountant, is a principal with Douglass & Paulson, P.C., Camas, Washington.

     Dale E. Scarbrough is the retired Chief Financial Officer for the City of Camas, Washington. He is a member of the American Legion and numerous professional financial organizations.

     Ron Wysaske joined the Savings Bank in 1976. Before joining the Savings Bank, he was an audit and tax accountant at Price Waterhouse & Co. He became Executive Vice President, Treasurer and Chief Financial Officer in 1981. He is responsible for administering all finance, accounting and treasury functions at the Savings Bank. He is a member of several professional organizations, including the American Institute of Certified Public

                                  EXHIBIT IV-6
                          Riverview Savings Bank, FSB
                      Pro Forma Regulatory Capital Ratios

                                                                           PRO FORMA AT MARCH 31, 1997
                                                         ---------------------------------------------------------------------------
                                                                                                                   15% above
                                                           Minimum of         Midpoint of       Maximum of         Maximum of
                                                           Estimated          Estimated         Estimated          Estimated
                                                           Valuation Range    Valuation Range   Valuation  Range   Valuation Range
                                                           ---------------    ---------------   ----------------   ---------------
                                                          2,040,000 Shares    2,400,000 Shares  2,760,000 Shares   3,174,000 Shares
                                                             at $10.00          at $10.00       at $10.00              at $10.00
                                     March 31, 1997          Per Share          Per Share       Per Share              Per Share
                                     ------------------  ------------------  ------------------ ------------------ -----------------
                                             Percent of          Percent of          Percent of         Percent of        Percent of
                                              Adjusted           Adjusted            Adjusted           Adjusted          Adjusted
                                               Total             Total               Total              Total             Total
                                     Amount   Assets(1)  Amount  Assets(1)   Amount  Assets(1)  Amount  Assets(1) Amount  Assets(1)
                                     ------   ---------  ------  ---------   ------  ---------  ------  --------- ------  ---------
                                                                            (Dollars in thousands)

GAAP capital(2) .................   $25,022   11.15%      $32,478   13.91%   $33,821   14.39%   $35,164   14.85%   $36,709   15.38%
                                    =======   =====       =======   =====    =======   =====    =======   =====    =======   =====

Tangible capital(2) .............    22,777   10.26        30,233   13.08     31,576   13.57     32,919   14.05     34,464   14.59
Tangible capital requirement ....     3,330    1.50         3,466    1.50      3,491    1.50      3,515    1.50      3,544    1.50
                                    -------   -----       -------   -----    -------   -----    -------   -----    -------   -----
Excess ..........................   $19,447    8.76%      $26,767   11.58%   $28,085   12.07%   $29,404   12.55%   $30,920   13.09%
                                    =======   =====       =======   =====    =======   =====    =======   =====    =======   =====

Core capital(2) .................    22,777   10.25        30,233   13.08     31,576   13.57     32,919   14.05     34,464   14.59
Core capital requirement(3) .....     6,664    3.00         6,933    3.00      6,982    3.00      7,031    3.00      7,087    3.00
                                    -------   -----       -------   -----    -------   -----    -------   -----    -------   -----
Excess ..........................   $16,113    7.25%      $23,300   10.08%   $24,594   10.57%   $25,888   11.05%   $27,377   11.59%
                                    =======   =====       =======   =====    =======   =====    =======   =====    =======   =====

Total capital(4) ................   $22,986   20.89%      $30,442   27.26%   $31,785   28.38%   $33,128   29.50%   $34,673   30.77%
Risk-based
 capital requirement ............     8,804    8.00         8,932    8.00      8,959    8.00      8,985    8.00      9,015    8.00
                                              -----       -------   -----    -------   -----    -------   -----    -------   -----
Excess ..........................   $14,182   12.89%      $21,510   19.26%   $22,826   20.38%   $24,143   21.50%   $25,658   22.77%
                                    =======   =====       =======   =====    =======   =====    =======   =====    =======   =====

-------------------

(1) Based upon total tangible assets of $222.0 million at March 31, 1997 and $231.1 million, $232.7 million, $234.4 million and $236.2 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the tangible capital requirement, upon total adjusted assets of $222.1 million at March 31, 1997 and $231.1 million, $232.7 million, $234.4 million and $236.2 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, and upon risk-weighted assets of $109.8 million at March 31, 1997 and $111.7 million, $112.0 million, $112.3 million and $112.7 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the risk-based capital requirement.

(2) An unrealized loss on securities available-for-sale, net of taxes, of $84,000 and a core deposit intangible asset of $2.3 million account for the difference between GAAP capital and both tangible capital and core capital.

(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts. See
     Note 13 of Notes to Consolidated Financial Statements.

(4) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                  Exhibit IV-7
                            PRO FORMA ANALYSIS SHEET
                          Riverview Savings Bank, FSB
                           Prices as of June 6, 1997

                                                                    Peer Group            Washington Companies  All SAIF Insured
                                                               -------------------------- --------------------  ----------------
Price Multiple                       Symbol       Subject (1)       Mean          Median     Mean    Median     Mean    Median
Price-earnings ratio            =     P/E                 15.x5       21.68x       22.42x    19.00x  17.72x     20.14x  20.41x

Price-book ratio                =     P/B                 90.70%     122.97%      120.70%   177.63% 180.35%    128.40% 123.11%

Price-tangible book ratio       =     P/TB                95.61%     126.09%      128.79%   185.56% 187.81%    131.47% 125.24%

Price-assets ratio              =     P/A                 16.83%      19.59%       20.87%    15.79%  15.04%     15.64%  14.25%

Valuation Parameters

Pre-Conversion Earnings (Y)           $2,008,000               ESOP Stock Purchases (E)                  8.00%
Pre-Conversion Book Value (B)        $25,119,000               Cost of ESOP Borrowings (S)               0.(4)
Pre-Conv. Tang. Book Value (TB)      $22,790,000               ESOP Amortization (T)                    10.years
Pre-Conversion Assets (A)           $224,384,000               RRP Amount (M)                            4.00%
Reinvestment Rate (2)(R)                   4.32%               RRP Vesting (N)                           5.years
Est. Conversion Expenses (3)(X)            3.46%               Percentage Sold (PCT)                    58.27%
Tax rate (TAX)                            34.00%

Calculation of Pro Forma Value After Conversion

1.    V=                      P/E * Y                                                 V=       $41,187,575
          -------------------------------------------------------------------
            1 - P/E * PCT * ((1-X-E-M)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.    V=                     P/B  *  B                                                V=       $41,187,575
          --------------------------------
            1 - P/B * PCT * (1-X-E-M)

3.    V=                     P/TB  *  TB                                              V=       $41,187,575
          ---------------------------------------------------
            1 - P/TB * PCT * (1-X-E-M)

4.    V=                     P/A * A                                                  V=       $41,187,575
          ---------------------------------------------------
            1 - P/A * PCT * (1-X-E-M)
                                                                                                      Full
                                                                  Gross         Exchange        Conversion
Conclusion                                                      Proceeds         Ratio               Value

Minimum                                                          $20,400,000           1.4488  $35,009,439
Midpoint                                                         $24,000,000           1.7044  $41,187,575
Maximum                                                          $27,600,000           1.9601  $47,365,711
Supermaximum Value                                               $31,740,000           2.2541  $54,470,568

(1) Pricing ratios shown reflect the midpoint of the offering.
(2) Net return reflects a reinvestment rate of 6.55 percent, and a tax rate of
    34.00 percent.
(3) Estimated offering expenses based on prospectus.
(4) No cost is applicable since holding company will fund the ESOP loan.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Riverview Savings Bank, FSB
                              At the Minimum Value

1.     Conversion Proceeds
         Full Conversion Value                              $35,009,439
         Exchange Ratio                                          1.4488

         Offering Proceeds                                  $20,400,000
          Less: Estimated Offering Expenses                     780,320
         Net Conversion Proceeds                            $19,619,680


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                              $19,619,680
           Less: Non-Cash Stock Purchases (1)                 2,448,000
       Net Proceeds Reinvested                              $17,171,680
       Estimated net incremental rate of return                   4.32%
       Earnings Increase                                       $741,817
           Less: Estimated cost of ESOP borrowings (2)                0
           Less: Amortization of ESOP borrowings (3)            107,712
           Less: Recognition Plan Vesting (4)                   107,712
       Net Earnings Increase                                   $526,393

                                                                                       Net
                                                             Before                  Earnings             After
3.     Pro Forma Earnings                                  Conversion                Increase           Conversion

       12 Months ended March 31, 1997 (reported)                $2,008,000                 $526,393         $2,534,393
       12 Months ended March 31, 1997 (core)                    $2,529,000                 $526,393         $3,055,393

                                                             Before                  Net Cash             After
4.     Pro Forma Net Worth                                 Conversion                Proceeds           Conversion

       Reported as of March 31, 1997                           $25,119,000              $17,171,680        $42,290,680
       Tangible as of March 31, 1997                           $22,790,000              $17,171,680        $39,961,680

                                                             Before                  Net Cash             After
5.     Pro Forma Assets                                    Conversion                Proceeds           Conversion

       Reported as of March 31, 1997                          $224,384,000              $17,171,680       $241,555,680



(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
4.0 percent of the offering, respectively. (2) ESOP stock purchases are internally financed by a loan from the holding company. (3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate. (4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Riverview Savings Bank, FSB
                              At the Midpoint Value



1.     Conversion Proceeds                                        $41,187,575
         Full Conversion Value                                         1.7044
         Exchange Ratio

         Offering Proceeds                                        $24,000,000
          Less: Estimated Offering Expenses                           830,000
         Net Conversion Proceeds                                  $23,170,000


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                    $23,170,000
           Less: Non-Cash Stock Purchases (1)                       2,880,000
       Net Proceeds Reinvested                                    $20,290,000
       Estimated net incremental rate of return                         4.32%
       Earnings Increase                                             $876,528
           Less: Estimated cost of ESOP borrowings (2)                      0
           Less: Amortization of ESOP borrowings (3)                  126,720
           Less: Recognition Plan Vesting (4)                         126,720
       Net Earnings Increase                                         $623,088


                                                                              Net
                                                    Before                  Earnings             After
3.     Pro Forma Earnings                         Conversion                Increase           Conversion
       12 Months ended March 31, 1997 (reported)       $2,008,000                 $623,088         $2,631,088
       12 Months ended March 31, 1997 (core)           $2,529,000                 $623,088         $3,152,088

                                                    Before                  Net Cash             After
4.     Pro Forma Net Worth                        Conversion                Proceeds           Conversion

       Reported as of March 31, 1997                  $25,119,000              $20,290,000        $45,409,000
       Tangible as of March 31, 1997                  $22,790,000              $20,290,000        $43,080,000

                                                    Before                  Net Cash             After
5.     Pro Forma Assets                           Conversion                Proceeds           Conversion

       Reported as of March 31, 1997                 $224,384,000              $20,290,000       $244,674,000



(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
4.0 percent of the offering, respectively. (2) ESOP stock purchases are internally financed by a loan from the holding company. (3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate. (4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Riverview Savings Bank, FSB
                              At the Maximum Value



1.     Conversion Proceeds
         Full Conversion Value                                    $47,365,711
         Exchange Ratio                                                1.9601

         Offering Proceeds                                        $27,600,000
          Less: Estimated Offering Expenses                           879,680
         Net Conversion Proceeds                                  $26,720,320


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                    $26,720,320
           Less: Non-Cash Stock Purchases (1)                       3,312,000
       Net Proceeds Reinvested                                    $23,408,320
       Estimated net incremental rate of return                         4.32%
       Earnings Increase                                           $1,011,239
           Less: Estimated cost of ESOP borrowings (2)                      0
           Less: Amortization of ESOP borrowings (3)                  145,728
           Less: Recognition Plan Vesting (4)                         145,728
       Net Earnings Increase                                         $719,783


                                                                              Net
                                                    Before                  Earnings             After
3.     Pro Forma Earnings                         Conversion                Increase           Conversion
       12 Months ended March 31, 1997 (reported)       $2,008,000                 $719,783         $2,727,783
       12 Months ended March 31, 1997 (core)           $2,529,000                 $719,783         $3,248,783

                                                    Before                  Net Cash             After
4.     Pro Forma Net Worth                        Conversion                Proceeds           Conversion

       Reported as of March 31, 1997                  $25,119,000              $23,408,320        $48,527,320
       Tangible as of March 31, 1997                  $22,790,000              $23,408,320        $46,198,320

                                                    Before                  Net Cash             After
5.     Pro Forma Assets                           Conversion                Proceeds           Conversion

       Reported as of March 31, 1997                 $224,384,000              $23,408,320       $247,792,320

(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
4.0 percent of the offering, respectively. (2) ESOP stock purchases are internally financed by a loan from the holding company. (3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate. (4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Riverview Savings Bank, FSB
                            At the Supermaximum Value



1.     Conversion Proceeds
         Full Conversion Value                                 $54,470,568
         Exchange Ratio                                             2.2541

         Offering Proceeds                                     $31,740,000
         Less: Estimated Offering Expenses                         936,812
         Net Conversion Proceeds                               $30,803,188


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                 $30,803,188
       Less: Non-Cash Stock Purchases (1)                        3,808,800
       Net Proceeds Reinvested                                 $26,994,388
       Estimated net incremental rate of return                      4.32%
       Earnings Increase                                        $1,166,158
           Less: Estimated cost of ESOP borrowings (2)                   0
           Less: Amortization of ESOP borrowings (3)               167,587
           Less: Recognition Plan Vesting (4)                      167,587
       Net Earnings Increase                                      $830,983


                                                                               Net
                                                    Before                  Earnings             After
3.     Pro Forma Earnings                         Conversion                Increase           Conversion
       12 Months ended March 31, 1997 (reported)       $2,008,000                 $830,983         $2,838,983
       12 Months ended March 31, 1997 (core)           $2,529,000                 $830,983         $3,359,983

                                                    Before                  Net Cash             After
4.     Pro Forma Net Worth                        Conversion                Proceeds           Conversion

       Reported as of March 31, 1997                  $25,119,000              $26,994,388        $52,113,388
       Tangible as of March 31, 1997                  $22,790,000              $26,994,388        $49,784,388

                                                    Before                  Net Cash             After
5.     Pro Forma Assets                           Conversion                Proceeds           Conversion

       March 31, 1997                                $224,384,000              $26,994,388       $251,378,388

(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
4.0 percent of the offering, respectively. (2) ESOP stock purchases are internally financed by a loan from the holding company. (3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate. (4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1996

                                                                                                Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income                Estimated
                                           to Common   Gains(Loss)      @ 34%        Items    to Common     Shares       Core EPS
                                           ----------  -----------   ----------   ----------   ----------   ----------   ----------
                                              ($000)       ($000)        $000)       ($000)      ($000)       ($000)        ($)
Comparable Group
----------------
BWFC  Bank West Fin. Corp. of MI                 1,053         -473          161            0           741         1,783      0.42
CMRN  Cameron Fin. Corp. of MO                   2,077          749         -255            0         2,571         2,682      0.96
EFBI  Enterprise Fed. Bancorp of OH(1)           1,506          212          -72            0         1,646         2,011      0.82
FFHH  FSF Financial Corp. of MN                  2,234          989         -336            0         2,887         3,095      0.93
FFBA  First Colorado Bancorp of Co(1)(5)         4,280          -77           26            0         4,229        16,555      1.02
FWWB  First Savings Bancorp of WA(1)             8,508         -624          212            0         8,096        10,569      0.77
HRZB  Horizon Financial Corp. of WA              7,803         -269           91            0         7,625         7,399      1.03
KFBI  Klamath First Bancorp of OR                5,856        4,252       -1,446            0         8,662         9,962      0.87
UBMT  United Fin. Corp. of MT                    1,150          400         -136            0         1,414         1,223      1.16
WSTR  WesterFed Fin. Corp. of MT                 3,596        2,151         -731            0         5,016         5,551      0.90

(1) Financial information is for the quarter ending December 31, 1996.
(5) Figures are for one quarter of financial data, EPS figures are annualized.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT V-1
                                RP Financial, LC
                         Firm Qualifications Statement

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants

                          FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING
RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES
RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES
RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES
RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES
RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
    Ronald S. Riggins, Managing Director (17)
    William E. Pommerening, Managing Director (13)
    Gregory E. Dunn, Senior Vice President (15)
    James P. Hennessey, Senior Vice President (12)
    James J. Oren, Vice President (10)
    Timothy M. Biddle, Vice President (8)
Washington Headquarters                          Telephone: (703 528-1700
Rosslyn Center                                   Fax:       (703) 528-1788
1700 North Moore Street, Suite 2210
Arlington, VA 22209